As filed with the Securities and Exchange Commission on February 9, 2023

Registration No. 333-269392

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER THE
SECURITIES ACT OF 1933

DIGITAL ALLY, INC.

(Exact name of registrant as specified in its charter)

Nevada	3663	20-0064269
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

14001 Marshall Drive
Lenexa, Kansas 66215
(913) 814-7774

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Stanton E. Ross
Chief Executive Officer
DIGITAL ALLY, Inc.
14001 Marshall Drive
Lenexa, Kansas 66215
(913) 814-7774
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David E. Danovitch Aaron M. Schleicher Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 (212)660-3060	Peter Jaslow Gerald Guarcini Ballard Spahr LLP 1735 Market Street, 51st Floor Philadelphia, PA 19103 (215) 665-8500

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer: ☐	Accelerated filer: ☐
Non-accelerated filer: ☒	Smaller reporting company: ☒
Emerging growth company: ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION	PROSPECTUS DATED FEBRUARY 9, 2023

DIGITAL ALLY, INC.

Up to 1,342,281 Units

(Each Unit Consisting of One Share of Common Stock and a Warrant

to Purchase One Share of Common Stock)

Up to 1,342,281 Pre-Funded Units

(Each Pre-Funded Unit Consisting of a Pre-Funded Warrant to Purchase One Share of Common Stock and a Warrant to Purchase One Share of Common Stock)

Shares of Common Stock Underlying the Pre-Funded Warrants and Common Warrants

We are offering on a reasonable best-efforts basis up to 1,342,281 units (“Units”), each consisting of one share of our common stock, par value $0.001 per share (“Common Stock”) and a warrant to purchase one share of our Common Stock (each, a “Warrant”) at an exercise price of $              per share. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Common Stock and Warrants are immediately separable and will be issued separately in this offering. The Warrants offered hereby will be immediately exercisable on the date of issuance and will expire five years from the date of issuance.

We are also offering to those purchasers, if any, whose purchase of Units in this offering would otherwise result in the purchaser, together with its affiliates and related parties, beneficially owning more than 4.99% of our outstanding Common Stock immediately following the consummation of this offering, the opportunity to purchase, if they so choose, pre-funded units (“Pre-Funded Units”) in lieu of the Units that would otherwise result in ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Stock, with each Pre-Funded Unit consisting of a pre-funded warrant to purchase one share of our Common Stock (each, a “Pre-Funded Warrant”), and a Warrant. The purchase price of each Pre-Funded Unit will equal the price per Unit, minus $0.001, and the exercise price of each Pre-Funded Warrant included in the Pre-Funded Unit will be $0.001 per share of our Common Stock. The Pre-Funded Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Pre-Funded Warrants and Warrants are immediately separable and will be issued separately in this offering. There can be no assurance that we will sell any of the Pre-Funded Units being offered. The Pre-Funded Warrants offered hereby will be immediately exercisable and may be exercised at any time until exercised in full. For each Pre-Funded Unit we sell, the number of Units we are offering will be decreased on a one-for-one basis. Because we will issue a Warrant as part of each Unit or Pre-Funded Unit, the number of Warrants sold in this offering will not change as a result of a change in the mix of the Units and Pre-Funded Units sold.

This offering also includes the Common Stock issuable from time to time upon exercise of the Warrants and Pre-Funded Warrants. We refer to the shares of our Common Stock, the Warrants, the Pre-Funded Warrants and the shares of our Common Stock issued or issuable upon exercise of the Warrants and Pre-Funded Warrants, collectively, as the securities.

On February 6, 2023, the Company, acting pursuant to authority received at the annual meeting of its stockholders on December 7, 2022, filed a certificate of amendment (the “Certificate of Amendment”) to its articles of incorporation, as amended (the “Articles of Incorporation”), to effect a one-for-twenty reverse stock split (the “Reverse Stock Split”) of all of its outstanding Common Stock. The Certificate of Amendment did not change the number of authorized shares of our Common Stock or the par value of our Common Stock. Unless otherwise noted, the share and per share information in this prospectus reflects, other than in our historical financial statements and the notes thereto, the Reverse Stock Split.

Our shares of Common Stock are listed on The Nasdaq Capital Market under the symbol “DGLY.” On February 7, 2023, the last reported sale price of our shares of Common Stock on The Nasdaq Capital Market was $5.96 per share.

There is no established public trading market for the Units, Pre-Funded Units, Warrants or Pre-Funded Warrants, and we do not expect a market to develop. Without an active trading market, the liquidity of such securities will be limited. In addition, we do not intend to list the Warrants or Pre-Funded Warrants on The Nasdaq Capital Market, any other national securities exchange or any other trading system.

Investing in our securities involves substantial risks. Please read carefully the section entitled “Risk Factors” beginning on page 8 of this prospectus, as well as the other information included in this prospectus, before buying any of our securities.

We have retained the placement agent to act as our sole placement agent in connection with the securities offered by this prospectus. The placement agent is not purchasing or selling any of these securities nor is it required to sell any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to sell the securities offered by this prospectus. We may not sell all of the securities in this offering. We have agreed to pay the placement agent the placement agent fees set forth in the table below.

There is no minimum number of securities or minimum aggregate amount of proceeds for this offering to close. We expect this offering to be completed not later than two business days following the commencement of this offering and we will deliver all securities to be issued in connection with this offering delivery versus payment (“DVP”)/receipt versus payment (“RVP”) upon receipt of investor funds received by us. Accordingly, neither we nor the placement agent have made any arrangements to place investor funds in an escrow account or trust account since the placement agent will not receive investor funds in connection with the sale of the securities offered hereunder.

	Per Unit	Per Pre-Funded Unit	Total
Public offering price	$	$	$
Placement Agent Fees(1)	$	$	$
Proceeds, before fees and expenses, to us(2)	$	$	$

(1) Represents a cash fee equal to 7.0% of the aggregate purchase price paid by investors in this offering. We have also agreed to reimburse the placement agent for its accountable offering-related legal expenses in an amount up to $85,000 and pay the placement agent a non-accountable expense allowance of $10,000. See “Plan of Distribution” beginning on page 92 of this prospectus for a description of the compensation to be received by the placement agent.

(2) Does not include proceeds from the exercise of the Warrants and Pre-Funded Warrants in cash, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Delivery of the securities is expected to be made on or about                      , 2023.

Sole Placement Agent

A.G.P.

The date of this prospectus is             , 2023

i

ABOUT THIS PROSPECTUS

You should rely only on the information that we have provided in this prospectus, any related free writing prospectus that we may authorize to be provided to you and the other information to which we refer you. We have not authorized anyone to provide you with different or additional information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or any related free writing prospectus that we may authorize to be provided to you. If anyone provides you with different or additional information, you should not rely on it. You should assume that the information in this prospectus or any related free writing prospectus is accurate only as of the date on the cover of the document, regardless of the time of delivery of this prospectus or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

We urge you to carefully read this prospectus, together with the information under the heading “Where You Can Find More Information.”

In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms “Digital Ally,” “Company,” “we,” “us” and “our” or similar references to refer to Digital Ally, Inc., a Nevada corporation, together with its consolidated subsidiaries.

INDUSTRY AND MARKET DATA

Market data and certain industry data and forecasts used throughout this prospectus were obtained from sources we believe to be reliable, including market research databases, publicly available information, reports of governmental agencies and industry publications and surveys. We have relied on certain data from third-party sources, including internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the third-party forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

1

PROSPECTUS SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before deciding to invest in our securities. Before you decide to invest in our securities, you should read this entire prospectus carefully, any related free writing prospectus that we have authorized for use in connection with the offering, including the information included under the heading titled “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus.

Our Company

The Company has recently expanded beyond its legacy business digital video recording system for use in the law enforcement and security markets to two new reportable operating segments. Currently, the Company’s reportable operating segments are: 1) the Video Solutions Segment, 2) the Revenue Cycle Management Segment and 3) the Ticketing Segment. The Video Solutions Segment is our legacy business that produces digital video imaging, storage products, disinfectant and related safety products for use in law enforcement, security and commercial applications. This segment includes both service and product revenues through our subscription models offering cloud and warranty solutions, and hardware sales for video and health safety solutions. The Revenue Cycle Management Segment provides working capital and back-office services to a variety of healthcare organizations throughout the country, as a monthly service fee. The Ticketing Segment acts as an intermediary between ticket buyers and sellers within our secondary ticketing platform, Ticketsmarter.com, and we also acquire tickets from primary sellers to then sell through various platforms.

Video Solutions Operating Segment

Within the Video Solutions reportable operating segment we supply technology-based products utilizing our portable digital video and audio recording capabilities for the law enforcement and security industries and for the commercial fleet and mass transit markets. We have the ability to integrate electronic, radio, computer, mechanical, and multi-media technologies to create positive solutions to our customers’ requests. Our products include: the EVO-HD, DVM-800 and DVM-800 Lite, which are in-car digital video systems for law enforcement and commercial markets; the FirstVu body-worn camera line, consisting of the FirstVu Pro, FirstVu II, and the FirstVu HD; our patented and revolutionary VuLink product, which integrates our body-worn cameras with our in-car systems by providing hands-free automatic activation for both law enforcement and commercial markets; the FLT-250, DVM-250, and DVM-250 Plus, which are our commercial line of digital video mirrors that serve as “event recorders” for the commercial fleet and mass transit markets; FleetVu, EVO Web, and VuVault are our cloud-based evidence management systems.

Revenue Cycle Management Operating Segment

We entered the revenue cycle management operating segment late in the second quarter of 2021 with the formation of our wholly owned subsidiary, Digital Ally Healthcare, Inc. and its majority-owned subsidiary Nobility Healthcare, LLC (“Nobility Healthcare”). Nobility Healthcare completed its first acquisition on June 30, 2021, when it acquired a private medical billing company, and a second acquisition on August 31, 2021 upon the completion of its acquisition of another private medical billing company, in which we will assist in providing working capital and back-office services to healthcare organizations throughout the country. Our assistance consists of insurance and benefit verification, medical treatment documentation and coding, and collections. Through our expertise and experience in this field, we aim to maximize our customers’ service revenues collected, leading to substantial improvements in their operating margins and cash flows.

Ticketing Operating Segment

We entered into the ticketing operating segment through the formation of our wholly owned subsidiary, TicketSmarter, Inc. (“TicketSmarter”) and its completed acquisitions of Goody Tickets, LLC and TicketSmarter, LLC, on September 1, 2021. TicketSmarter provides ticket sales, partnerships, and mainly, ticket resale services through its online ticketing marketplace for live events, TicketSmarter.com. TicketSmarter offers tickets for over 125,000 live events through its platform, for a wide range of events, including concerts, sporting events, theatres, and performing arts, throughout the country.

2

Corporate Information

We were incorporated in Nevada on December 13, 2000. We conduct our business from 14001 Marshall Drive, Lenexa, Kansas 66215. Our telephone number is (913) 814-7774. Our website address is www.digitalallyinc.com. The information contained in, or accessible through, our website is not incorporated by reference into this prospectus or the registration of which it forms a part and is intended for informational purposes only. You should not consider such website information to be a part of this prospectus and such registration statement.

Recent Developments

Spin-off

On December 8, 2022, the Company announced that its Board of Directors has unanimously approved a plan to pursue a separation into two independent, publicly-traded companies to optimize investment and capital allocation, accelerate growth, and unlock shareholder value. Specifically, the Company plans to spin off its ticketing operating segment into Kustom Entertainment, Inc., which will become a stand-alone publicly traded company in connection with the transaction (the “Spin-off”).

Kustom Entertainment, Inc. was incorporated in the State of Nevada on December 8, 2022. All of the outstanding shares of common stock of Kustom Entertainment, Inc. are currently held by us. We will enter into a Separation Agreement and a Tax Matters Agreement and a number of other agreements with Kustom Entertainment, Inc. for the purpose of accomplishing the Spin-off and setting forth various matters governing our relationship with Kustom Entertainment, Inc. after the completion thereof. The Spin-off is expected to occur in the second quarter of 2023. Upon completion of the Spin-off, the Company’s stockholders will own equity in two focused and streamlined businesses as follows:

Digital Ally, Inc.

Digital Ally, Inc. will continue to be a provider of video solution technology for law enforcement agencies, commercial fleets, and situational event security solutions. Digital Ally will also continue to provide working capital and back-office services to a variety of healthcare organizations throughout the country through its revenue cycle management subsidiary.

For the year ending December 31, 2022, these standalone businesses are expected to generate approximately $15-$17 million in annual revenues. We believe that Digital Ally, as a stand-alone entity, will be well-positioned to accelerate organic growth in its large and attractive end markets, benefit from favorable secular trends, and begin to apply discipline and focus throughout the company to enhance profitability and continue to drive growth, new product development and expansion.

As an independent company, we believe that Digital Ally, Inc. will have greater strategic focus and operational flexibility, while building on its recent momentum and emphasizing the improvement of its profit margins and profitability. Additionally, the Company expects to benefit from dedicated resources and management, with an attention to brand building, innovation, and extended opportunities domestically as well as internationally. As Digital Ally has continued to build its portfolio of subscriptions and customers that are already in place, we believe that we can continue to maintain stable sales through our deferred revenue model; however, there will be an equal expectation for growth and expansion across several high-growth adjacent markets.

Upon completion of the Spin-off, Digital Ally, Inc. will be led by Brody J. Green, who will serve as Chief Executive Officer. The Company intends to continue to be listed on the NASDAQ under its current ticker symbol, “DGLY”.

Kustom Entertainment, Inc.

Kustom Entertainment, Inc. will be a multi-disciplinary entertainment company, anchored by a premier ticketing technology business, which we believe is poised to achieve substantial scaling opportunities, through its TicketSmarter, Inc. subsidiary, which offers unique primary and secondary ticketing products to the market. Additionally, Kustom Entertainment’s offerings will include a distinctive event marketing and production company, with numerous customization options for events, festivals, and concerts, through its Kustom 440, Inc., subsidiary.

3

For the year ending December 31, 2022, these standalone businesses are expected to achieve approximately $20-22 million in annual revenues. We believe that this business can achieve above-average growth by exploiting its relationships in the sporting and entertainment industries that are intended to support its primary ticketing-related opportunities, along with the expectation of the full deployment of the Kustom 440 brand and its line of service offerings. Kustom Entertainment, Inc. will be able to differentiate itself through its ability to provide event services of all sizes, ranging from corporate events to multi-day festivals. Furthermore, the ability to offer venue, ticketing, marketing, and production capabilities will make this company a unique and attractive option for many partners and investors.

With the planned separation, TicketSmarter is expected to enhance its leadership position in the national secondary ticketing marketplace, while also building a stronger position in the primary ticketing market. Furthermore, as Kustom 440 was formed in mid-2022, the event marketing and production business will be fully able to execute and produce the planned events throughout 2023, as production and investments have already begun.

Kustom Entertainment, Inc. will be led by Stanton E. Ross, who will serve as the President and Chief Executive Officer. Kustom Entertainment’s shares are expected to be listed on a national exchange under a ticker symbol to be determined and announced at a later date.

Reverse Stock Split

On January 13, 2023, our Board of Directors approved a 1-for-20 reverse stock split of our outstanding shares of Common Stock. On February 6, 2023, acting pursuant to authority received at the annual meeting of our stockholders on December 7, 2022, we filed the Certificate of Amendment to our Articles of Incorporation, to effect the 1-for-20 Reverse Stock Split or all of our outstanding shares of Common Stock.

The Reverse Stock Split will not impact the number of authorized shares of Common Stock which will remain at 200,000,000 shares. Unless otherwise noted, the share and per share information in this prospectus reflects, other than in our financial statements and the notes thereto the Reverse Stock Split.

Preliminary Financial Results

We have not yet completed our closing procedures for the year ended December 31, 2022. Presented below are certain estimated preliminary financial results for the year ended December 31, 2022. These amounts are based on the information available to us at this time. We have provided estimated ranges, rather than specific amounts, because these results are preliminary and subject to change. As such, our actual results may differ from the estimated preliminary results presented in this prospectus and will not be finalized until after we complete our normal year-end accounting procedures, which will occur after the consummation of this offering. Our preliminary results set forth below reflect our management’s best estimate of the impact of events during the year.

These estimates should not be viewed as a substitute for our full interim or annual financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Accordingly, you should not place undue reliance on these preliminary financial results. These estimated preliminary results should be read in conjunction with the “Risk Factors” section and our consolidated financial statements, including the notes thereto.

The preliminary financial results included in this prospectus have been prepared by, and are the responsibility of, our management. RBSM LLP, the Company’s independent registered public accounting firm, has not audited, reviewed, compiled or applied agreed-upon procedures with respect to the preliminary financial results and key operating metrics. Accordingly, RBSM LLP does not express an opinion or any other form of assurance with respect thereto.

The following are our estimated preliminary financial results for the year ended December 31, 2022:

●	We expect preliminary unaudited revenue for the year ended December 31, 2022 to be in the range of $36 million to $38 million, as compared to approximately $21.4 million for the same period in 2021.

●	We expect preliminary unaudited net loss for the year ended December 31, 2022 to be in the range of $25 million to $27 million, as compared to approximately $25.5 million net income for the same period in 2021.

Risk Factors Summary

Our business is subject to numerous risks, as more fully described in the section entitled “Risk Factors” immediately following this prospectus summary. You should read these risks in full before you invest in our securities. The following is a summary of such risks.

●	The market price for our Common Stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, and lack of profits, which could lead to wide fluctuations in the share price of our Common Stock. You may be unable to sell any shares of Common Stock that you hold at or above your purchase price, which may result in substantial losses to you.

●	There is no public market for the Pre-Funded Warrants or the Warrants being offered in this offering. Holders of the Pre-Funded Warrants and Warrants will have no rights as a common stockholder until they acquire shares of our Common Stock.

●	Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

●	You may experience immediate and substantial dilution in the net tangible book value per share of Common Stock included as part of the Units sold in this offering or that may be issued upon the exercise of any Pre-Funded Warrants included as part of the Pre-Funded Units sold in this offering.

●	This is a best efforts offering, no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

●	We have incurred losses in recent years.

●	We face risks related to health epidemics and other outbreaks, which could significantly disrupt our operations and could have a material adverse impact on us, and the recent coronavirus outbreak has and could continue to materially and adversely affect our business.

●	We are operating in a developing market and there is uncertainty as to market acceptance of our technology and products.

●	We expend significant resources in anticipation of a sale due to our lengthy sales cycle and may receive no revenue in return.

●	We are uncertain of our ability to protect technology through patents.

●	We are a party to several lawsuits both as a plaintiff and as a defendant in which we may ultimately not prevail, resulting in losses and which may cause our stock price to decline.

●	We may need to raise additional capital in the future, and if we are unable to secure adequate funds on terms acceptable to us, we could be unable to execute our business plan.

●	We are dependent on key personnel.

●	Our historical and pro forma financial information is not necessarily representative of the results that we would have achieved as a business should the Spin-off have had occurred and may not be a reliable indicator of our future results.

●	There can be no assurance that our review of the Spin-off will result in a transaction satisfactory to holders of our common stock or any change at all.

●	The Company may not achieve some or all of the expected benefits of the Spin-off, and the Spin-off may materially and adversely affect our financial position, results of operations and cash flows.

●	After the Spin-off, certain members of management, directors and holders of Common Stock will hold stock in both Digital Ally and Kustom Entertainment, Inc., and as a result may face actual or potential conflicts of interest.

●	The allocation of intellectual property rights and data between the Company and Kustom Entertainment, Inc. as part of the Spin-off, the shared use of certain intellectual property rights and data following the Spin-off and restrictions on the use of intellectual property rights, could adversely impact our reputation, our ability to enforce certain intellectual property rights that are important to us and our competitive position.

●	Without obtaining adequate capital funding or improving our financial performance, we may not be able to continue as a going concern.

●	We have been notified by The Nasdaq Stock Market LLC of our failure to comply with certain continued listing requirements and, if we are unable to regain compliance with all applicable continued listing requirements and standards of Nasdaq, our Common Stock could be delisted from Nasdaq.

4

THE OFFERING

Units offered by us	Up to 1,342,281 Units, each consisting of one share of our Common Stock and a Warrant to purchase one share of our Common Stock. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Common Stock and Warrants are immediately separable and will be issued separately in this offering.

Pre-Funded Units offered by us	We are also offering to those purchasers, if any, whose purchase of Units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding Common Stock immediately following the consummation of this offering, Pre-Funded Units, each consisting of one Pre-Funded Warrant to purchase one share of our Common Stock and a Warrant to purchase one share of our Common Stock. The Pre-Funded Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Pre-Funded Warrants and Warrants are immediately separable and will be issued separately in this offering. For each Pre-Funded Unit we sell, the number of Units we are offering will be decreased on a one-for-one basis. Because we will issue a Warrant as part of each Unit or Pre-Funded Unit, the number of Warrants sold in this offering will not change as a result of a change in the mix of the Units and Pre-Funded Units sold.

Warrants

Each Warrant will have an exercise price of $           per share of Common Stock, will be immediately exercisable and will expire five years from the date of issuance. To better understand the terms of the Warrants, you should carefully read the “Description of the Securities We are Offering” section of this prospectus. You should also read the form of Warrant, which is filed as an exhibit to the registration statement of which this prospectus forms a part. This offering also relates to the shares of Common Stock issuable upon exercise of the Warrants.

Pre-Funded Warrants	Each Pre-Funded Warrant will be immediately exercisable at an exercise price of $0.001 per share of our Common Stock and may be exercised at any time until exercised in full. To better understand the terms of the Pre-Funded Warrants, you should carefully read the “Description of the Securities We are Offering” section of this prospectus. You should also read the form of Pre-Funded Warrant, which is filed as an exhibit to the registration statement of which this prospectus forms a part. This offering also relates to the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants.

Reasonable best efforts	We have agreed to issue and sell the securities offered hereby to the purchasers through the placement agent. The placement agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby, but it will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. See “Plan of Distribution” on page 92 of this prospectus.

5

Common Stock outstanding immediately after the offering	4,097,451 shares (assuming the sale of the maximum number of securities and the exercise of all Pre-Funded Warrants sold in this offering).

Use of proceeds	We intend to use the net proceeds of this offering for new product development, general corporate purposes including legal and marketing matters, and other working capital purposes. See “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

Nasdaq Stock Market symbol	DGLY

Transfer agent	Securities Transfer Corporation, 2901 N. Dallas Parkway, Suite 380, Plano, Texas 75093.

Risk factors	Investing in our securities involves substantial risks. Please read carefully the section entitled “Risk Factors” beginning on page 8 of this prospectus, as well as the other information included in this prospectus, before buying any of our securities.

The number of shares of our Common Stock that will be outstanding immediately after this offering as shown above is based on 2,755,170 shares outstanding as of February 7, 2023, and includes or excludes the following as of such date:

●	excludes up to 53,950 shares of our Common Stock issuable upon exercise of outstanding options with a weighted average exercise price of $45.80 per share;

●	includes 83,250 shares of our Common Stock subject to forfeiture pursuant to outstanding non-vested restricted stock grants; and

●	excludes up to 67,459 shares of our Common Stock issuable upon exercise of warrants outstanding, having a weighted average exercise price of $60.26 per share.

Unless otherwise indicated, all information in this prospectus assumes or gives effects to:

●	the exercise of all Pre-Funded Warrants included in the Pre-Funded Units sold in this offering; and

●	no exercise of the Warrants included in the Units and the Pre-Funded Units sold in this offering.

6

summary consolidated financial data

The following summary consolidated financial data as of and for the years ended December 31, 2021 and 2020 has been derived from our audited consolidated financial statements and the related notes included elsewhere in this prospectus. The following summary consolidated financial data as of September 30, 2022 and for the nine months ended September 30, 2022 and 2021 has been derived from our unaudited consolidated financial statements and the related notes included elsewhere in this prospectus. The unaudited condensed consolidated interim financial statement data has been prepared on a basis consistent with which our audited consolidated financial statements have been prepared, except income taxes for the interim period which are based on the estimated effective tax for the full year. These interim results are not necessarily indicative of results to be expected for the full year.

You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes and the other financial and statistical information. The summary consolidated financial and other data provided below does not purport to indicate results of operations as of any future date or for any future period.

	Nine Months Ended September 30,		Year Ended December 31,
	2022	2021	2021	2020
Statement of Operations Data	(unaudited, $)		$	$
Net revenues	28,130,392	9,669,323	21,413,434	10,514,868
Gross profit	4,254,198	3,473,254	5,663,775	4,062,594
Operating loss	(20,031,610)	(9,081,553)	(14,760,910)	(7,663,651)
Income (loss) before income tax expenses	(9,299,498)	24,388,307	25,530,961	(2,625,881)
Net income (loss) attributable to common stockholders (1)	(9,568,134)	24,408,170	25,474,508	(2,625,881)
Net income (loss) per share attributable to common stockholders: Basis and diluted (1)	(0.19)	0.49	0.51	(0.12)

	As of September 30,	As of December 31,
	2022	2021	2020
Balance Sheet Data	(unaudited, $)	$	$
Cash and cash equivalents	6,295,391	32,007,792	4,361,758
Total assets	68,397,464	82,989,197	20,797,527
Total liabilities	20,352,356	27,125,958	6,441,021
Total stockholders’ equity	48,045,108	55,863,239	14,356,506

(1) As adjusted to give effect for the 1:20 Reverse Stock Split (unaudited):

	Nine Months Ended September 30,		Years Ended December 31,
	2022	2021	2021	2020
Net income (loss) attributable to common stockholders	$(9,299,498)	$24,408,170	$25,474,508	$(2,625,881)
Net income (loss) per share attributable to common stockholders—basic and diluted	$(3.83)	$9.8	$10.14	$(2.43)
Shares used in the calculation of net income (loss) per share—basic and diluted	2,428,067	2,490,630	2,511,114	1,080,182

7

Risk factorS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus, before deciding whether to purchase the securities offered hereby. Our business, financial condition, results of operations and prospects could be materially and adversely affected by these risks.

Risks Related to This Offering and our Securities

The market price for our Common Stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, and lack of profits, which could lead to wide fluctuations in the share price of our Common Stock. You may be unable to sell any shares of Common Stock that you hold at or above your purchase price, which may result in substantial losses to you.

The market for our Common Stock is characterized by significant price volatility when compared to the shares of larger, more established companies that trade on a national securities exchange and have large public floats, and we expect that the share price of our Common Stock will continue to be more volatile than the shares of such larger, more established companies for the indefinite future. The volatility in the share price of our Common Stock is attributable to a number of factors. First, as noted above, our Common Stock is, compared to the shares of such larger, more established companies, sporadically and thinly traded. The price for our shares of share price of our Common Stock could, for example, decline precipitously in the event that a large number of shares of our Common Stock is sold on the market without commensurate demand. Secondly, an investment in our securities is a speculative or “risky” investment due to our lack of profits to date. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares of share price of our Common Stock on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that trades on a national securities exchange and has a large public float. Many of these factors are beyond our control and may decrease the market price of our Common Stock regardless of our operating performance.

Holders of the Pre-Funded Warrants and Warrants will not be entitled to any rights with respect to our Common Stock but will be subject to all changes made with respect to our Common Stock.

Holders of the Pre-Funded Warrants and Warrants will not be entitled to any rights with respect to our Common Stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our Common Stock), but holders of the Pre-Funded Warrants and Warrants will be subject to all changes affecting our Common Stock. For example, if an amendment is proposed to our Articles of Incorporation, requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the relevant holder acquiring shares of our Common Stock as a result of exercise of such holder’s Pre-Funded Warrants and Warrants, such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes in the powers, preferences or special rights of our Common Stock.

There is no public market for the Units, Pre-Funded Units, Pre-Funded Warrants or the Warrants being offered in this offering.

There is no established public trading market for the Units, Pre-Funded Units, Pre-Funded Warrants or the Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants or the Warrants on any securities exchange or nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the Pre-Funded Warrants or the Warrants will be limited.

8

The Pre-Funded Warrants and the Warrants are speculative in nature.

Following this offering, the market value of the Pre-Funded Warrants and Warrants, if any, is uncertain and there can be no assurance that the market value of the Pre-Funded Warrants and Warrants will equal or exceed their imputed public offering price. In the event that our Common Stock price does not exceed the exercise price of the Warrants during the period when such Warrants are exercisable, such Warrants may not have any value. Furthermore, each Warrant will expire five years from its date of issuance.

We have been notified by The Nasdaq Stock Market LLC of our failure to comply with certain continued listing requirements and, if we are unable to regain compliance with all applicable continued listing requirements and standards of Nasdaq, our Common Stock could be delisted from Nasdaq.

Our Common Stock is currently listed on Nasdaq. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will be able to comply with the applicable listing standards of The Nasdaq Stock Market LLC.

On July 7, 2022, we received a written notification from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying us that we were not in compliance with the minimum bid price requirement for continued listing on Nasdaq, as set forth under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”), because the closing bid price of our Common Stock was below $1.00 per share for the previous thirty (30) consecutive business days. We were granted 180 calendar days, or until January 3, 2023 (the “First Compliance Period”), to regain compliance with the Minimum Bid Price Requirement. In order to regain compliance, the closing bid price of our Common Stock must be at least $1 per share for a minimum of 10 consecutive business days during the First Compliance Period. The Company’s Common Stock has not regained compliance with the Minimum Bid Price Requirement as of January 3, 2023. On December 29, 2022, the Company requested an extension of an additional 180 days in which to regain compliance with the Minimum Bid Price Requirement.

On January 4, 2023, the Company received notice (the “Second Notice”) from Nasdaq indicating that, while the Company has not regained compliance with the Minimum Bid Price Requirement, Staff has determined that the Company is eligible for an additional 180-day period, or until July 3, 2023 (the “Second Compliance Period”), to regain compliance. Staff’s determination was based on (i) our meeting the continued listing requirement for market value of our publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and (ii) our providing written notice to Nasdaq of our intent to cure the deficiency during the Second Compliance Period, if necessary, by effecting a reverse stock split. If at any time during the Second Compliance Period, the closing bid price of the Company’s Common Stock is at least $1 per share for at least a minimum of 10 consecutive business days, Nasdaq will provide the Company with written confirmation of compliance with the Minimum Bid Price Requirement and the matter will be closed. If compliance cannot be demonstrated by the end of the Second Compliance Period, Staff will provide written notification that the Common Stock will be delisted. At that time, the Company may appeal Staff’s determination to a hearings panel. We can give no assurance that the Company will regain or demonstrate compliance by July 3, 2023.

On February 6, 2023, the Company effected the Reverse Stock Split in order to allow the Company to regain compliance with the Minimum Bid Price Requirement.

There can be no assurances that we will be able to regain compliance, or, in the event we regain compliance, maintain continued compliance, with the Minimum Bid Price Requirement following the Reverse Stock Split. If we are unable to regain or maintain compliance with the Nasdaq continued listing requirements, our Common Stock will be delisted from Nasdaq.

In the event that our Common Stock is delisted from Nasdaq, as a result of our failure to comply with the Minimum Bid Price Requirement, or due to our failure to continue to comply with any other requirement for continued listing on Nasdaq, and is not eligible for listing on another exchange, trading in the shares of our Common Stock could be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our Common Stock, and it would likely be more difficult to obtain coverage by securities analysts and the news media, which could cause the price of our Common Stock to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a national exchange.

9

In the event that our Common Stock is delisted from Nasdaq, U.S. broker-dealers may be discouraged from effecting transactions in shares of our Common Stock because they may be considered penny stocks and thus be subject to the penny stock rules.

The SEC has adopted a number of rules to regulate a “penny stock” that restricts transactions involving stock which is deemed to be penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or traded on Nasdaq if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our shares of Common Stock have in the past constituted, and may again in the future constitute, a “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers may discourage such broker-dealers from effecting transactions in shares of our Common Stock, which could severely limit the market liquidity of such shares of Common Stock and impede their sale in the secondary market.

A U.S. broker-dealer selling a penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with a net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to any “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks”.

You should be aware that, according to the SEC, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

10

If and when a larger trading market for our Common Stock develops, the market price of our Common Stock is still likely to be highly volatile and subject to wide fluctuations, and you may be unable to resell your shares at or above the price at which you acquired them.

The market price of our Common Stock may be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including, but not limited to:

●	variations in our revenues and operating expenses;

●	actual or anticipated changes in the estimates of our operating results or changes in stock market analyst recommendations regarding our Common Stock, other comparable companies or our industry generally;

●	market conditions in our industry, the industries of our customers and the economy as a whole;

●	actual or expected changes in our growth rates or our competitors’ growth rates;

●	developments in the financial markets and worldwide or regional economies;

●	announcements of innovations or new products or services by us or our competitors;

●	announcements by the government relating to regulations that govern our industry;

●	sales of our Common Stock or other securities by us or in the open market;

●	changes in the market valuations of other comparable companies; and

●	other events or factors, many of which are beyond our control, including those resulting from such events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics, such as the recent outbreak of COVID-19, and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in the United States or elsewhere, could disrupt our operations, disrupt the operations of our suppliers or result in political or economic instability.

In addition, if the market for technology stocks or the stock market in general experiences loss of investor confidence, the trading price of our Common Stock could decline for reasons unrelated to our business, financial condition or operating results. The trading price of our shares of Common Stock might also decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. Each of these factors, among others, could harm the value of your investment in our securities. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, operating results and financial condition.

Our ability to use our net operating loss carry-forwards and certain other tax attributes may be limited.

Under Section 382 of the Internal Revenue Code of 1986, as amended, if a corporation undergoes an “ownership change” (generally defined as a greater than 50% change (by value) in its equity ownership over a three-year period), the corporation’s ability to use its pre-change net operating loss carry-forwards and other pre-change tax attributes (such as research tax credits) to offset its post-change income may be limited. We may experience ownership changes in the future as a result of subsequent shifts in our stock ownership, including as a result of the completion of this offering when it is taken together with other transactions we may consummate in the succeeding three-year period. As a result, if we earn net taxable income, our ability to use our pre-change net operating loss carry-forwards to offset U.S. federal taxable income may be subject to limitations, which potentially could result in increased future tax liability to us.

We do not anticipate paying dividends on our Common Stock in the foreseeable future; you should not buy our securities if you expect dividends.

The payment of dividends on our Common Stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our Board may consider relevant. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

We currently intend to retain our future earnings to support operations and to finance expansion and, therefore, we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future.

11

Our Articles of Incorporation and Nevada law could prevent a takeover that stockholders consider favorable and could also reduce the market price of our Common Stock.

Provisions of Nevada anti-takeover law (NRS 78.378 et seq.) could have the effect of delaying or preventing a third-party from acquiring us, even if the acquisition arguably could benefit our stockholders. Various provisions of our by-laws may delay, defer or prevent a tender offer or takeover attempt of us that a stockholder might consider in his or her best interest. Our by-laws may be adopted, amended or repealed by the affirmative vote of the holders of at least a majority of our outstanding shares of capital stock entitled to vote for the election of directors, and except as provided by Nevada law, our Board shall have the power to adopt, amend or repeal the bylaws by a vote of not less than a majority of our directors. The interests of these stockholders and directors may not be consistent with your interests, and they may make changes to the by-laws that are not in line with your concerns.

Subject to applicable Nasdaq rules regarding the issuance of 20% or more of our Common Stock, our authorized but unissued shares of Common Stock are available for our Board to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, however, faced with an attempt to obtain control of us by means of a proxy context, tender offer, merger or other transaction our Board acting alone and without approval of our stockholders can issue large amounts of capital stock as part of a defense to a take-over challenge.

The existence of the foregoing provisions and other potential anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our Common Stock. They could also deter potential acquirers of our company, thereby reducing the likelihood that you could receive a premium for your Common Stock in an acquisition.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our Common Stock adversely, our Common Stock price and trading volume could decline.

The trading market for our shares of Common Stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us change their recommendation regarding our Common Stock adversely, or provide more favorable relative recommendations about our competitors, our share price would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our Common Stock price or trading volume to decline.

The requirements of being a U.S. public company may strain our resources and divert management’s attention.

As a U.S. public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of Nasdaq, and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming, or costly, and increase demand on our systems and resources. The Exchange Act requires, among other things, that we file annual and current reports with respect to our business and operating results.

As a result of disclosure of information in this prospectus, as well as in filings required of a public company, our business and financial condition is more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert resources of our management and harm our business and operating results.

12

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management regarding the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

You may experience immediate and substantial dilution in the net tangible book value per share of the Common Stock included as part of the Units sold in this offering or that may be issued upon the exercise of any Pre-Funded Warrants included as parts of the Pre-Funded Units sold in this offering.

The price per share of our Common Stock being offered as part of the Units or that may be issued upon the exercise of any Pre-Funded Warrants included as part of the Pre-Funded Units is higher than the net tangible book value per share of our Common Stock. Therefore, you will suffer immediate and substantial dilution in the net tangible book value of the Common Stock if you purchase securities in this offering. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you invest in this offering.

This is a best efforts offering, no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities being offered in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities or amount of proceeds that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to fund for our operations as described in the “Use of Proceeds” section herein. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

You may experience future dilution as a result of future equity offerings and other issuances of our Common Stock or other securities. In addition, this offering and future equity offerings and other issuances of our Common Stock or other securities may adversely affect our Common Stock price.

In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per Unit or Pre-Funded Unit in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per Unit or Pre-Funded Unit paid by the investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock or securities convertible into Common Stock in future transactions may be higher or lower than the price per Unit or Pre-Funded Unit in this offering. You may incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of Common Stock under our equity incentive programs. In addition, the sale of securities in this offering and any future sales of a substantial number of shares of our Common Stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Common Stock. We cannot predict the effect, if any, that market sales of those shares of Common Stock or the availability of those shares for sale will have on the market price of our Common Stock.

Without obtaining adequate capital funding or improving our financial performance, we may not be able to continue as a going concern.

Our recurring losses from operations and negative cash flows raise substantial doubt about our ability to continue as a going concern without additional capital-raising activities. As a result, we have concluded that there is substantial doubt about our ability to continue as a going concern. Failure to secure additional funding may require us to modify, delay, or abandon some of our planned future expansion or development, or to otherwise enact operating cost reductions available to management, which could have a material adverse effect on our business, operating results, financial condition, and ability to achieve our intended business objectives.

Risks Related to Our Business and Operations

We have incurred losses in recent years.

We have had net losses for several years and had an accumulated deficit of $68,670,497 at December 31, 2021, which includes our net income of $25,474,508 for the year ended December 31, 2021, as compared to our net loss of $2,625,881 for the year ended December 31, 2020. As of September 30, 2022, had an accumulated deficit of $82,261,430, which includes net losses of $9,568,134 for the nine months ended September 30, 2022. Our management has concluded that our historical recurring losses from operations and unstable cash flows from operations, as well as our dependence on private equity and other financings, raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the years ended December 31, 2021 and 2020. With the $7.3 million of net proceeds from this offering (assuming the sale of all securities in this offering), we believe that the net proceeds from this offering, together with our existing cash and cash equivalents, will meet our capital needs into September 2023. If we raise an additional $10.0 million in net proceeds through the sale of securities or otherwise throughout 2023, we believe that we will then meet our capital needs through February 2024. We have implemented several initiatives intended to improve our revenues and reduce our operating costs with a goal of restoring profitability. If we are unsuccessful in this regard, it will have a material adverse impact on our business, prospects, operating results and financial condition.

13

We do not have any revolving credit facilities and it may be difficult for us to enter into one.

We have no revolving credit facility to fund our operating needs should it become necessary. It will be difficult to obtain an institutional line of credit facility given our recent operating losses and the current banking environment, which may adversely affect our ability to finance our business, grow or be profitable. Further, even if we could obtain a new credit facility, in all likelihood it would not be on terms favorable to us.

If we are unable to manage our current business activities, our prospects may be limited and our future profitability may be adversely affected.

We experienced operating losses each year from 2009 to 2021, as well as through the nine months ended September 30, 2022. Our revenues have been unpredictable, which poses significant burdens on us to be proactive in managing production, personnel levels and related costs. We will need to improve our revenues, margins, operations, financial and other systems to manage our business effectively, and any failure to do so may lead to inefficiencies and redundancies which reduce our prospects to return to profitability.

We face risks related to health epidemics and other outbreaks, which could significantly disrupt our operations and could have a material adverse impact on us, and the recent coronavirus outbreak could materially and adversely affect our business.

The COVID-19 pandemic has resulted in hundreds of millions of infections and millions of deaths worldwide, as of the date of filing of the registration statement of which this prospectus forms a part, and continues to spread across the globe, including throughout the law enforcement and commercial fleets channels in the United States, the major market in which we operate. The COVID-19 pandemic or the outbreak of any other pandemic or epidemic could materially and adversely affect our business, financial condition and results of operations. If COVID-19 worsens in the United States and Asia, or in any other regions in which we have material operations or sales, our business activities originating from affected areas, including sales, manufacturing and supply chain related activities, could be adversely affected. Although we have been deemed by the State of Kansas to be an “essential business”, our supply chain has been and continues to be disrupted and our customers, in particular our commercial customers, have been and continue to be significantly impacted, which has in turn reduced our operations and activities. Disruptive activities from COVID-19 could still include the temporary closure of our manufacturing facilities and those used in our supply chain processes, restrictions on the export or shipment of our products, significant cutback of ocean container delivery from Asia, business closures in impacted areas, and restrictions on our employees’ and consultants’ ability to travel and to meet with customers. Additionally, the recent decline in COVID-19 infection rates due to increased vaccination rates in the U.S. and abroad has resulted in a reduction in sales of our Shield™ and ThermoVU™ products since the first quarter of 2021, which has continued through the second quarter of 2021. Recently, variants of COVID-19 have increased infection and hospitalization rates which may lead to higher sales as the government and health authorities consider new actions and restrictions to combat the spread of the new variants. The extent to which COVID-19 impacts our results will depend on future developments, which are highly uncertain and cannot be predicted, including vaccination and infection rates, new information which may emerge concerning the severity of the virus and any other actions to contain it or treat its impact, among others. COVID-19 could also result in social, economic and labor instability in the countries in which we or our customers and suppliers operate.

If workers at one or more of our offices or the offices of our suppliers or manufacturers become ill or are quarantined and in either or both events are therefore unable to work, our operations could be subject to disruption. Further, if our manufacturers become unable to obtain necessary raw materials or components, we may incur higher supply costs or our manufacturers may be required to reduce production levels, either of which may negatively affect our financial condition or results of operations. In addition, the capital markets have been disrupted and our efforts to raise necessary capital will likely be adversely impacted by COVID-19. As a result, we cannot forecast with any certainty when the disruptions caused by such pandemic will cease to impact our business and the results of our operations. The extent to which COVID-19 affects our results will depend on future developments that are highly uncertain and cannot be predicted, including actions to contain COVID-19 or address and treat its effects, among others.

14

There are risks related to dealing with domestic governmental entities as customers.

One of the principal target markets for our products is the law enforcement community. In this market, the sale of products will be subject to budget constraints of governmental agencies purchasing these products, which could result in a significant reduction in our anticipated revenues. Such governmental agencies have experienced budgetary pressures because of the recent recession and its impact on local sales, property and income taxes that provide funding for purchasing our products. These agencies also may experience political pressure that dictates the way they spend money. Thus, even if an agency wants to acquire our products, it may be unable to purchase them due to budgetary or political constraints, even if such agencies have the necessary funds, we may experience delays and relatively long sales cycles due to their internal decision-making policies and procedures.

There are risks related to dealing with foreign governmental entities as customers.

We target the law enforcement community in foreign countries for the sale of many of our products. While foreign countries vary, generally the sale of our products will be subject to political and budgetary constraints of foreign governments and agencies purchasing these products, which could result in a significant reduction in our anticipated revenues. Some foreign governments are experiencing budgetary pressures because of various reasons specific to them and their impact on taxes and tariffs that in many cases provide funding for purchasing our products. Law enforcement agencies within these countries also may experience political pressure that dictates the way they spend money. Thus, even if a foreign country or its law enforcement agencies want to acquire our products, it may be unable to purchase them due to budgetary or political constraints. We cannot assure investors that such governmental agencies will have the necessary funds to purchase our products even though they may want to do so. Further, even if such agencies have the necessary funds, we may experience delays and relatively long sales cycles due to their internal decision-making policies and procedures.

15

International law enforcement and other agencies that may consider using our products must analyze a wide range of issues before committing to purchase products like ours, including training costs, product reliability and budgetary constraints. The length of our sales cycle may range from a few months to a year or more. We may incur substantial selling costs and expend significant effort in connection with the evaluation of our products by potential customers before they place an order. Initial orders by foreign governments and agencies typically are for a small number of units that are used to evaluate the products. If these potential customers do not purchase our products, we will have expended significant resources and receive no revenue in return. In addition, we may be selected as the vendor of choice by these foreign customers but never receive the funding necessary to purchase our product due to political or economic reasons.

We are marketing our DVM-250, DVM-250 Plus event recorder and FirstVU HD products to commercial customers, which is a relatively new sales channel for us and we may experience problems in gaining acceptance.

The principal target commercial market for our event recorder products is commercial fleet operators, such as taxi cabs, limousine services, transit buses, ambulance services and a variety of delivery services, and the principal target commercial market for our disinfectant/sanitizer and temperature monitoring products are healthcare centers and direct consumer businesses such as bars and restaurants. We have been marketing our FirstVU HD and EVO-HD to commercial customers for approximately one year and have been marketing our Shield™ and ThermoVU™ products to commercial customers for approximately the same period of time. While we have continued to try to capitalize on the existing market for our event recorder products, the markets for these newer products have represented relatively new sales channels for us and we may experience difficulty gaining acceptance of such products by the targeted customers. Our sales of such products will be subject to budget constraints of both the large and small prospective customers, which could result in a significant reduction in our anticipated revenues. Certain of such companies have experienced budgetary and financial pressures for various reasons specific to them or the applicable industries in which they operate, which may negatively impact their ability to purchase our products. Thus, even if prospective customers want to acquire our products, they may be unable to do so because of such factors. Further, even if such companies have the necessary funds, we may experience delays and relatively long sales cycles due to their internal decision-making policies and procedures.

We are operating in a developing market and there is uncertainty as to market acceptance of our technology and products.

The markets for our new and enhanced products and technology are developing and rapidly evolving. They are characterized by an increasing number of market entrants who have developed or are developing a wide variety of products and technologies, a number of which offer certain of the features that our products offer. Because of these factors, demand and market acceptance for new products are subject to a high level of uncertainty. There can be no assurance that our technology and products will become widely accepted. It is also difficult to predict with any assurance the future growth rate, if any, and size of the market. If a substantial market fails to develop, develops more slowly than expected or becomes saturated with competitors or if our products do not achieve or continue to achieve market acceptance, our business, operating results and financial condition will be materially and adversely affected.

Our technology may also be marketed and licensed to device manufacturers for inclusion in the products and equipment they market and sell as an embedded solution. As with other new products and technologies designed to enhance or replace existing products or technologies or change product designs, these potential partners may be reluctant to integrate our digital video recording technology into their systems unless the technology and products are proven to be both reliable and available at a competitive price. Even assuming product acceptance, our potential partners may be required to redesign their systems to effectively use our digital video recording technology. The time and costs necessary for such redesign could delay or prevent market acceptance of our technology and products. A lack of, or delay in, market acceptance of our digital video recording technology and products would adversely affect our operations. There can be no assurance that we will be able to market our technology and products successfully or that any of our technology or products will be accepted in the marketplace.

16

We expend significant resources in anticipation of a sale due to our lengthy sales cycle and may receive no revenue in return.

Generally, law enforcement and other agencies and commercial fleet and mass transit operators that may consider using our products must analyze a wide range of issues before committing to purchase products like ours, including training costs, product reliability and budgetary constraints. The length of our sales cycle may range from several months to a year or more. We may incur substantial selling costs and expend significant effort in connection with the evaluation of our products by potential customers before they place an order. Initial orders by agencies typically are for a small number of units that are used to evaluate the products. If these potential customers do not purchase our products, we will have expended significant resources and have received no revenue in return.

Defects in our products could impair our ability to sell our products or could result in litigation and other significant costs.

Any significant defects in our products may result in, among other things, delay in time-to-market, loss of market acceptance and sales of our products, diversion of development resources, and injury to our reputation, or increased warranty costs. Because our products are technologically complex, they may contain defects that cannot be detected prior to shipment. These defects could harm our reputation and impair our ability to sell our products. The costs we may incur in correcting any product defects may be substantial and could decrease our profit margins. In 2018 and 2017, we had certain product quality issues with the DVM-800 and FirstVU HD, which adversely affected our revenues and operating results however, these issues have been successfully mitigated at this time.

In addition, errors, defects or other performance problems could result in financial or other damages to our customers, which could result in litigation. Product liability litigation, even if we prevail, would be time consuming and costly to defend. Our product liability insurance may not be adequate to cover claims. Our product liability insurance coverage per occurrence is $1,000,000, with a $2,000,000 aggregate for our general business liability coverage and an additional $1,000,000 per occurrence. Our excess or umbrella liability coverage per occurrence and in aggregate is $5,000,000.

Product defects can be caused by design errors, programming bugs, or defects in component parts or raw materials. This is common to every product manufactured which is based on modern electronic and computer technology. Because of the extreme complexity of digital in-car video systems, one of the key concerns is operating software robustness. Some of the software modules are provided to us by outside vendors under license agreements, while other portions are developed by our own software engineers. As with any software-dependent product, “bugs” can occur, even with rigorous testing before release of the product. The software included in our digital video rear view mirror products is designed to be “field upgradeable” so that changes or fixes can be made by the end user by downloading new software through the internet. We intend to incorporate this technology into any future products as well, providing a quick resolution to potential software issues that may arise over time.

As with all electronic devices, hardware issues can arise from many sources. The component electronic parts that we utilize come from many sources around the world. We attempt to mitigate the possibility of shipping defective products by fully testing sub-assemblies and thoroughly testing assembled units before they are shipped out to our customers. Because of the nature and complexity of some of the electronic components used, such as microprocessor chips, memory systems, and zoom video camera modules, it is not technically or financially realistic to attempt to test every single aspect of every single component and their potential interactions. By using components from reputable and reliable sources, and by using professional engineering, assembly, and testing methods, we seek to limit the possibility of defects slipping through. In addition to internal testing, we now have thousands of units in the hands of law enforcement departments and in use every day. Over the past years of field use, we have addressed a number of subtle issues and made refinements requested by the end-user.

17

We are dependent on key personnel.

Our success will be largely dependent upon the efforts of our executive officers, Stanton E. Ross and Thomas J. Heckman. We do not have employment agreements with Messrs. Ross or Heckman, although we entered into retention agreements with such officers on December 23, 2008, which were amended in April 2018. The loss of the services of either of these individuals could have a material adverse effect on our business and prospects. There can be no assurance that we will be able to retain the services of such individuals in the future. We have not obtained key-man life insurance policies on these individuals. We are also dependent to a substantial degree on our technical, research and development staff. Our success will be dependent upon our ability to hire and retain additional qualified technical, research, management, marketing and financial personnel. We will compete with other companies with greater financial and other resources for such personnel. Although we have not had trouble in attracting qualified personnel to date, there can be no assurance that we will be able to retain our present personnel or acquire additional qualified personnel as and when needed.

We are dependent on manufacturers and suppliers.

We purchase, and intend to continue to purchase, substantially all the components for our products and some entire products, from a limited number of manufacturers and suppliers, most of whom are located outside the United States. Our internal process is principally to assemble the various components and subassemblies manufactured by our suppliers and test the assembled product prior to shipping to our customers. We do not intend to directly manufacture any of the equipment or parts to be used in our products. Our reliance upon outside manufacturers and suppliers, including foreign suppliers, is expected to continue, increase in scope and involves several risks, including limited control over the availability of components, and products themselves and related delivery schedules, pricing and product quality. We may be subject to political and social risks associated with specific regions of the world including those that may be subject to changes in tariffs that may have substantial effects on our product costs and supply chain reliability and availability. We may experience delays, additional expenses and lost sales if we are required to locate and qualify alternative manufacturers and suppliers.

A few of the semiconductor chip components for our products are produced by a very small number of specialized manufacturers. Currently, we purchase one essential semiconductor chip from a single manufacturer who currently sources such chipsets from the Philippines, China, Taiwan and South Korea, among other countries. While we believe that there are alternative sources of supply, if, for any reason, we are precluded from obtaining such a semiconductor chip from this manufacturer, we may experience long delays in product delivery due to the difficulty and complexity involved in producing the required component and we may also be required to pay higher costs for our components.

While we do the final assembly, testing, packaging, and shipment of certain of our products in-house, a number of our component parts are manufactured by subcontractors. These subcontractors include: raw circuit board manufacturers; circuit board assembly houses; injection plastic molders; metal parts fabricators; and other custom component providers. While we are dependent upon these subcontractors to the extent that they are producing custom subassemblies and components necessary for manufacturing our products, we still own the designs and intellectual property involved. This means that the failure of any one contractor to perform may cause delays in production. However, we can mitigate potential interruptions by maintaining “buffer stocks” of critical parts and subassemblies and by using multiple sources for critical components. We also can move our subcontracting to alternate providers. Being forced to use a different subcontractor could cause production interruptions ranging from negligible, such as a few weeks, to very costly, such as four to six months. Further, the failure of a foreign manufacturer to deliver products to us timely, in sufficient quantities and with the requisite quality would have a material adverse impact on our business, operations and financial condition.

The only components that would require a complete redesign of our digital video electronics package are the chips manufactured by Texas Instruments Incorporated (“Texas Instruments”). While there are competitive products available, each chip has unique characteristics that would require extensive tailoring of product designs to use it. The Texas Instruments chip is the heart of our video processing system. If Texas Instruments became unwilling or unable to provide us with these chips, we would be forced to redesign our digital video encoder and decoder systems. Such a complete redesign could take substantial time (over six months) to complete. We attempt to mitigate the potential for interruption by maintaining continuous stocks of these chips to support several months’ worth of production. In addition, we regularly check on the end-of-life status of these parts to make sure that we will know well in advance of any decisions by Texas Instruments to discontinue these parts. There are other semiconductors that are integral to our product design and which could cause delays if discontinued, but not to the same scale as the Texas Instruments chips.

18

Although we have not historically had significant supply chain issues with these manufacturers, suppliers, and subcontractors, there can be no assurance that we will be able to retain our present relationships and should we lose these manufacturers, suppliers, and subcontractors, our business would be adversely affected.

We are uncertain of our ability to protect technology through patents.

Our ability to compete effectively will depend on our success in protecting our proprietary technology, both in the United States and abroad. We have filed for at least 50 patents for protection in the United States and certain other countries to cover certain design aspects of our products.

We have been issued at least 38 patents to date by the USPTO. In addition, we have at least 12 patent applications that are still under review by the U.S. Patent Office and, therefore, we have not yet been issued all the patents that we applied for in the United States. No assurance can be given that any patents relating to our existing technology will be issued from the United States or any foreign patent offices, that we will receive any patents in the future based on our continued development of our technology, or that our patent protection within and/or outside of the United States will be sufficient to deter others, legally or otherwise, from developing or marketing competitive products utilizing our technologies.

If our patents were to be denied as filed, we would seek to obtain different patents for other parts of our technology. If our main patent, which relates to the placement of the in-car video system in a rear-view mirror, were to be challenged and denied, it could potentially allow our competitors to build very similar devices. Currently, this patent is not being challenged. However, we believe that very few of our competitors would be capable of this because of the level of technical sophistication and level of miniaturization required. Even if we obtain patents, there can be no assurance that they will be enforceable to prevent others from developing and marketing competitive products or methods. If we bring an infringement action relating to any future patents, it may require the diversion of substantial funds from our operations and may require management to expend efforts that might otherwise be devoted to our operations. Furthermore, there can be no assurance that we will be successful in enforcing our patent rights.

Further, if any patents are issued there can be no assurance that patent infringement claims in the United States or in other countries will not be asserted against us by a competitor or others, or if asserted, that we will be successful in defending against such claims. If one of our products is adjudged to infringe patents of others with the likely consequence of a damage award, we may be enjoined from using and selling such product or be required to obtain a royalty-bearing license, if available on acceptable terms. Alternatively, if a license is not offered, we might be required, if possible, to redesign those aspects of the product held to infringe to avoid infringement liability. Any redesign efforts we undertake might be expensive, could delay the introduction or the re-introduction of our products into certain markets, or may be so significant as to be impractical.

19

We are uncertain of our ability to protect our proprietary technology and information.

In addition to seeking patent protection, we rely on trade secrets, know-how and continuing technological advancement to seek to achieve and thereafter maintain a competitive advantage. Although we have entered into or intend to enter into confidentiality and invention agreements with our employees, consultants and advisors, no assurance can be given that such agreements will be honored or that we will be able to effectively protect our rights to our unpatented trade secrets and know-how. Moreover, no assurance can be given that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets and know-how.

Cyber-security incidents, including data security breaches or computer viruses, could harm our business by disrupting our delivery of products or services, damaging our reputation or exposing us to liability.

We receive, process, and store, electronically, the data of our customers and others, much of which is confidential. Unauthorized access to our computer systems or stored data could result in the theft, including cyber-theft, or improper disclosure of confidential information, and the deletion or modification of records could cause interruptions in our operations. These cyber-security risks increase when we transmit information from one location to another, including over the internet or other electronic networks. Despite the security measures we have implemented, our facilities, systems and procedures, and those of our third-party service providers, may be vulnerable to security breaches, acts of vandalism, software viruses, misplaced or lost data, programming or human errors or other similar events which may disrupt our delivery of services or expose the confidential information of our customers and others. Any security breach involving the misappropriation, loss or other unauthorized disclosure or use of confidential information of our customers or others, whether by us or a third party, could subject us to civil and criminal penalties, have a negative impact on our reputation, or expose us to liability to our customers, third parties or government authorities. We are not aware of such breaches to date. There can be no assurance that we will be able to effectively handle a failure of our information systems, or that we will be able to restore our operational capacity in a timely manner to avoid disruption to our business. Any of these developments could have a material adverse effect on our business, financial condition and results of operations.

Foreign currency fluctuations may affect our competitiveness and sales in foreign markets.

The relative change in currency values creates fluctuations in our product pricing for potential international customers. These changes in foreign end-user costs may result in lost orders and reduce the competitiveness of our products in certain foreign markets. These changes may also negatively affect the financial condition of some existing or potential foreign customers and reduce or eliminate their future orders of our products. We also import selected components which are used in the manufacturing of some of our products. Although our purchase orders are in the United States dollar, weakness in the United States dollar could lead to price increases for the components.

20

Our revenues and operating results may fluctuate unexpectedly from quarter to quarter, which may cause our stock price to decline.

Our revenues and operating results have varied significantly in the past and may continue to fluctuate significantly in the future due to various factors that are both in and outside our control. Thus, we believe that period-to-period comparisons of our operating results may not be meaningful in the short-term, and our performance in a particular period may not be indicative of our performance in any future period.

The digital video recording market is characterized by new products and rapid technological change.

The market for our digital video recording technology products is characterized by rapidly changing technology and frequent new product introductions. Our future success will depend in part on our ability to enhance our existing technologies and products and to introduce new products and technologies to meet changing customer requirements. We are currently devoting, and intend to continue to devote, significant resources toward the development of new digital video recording technology and products both as stand-alone products and embedded solutions in third party products and systems. There can be no assurance that we will successfully complete the development of these technologies and related products in a timely fashion or that our current or future products will satisfy the needs of the digital video recording market. There can also be no assurance that digital video recording products and technologies developed by others will not adversely affect our competitive position or render our products or technologies non-competitive or obsolete.

The markets for our new branded Shield™ disinfectant/sanitizer and ThermoVU™ temperature monitoring solution are characterized by new products and rapid technological change.

The markets for our new branded Shield™ disinfectant/sanitizer and ThermoVU™ temperature monitoring solution products are characterized by rapidly changing technology and frequent new product introductions given the COVID-19 pandemic. Our future success will depend in part on our ability to enhance our existing products and to introduce new products and technologies to meet changing customer requirements. We are currently devoting, and intend to continue to devote, significant resources toward the development of new applications for our disinfectant/sanitizer and temperature monitoring solutions and products both as stand-alone products and embedded solutions in third party products and systems. Our current development activities include, among others, electrostatic sprayer systems to more efficiently disburse our Shield™ disinfectant/sanitizer. There can be no assurance that we will successfully complete the development of these technologies and related products in a timely fashion or that our current or future products will satisfy the needs of the market. There can also be no assurance that the disinfectant/sanitizer and temperature monitoring products and technologies developed by others will not adversely affect our competitive position or render our products or technologies non-competitive or obsolete.

We depend on sales from our in-car video products and body-worn cameras and if these products become obsolete or not widely accepted, our growth prospects will be diminished.

We derived our revenues in 2020, 2021 and 2022 predominantly from sales of our in-car video systems, including the DVM-800, our largest selling product, and the FirstVu Pro body-worn camera, our second largest selling product. We expect to continue to depend on sales of these products during 2023, as well as our newly launched EVO-HD in-car system to gain traction in 2023. A decrease in the prices of, or the demand for our in-car video products, or the failure to achieve broad market acceptance of our new product offerings, would significantly harm our growth prospects, operating results and financial condition.

21

We are a party to several lawsuits both as a plaintiff and as a defendant in which we may ultimately not prevail, resulting in losses and which may cause our stock price to decline.

We are involved as a plaintiff and defendant in routine litigation and administrative proceedings incidental to our business from time to time, including customer collections, vendor and employment-related matters. See “Prospectus Summary” for additional information. We believe that the likely outcome of any other pending cases and proceedings will not be material to our business or financial condition. However, there can be no assurance that we will prevail in the litigation or proceedings or that we may not have to pay damages or other awards to the other party.

We are vulnerable to continued global economic uncertainty and volatility in financial markets.

Our business is highly sensitive to changes in general economic conditions as a seller of capital equipment to end users in dental professional practices. Financial markets inside the United States and internationally have experienced extreme disruption in recent times, including, among other things, extreme volatility in security prices, severely diminished liquidity and credit availability, and declining valuations of investments. We believe these disruptions are likely to have an ongoing adverse effect on the world economy. A continued economic downturn and financial market disruptions could have a material adverse effect on our business, financial condition and results of operations. Also, the imposition of economic sanctions on Russia as a result of the conflict in Ukraine could prevent us from performing existing contracts and pursuing new growth opportunities, which could adversely affect our business, financial condition and results of operations.

We may need to raise additional capital in the future, and if we are unable to secure adequate funds on terms acceptable to us, we could be unable to execute our business plan.

Even after this offering, we may need to raise additional funds through the issuance of equity or debt securities in the public or private markets, or through a collaborative arrangement or sale of assets. Additional financing opportunities may not be available to us, or if available, may not be on favorable terms. The availability of financing opportunities will depend, in part, on market conditions, and the outlook for our business. Any future issuance of equity securities or securities convertible into equity securities could result in substantial dilution to our stockholders, and the securities issued in such a financing could have rights, preferences or privileges senior to those of our Common Stock. In addition, if we raise additional funds through debt financing, we could be subject to debt covenants that place limitations on our operations. We could not be able to raise additional capital on reasonable terms, or at all, or we could use capital more rapidly than anticipated. If we cannot raise the required capital when needed, we may not be able to satisfy the demands of existing and prospective customers, we could lose revenue and market share and we may have to curtail our capital expenditures.

If we are unable to obtain sufficient capital in the future, we could have to curtail our capital expenditures. Any curtailment of our capital expenditures could result in a reduction in net revenue, reduced quality of our products, increased manufacturing costs for our products, harm to our reputation, or reduced manufacturing efficiencies and could have a material adverse effect on our business, financial condition and results of operations.

Risks Relating to the Spin-off

Our historical and pro forma financial information is not necessarily representative of the results we would have achieved as a business should the Spin-off have had occurred, and may not be a reliable indicator of our future results.

The historical financial information included in the registration statements of which this prospectus forms a part refers to the business as operated by us before the Spin-off. The historical and pro forma financial information included, is derived from the consolidated financial statements and accounting records of Digital Ally, Inc., with the historical financial information including each of our three distinct business segments and the pro forma financial information giving effect to the Spin-off as if it occurred on the dates indicates. This pro forma financial information does not necessarily reflect the financial position, results of operations and cash flows that the Company would have achieved as a business should the Spin-off have had occurred during the periods presented or those that we will achieve in the future primarily.

22

The Company may not achieve some or all of the expected benefits of the Spin-off, and the Spin-off may materially and adversely affect our financial position, results of operations and cash flows.

The Company may be unable to achieve the full strategic and financial benefits expected to result from the Spin-off, or such benefits may be delayed or not occur at all. The Spin-off is expected to provide the following benefits, among others:

●	The Spin-off will allow investors to separately value Digital Ally and Kustom Entertainment, Inc. based on each company’s unique investment identities, including the merits, strategy, performance and future prospects of their respective businesses. The Spin-off will also provide investors with two distinct and targeted investment opportunities.

●	The Spin-off will allow each business to more effectively pursue its own distinct operating priorities and strategies and will enable the management of both companies to pursue unique opportunities for long-term growth and profitability.

●	The Spin-off will permit each company to concentrate its financial resources solely on its own operations, providing greater flexibility to invest capital in its business at a time and in a manner appropriate for its distinct strategy and business needs. This will facilitate a more efficient allocation of capital based on each company’s profitability, cash flow and growth opportunities and allow each company to pursue an optimal mix of return of capital to stockholders, reinvestment in leading-edge technology and value-enhancing M&A opportunities.

●	The Spin-off will create independent public companies that will afford each company direct access to capital markets and facilitate the ability to capitalize on its unique growth opportunities.

●	The Spin-off will facilitate incentive compensation arrangements for employees and management that are more directly tied to the performance of each relevant company’s business and enhance employee hiring and retention by, among other things, improving the alignment of management and employee incentives with performance and growth objectives.

The Company may not achieve these and other anticipated benefits for a variety of reasons, including, among others, that the Spin-off will require significant amounts of management’s time and effort, which may divert management’s attention from operating and growing our business.

Digital Ally or Kustom Entertainment, Inc. may fail to perform under the transaction agreements that will be executed as part of the Spin-off.

In connection with the Spin-off, Digital Ally and Kustom Entertainment, Inc. will enter into a Separation Agreement and a Tax Matters Agreement. The Separation Agreement and the Tax Matters Agreement will determine the allocation of assets and liabilities between the companies following the Spin-off for those respective areas and will include any necessary indemnifications related to liabilities and obligations. Digital Ally will rely on Kustom Entertainment, Inc. to satisfy its obligations under these agreements. If Kustom Entertainment, Inc. is unable to satisfy its obligations under these agreements, including its indemnification obligations, the Company could incur operational difficulties or losses.

After the Spin-off, certain members of management, directors and holders of Common Stock will hold stock in both Digital Ally and Kustom Entertainment, Inc., and as a result may face actual or potential conflicts of interest.

After the Spin-off, certain management and directors of each of Digital Ally and Kustom Entertainment, Inc. may own both Digital Ally Common Stock and Kustom Entertainment, Inc. common stock. This ownership overlap could create, or appear to create, potential conflicts of interest when our management and directors and Kustom Entertainment, Inc.’s management and directors face decisions that could have different implications for us and Kustom Entertainment, Inc. For example, potential conflicts of interest could arise in connection with the resolution of any dispute between Digital Ally and Kustom Entertainment, Inc. regarding the terms of the agreements governing the Spin-off and our relationship with Kustom Entertainment, Inc. thereafter.

In connection with the Spin-off, Kustom Entertainment, Inc. will indemnify Digital Ally for certain liabilities, and we will indemnify Kustom Entertainment, Inc. for certain liabilities. If we are required to pay under these indemnities to Kustom Entertainment, Inc., our financial results could be negatively impacted. The Kustom Entertainment, Inc. indemnity may not be sufficient to hold us harmless from the full amount of liabilities for which Kustom Entertainment, Inc. will be allocated responsibility, and Kustom Entertainment, Inc. may not be able to satisfy its indemnification obligations in the future.

Any amounts we are required to pay pursuant to these indemnification obligations and other liabilities could require us to divert cash that would otherwise have been used in furtherance of our operating business. Further, the indemnity from Kustom Entertainment, Inc. may not be sufficient to protect us against the full amount of such liabilities, and Kustom Entertainment, Inc. may not be able to fully satisfy its indemnification obligations. Moreover, even if we ultimately succeed in recovering from Kustom Entertainment, Inc. any amounts for which we are held liable, we may be temporarily required to bear these losses ourselves. Each of these risks could have a material adverse effect on our financial position, results of operations and cash flows.

Transfer or assignment to us of some contracts and other assets may require the consent of a third party. If such consent is not given, we may not be entitled to the benefit of such contracts, investments, and other assets in the future.

Transfer or assignment of some of the contracts and other assets in connection with the Spin-off may require the consent of a third party to the transfer or assignment. Similarly, in some circumstances, we may be the joint beneficiaries of contracts, and may need to enter into a new agreement with the third party to replicate the existing contract or assign the portion of the existing contract related to our business. While we anticipate that most of these contract assignments and new agreements, if needed, will be obtained prior to the Spin-off, we may not be able to obtain all required consents or enter into all such new agreements, as applicable, until after execution of the Spin-off. Some parties may use the requirement of a consent to seek more favorable contractual terms from us, which could include our having to obtain letters of credit or other forms of credit support. If we are unable to obtain such consents or such credit support on commercially reasonable and satisfactory terms, we may be unable to obtain some of the benefits, assets, and contractual commitments that are intended to be allocated to us as part of the Spin-off. In addition, where we do not intend to obtain consent from third-party counterparties based on our belief that no consent is required, the third-party counterparties may challenge the transaction on the basis that the terms of the applicable commercial arrangements require their consent. We may incur substantial litigation and other costs in connection with any such claims and, if we do not prevail, our ability to use these assets could be adversely impacted.

We cannot provide assurance that all such required third-party consents and new agreements will be procured or put in place, as applicable, prior to the execution of the Spin-off. Consequently, we may not realize certain of the benefits that are intended to be allocated to us as part of the Spin-off.

23

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities and Exchange Act of 1934, as amended, which represent our expectations or beliefs concerning future events. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, and/or which include words such as “believes,” “plans,” “intends,” “anticipates,” “estimates,” “expects,” “may,” “will” or similar expressions. In addition, any statements concerning future financial performance, ongoing strategies or prospects, and possible future actions, including any potential strategic transaction involving us, which may be provided by our management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about our company, economic and market factors, and the industry in which we do business, among other things. These statements are not guarantees of future performance, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. Factors that could cause our actual performance, future results and actions to differ materially from any forward-looking statements include, but are not limited to, those discussed under the headings “Prospectus Summary”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” in this prospectus and in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934. The forward-looking statements in this prospectus represent our views as of the date such statements are made. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date such statements are made.

24

USE OF PROCEEDS

We estimate that the net proceeds to us from the offering will be approximately $7.3 million, after deducting the placement agent fees and estimated offering expenses payable by us, and assuming the exercise of all Pre-Funded Warrants sold in this offering. This estimate excludes the proceeds, if any, from the exercise of the Warrants sold in this offering. If all of the Warrants sold in this offering were exercised for cash, we would receive additional net proceeds of approximately $         million. We cannot predict when or if these Warrants will be exercised. It is possible that these Warrants may expire and may never be exercised.

A $1.00 increase (decrease) in the assumed public offering price of $5.96 per Unit (or $5.959 per Pre-Funded Unit) would increase (decrease) the net proceeds to us from this offering by approximately $1.2 million, assuming that the number of Units (and Pre-Funded Units) offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the placement agent fee and estimated offering expenses payable by us.

Similarly, a 100,000 increase (decrease) in the number of Units (or Pre-Funded Units) offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the net proceeds to us by approximately $0.6 million, assuming the public offering price of $5.96 Unit (or $5.959 per Pre-Funded Unit) remains the same, and after deducting estimated placement agent fees and estimated offering expenses payable by us.

The precise amount and timing of the application of such net proceeds will depend upon our funding requirements and the availability and cost of other funds. Our Board and management will have considerable discretion in the application of the net proceeds from this offering, and it is possible that we may allocate the proceeds differently than investors in this offering may desire or that we may fail to maximize the return on these proceeds. You will be relying on the judgment of our management with regard to the use of proceeds from this offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.

We intend to use the proceeds of this offering for new product development, general corporate purposes including legal and marketing matters, and other working capital purposes.

We may temporarily invest the net proceeds in short-term, interest-bearing instruments or other investment-grade securities.

25

DILUTION

If you purchase securities in this offering, you will experience immediate dilution to the extent of the difference between the public offering price per share included as part of the Units or that may be issued upon the exercise of any Pre-Funded Warrants included as part of the Pre-Funded Units and our net tangible book value per share immediately after the offering. Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the number of outstanding shares of our Common Stock. As of September 30, 2022, our net tangible book value (prior to adjustment for the Reverse Stock Split) was approximately $29,814,570, or approximately $0.55 per share.

Pro forma net tangible book value per share represents the amount of our total tangible assets as adjusted to take into account (i) net cash proceeds of approximately $15,000,000 from our private placement of Series A Convertible Redeemable Preferred Stock and Series B Convertible Redeemable Preferred Stock, which closed on October 19, 2022; (ii) redemption of all shares of Series A Convertible Redeemable Preferred Stock and Series B Convertible Redeemable Preferred Stock at a price per share equal to 105% of the stated value of each such series of Preferred Stock on December 7, 2022; and (iii) the Reverse Stock Split. After giving effect to these transactions, our pro forma net tangible book value per share as of September 30, 2022 was approximately $11.06 per share.

After giving effect to the issuance and sale of the securities offered by us in this offering, assuming the exercise of any Pre-Funded Warrants that are sold in this offering, no exercise of any of the Warrants issued pursuant to this offering, and after deducting the placement agent’s fees and estimated offering expenses payable by us, the pro forma as adjusted net tangible book value would have been approximately $37.1 million, or $9.06 per share of Common Stock. This represents an immediate decrease in net tangible book value of $2.00 per share to existing stockholders and an immediate dilution of $3.10 per share to new investors purchasing Units or Pre-Funded Units in this offering.

The following table illustrates this dilution on a per-share basis (unaudited):

Assumed public offering price Unit Stock	$5.96
Pro forma net tangible book value per share at September 30, 2022, before giving effect to this offering	$11.06
Increase (decrease) in pro forma as adjusted net tangible per share attributable to investors in this offering	$(2.00)
Pro forma as adjusted net tangible book value per share, as adjusted to give effect to this offering	$9.06
Dilution to pro forma as adjusted net tangible book value per share to investors in this offering	$3.10

The dilution information discussed above is illustrative only and will change based on the actual public offering price and other terms of this offering determined at pricing. A $1.00 increase or decrease in the assumed public offering price of $5.96 per Unit (and $5.959 Pre-Funded Unit) would increase or decrease the pro forma, as adjusted net tangible book value per share by approximately $38.4 million, and increase or decrease the pro forma, as adjusted net tangible book value per share to investors participating in this offering by approximately $9.37 per share, assuming the number of Units (and Pre-Funded Units) offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the placement agent fee and estimated offering expenses payable by us.

The information above is as of September 30, 2022, and includes or excludes the following as of such date:

●	excludes up to 53,950 shares of our Common Stock issuable upon exercise of outstanding options with a weighted average exercise price of $45.80 per share ;

●	includes 83,250 shares of our Common Stock subject to forfeiture pursuant to outstanding non-vested restricted stock grants; and

●	excludes up to 67,459 shares of our Common Stock issuable upon exercise of warrants outstanding, having a weighted average exercise price of $60.26 per share.

To the extent that our outstanding options or warrants are exercised or converted, as applicable, you could experience further dilution. To the extent that we raise additional capital through the sale of additional equity, the issuance of any of our shares of Common Stock could result in further dilution to our stockholders.

26

UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

The unaudited pro forma combined financial information of the Company gives effect to the Spin-off and related adjustments in accordance with Article 8 of the SEC’s Regulation S-X. In May 2020, the SEC adopted Release No.33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” or the Final Rule. The Final Rule was effective on January 1, 2021 and the unaudited pro forma combined financial information herein is presented in accordance therewith.

The unaudited pro forma combined financial information presented below has been derived from our historical combined financial statements included in this prospectus. While the historical combined financial statements reflect the historical financial results of Digital Ally, Inc., these pro forma statements give effect to the separation of Kustom Entertainment, Inc. into an independent, publicly traded company.

The unaudited pro forma combined balance sheet gives effect to the Spin-off and related transactions described below as if they had occurred on September 30, 2022. The unaudited pro forma adjustments to the combined statement of operations for the nine months ended September 30, 2022 and year ended December 31, 2021 assume that the Spin-off and related transactions occurred as of January 1, 2021.

The unaudited pro forma combined statement of operations for the nine months ended September 30, 2022 and year ended December 31, 2021 and the unaudited pro forma combined balance sheet as of September 30, 2022 have been prepared to reflect adjustments to the Company’s historical combined financial information for the following transaction accounting and autonomous entity adjustments:

●	the issuance of approximately 2,695,170 common shares of the Company as part of the Spin-off;

●	the one-time expenses associated with the separation of the Company; and

●	the impact of the aforementioned adjustments on the Company’s operations.

The pro forma adjustments are based on available information and assumptions that management believes are reasonable given the information that is currently available. The unaudited pro forma combined financial statements are for informational purposes only and do not purport to represent what the Company’s financial position and results of operations actually would have been had the Spin-off occurred on the dates indicated, or to project the Company’s financial performance for any future period. The historical audited combined annual and unaudited combined interim financial statements of Digital Ally, Inc. have been derived from the consolidated company’s historical accounting records and reflect certain allocations of expenses. All of the allocations and estimates in such financial statements are based on assumptions that Digital Ally, Inc.’s management believes are reasonable. The historical combined financial statements do not necessarily represent the financial position or results of operations of Digital Ally, Inc. had it been operated as a standalone company during the periods or at the dates presented. As a result, autonomous entity adjustments have been reflected in the unaudited pro forma combined financial information.

The unaudited pro forma combined financial information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical audited combined annual and unaudited combined interim financial statements and corresponding notes in this prospectus.

27

DIGITAL ALLY, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

	Digital Ally, Inc. As reported September 30, 2022	Pro Forma Adjustments	Note	Digital Ally, Inc. Post Spin-off Pro Forma

Assets
Current assets:
Cash and cash equivalents	$6,295,391	$(5,467)	(a)	$6,289,924
Accounts receivable – trade, net	2,744,354	(786,721)	(a)	1,957,633
Other receivables (including $138,384 due from related parties – September 30, 2022)	5,448,545	(3,000,000)	(a)	2,448,545
Inventories, net	10,963,916	(1,375,116)	(a)	9,588,800
Prepaid expenses	9,227,985	(3,452,520)	(a)	5,775,465

Total current assets	34,680,191	(8,619,824)		26,060,367

Property, plant, and equipment, net	8,407,139	(1,258,112)	(a)(b)	7,149,027
Goodwill and other intangible assets, net	18,230,538	(11,484,295)	(a)	6,746,243
Operating lease right of use assets, net	846,521	(21,017)	(a)	825,504
Other assets	6,233,075	(1,733,264)	(a)(c)	4,499,811

Total assets	$68,397,464	$(23,116,512)		$45,280,952

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,902,259	$(8,305,662)	(a)(d)	$1,596,597
Accrued expenses	1,097,065	(121,787)	(a)	975,278
Current portion of operating lease obligations	304,294	(21,017)	(a)	283,277
Contract liabilities – current portion	2,049,704	—		2,049,704
Debt obligations – current portion	569,934	—		569,934
Warrant derivative liabilities	—	—		—
Income taxes payable	11,796	—		11,796

Total current liabilities	13,935,052	(8,448,466)		5,486,586

Long-term liabilities:
Debt obligations – long term	671,887	-		671,887
Operating lease obligation – long term	610,422	-		610,422
Contract liabilities – long term	5,134,995	-		5,134,995

Total liabilities	20,352,356	-		11,903,890

Commitments and contingencies

Stockholders’ Equity:
Common stock, $0.001 par value per share; 100,000,000 shares authorized; shares issued: 2,695,170 shares issued and outstanding – September 30, 2022	2,695	-		2,695
Additional paid in capital	129,994,446	-		129,994,446
Noncontrolling interest in consolidated subsidiary	309,397	-		309,397
Accumulated deficit	(82,261,430)	(14,668,046)		(96,929,476)

Total stockholders’ equity	48,045,108	(14,668,046)		33,377,062

Total liabilities and stockholders’ equity	$68,397,464	$(23,116,512)		$45,280,952

28

DIGITAL ALLY, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

	Digital Ally, Inc. As reported Nine months ended September 30, 2022	Pro Forma Adjustments	Notes	Digital Ally, Inc. Post Spin-off Pro Forma
Revenue:
Product	$7,682,614	$(3,593,577)	(a)	$4,089,037
Service and other	20,447,778	(12,344,275)	(a)	8,103,503

Total revenue	28,130,392	(15,937,852)		12,192,540

Cost of revenue:
Product	8,154,984	(4,166,252)	(a)	3,988,732
Service and other	15,721,210	(11,360,849)	(a)	4,360,361

Total cost of revenue	23,876,194	(15,527,101)		8,349,093

Gross profit	4,254,198	(410,751)		3,843,447

Selling, general and administrative expenses:
Research and development expense	1,654,395	-		1,654,395
Selling, advertising and promotional expense	7,375,364	(5,449,874)	(a)(b)	1,925,490
General and administrative expense	15,256,049	(5,165,533)	(a)(c)	10,090,516

Total selling, general and administrative expenses	24,285,808	(10,615,407)		13,670,401

Operating loss	(20,031,610)	10,204,656		(9,826,954)

Other income (expense):
Interest income	116,928	-		116,928
Interest expense	(39,766)	23,094	(a)	(16,672)
Other income (loss)	41,167	1,892	(a)	43,059
Change in fair value of contingent consideration promissory notes	347,169	-		347,169
Change in fair value of short-term investments	(84,818)	-		(84,818)
Change in fair value of warrant derivative liabilities	6,726,638	-		6,726,638
Gain on extinguishment of warrant derivative liabilities	3,624,794	-		3,624,794

Total other income	10,732,112	24,986		10,757,098

Income (loss) before income tax benefit	(9,299,498)	10,229,642		930,144
Income tax benefit	—	-		—

Net income (loss)	(9,299,498)	10,229,642		930,144

Net loss (income) attributable to noncontrolling interests of consolidated subsidiary	(268,636)	-		(268,636)

Net income (loss) attributable to common stockholders	$(9,568,134)	$10,229,642		$661,508

Net loss per share information:
Basic	$(3.83)	$4.09		$0.26
Diluted	$(3.83)	$4.09		$0.26

Weighted average shares outstanding:
Basic	2,498,681	2,498,681		2,498,681
Diluted	2,498,681	2,498,681		2,498,681

29

DIGITAL ALLY, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

	Digital Ally, Inc. as reported	Pro Forma Adjustments	Notes	Transaction Accounting Adjustments	Digital Ally, Inc. Post Spin-off Pro Forma
Revenue:
Product	$9,180,287	$(2,787,237)	(a)	$—	$6,393,050
Service and other	12,233,147	(7,922,523)	(a)	—	4,310,624

Total revenue	21,413,434	(10,709,760)		—	10,703,674

Cost of revenue:
Product	8,635,047	(2,437,986)	(a)	—	6,197,061
Service and other	7,114,612	(5,131,392)	(a)	—	1,983,220

Total cost of revenue	15,749,659	(7,569,378)		—	8,180,281

Gross profit	5,663,775	(3,140,382)		—	2,523,393

Selling, general and administrative expenses:
Research and development expense	1,930,784	—		—	1,930,784
Selling, advertising and promotional expense	5,717,824	(3,630,679)	(a)(b)	—	2,087,145
General and administrative expense	12,776,077	(3,333,876)	(a)(c)(d)	1,500,000	10,942,201

Total selling, general and administrative expenses	20,424,685	(6,964,556)		1,500,000	14,960,129

Operating loss	(14,760,910)	3,824,173		(1,500,000)	(12,436,737)

Other income (expense):
Interest income	310,200	—		—	310,200
Interest expense	(28,600)	—		—	(28,600)
Gain on extinguishment of debt	10,000	—		—	10,000
Change in fair value of contingent consideration promissory notes	3,732,789	(3,700,000)	(a)	—	32,789
Change in fair value of short-term investments	(101,645)	—		—	(101,645)
Change in fair value of warrant derivative liabilities	36,664,907	—		—	36,664,907
Warrant modification expense	(295,780)	—		—	(295,780)

Total other income	40,291,871	(3,700,000)		—	36,591,871

Income (loss) before income tax benefit	25,530,961	124,173		(1,500,000)	24,155,134
Income tax benefit	—	—		—	—

Net income (loss)	25,530,961	124,173		(1,500,000)	24,155,134

Net loss (income) attributable to noncontrolling interests of consolidated subsidiary	(56,453)	—		—	(56,453)

Net income (loss) attributable to common stockholders	$25,474,508	$124,173		$(1,500,000)	$24,098,681

Net loss per share information:
Basic	$10.14	$0.05		$(0.60)	$9.60
Diluted	$10.14	$0.05		$(0.60)	$9.60

Weighted average shares outstanding:
Basic	2,511,114	2,511,114		2,511,114	2,511,114
Diluted	2,511,114	2,511,114		2,511,114	2,511,114

30

Notes to Unaudited Pro Forma Combined Financial Data

1. Basis of Presentation

The unaudited pro forma condensed combined financial statements are based on Digital Ally, Inc.’s historical financial statements and the newly formed Kustom Entertainment, Inc., as adjusted to give effect to the Spin-off. The unaudited pro forma combined statements of operations for the nine months ended September 30, 2022 and year ended December 31, 2021, respectively, give effect to the Spin-off as if it had occurred on January 1, 2021. The unaudited pro forma combined balance sheet as of September 30, 2022, gives effect to the Spin-off as if it had occurred on September 30, 2022. Kustom Entertainment, Inc. (“Spun-off Subsidiary”) has historically operated as part of Digital Ally, Inc. (“the Company”) and not as a standalone company. Financial statements representing the historical operations have been derived from the Company’s historical accounting records and are presented on a carve-out basis. All revenues and costs as well as assets and liabilities directly associated with the business activity of the Spun-off Subsidiary are included in the financial statements. The financial statements also include allocations of certain general, administrative, sales and marketing expenses and cost of sales from the Company. However, amounts recognized by the Spun-off Subsidiary are not necessarily representative of the amounts that would have been reflected in the financial statements had the Spun-off Subsidiary operated independently of the Company. The Company allocations are discussed further in Note 2. As part of the Company, the Spun-off Subsidiary has historically been dependent upon the Company for a majority of its working capital and financing requirements as the Company uses a centralized approach to cash management and financing of its operations. Financial transactions relating to the Spun-off Subsidiary are accounted for through the Company due to/from account.

2. Pro Forma Adjustments

Pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following correspond to the footnotes in the above financial statements.

Balance Sheet – September 30, 2022

(a)	Reflects the stand-alone financial balances of TicketSmarter, Inc., separate from the Company. As Kustom 440, Inc. and BirdVu Jets, Inc. did not have operations during the nine months ended September 30, 2022, they have no impact on the period’s balance sheet.

(b)	Reflects the allocation of $1.3 million in particular fixed assets, at net carrying value, to Kustom Entertainment, Inc. at the Spin-off date.

(c)	Reflects the allocation of $0.7 million in other assets to Kustom Entertainment, Inc. at the Spin-off date.

(d)	Reflects the allocation of $0.8 million in accounts payable to Kustom Entertainment, Inc. as of September 30, 2022. These payables shall be charged to and paid by Kustom Entertainment, thus shall be deemed to be the Spun-off Subsidiary’s liabilities.

Statement of Operations - Nine months ended September 30, 2022

(a)	Reflects the stand-alone statement of operations of TicketSmarter, Inc., separate from the Company. As Kustom 440, Inc. and BirdVu Jets, Inc. did not have operations during the nine months ended September 30, 2022, they have no impact on the period’s statement of operations.

(b)	Reflects the allocation of $2.1 million in advertising expenses to Kustom Entertainment, Inc. at the Spin-off date.

(c)	Reflects the allocation of $2.4 million in general and administrative expenses, mostly payroll and travel related, to Kustom Entertainment, Inc. at the Spin-off date.

Statement of Operations - Year ended December 31, 2021

(a)	Reflects the stand-alone statement of operations of TicketSmarter, Inc., separate from the Company. As Kustom 440, Inc. and BirdVu Jets, Inc. did not have operations during the year ended December 31, 2021, they have no impact on the period’s statement of operations.

(b)	Reflects the allocation of $2.1 million in advertising expenses to Kustom Entertainment, Inc. at the Spin-off date.

(c)	Reflects the allocation of $1.6 million in general and administrative expenses, mostly payroll and travel related, to Kustom Entertainment, Inc. at the Spin-off date.

(d)	Reflects the allocation of one half of the anticipated transactions costs, as if the Spin-off had occurred on January 1, 2021.

31

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion together with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that are based on our current expectations, estimates and projections about our business and operations. Our actual results may differ materially from those currently anticipated and expressed in such forward-looking statements as a result of a number of factors, including those which we discuss under “Risk Factors” and elsewhere in this prospectus. See “Cautionary Note Regarding Forward-Looking Statements.”

Current Trends and Recent Developments for the Company

Overview

The Company has recently expanded beyond its legacy business digital video recording system for use in the law enforcement and security markets to two new reportable operating segments. Currently, the Company’s reportable operating segments are: 1) the Video Solutions Segment, 2) the Revenue Cycle Management Segment and 3) the Ticketing Segment. The Video Solutions Segment is our legacy business that produces digital video imaging, storage products, disinfectant and related safety products for use in law enforcement, security and commercial applications. This segment includes both service and product revenues through our subscription models offering cloud and warranty solutions, and hardware sales for video and health safety solutions. The Revenue Cycle Management Segment provides working capital and back-office services to a variety of healthcare organizations throughout the country, as a monthly service fee. The Ticketing Segment acts as an intermediary between ticket buyers and sellers within our secondary ticketing platform, Ticketsmarter.com, and we also acquire tickets from primary sellers to then sell through various platforms.

Video Solutions Operating Segment

Within the Video Solutions reportable operating segment we supply technology-based products utilizing our portable digital video and audio recording capabilities for the law enforcement and security industries and for the commercial fleet and mass transit markets. We have the ability to integrate electronic, radio, computer, mechanical, and multi-media technologies to create positive solutions to our customers’ requests. Our products include: the EVO-HD, DVM-800 and DVM-800 Lite, which are in-car digital video systems for law enforcement and commercial markets; the FirstVu body-worn camera line, consisting of the FirstVu Pro, FirstVu II, and the FirstVu HD; our patented and revolutionary VuLink product, which integrates our body-worn cameras with our in-car systems by providing hands-free automatic activation for both law enforcement and commercial markets; the FLT-250, DVM-250, and DVM-250 Plus, which are our commercial line of digital video mirrors that serve as “event recorders” for the commercial fleet and mass transit markets; FleetVu, EVO Web, and VuVault are our cloud-based evidence management systems.

Revenue Cycle Management Operating Segment

We entered the revenue cycle management operating segment late in the second quarter of 2021 with the formation of our wholly owned subsidiary, Digital Ally Healthcare, Inc. and its majority-owned subsidiary Nobility Healthcare, LLC (“Nobility Healthcare”). Nobility Healthcare completed its first acquisition on June 30, 2021, when it acquired a private medical billing company, and a second acquisition on August 31, 2021 upon the completion of its acquisition of another private medical billing company, in which we will assist in providing working capital and back-office services to healthcare organizations throughout the country. Our assistance consists of insurance and benefit verification, medical treatment documentation and coding, and collections. Through our expertise and experience in this field, we aim to maximize our customers’ service revenues collected, leading to substantial improvements in their operating margins and cash flows.

Ticketing Operating Segment

We entered into the ticketing operating segment through the formation of our wholly owned subsidiary, TicketSmarter, Inc. (“TicketSmarter”) and its completed acquisitions of Goody Tickets, LLC and TicketSmarter, LLC, on September 1, 2021. TicketSmarter provides ticket sales, partnerships, and mainly, ticket resale services through its online ticketing marketplace for live events, TicketSmarter.com. TicketSmarter offers tickets for over 125,000 live events through its platform, for a wide range of events, including concerts, sporting events, theatres, and performing arts, throughout the country.

32

Comparison of the Nine Months Ended September 30, 2022 and 2021

Results of Operations

Summarized financial information for the Company’s reportable business segments is provided for the indicated periods and as of September 30, 2022, and September 30, 2021:

	Nine months ended September 30
	2022	2021
Net Revenues:
Video Solutions	$6,152,733	$7,058,161
Revenue Cycle Management	6,039,807	560,483
Ticketing	15,937,852	2,050,679
Total Net Revenues	$28,130,392	$9,669,323

Gross Profit (Loss):
Video Solutions	$1,543,057	$2,663,131
Revenue Cycle Management	2,520,709	197,681
Ticketing	190,432	612,442
Total Gross Profit	$4,254,198	$3,473,254

Operating Income (loss):
Video Solutions	$(4,327,049)	$(1,919,559)
Revenue Cycle Management	236,628	(40,537)
Ticketing	(5,915,953)	44,026
Corporate	(10,025,236)	(7,165,483)
Total Operating Income (Loss)	$(20,031,610)	$(9,081,553)

Depreciation and Amortization:
Video Solutions	$584,266	$236,131
Revenue Cycle Management	959,366	2,890
Ticketing	102,575	609
Total Depreciation and Amortization	$1,646,207	$239,630

	September 30, 2022	December 31, 2021
Assets (net of eliminations):
Video Solutions	$33,656,285	$25,983,348
Revenue Cycle Management	2,446,740	934,095
Ticketing	15,072,548	12,260,780
Corporate	17,221,891	43,810,974
Total Identifiable Assets	$68,397,464	$82,989,197

33

Segment net revenues reported above represent only sales to external customers. Segment gross profit represents net revenues less cost of revenues. Segment operating income (loss), which is used in management’s evaluation of segment performance, represents net revenues, less cost of revenues, less all operating expenses. Identifiable assets are those assets used by each segment in its operations. Corporate assets primarily consist of cash, property, plant and equipment, accounts receivable, inventories, and other assets.

For the Nine Months Ended September 30, 2022 and 2021

Results of Operations

Summarized immediately below and discussed in more detail in the subsequent subsections is an analysis of our operating results for the nine months ended September 30, 2022 and 2021, represented as a percentage of total revenues for each such quarter:

	Nine Months Ended September 30,
	2022	2021
Revenue	100%	100%
Cost of revenue	85%	64%

Gross profit	15%	36%
Selling, general and administrative expenses:
Research and development expense	6%	15%
Selling, advertising and promotional expense	26%	31%
General and administrative expense	54%	84%

Total selling, general and administrative expenses	86%	130%

Operating loss	(71)%	(94)%

Change in fair value of contingent consideration promissory notes	1%	—%
Change in fair value of derivative liabilities	37%	344%
Other income and interest income (expense), net	—%	2%
Income (loss) before income tax benefit	(33)%	252%
Income tax (provision)	—%	—%

Net income/(loss)	(33)%	252%

Net loss attributable to noncontrolling interests of consolidated subsidiary	(1)%	—%

Net income (loss) attributable to common stockholders	(34)%	252%

Net income/(loss) per share information:
Basic	$(3.83)	$9.80
Diluted	$(3.83)	$9.80

34

Product revenues by operating segment is as follows:

	Nine months Ended September 30,
	2022	2021
Product Revenues:
Video Solutions	$4,089,037	$4,988,364
Revenue Cycle Management	—	—
Ticketing	3,593,577	—
Total Product Revenues	$7,682,614	$4,988,364

Product revenues for the nine months ended September 30, 2022 and 2021 were $7,682,614 and $4,988,364 respectively, an increase of $2,694,250 (54%), due to the following factors:

●	Revenues generated by the new ticketing operating segment began with the Company’s September 2021 acquisition of TicketSmarter. The new ticketing operating segment generated $3,593,577 in product revenues for the nine months ended September 30, 2022, compared to $-0- for the nine months ended September 30, 2021. This product revenue relates to the resale of tickets purchased for live events, including sporting events, concerts, and theatre, then sold through various platforms to customers.

●	The Company’s video segment operating segment generated revenues totaling $4,089,037 during the nine months ended September 30, 2022 compared to $4,988,364 for the nine months ended September 30, 2021 due to slowing sales of our ThermoVuTM product lines related to our COVID-19 response. The Company launched two product lines in direct response to the increased safety precautions that organizations and individuals are taking due to the COVID-19 pandemic. ThermoVu™ was launched as a non-contact temperature-screening instrument that measures temperature through the wrist and controls entry to facilities when temperature measurements exceed pre-determined parameters. ThermoVu™ has optional features such as facial recognition to improve facility security by restricting access based on temperature and/or facial recognition reasons. ThermoVu™ provides an instant pass/fail audible tone with its temperature display and controls access to facilities based on such results. ThermoVuTM has been applied in schools, dental office, hospitals, office buildings, and other public venues. The Company also launched its Shield™ disinfectant/sanitizer product lines to fulfill demand by current customers and others for a disinfectant and sanitizer that is less harsh than many of the traditional products now widely distributed. The Shield™ Cleanser product line contains a cleanser with no harsh chemicals or fumes. The Company is beginning to experience decreased demand on these product lines as the COVID-19 pandemic begins to subside.

●	In general, our video solutions operating segment has experienced decreased demand on its product revenues due to price-cutting and competitive actions by our competitors, adverse marketplace effects related to our patent litigation proceedings and our recent financial condition. We introduced our new body-worn cameras, the FirstVu Pro and FirstVu II, in the fourth quarter of 2021, and we have begun to see increased traction with these products in the first nine months of 2022. The Company hopes the interest throughout the marketplace continues to grow for these new products as the market is able to review and test these new products.

●	Our video solutions operating segment management has been focusing on migrating customers, and in particular commercial customers, from a hardware sale to a service fee model. Therefore, we expect a reduction in commercial hardware sales (principally DVM-250’s, FLT-250’s, and our body-worn camera line) as we convert these customers to a service model under which we provide the hardware as part of a recurring monthly service fee. In that respect, we introduced a monthly subscription agreement plan for our body worn cameras and related equipment during the second quarter of 2020 that allowed law enforcement agencies to pay a monthly service fee to obtain body worn cameras without incurring a significant upfront capital outlay. This program has continued to gain traction, resulting in decreased product revenues and increased service revenues. We expect this program to continue to gain momentum, resulting in recurring revenues over a span of three to five years.

35

Service and other revenues by operating segment is as follows:

	Nine months Ended September 30,
	2022	2021
Service and Other Revenues:
Video Solutions	$2,063,696	$2,069,796
Revenue Cycle Management	6,039,807	560,484
Ticketing	12,344,275	2,050,679
Total Service and Other Revenues	$20,447,778	$4,680,959

Service and other revenues for the nine months ended September 30, 2022 and 2021 were $20,447,778 and $4,680,959, respectively, an increase of $15,766,819 (337%), due to the following factors:

●	Cloud revenues generated by the video solutions operating segment were $1,012,129 and $753,332 for the nine months ended September 30, 2022 and 2021, respectively, an increase of $258,797 (34%). We have experienced increased interest in our cloud solutions for law enforcement primarily due to the deployment of our cloud-based EVO-HD in-car system and our next generation body-worn camera products, which contributed to our increased cloud revenues in the nine months ended September 30, 2022. We expect this trend to continue throughout 2022 as the migration from local storage to cloud storage continues in our customer base.

●	Video solutions operating segment revenues from extended warranty services were $601,460 and $786,147 for the nine months ended September 30, 2022 and 2021, respectively, a decrease of $184,687 (23%). The continued effects from the COVID-19 pandemic have adversely affected our sales of DVM-800 hardware systems resulting in a decrease in their sales in the nine months ended September 30, 2022 compared to the same period in 2021.

●	Our new ticketing operating segment generated service revenues totaling $12,344,275 and $2,050,679 for the nine months ended September 30, 2022 and 2021, respectively, an increase of $10,293,596 (502%). The Company completed the acquisitions of Goody Tickets, LLC and TicketSmarter, LLC on September 1, 2021, thus resulting in the new revenue stream for the Company. TicketSmarter collects fees on transactions administered through the TicketSmarter.com platform for the buying and selling of tickets for live events throughout the country. We expect our ticketing operating segment to continue to present a strong revenue outlook moving forward.

●	Our new revenue cycle management operating segment generated service revenues totaling $6,039,807 and $560,484 for the nine months ended September 30, 2022 and 2021, respectively, an increase of $5,479,324 (978%). Our revenue cycle management operating segment has completed four acquisitions since formation in June of 2021, thus resulting in the new service revenue stream added in the nine months ended September 30, 2022. Our revenue cycle management operating segment provides revenue cycle management solutions and back-office services to healthcare organizations throughout the country. We expect our revenue cycle management segment to continue to present a strong revenue outlook moving forward.

Total revenues for the nine months ended September 30, 2022 and 2021 were $28,130,392 and $9,669,323, respectively, an increase of $18,461,069 (191%), due to the reasons noted above.

36

Cost of Product Revenue

Overall cost of product revenue sold for the nine months ended September 30, 2022, and 2021 was $8,154,984 and $3,776,185, respectively, an increase of $4,378,799 (116%). Overall cost of goods sold for products as a percentage of product revenues for the nine months ended September 30, 2022, and 2021 were 106% and 76%, respectively. Cost of products sold by operating segment is as follows:

	Nine months Ended September 30,
	2022	2021
Cost of Product Revenues:
Video Solutions	$3,768,413	$3,776,185
Revenue Cycle Management	—	—
Ticketing	4,386,571	—
Total Cost of Product Revenues	$8,154,984	$3,776,185

The decrease in cost of goods sold for our video solutions segment products is directly correlated with the decrease in product sales for the nine months ended September 30, 2022 compared to the nine months ended September 30, 2021. In addition, the video solutions segment recorded valuation allowances for its older product lines and a portion of its Shield products during the first nine months of 2022, directly increasing cost of goods sold for the period. Cost of product sold as a percentage of product revenues for the video solutions segment increased to 92% for the nine months ended September 30, 2022 as compared to 76% for the nine months ended September 30, 2021.

The increase in ticketing operating segment cost of product sold is due to the acquisition of TicketSmarter in the third quarter of 2021, resulting in an increase to cost of product revenue of $4,386,571 for the nine months ended September 30, 2022, compared to $-0- for the nine months ended September 30, 2021. Cost of product sold as a percentage of product revenues for the ticketing solutions was 122% for the nine months ended September 30, 2022. The Ticketing Segment recorded an allowance for unsold and under-market tickets during the first quarter 2022 due to event cancellations and restrictions imposed on the size and type of gatherings related to the Omicron variant.

We recorded $3,771,424 and $3,915,089 in reserves for obsolete and excess inventories at September 30, 2022 and December 31, 2021, respectively. Total raw materials and component parts were $4,960,740 and $3,062,046 at September 30, 2022 and December 31, 2021, respectively, an increase of $1,898,694 (62%). Finished goods balances were $9,769,951 and $10,512,577 at September 30, 2022 and December 31, 2021, respectively, a decrease of $742,626 (7%) which was attributable to a decrease in finished goods from our newly acquired ticketing segment. The small decrease in the inventory reserve is primarily due to the reduction in finished goods and movement of excess inventory. We believe the reserves are appropriate given our inventory levels as of September 30, 2022.

Cost of Service Revenue

Overall cost of service revenue sold for the nine months ended September 30, 2022, and 2021 was $15,721,210 and $2,419,884, respectively, an increase of $13,301,326 (550%). Overall cost of goods sold for services as a percentage of service revenues for the nine months ended September 30, 2022, and 2021 were 77% and 52%, respectively. Cost of service revenues by operating segment is as follows:

	Nine months Ended September 30,
	2022	2021
Cost of Service Revenues:
Video Solutions	$841,263	$618,845
Revenue Cycle Management	3,519,098	362,802
Ticketing	11,360,849	1,438,237
Total Cost of Service Revenues	$15,721,210	$2,419,884

The increase in cost of service revenues for our video solutions segment is commensurate with the increase in service revenues in the nine months ended September 30, 2022 compared to the nine months ended September 30, 2021. Cost of service revenues as a percentage of service revenues for the video solutions segment increased to 41% for the nine months ended September 30, 2022 as compared to 30% for the nine months ended September 30, 2021.

The increase in revenue cycle management operating segment cost of service revenue is due to the four acquisitions of medical billing companies completed since June 2021. Cost of service revenues as a percentage of service revenues for the revenue cycle management operating segment was 58% for the nine months ended September 30, 2022.

37

The increase in ticketing operating segment cost of service revenues is the due to the 2021 acquisition of TicketSmarter, resulting in an increase to cost of service revenue of $11,360,849 for the nine months ended September 30, 2022, compared to $1,438,237 for the nine months ended September 30, 2021. Cost of service revenues as a percentage of service revenues for the ticketing segment was 92% for the nine months ended September 30, 2022.

Gross Profit

Overall gross profit for the nine months ended September 30, 2022 and 2021 was $4,254,198 and $3,473,254, respectively, an increase of $780,944 (22%). Gross profit by operating segment was as follows:

	Nine months Ended September 30,
	2022	2021

Gross Profit:
Video Solutions	$1,543,057	$2,663,131
Revenue Cycle Management	2,520,709	197,681
Ticketing	190,432	612,442
Total Gross Profit	$4,254,198	$3,473,254

The overall increase is attributable to the large overall increase in revenues for the nine months ended September 30, 2022 and an increase in the overall cost of sales as a percentage of overall revenues to 85% for the nine months ended September 30, 2022 from 64% for the nine months ended September 30, 2021. Our goal is to improve our margins over the longer term based on the expected margins generated by our new recent revenue cycle management and ticketing operating segments together with our video solutions operating segment and its expected margins from our EVO-HD, DVM-800, VuLink, FirstVu Pro, FirstVu II, FirstVu HD, ThermoVuTM, ShieldTM disinfectants and our cloud evidence storage and management offering, provided that they gain traction in the marketplace and subject to a normalizing economy in the wake of the COVID-19 pandemic and current inflationary concerns. In addition, if revenues from the video solutions segment increase, we will seek to further improve our margins from this segment through expansion and increased efficiency utilizing fixed manufacturing overhead components. We plan to continue our initiative to more efficient management of our supply chain through outsourcing production, quantity purchases and more effective purchasing practices.

Selling, General and Administrative Expenses

Selling, general and administrative expenses were $24,285,808 and $12,554,807 for the nine months ended September 30, 2022 and 2021, respectively, an increase of $11,731,001 (93%). The increase was primarily attributable to the recent acquisitions completed in the third quarter of 2021. Our selling, general and administrative expenses as a percentage of sales decreased to 86% for the nine months ended September 30, 2022 compared to 130% in the same period in 2021. The significant components of selling, general and administrative expenses are as follows:

	Nine months ended September 30,
	2022	2021
Research and development expense	$1,654,395	$1,402,185
Selling, advertising and promotional expense	7,375,364	2,978,620
General and administrative expense	15,256,049	8,174,002

Total	$24,285,808	$12,554,807

38

Research and development expense. We continue to focus on bringing new products to market, including updates and improvements to current products. Our research and development expenses totaled $1,654,395 and $1,402,185 for the nine months ended September 30, 2022 and 2021, respectively, an increase of $252,210 (18%). Most of our engineers are dedicated to research and development activities for new products, primarily the new generation of body-worn cameras, EVO-HD and non-mirror based DVM-250 that can be located in multiple places in a vehicle. We expect our research and development activities will continue to trend higher in future quarters as we continue to expand our product offerings based on our new body-worn camera and EVO-HD product platform and as we outsource more development projects. We consider our research and development capabilities and new product focus to be a competitive advantage and intend to continue to invest in this area on a prudent basis and consistent with our financial resources.

Selling, advertising and promotional expenses. Selling, advertising and promotional expense totaled $7,375,364 and $2,978,620 for the nine months ended September 30, 2022 and 2021, respectively, an increase of $4,396,744 (148%). Promotional and advertising expenses represent the primary component of these costs and totaled $6,119,294 during the nine months ended September 30, 2022, compared to $1,677,455 during the nine months ended September 30, 2021, an increase of $4,441,839 (265%). The increase is primarily attributable to the 2022 sponsorship of NASCAR and IndyCar. Additionally, TicketSmarter remains in sponsorship and advertising. TicketSmarter accounted for $3,335,723 of the total promotional and advertising expense for the nine months ended September 30, 2022.

General and administrative expense. General and administrative expenses totaled $15,256,049 and $8,174,002 for the nine months ended September 30, 2022 and 2021, respectively, an increase of $7,082,047 (87%). The increase in general and administrative expenses in the nine months ended September 30, 2022 compared to the same period in 2021 is primarily attributable to an increase in administrative salaries, as payroll continues to increase with the new acquisition completed by the Company’s healthcare venture during the first half of 2022. General and administrative expense also increased due to a substantial increase in depreciation and amortization, rent expenses, and legal and professional expenses for the nine months ended September 30, 2022 compared to the same period in 2021, as a result of the numerous acquisitions completed by the Company that were not relevant to the same period in 2021.

Operating Loss

For the reasons stated above, our operating loss was $20,031,610 and $9,081,553 for the nine months ended September 30, 2022 and 2021, respectively, a decrease of $10,950,057 (121%). Operating loss as a percentage of revenues improved to 71% in the nine months ended September 30, 2022 from 94% in the same period in 2021.

Interest Income

Interest income decreased to $116,928 for the nine months ended September 30, 2022, from $222,497 in the same period of 2021, which reflects our change in cash and cash equivalent levels in the third quarter of 2022 compared to the third quarter of 2021. The Company held significant cash and cash equivalents throughout the third quarter of 2021, allowing a full nine months of interest income due to the two completed registered direct offerings in the first quarter of 2021 which yielded net proceeds of approximately $66.4 million.

Interest Expense

We incurred interest expense of $39,766 and $8,466 during the nine months ended September 30, 2022 and 2021, respectively. The increase is attributable to the contingent earn-out notes associated with the four Nobility Healthcare acquisitions, currently at a total balance of $1,091,821 for the four notes, with interest rates of 3.00% per annum.

Change in Fair Value of Short-Term Investments

We recognized a loss on change in fair value of short-term investments totaling $84,818 and $28,210 during the nine months ended September 30, 2022 and 2021, respectively. Such short-term investments are included in cash and cash equivalents as they contain original maturities of ninety (90) days or less.

39

Change in Fair Value of Contingent Consideration Promissory Notes

The Company recognized a gain on the change in fair value of contingent consideration promissory notes of $347,169 and $-0- during the nine months ended September 30, 2022 and 2021, respectively. This is in connection with the four acquisitions made by our revenue cycle management segment.

Change in Fair Value of Derivative Liabilities

During the first quarter of 2021, the Company issued detachable warrants to purchase a total of 2,127,500 shares of Common Stock in association with the two registered direct offerings previously described. The underlying warrant agreement terms provide for net cash settlement outside the control of the Company in the event of tender offers under certain circumstances. As such, the Company is required to treat these warrants as derivative liabilities which are valued at their estimated fair value at their issuance date and at each reporting date with any subsequent changes reported in the condensed consolidated statement of operations as the change in fair value of warrant derivative liabilities. The change in fair value of the warrant derivative liabilities from December 31, 2021, to September 30, 2022, totaled $6,726,638 which was recognized as a gain in the third quarter of 2022. The Company determined the fair value of such warrants as of December 31, 2021, and as of August 23, 2022, to be $14,846,932 and $0, respectively.

Gain on Extinguishment of Warrant Derivative Liabilities

The Company recognized a gain on the change in fair value of contingent consideration promissory notes of $3,624,794 and $-0- during the nine months ended September 30, 2022 and 2021, respectively. This is in connection with the Warrant Exchange Agreement executed by the Company on August 23, 2022.

Income/(Loss) before Income Tax Benefit

As a result of the above results of operations, we reported an income/(loss) before income tax benefit of ($9,299,498) and $24,388,307 for the nine months ended September 30, 2022 and 2021, respectively, a decrease of $33,687,805 (138.1%).

Income Tax Benefit

We did not record an income tax expense related to our income for the nine months ended September 30, 2022 due to our overall net operating loss carryforwards available. We have further determined to continue providing a full valuation reserve on our net deferred tax assets as of September 30, 2022. We had approximately $81.4 million of net operating loss carryforwards and $1.8 million of research and development tax credit carryforwards as of September 30, 2022 available to offset future net taxable income.

Net Income/(Loss)

As a result of the above results of operations, we reported a net income/(loss) of $(9,299,498) and $24,388,307 for the nine months ended September 30, 2022 and 2021, respectively, a decrease of $33,687,805 (138.1%).

Net Income Attributable to Noncontrolling Interests of Consolidated Subsidiary

The Company owns a 51% equity interest in its consolidated subsidiary, Nobility Healthcare. As a result, the noncontrolling shareholders or minority interest is allocated 49% of the income of Nobility Healthcare which is reflected in the statement of income as “net income attributable to noncontrolling interests of consolidated subsidiary”. We reported net income attributable to noncontrolling interests of consolidated subsidiary of $268,636 and net loss of $19,863 for the nine months ended September 30, 2022 and 2021, respectively.

40

Net Income/(Loss) Attributable to Common Stockholders

As a result of the above, we reported a net income/(loss) attributable to common stockholders of ($9,568,134) and $24,408,170 for the years nine months September 30, 2022 and 2021, respectively, a decrease of $33,976,304 (139.2%).

Basic and Diluted Income/(Loss) per Share

The basic and diluted loss per share was ($3.83) and $9.80 for the nine months ended September 30, 2022 and 2021, respectively. Basic loss per share is based upon the weighted average number of common shares outstanding during the period. For the nine months ended September 30, 2022 and 2021, all shares issuable upon conversion of convertible debt and the exercise of outstanding stock options and warrants were antidilutive, and, therefore, not included in the computation of diluted loss per share.

Comparison of the Fiscal Years Ended December 31, 2021 and 2020

Results of Operations

Summarized financial information for the Company’s reportable business segments is provided for the years ended December 31, 2021, and 2020:

	Years Ended December 31,
	2021	2020
Net Revenues:
Video Solutions	$9,073,626	$10,514,868
Revenue Cycle Management	1,630,048	—
Ticketing	10,709,760	—
Total Net Revenues	$21,413,434	$10,514,868

Gross Profit:
Video Solutions	$2,002,345	$4,062,594
Revenue Cycle Management	521,047	—
Ticketing	3,140,382	—
Total Gross Profit	$5,663,774	$4,062,594

Operating Income (loss):
Video Solutions	$(4,497,196)	$(578,417)
Revenue Cycle Management	93,763	—
Ticketing	235,432	—
Corporate	(10,592,909)	(7,085,234)
Total Operating Income (Loss)	$(14,760,910)	$(7,663,651)

Depreciation and Amortization:
Video Solutions	$395,361	$250,156
Revenue Cycle Management	—	—
Ticketing	427,128	—
Total Depreciation and Amortization	$822,489	$250,156

Assets (net of eliminations):
Video Solutions	$25,983,348	$16,435,769
Revenue Cycle Management	934,095	—
Ticketing	12,260,780	—
Corporate	43,810,974	4,361,758
Total Identifiable Assets	$82,989,197	$20,797,527

Segment net revenues reported above represent only sales to external customers. Segment gross profit represents net revenues less cost of revenues. Segment operating income (loss), which is used in management’s evaluation of segment performance, represents net revenues, less cost of revenues, less all operating expenses. Identifiable assets are those assets used by each segment in its operations. Corporate assets primarily consist of cash, property, plant and equipment, accounts receivable, inventories, and other assets.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet debt, nor did we have any transactions, arrangements, obligations (including contingent obligations) or other relationships with any unconsolidated entities or other persons that may have a material current or future effect on financial conditions, changes in the financial conditions, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenue or expenses.

41

We are a party to operating leases and license agreements that represent commitments for future payments (described in Note 13, “Commitments and Contingencies,” elsewhere in this prospectus) and we have issued purchase orders in the ordinary course of business that represent commitments to future payments for goods and services.

Summarized immediately below and discussed in more detail in the subsequent sub-sections is an analysis of our operating results for the years ended December 31, 2021 and 2020, represented as a percentage of total revenues for each respective year:

	Years Ended December 31,
	2021	2020
Revenue	100%	100%
Cost of revenue	74%	61%

Gross profit	26%	39%
Selling, general and administrative expenses:
Research and development expense	9%	18%
Selling, advertising and promotional expense	27%	25%
General and administrative expense	60%	69%

Total selling, general and administrative expenses	96%	112%

Operating loss	(69)%	(73)%

Change in fair value of derivative liabilities	171%	—%
Change in fair value of contingent consideration promissory notes and earn-out agreements	17%	—%
Warrant modification expense	(1)%	—%
Change in fair value of short-term investments	—%	—%
Change in fair value of note payable	—%	(12)%
Change in fair value of proceeds investment agreement	—%	50%
Gain on extinguishment of debt	—%	13%
Secured convertible note payable issuance expenses	—%	(1)%
Interest income (expense) and other income, net	1%	—%

Income (loss) before income tax benefit	119%	(25)%
Income tax expense (benefit)	—%	—%

Net income (loss)	119%	(25)%

Net loss attributable to noncontrolling interests of consolidated subsidiary	—%	—%

Net income (loss) attributable to common stockholders	119%	107%

Net income (loss) per share information:
Basic	$10.14	$(2.43)
Diluted	$10.14	$(2.43)

42

Revenues

Revenues by Type and by Operating Segment

Our operating segments generate two types of revenues:

Product revenues primarily includes video operating segment hardware sales of in-car and body-worn cameras, along with sales of our ThermoVuTM units, disinfectants, and personal protective equipment. Additionally, product revenues also include the sale of tickets by our ticketing operating segment that have been purchased or received through our sponsorships and partnerships and held in inventory by our ticketing segment until their sale.

Service and other revenues consist of cloud and warranty services revenues from our subscription plan and storage offerings of our video solutions segment. Our ticketing operating segments’ secondary ticketing marketplace revenues are included in service revenue. We recognize service revenue from sales generated through its secondary ticketing marketplace as we collect net services fees on secondary ticketing marketplace transactions. Lastly, our revenue cycle management segment revenues are included in the service revenues for services provided to medical providers throughout the country.

The following table presents revenues by type and segment:

	Year Ended December 31,
	2021	% Change	2020
Product revenues:
Video solutions	$6,393,050	(20.4)%	$8,029,457
Ticketing	2,787,237	100%	—
Total product revenues	9,180,287	14.3%	8,029,457
Service and other revenues:
Video solutions	2,680,576	7.9%	2,485,411
Ticketing	7,922,523	100%	—
Revenue cycle management	1,630,048	100%	—
Total service and other revenues	12,233,147	392.2%	2,485,411
Total revenues	$21,413,434	103.6%	$10,514,868

43

Current product offerings from our video operating segment include the following:

Product	Description
EVO-HD	An in-car digital audio/video system which records in 1080P HD video and is designed for law enforcement and commercial fleet customers. This system includes two cameras and can use up to four external cameras for a total of four video streams. This system includes integrated, patented VuLink technology, internal GPS, and an internal Wi-Fi Module. The system includes the choice between a Wireless Microphone Kit or the option to use the, FirstVy PRO, FirstVu II, or FirstVu HD Body Camera as the wireless microphone. This system also includes a three-year advanced exchange warranty. We offer a cloud storage solution to manage the recorded evidence and charge a monthly device license fee for our cloud storage.
DVM-750	An in-car digital audio/video system that is integrated into a rear-view mirror primarily designed for law enforcement customers. We offer local storage as well as cloud storage solutions to manage the recorded evidence. We charge a monthly storage fee for our cloud storage option and a one-time fee for the local storage option. This product is being discontinued and phased out of our product line but we are supporting existing customers with new products and repair and parts.
DVM-250 Plus/DVM-250	An in-car digital audio/video system that is integrated into a rear-view mirror primarily designed for commercial fleet customers. We offer a web-based, driver management and monitoring analytics package for a monthly service fee that is available for our DVM-250 customers.
FLT-250	The same great features of the DVM-250 in a new compact, non-mirrored form factor that allows for multiple mounting options in any vehicle type for commercial fleets.
DVM-800	An in-car digital audio/video system which records in 480P standard definition video that is integrated into a rear-view mirror primarily designed for law enforcement customers. This system can use an internal fixed focus camera or two external cameras for a total of four video streams. This system also includes the premium package which has additional warranty. We offer local storage as well as cloud storage solutions to manage the recorded evidence. We charge a monthly storage fee for our cloud storage option and a one-time fee for the local storage option.
DVM-800 Lite	An in-car digital audio/video system which records in 480P standard definition video that is integrated into a rear view mirror primarily designed for law enforcement customers. This system can use an internal fixed focus camera or two external cameras for a total of four video streams. We offer local storage as well as cloud storage solutions to manage the recorded evidence. We charge a monthly storage fee for our cloud storage option and a one-time fee for the local storage option. This system is replacing the DVM-100 and DVM-400 product offerings and allows the customer to configure the system to their needs.
FirstVu Pro	A body-worn camera system that is light weight, one-piece unit that captures full HD video and audio, while offering industry leading features such as live streaming, a full-color touchscreen display, an advanced image sensor with IR LEDs, proprietary image distortion reduction, IP67 rated resisting dust & wind and is water submersible for 30 minutes at a depth of 3 feet. It is MIL-STD-810G compliant capable of handling drops, shock, and vibration, and will function flawlessly in a wide temperature range. We also offer a cloud-based evidence storage and management solution for our FirstVu Pro customers for a monthly service fee.
FirstVu II	A body-worn camera system that is a one-piece device and offers industry leading technology such as an articulating camera head, a full-color display, an advanced image sensor, and GPS. It can be used by law enforcement, private and event security and commercial customers. We also offer a cloud-based evidence storage and management solution for our FirstVu II customers for a monthly service fee.
FirstVu HD	A body-worn digital audio/video camera system primarily designed for law enforcement customers. We also offer a cloud-based evidence storage and management solution for our FirstVu HD customers for a monthly service fee.
VuLink	An in-car device that enables an in-car digital audio/video system and a body worn digital audio/video camera system to automatically and simultaneously start recording.
QuickVu Docking Stations	Compatible with the FirstVu PRO and FirstVu II, the QuickVu docking stations provide a comprehensive and elegant solution for storing and charging body cameras while uploading video evidence to the cloud. QuickVu also allows for rapid reviewing of footage right from the interactive touchscreen display. Available in eight (8) or twenty-four (24) individual docking bays.
12-Bay Docking Stations & Mini-Docks	Compatible with the FirstVu HD body-worn camera, the 12-bay docking station includes a 1TB local memory hard drive and can simultaneously upload 4 hours of video from 12 FirstVu HD cameras within a 15-minute shift change and push configuration updates. The Mini-Dock is a single unit, portable smart dock that uploads video evidence to VuVault.com from a FirstVu HD body camera.
ThermoVuTM	A non-contact temperature-screening instrument that measures temperature through the wrist and controls entry to facilities when temperature measurements exceed pre-determined parameters.
ShieldTM line	Disinfectant and cleanser line, which is for use against viruses and bacteria, that is less harsh than many of the traditional products now widely distributed. Offered in a variety of sizes and quantities. Also offering personal protective equipment, including nitrile and vinyl gloves, level 3 and N95 NIOSH certified face masks, as well as the electrostatic sprayer.
Event Ticketing	TicketSmarter offers ticket to over 125,000 live events through their ticket marketplace, including sporting events, concerts, and theatre. TicketSmarter is the official resale partner of more than 35 collegiate conferences, 300+ universities, and hundreds of events and venues.

44

Our video operating segment sells our products and services to customers in the following manner:

●	Sales to domestic customers are made directly to the end customer (typically a law enforcement agency or a commercial customer) through our sales force, comprised of our employees. Revenue is recorded when the product is shipped to the end customer.

●	Sales to international customers are made through independent distributors who purchase products from us at a wholesale price and sell to the end user (typically law enforcement agencies or a commercial customer) at a retail price. The distributor retains the margin as its compensation for its role in the transaction. The distributor generally maintains product inventory, customer receivables and all related risks and rewards of ownership. Revenue is recorded when the product is shipped to the distributor consistent with the terms of the distribution agreement.

●	Repair parts and services for domestic and international customers are generally handled by our inside customer service employees. Revenue is recognized upon shipment of the repair parts and acceptance of the service or materials by the end customer.

Our revenue cycle management operating segment sells its services to customers in the following manner:

●	Our revenue cycle management operating segment generates service revenues through relationships with medium to large healthcare organizations, in which the underlying service revenue is recognized upon execution of services. Service revenues are generally determined as a percentage of the amount of medical billings collected by the customer.

Our ticketing operating segment sells our products and services to customers in the following manner:

●	Our ticketing operating segment generates product revenues from the sale of tickets directly to consumers for a particular event that the ticketing operating segment has previously purchased and held in inventory for ultimate resale to the end consumer. Service sales through TicketSmarter, are driven largely in part to the usage of the TicketSmarter.com marketplace by buyers and sellers, in which the Company collects service fees for each transaction completed through this platform.

We may discount our prices on specific orders based upon the size of the order, the specific customer and the competitive landscape.

The COVID-19 pandemic had an impact on all of our operating segment revenue streams for the year ended December 31, 2021. In particular, it had a negative impact generally on our video solutions operating segment legacy products and, specifically, our commercial event recorder hardware (DVM-250 Plus) and in-car hardware for law enforcement (DVM-800) during the year. Ticketing operating segment revenues were also negatively impacted due to the cancellation of a number of live events and government-imposed restrictions and large gatherings. Our revenue cycle management operating segment was also affected due to the higher level of healthcare service utilization due to the pandemic while certain elective and routine healthcare services were reduced due to COVID-19 pandemic restrictions.

45

Product revenues for the years ended December 31, 2021 and 2020 were $9,180,287 and $8,029,457, respectively, an increase of $1,150,830 (14.3%), due to the following factors:

●	Revenues generated by the new ticketing operating segment began with the Company’s recent acquisition of TicketSmarter on September 1, 2021. The new ticketing operating segment generated $2,787,237 in product revenues for the year ended December 31, 2021, compared to $-0- for the year ended December 31, 2020. This relates to the resale of tickets purchased for live events, including sporting events, concerts, and theatre, then sold through various platforms to customers.

●	The Company’s video segment operating segment generated revenues totaling over $6,393,050 during the years ended December 31, 2021 compared to $8,029,457 for the year ended December 31, 2020 due to new product lines in 2020 related to our COVID-19 response. Late in the second quarter of 2020, the Company launched two product lines in direct response to the increased safety precautions that organizations and individuals are taking due to the COVID-19 pandemic. ThermoVu™ was launched as a non-contact temperature-screening instrument that measures temperature through the wrist and controls entry to facilities when temperature measurements exceed pre-determined parameters. ThermoVu™ has optional features such as facial recognition to improve facility security by restricting access based on temperature and/or facial recognition reasons. ThermoVu™ provides an instant pass/fail audible tone with its temperature display and controls access to facilities based on such results. ThermoVuTM has been applied in schools, dental office, hospitals, office buildings, and other public venues. The Company also launched its Shield™ disinfectant/sanitizer product lines to fulfill demand by current customers and others for a disinfectant and sanitizer that is less harsh than many of the traditional products now widely distributed. The Shield™ Cleanser product line contains a cleanser with no harsh chemicals or fumes.

●	The Company’s video solution operating segment began offering the Shield™ line of disinfecting products to its first responder customers including police, fire and paramedics late in the second quarter of 2020. Commercial customers such as hospitals, dental offices, office buildings, retail stores, and restaurants have applied these products. The Company has enhanced the line of disinfectant products through the newly designed Shield Electrostatic Sprayer to efficiently and effectively dispense the disinfectants. The Company is hopeful that its law enforcement and commercial customers will adopt this new product offering to combat the spread of the COVID-19 virus as well as other bacteria and viruses.

●	The video solutions operating segment shipped seven individual orders in excess of $100,000, for a total of approximately $986,062 in revenue for the year ended December 31, 2021, compared to four individual orders in excess of $100,000, for a total of approximately $903,910 in revenue for the year ended December 31, 2020.

●	In general, our video solutions operating segment has experienced pressure on its product revenues as our in-car and body-worn systems are facing increased competition because our competitors have released new products with advanced features. Additionally, our law enforcement revenues declined over the prior period due to price-cutting and competitive actions by our competitors, adverse marketplace effects related to our patent litigation proceedings and our recent financial condition. We introduced our EVO-HD late in the second quarter of 2019 with the goal of enhancing our product line features to meet these competitive challenges and we started to see traction in late 2019. We expect customers and potential customers to review and test the EVO-HD prior to committing to this new product platform, all of which has been delayed due to the COVID-19 pandemic. Additionally, we introduced or new body-worn cameras, the FirstVu Pro and FirstV II, in the fourth quarter of 2021, with the goal of shipping these products in the first quarter of 2022. We hope to see increased traction with these products into 2022 after the market is able to review and test these new products.

●	Our video solutions operating segment product shipments have been particularly impacted by the COVID-19 pandemic because of delays in the shipment of certain law enforcement orders since the first quarter of 2020 as police forces and governments deal with its impact. Our product sales to law enforcement decreased for the year ended December 31, 2021 compared to the year ended December 31, 2020, as the impact of the COVID-19 pandemic continues to impact our business.

46

●	The COVID-19 pandemic impact remains relevant, as the shipment of commercial orders during the year ended December 31, 2021 remain slow, and cruise lines, taxi cabs, paratransit and other commercial customers continue to deal with its impact. Our product sales to commercial customers decreased for the year ended December 31, 2021 compared to the year ended December 31, 2020 due to the impact of the COVID-19 pandemic.

●	Our video solutions operating segment management has been focusing on migrating customers, and in particular commercial customers, from a hardware sale to a service fee model. Therefore, we expect a reduction in commercial hardware sales (principally DVM-250’s, FLT-250’s, and our body-worn camera line) as we convert these customers to a service model under which we provide the hardware as part of a recurring monthly service fee. In that respect, we introduced a monthly subscription agreement plan for our body worn cameras and related equipment during the second quarter of 2020 that allowed law enforcement agencies to pay a monthly service fee to obtain body worn cameras without incurring a significant upfront capital outlay. This program has gained some traction, resulting in decreased product revenues and increasing our service revenues. We expect this program to continue to hold traction, resulting in recurring revenues over a span of three to five years.

Service and other revenues for the years ended December 31, 2021 and 2020 were $12,233,147 and $2,485,411, respectively, an increase of $9,747,736 (392.2%), due to the following factors:

●	Cloud revenues generated by the video solutions operating segment were $1,055,965 and $954,873 for the years ended December 31, 2021 and 2020, respectively, an increase of $101,092 (11%). We have experienced increased interest in our cloud solutions for law enforcement primarily due to the deployment of our cloud-based EVO-HD in-car system and our next generation body-worn camera products, which contributed to our increased cloud revenues in the year ended December 31, 2021. We expect this trend to continue for 2022 as the migration from local storage to cloud storage continues in our customer base.

●	Video solutions operating segment revenues from extended warranty services were $978,018 and $1,173,169 for the years ended December 31, 2021 and 2020, respectively, a decrease of $195,151 (17%). We have many customers that have purchased extended warranty packages, primarily in our DVM-800 premium service program. However, the fallout from the COVID-19 pandemic and related restrictions on travel adversely affected our sales of DVM-800 hardware systems resulting in a decrease in their sales of 15% in the 2021 period compared to 2020.

●	Video solutions operating segment installation service revenues were $204,701 and $180,319 for the years ended December 31, 2021 and 2020, respectively, an increase of $24,382 (14%). Installation revenues tend to vary more than other service revenue types and are dependent on larger customer implementations. The slight increase in installation revenues in the years ended December 31, 2021 compared to the same period 2020 was attributable to the resumption of previous projects pending install due to the effects related to the COVID-19 pandemic.

●	Revenues from building rental income were $290,012 and $-0- for the years ended December 31, 2021 and 2020, respectively, an increase of $290,012 (100%). The Company completed the purchase of an office/warehouse building during the years ended December 31, 2021, in which current tenants were under existing agreements. The agreement terminated at the end of August 2021.

●	Our new ticketing operating segment generated service revenues totaling $7,922,523 and $-0- for the years ended December 30, 2021 and 2020, respectively, an increase of $7,922,523 (100%). The Company completed the acquisitions of Goody Tickets, LLC and TicketSmarter, LLC on September 1, 2021, thus resulting in the new revenue stream for the Company. TicketSmarter collects fees on transactions administered through the TicketSmarter.com platform for the buying and selling of tickets for live events throughout the country. This increase reflects just four months of service revenues by our ticketing operating segment, which we hope will present a strong revenue outlook moving forward.

●	Our new revenue cycle management operating segment generated service revenues totaling $1,630,048 and $-0- for the years ended December 31, 2021 and 2020, respectively, an increase of $1,630,048 (100%). Our revenue cycle management operating segment completed the acquisitions of its first medical billing company on June 30, 2021 and the second medical billing company on August 31, 2021, thus resulting in the new service revenue stream added in the year ended December 31, 2021 for the Company. Our revenue cycle management operating segment provides revenue cycle management solutions and back-office services to healthcare organizations throughout the country. This increase reflects three months of the first medical billing company revenues and just one month of the second medical billing company revenues within the new revenue cycle management operating segment, which we home will present a strong revenue outlook moving forward.

47

Total revenues for the years ended December 31, 2021, and 2020 were $21,413,434 and $10,514,868, respectively, an increase of $10,898,566 (103.6%), due to the reasons noted above.

Cost of Product Revenue

Overall cost of product revenue sold for the years ended December 31, 2021, and 2020 was $8,635,047 and $5,739,572, respectively, an increase of $2,895,475 (50.4%). Overall cost of goods sold for products as a percentage of product revenues for the years ended December 31, 2021, and 2020 were 94.1% and 71.5%, respectively. Cost of products sold by operating segment is as follows:

	Years Ended December 31,
	2021	2020
Cost of Product Revenues:
Video Solutions	$6,197,061	$5,739,572
Revenue Cycle Management	—	—
Ticketing	2,437,986	—
Total Cost of Product Revenues	$8,635,047	$5,739,572

The increase in cost of goods sold for our video solutions segment products is due to numerous factors including higher sales of the lower margin Shield disinfectant and personal protective products during 2021 and increases in the allowance for excess and obsolete inventory. Cost of product sold as a percentage of product revenues for the video solutions segment increased to 96.9% for the year ended December 31, 2021 as compared to 71.5% for the year ended December 31, 2020.

The increase in ticketing operating segment cost of product sold is the due to the September 1, 2021 acquisition of TicketSmarter, resulting in an increase to cost of product revenue of $2,437,986 for the year ended December 31, 2021, compared to $-0- for the year ended December 31, 2020. Cost of product sold as a percentage of product revenues for the ticketing solutions was 87.5% for the year ended December 31, 2021.

We recorded $3,353,458 and $1,960,351 in reserves for obsolete and excess inventories for the years ended December 31, 2021 and 2020, respectively. Total raw materials and component parts were $3,062,046 and $3,186,426 for the years ended December 31, 2021 and 2020, respectively, a decrease of $124,380 (4%). Finished goods balances were $10,512,577 and $6,974,291 for the years ended December 31, 2021 and December 31, 2020, respectively, an increase of $3,538,286 (51%) which was attributable to accumulating inventory for the expanded Shield and video solutions product lines, along with $2,102,272 in finished goods from our newly acquired ticketing segment. The increase in the inventory reserve is primarily due to inventory obsolescence for the level of component parts of the older versions of our printed circuit boards and the phase out of our DVM-750, DVM-500 Plus, LaserAlly legacy products, and ThermoVu products. Additionally, the Company determined a reasonable reserve for inventory held at the ticket operating segment, in which some inventory items sell below cost or go unsold, thus having to be fully written-off following the event date. We believe the reserves are appropriate given our inventory levels as of December 31, 2021.

48

Cost of Service Revenue

Overall cost of service revenue sold for the years ended December 31, 2021, and 2020 was $7,114,612 and $712,702, respectively, an increase of $6,401,910 (898.3%). Overall cost of goods sold for services as a percentage of service revenues for the years ended December 31, 2021, and 2020 were 58.2% and 28.7%, respectively. Cost of service revenues by operating shipment is as follows:

	Years Ended December 31,
	2021	2020
Cost of Service Revenues:
Video Solutions	$874,219	$712,702
Revenue Cycle Management	1,109,001	—
Ticketing	5,131,392	—
Total Cost of Service Revenues	$7,114,612	$712,702

The increase in cost of service revenues for our video solutions segment is commensurate with the increase in service revenues in the year ended December 31, 2021 compared to the year ended December 31, 2020. Cost of service revenues as a percentage of service revenues for the video solutions segment increased to 32.6% for the year ended December 31, 2021 as compared to 28.7% for year ended December 31, 2020.

The increase in revenue cycle management operating segment cost of service revenue is the due to the 2021 acquisitions of two medical billing companies in late 2021 The revenue cycle management operating segment was formed in 2021 and did not exist in 2020. Cost of service revenues as a percentage of product revenues for the revenue cycle management operating segment was 68.0% for 2021.

The increase in ticketing operating segment cost of service revenues is the due to the September 1, 2021 acquisition of TicketSmarter, resulting in an increase to cost of service revenue of $5,131,392 for the year ended December 31, 2021, compared to $-0- for the year ended December 31, 2020. Cost of service revenues as a percentage of service revenues for the ticketing increased to 64.8% for the year ended December 31, 2021.

Gross Profit

Overall gross profit for the years ended December 31, 2021 and 2020 was $5,663,775 and $4,062,594, respectively, an increase of $1,601,181 (39.4%). Gross profit by operating segment was as follows:

Gross Profit:
Video Solutions	$2,002,345	$4,062,594
Revenue Cycle Management	521,047	—
Ticketing	3,140,383	—
Total Gross Profit	$5,663,775	$4,062,594

The overall increase is attributable to the large overall increase in revenues for the year ended December 31, 2021 and an increase in the overall cost of sales as a percentage of overall revenues to 73.6% for the year ended December 31, 2021 from 61.4% for the year ended December 31, 2020. Our goal is to improve our margins over the longer term based on the expected margins generated by our new recent revenue cycle management and ticketing operating segments together with our video solutions operating segment and its expected margins from our EVO-HD, DVM-800, VuLink, FirstVu Pro, FirstVu II, FirstVu HD, ThermoVuTM, ShieldTM disinfectants and our cloud evidence storage and management offering, provided that they gain traction in the marketplace and subject to a normalizing economy in the wake of the COVID-19 pandemic. In addition, if revenues from the video solutions segment increase, we will seek to further improve our margins from this segment through expansion and increased efficiency utilizing fixed manufacturing overhead components. We plan to continue our initiative to more efficient management of our supply chain through outsourcing production, quantity purchases and more effective purchasing practices.

49

Selling, General and Administrative Expenses

Overall selling, general and administrative expenses were $20,424,685 and $11,726,245 for the years ended December 31, 2021 and 2020, respectively, an increase of $8,698,440 (74.2%). The increase was primarily attributable to the recent acquisitions completed in the third quarter of 2021. Our selling, general and administrative expenses as a percentage of sales decreased to 95% for 2021 compared to 112% in the same period in 2020. The significant components of selling, general and administrative expenses are as follows:

The significant components of selling, general and administrative expenses are as follows:

	Year ended December 31,
	2021	2020
Research and development expense	$1,930,784	$1,842,800
Selling, advertising and promotional expense	5,717,824	2,607,242
Professional fees and expense	1,513,862	990,975
Executive, sales, and administrative staff payroll	3,288,360	2,449,690
Other	7,973,855	3,835,538
Total	$20,424,685	$11,726,245

Selling, general and administrative expenses by operating segment are as follows:

	Years Ended December 31,
	2021	2020
Selling, general and administrative expenses:
Video Solutions	$6,231,254	$4,641,011
Revenue Cycle Management	427,284	—
Ticketing	2,904,951	—
Corporate	10,861,196	7,085,234
Total selling, general and administrative expenses	$20,424,685	$11,726,245

Research and development expense. Our video solutions operating segment continues to focus on bringing new products to market, including updates and improvements to current products. Our research and development expenses totaled $1,930,784 and $1,842,800 for the years ended December 31, 2021 and 2020, respectively, an increase of $87,984 (4.8%). We employed 17 engineers at December 31, 2021 compared to 15 engineers at December 31, 2020, most of whom are dedicated to research and development activities for new products and primarily the FirstVu Pro, FirstVu II, QuickVu docking stations, ThermoVuTM, ShieldTM, EVO-HD and non-mirror based DVM-250 that can be located in multiple places in a vehicle. We expect our research and development activities will continue to trend higher in future quarters as we continue to expand our product offerings based on our new EVO-HD product platform and we continue to outsource more development projects. We consider our research and development capabilities and new product focus to be a competitive advantage and will continue to invest in this area on a prudent basis and consistent with our financial resources.

Selling, advertising and promotional expenses. Selling, advertising and promotional expense totaled $5,717,824 and $2,607,242 for the years ended December 31, 2021 and 2020, respectively, an increase of $3,110,582 (119.3%). Salesman salaries and commissions for our video solutions segment represent the primary components of these costs and were $1,605,034 and $1,616,267 for the years ended December 31, 2021 and 2020, respectively, a slight decrease of $11,233 (1%). The effective commission rate was 7.5% for the year ended December 31, 2021 compared to 15.4% for the year ended December 31, 2020. We reduced the number of salesmen in our law enforcement and commercial channels in 2021 compared to 2020. In addition, we are utilizing third-party distributors as a major component of our new Shield and ThermoVu sales channel. Lastly, our recent acquisitions require minimal salespeople, due to their specific service offerings and platforms.

50

Promotional and advertising expenses totaled $4,112,790 during the year ended December 31, 2021 compared to $990,975 during the year ended December 31, 2020, an increase of $3,121,815 (315%). The overall increase is primarily attributable to our 2021 sponsorship of NASCAR and IndyCar, compared to the reduced expense due to the ultimate suspension of the 2020 NASCAR season during 2020, and a reduction in attendance at trade shows as a result of the COVID-19 pandemic during 2020. Additionally, TicketSmarter is very active in sponsorship and advertising, as they are continuing to build a brand and gaining recognition. TicketSmarter accounted for $1,541,670 of the total promotional and advertising expense for the year ended December 31, 2021.

Professional fees and expense. Professional fees and expenses totaled $1,513,862 and $990,975 for the years ended December 31, 2021 and 2020, respectively, an increase of $522,887 (52.8%). The increase in professional fees is primarily attributable to increased legal fees surrounding the two registered direct offerings during the year ended December 31, 2021, along with increased legal and broker fees associated with the Company’s numerous acquisitions in 2021, paired with other current due diligence items and opportunities the Company is exploring. Additionally, increased board fees, audit fees, and service fees are attribute to this increase.

Executive, sales and administrative staff payroll. Executive, sales and administrative staff payroll expenses totaled $3,288,360 and $2,449,690 for the years ended December 31, 2021 and 2020, respectively, an increase of $838,670 (34.2%). The primary reason for the increase in executive, sales and administrative staff payroll was the recent formation of the revenue cycle management and ticketing operating segments and their acquisitions of the medical billing companies and TicketSmarter which occurred in 2021 and therefore had no impact on 2020 expenses. This increase is also due to a return to regular staff levels compared to the same period in 2020, in which the Company experienced a reduction in technical support staffing in response to the COVID-19 pandemic during the second quarter of 2020, as the COVID-19 pandemic had significantly impacted the Company’s new event security business channel in 2020 because many sporting venues were closed including those served by these service technicians. Additionally, this trend is expected to continue because of the acquisitions completed during the year ended December 31, 2021, which resulted in additional payroll expenses with expanded executive positions, sales, and administrative staff numbers compared to 2020. Additionally, the acquisitions completed during the year ended December 31, 2021, resulted in additional payroll expenses with expanded executive positions, sales, and administrative staff numbers.

Other. Other selling, general and administrative expenses totaled $7,973,854 and $3,835,538 for the years ended December 31, 2021 and 2020, respectively, an increase of $4,138,316 (108%). The increase in other expenses in the year ended December 31, 2021 compared to the same period in 2020 is primarily attributable to the increased expenses related to the two new operating segments and their acquisitions, and associated operating expenses, completed during the year ended December 31, 2021, that were not relevant to the year ended December 31, 2020. Additionally, this increase is also attributable to an increase in travel costs as COVID-19 restrictions begin to ease, as well as substantially increased insurance costs compared to the same period in 2020. The increased insurance costs are primarily in general liability and related coverages which premiums have been increased to address the exposure to the COVID-19 pandemic.

Operating Loss

For the reasons previously stated, our operating loss was $14,760,910 and $7,663,651 for the years ended December 31, 2021 and 2020, respectively, an increase of $7,100,764 (93%). Operating loss as a percentage of revenues improved to 69% in 2021 from 73% in 2020.

Interest and Other Income

Interest income increased to $310,200 for the year ended December 31, 2021, from $47,893 in 2020, which reflects our overall higher cash and cash equivalent levels in 2021 compared to 2020. The Company completed two registered direct offerings in the year ended December 31, 2021 which yielded net proceeds of approximately $66.4 million which balances have earned increased interest income when compared to the same period in 2020. Additionally, this increase is a result of interest incurred on debt that the Company has issued, as well as interest incurred on leased products.

51

Interest Expense

We incurred interest expense of $28,600 and $342,379 during the years ended December 31, 2021 and 2020, respectively. The decrease was attributable to utilizing a portion of the net proceeds from the registered direct offerings to eliminate substantially all interest-bearing debt balances outstanding in the year ended December 31, 2021 as compared to the year ended December 31, 2020. On May 12, 2020, the Company received $150,000 in additional loan funding under the Economic Injury Disaster Loans (“EIDL”) program administered by the Small Business Administration (“SBA”). Under the terms of the EIDL promissory note, interest accrues on the outstanding principal at the rate of 3.75% per annum. The term of the EIDL promissory note is thirty years and monthly principal and interest payments are deferred for twelve months after the date of disbursement and total $731.00 per month thereafter. Additionally, the increase is attributable to the contingent earn-out notes associated with the two Nobility Healthcare acquisitions, currently at a total balance of $967,211 for the two notes, with interest rates of 3.00% per annum.

Change in Fair Value of Secured Convertible Notes

We recognized a loss on change in fair value of secured convertible notes totaling $-0- and $1,300,252 during the years ended December 31, 2021 and 2020, respectively.

We elected to account for the secured convertible notes that were issued on April 17, 2020 on their fair value basis. Therefore, we determined the fair value of the secured convertible notes as of their issuance date of April 17, 2020 and through June 12, 2020, when they were paid in full. The change in fair value from their issuance date of April 17, 2020 to their pay-off date was $887,807, which was recognized as a charge in the Consolidated Statement of Operations for the year ended December 31, 2020. No similar changes in fair value occurred during the year ended December 31, 2021.

We elected to account for the secured convertible notes that were issued in August 2019 on its fair value basis. Therefore, we determined the fair value of the secured convertible notes as of their issuance date on December 31, 2019 until they were paid in full March 3, 2020. The change in fair value from December 31, 2019 to their pay-off date was $412,445, which was recognized as a charge in the Consolidated Statement of Operations at December 31, 2020. No similar changes in fair value occurred during the year ended December 31, 2021.

Change in Fair Value of Proceeds Investment Agreement

We recorded a gain on the change in fair value of proceeds investment agreement of $-0- and $5,250,000 during the years ended December 31, 2021 and 2020, respectively.

We elected to account for the PIA that we entered into with BKI in July 2018 on its fair value basis. Therefore, we determined the fair value of the 2018 PIA as of December 30, 2021, and December 31, 2020 to be $-0- and $5,250,000, respectively. The change in fair value from December 21, 2019, to December 31, 2020 was $5,250,000, which was recognized as a gain in the Consolidated Statement of Operations for the years ended December 31, 2020. No similar changes in fair value occurred during the year ended December 31, 2021.

Change in Fair Value of Short-Term Investments

We recognized a loss on change in fair value of short-term investments totaling $101,645 and $-0- during the years ended December 31, 2021 and 2020, respectively. Such short-term investments are included in cash and cash equivalents as they contain original maturities of ninety (90) days or less. The increase reflects our overall higher cash and cash equivalent levels in 2021 compared to 2020. The Company completed two registered direct offerings in the year ended December 31, 2021 which yielded net proceeds of approximately $66.4 million, a portion of which was invested in short-term securities with original maturities of 90 days or less.

52

Change in Fair Value of Warrant Derivative Liabilities

During the year ended December 31, 2021, the Company issued detachable warrants to purchase a total of 2,127,500 shares of Common Stock in association with the two registered direct offerings previously described. The underlying warrant agreement terms provide for net cash settlement outside the control of the Company in the event of tender offers under certain circumstances. As such, the Company is required to treat these warrants as derivative liabilities which are valued at their estimated fair value at their issuance date and at each reporting date with any subsequent changes reported in the condensed consolidated statement of operations as the change in fair value of warrant derivative liabilities. The change in fair value of the warrant derivative liabilities from their issuance date to December 31, 2021 totaled $36,664,907 which was recognized as a gain in the year ended December 31, 2021. The Company determined the fair value of such warrants as of their issuance date, and as of December 31, 2021, to be $51,216,058 and $14,846,932, respectively.

Change in Fair Value of Contingent Consideration Promissory Notes and Earn-Out Agreements

During the year ended December 31, 2021, the Company issued a contingent consideration earn-out agreement in connection with the Stock Purchase Agreement between TicketSmarter, Inc., Goody Tickets, LLC and TicketSmarter of $3,700,000. As of December 31, 2021, Management determined that the actual Measurement Period EBITDA generated by TicketSmarter was less than 70% of the Projected EBITDA threshold provided in such agreement. Therefore, no TicketSmarter earn-out payments were due under such agreement. Therefore, the fair value of the contingent consideration earn-out agreement was reduced to zero, and the resulting gain of $3,700,000 was reported in our Consolidated Statements of Operations for the year ended December 31, 2021.

Additionally, during the year ended December 31, 2021, the Company issued a contingent consideration promissory note in connection with the Stock Purchase Agreement between our revenue cycle management segment and a private company of $350,000. Management’s estimate of the fair value of this contingent promissory note at December 31, 2021 is $317,211 representing a reduction in its estimated fair value of $32,789. The Company recorded a gain of $32,789 in the Consolidated Statements of Operations for the year ended December 31, 2021.

Gain on Extinguishment of Debt

We recognized a gain on extinguishment of debt totaling $10,000 and $1,417,413 during the years ended December 31, 2021 and 2020, respectively. During the year ended December 31, 2021 the Company was notified that its $10,000 EIDL advance received with the Payroll Protection Program (the “PPP”) Loan was fully forgiven, thus included in “Gain on Extinguishment of Debt” in our Consolidated Statements of Operations for the year ended December 31, 2021.

As discussed in Note 8, “Debt Obligations,” on May 4, 2020 the Company received a $1,418,900 promissory note under the SBA’s PPP Loan through the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). On December 10, 2020, we were informed that the Company’s SBA Loan had been forgiven, resulting in the remaining balance has been released resulting in a gain on extinguishment of debt. In accordance with ASC Topic No. 470, “Debt – Modifications and Extinguishments” (Topic 470), the transactions noted above were determined to be an extinguishment of the existing debt. As a result, we recorded a gain on the extinguishment of debt in the amount of $1,417,413, which is included in “Gain on Extinguishment of Debt” in our Consolidated Statements of Operations for the year ended December 31, 2020.

Secured Convertible Notes Issuance Expenses

We recognized secured convertible note issuance expenses of $-0- and $34,906 during the years ended December 31, 2021 and 2020, respectively.

We elected to account for and record our $1,667,000 principal amount of secured convertible notes on April 17, 2020 on a fair value basis. Accordingly, we were required to expense the related issuance costs to other expense in the consolidated statements of operations. Such costs totaled $34,906 for the year ended December 31, 2020 and primarily included related legal and accounting fees. No similar debt issuances occurred during the year ended December 31, 2021.

53

Income/(Loss) before Income Tax Benefit

As a result of the above, we reported a net income/(loss) before income tax benefit of $25,530,961 and ($2,625,881) for the years ended December 31, 2021 and 2020, respectively, an improvement of $28,156,843 (1,072%).

Income Tax Benefit

We recorded an income tax benefit of $-0- for the years ended December 31, 2021 and 2020, respectively. The effective tax rate for both 2021 and 2020 varied from the expected statutory rate due to our continuing to provide a 100% valuation allowance on net deferred tax assets. We determined that it was appropriate to continue the full valuation allowance on net deferred tax assets as of December 31, 2021 and 2020 primarily because of the recurring operating losses.

We have further determined to continue providing a full valuation reserve on our net deferred tax assets as of December 31, 2021. During 2021, we decreased our valuation reserve on deferred tax assets by $7,615,000 whereby our deferred tax assets continue to be fully reserved due to our recent operating losses.

We had approximately $81,385,000 of federal net operating loss carryforwards and $1,795,000 of research and development tax credit carryforwards as of December 31, 2021 available to offset future net taxable income.

Net Income/(Loss)

As a result of the above, we reported a net income/(loss) of $25,530,961 and ($2,625,882) for the years ended December 31, 2021 and 2020, respectively, an improvement of $28,156,843 (1,072%).

Net Income Attributable to Noncontrolling Interests of Consolidated Subsidiary

The Company owns a 51% equity interest in its consolidated subsidiary, Nobility Healthcare. As a result, the noncontrolling shareholders or minority interest is allocated 49% of the income/loss of Nobility Healthcare which is reflected in the statement of income (loss) as “net income (loss) attributable to noncontrolling interests of consolidated subsidiary”. We reported net income (loss) attributable to noncontrolling interests of consolidated subsidiary of $56,453 and $-0- for the years ended December 31, 2021 and 2020, respectively.

Net Income/(Loss) Attributable to Common Stockholders

As a result of the above, we reported a net income/(loss) of $25,474,508 and ($2,625,882) for the years ended December 31, 2021 and 2020, respectively, an improvement of $28,100,390 (1,070%).

Basic and Diluted Income/(Loss) per Share

The basic and diluted income/(loss) per share was $10.14 and ($2.43) for the years ended December 31, 2021 and 2020, respectively, for the reasons previously noted. All outstanding stock options and common stock purchase warrants were considered antidilutive and therefore excluded from the calculation of diluted loss per share for the years ended December 31, 2021 and 2020 because all potentially dilutive securities during 2021 had exercise prices in excess of the market value of the company’s common stock and because of the net loss reported for 2020.

54

Consolidated Results of Operations

The following is a summary of our recent operating results on a quarterly basis:

	For the Three Months Ended:
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Total revenue	$8,484,153	$9,351,457	$10,294,781	$11,744,112	$4,639,822
Gross profit	595,500	1,719,078	1,939,619	2,190,523	1,400,570
Gross profit margin %	7.0%	18.4%	18.8%	18.7%	30.2%
Total selling, general and administrative expenses	7,162,523	8,380,330	8,742,957	7,869,883	4,999,543
Operating income (loss)	(6,567,023)	(6,661,252)	(6,803,338)	(5,679,360)	(3,598,973)
Operating income (loss) %	(77.4)%	(71.2)%	(66.1)%	(48.4)%	(77.6)%
Net income (loss) attributable to common stockholders	$(1,902,475)	$(1,065,513)	$(6,698,242)	$1,122,791	$8,068,799

Our business is subject to substantial fluctuations on a quarterly basis as reflected in the significant variations in revenues and operating results in the above table. These variations result from various factors, including but not limited to: (1) the timing of large individual orders; (2) the traction gained by products, such as the recently released FirstVu Pro, FirstVu II, FLT-250, and EVO HD; (3) production, quality and other supply chain issues affecting our cost of goods sold; (4) unusual increases in operating expenses, such as the timing of trade shows and stock-based and bonus compensation; (5) the timing of patent infringement litigation settlements (6) ongoing patent and other litigation and related expenses respecting outstanding lawsuits; (7) the impact of COVID-19 and inflation related factors on the economy and our businesses; and (8) the completion of corporate acquisitions. We reported a net loss of $1,902,475 on revenues of $8,484,153 for the third quarter 2022.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet debt, nor did we have any transactions, arrangements, obligations (including contingent obligations) or other relationships with any unconsolidated entities or other persons that may have a material current or future effect on financial conditions, changes in the financial conditions, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenue or expenses other than the following:

We are a party to operating leases and license agreements that represent commitments for future payments (described in Note 9, “Operating Leases,” elsewhere in this prospectus) and we have issued purchase orders in the ordinary course of business that represent commitments to future payments for goods and services.

Liquidity and Capital Resources

Overall:

Management’s Liquidity Plan. We have experienced net losses and cash outflows from operating activities since inception. Based upon our current operating forecast, we anticipate that we will need to restore positive operating cash flows and/or raise additional capital in the short-term to fund operations, meet our customary payment obligations and otherwise execute our business plan over the next 12 months. We are continuously in discussions to raise additional capital, which may include a variety of equity and debt instruments; however, there can be no assurance that our capital raising initiatives will be successful. Our recurring losses and level of cash used in operations, along with uncertainties concerning our ability to raise additional capital, raise substantial doubt about our ability to continue as a going concern.

55

Cash, cash equivalents: As of September 30, 2022, we had cash and cash equivalents with an aggregate balance of $6,295,391, a decrease from a balance of $32,007,792 at December 31, 2021. Summarized immediately below and discussed in more detail in the subsequent subsections are the main elements of the $25,712,401 net decrease in cash during the nine months ended September 30, 2022:

●	Operating activities: $17,797,992 of net cash used in operating activities. Net cash used in operating activities was $17,797,992 for the nine months ended September 30, 2022 and 2021, respectively, an increase of $5,567,211. The decrease is attributable to the net loss incurred for the first nine months of 2022, the non-cash gain attributable to the change in value of the warrant derivative liability, and the usage of cash to increase accounts receivable, prepaid expenses, and other operating assets during the nine months ended September 30, 2022 compared to the same period in 2021.

●	Investing activities: $3,488,972 of net cash used in investing activities. Cash used in investing activities was $3,488,972 and $17,958,520 for the nine months ended September 30, 2022 and 2021, respectively. During the nine months ended September 30, 2022, we made capital expenditures for: (i) building improvements of the newly purchased office and warehouse building, and transportation assets; (ii) patent applications on our proprietary technology utilized in our new products and included in intangible assets; and (iii) the closing of a business and asset acquisition.

●	Financing activities: $4,425,437 of net cash used in financing activities. Cash used in financing activities was $4,425,437 and cash provided by financing activities was $66,570,600 for the nine months ended September 30, 2022 and 2021, respectively. During the first nine months of 2022, the Company repurchased its common stock on the open market pursuant to the stock repurchase plan, and made principal payments on contingent consideration promissory notes. During 2021, we raised substantial funds through the completion of two registered direct offerings of our common stock.

Commitments:

We had $6,295,391 of cash and cash equivalents and net positive working capital $20,745,139 as of September 30, 2022. Accounts receivable and other receivables balances represented $8,192,899 of our net working capital at September 30, 2022. We believe we will be able to collect our outstanding receivables on a timely basis and reduce the overall level during the balance of 2022, which could provide positive cash flow to support our operations during 2022. Inventory represents $10,963,916 of our net working capital at September 30, 2022, and finished goods represented $9,769,951 of total inventory at September 30, 2022. We are actively managing the level of inventory and our goal is to reduce such level during the balance of 2022 by our sales activities, the increase of which should provide additional cash flow to help support our operations during 2022.

Capital Expenditures:

We had the following material commitments for capital expenditures at September 30, 2022:

Stock Repurchase Program - On December 6, 2021, the board of directors of the Company authorized the repurchase of up to $10.0 million of the Company’s outstanding common stock under the specified terms of a share repurchase program (the “Program”). During the nine months ended September 30, 2022, the Company repurchased 186,299 shares of its common stock for $4,026,523, in accordance with the Program.

On June 30, 2022, the board of directors of the Company elected to terminate the Program, effective immediately. The Program began in December 2021, with the Company purchasing a total of 273,041 shares at a cost of $6,001,602 through June 30, 2022.

Lease commitments. Total lease expense under the six operating leases was approximately $415,269, during the nine months ended September 30, 2022. The following sets forth the operating lease right of use assets and liabilities as of September 30, 2022:

56

The following sets forth the operating lease right of use assets and liabilities as of September 30, 2022:

Assets:
Operating lease right of use assets	$846,521

Liabilities:
Operating lease obligations-current portion	$304,294
Operating lease obligations-less current portion	610,422
Total operating lease obligations	$914,716

Following are the minimum lease payments for each year and in total:

Year ending December 31
2022 (October 1, to December 31, 2022)	$125,174
2023	305,627
2024	245,761
2025	196,462
Thereafter	175,113
Total undiscounted minimum future lease payments	1,048,137
Imputed Interest	(133,421)
Total operating lease liability	$914,716

Debt obligations – Outstanding debt obligations comprises the following:

	September 30, 2022	December 31, 2021
Economic injury disaster loan (EIDL)	$150,000	$150,000
Contingent consideration promissory note – Nobility Healthcare Division Acquisition	205,865	317,212
Contingent consideration promissory note – Nobility Healthcare Division Acquisition	436,449	650,000
Contingent consideration promissory note – Nobility Healthcare Division Acquisition	449,507	—
Contingent consideration promissory note – Nobility Healthcare Division Acquisition	—	—
Debt obligations	1,241,821	1,117,212
Less: current maturities of debt obligations	569,934	389,934
Debt obligations, long-term	$671,887	$727,278

Debt obligations mature as follows as of September 30, 2022:

September 30, 2022
2022 (October 1, 2022 to December 31, 2022)	$142,477
2023	569,983
2024	386,585
2025	3,412
2026	3,542
2027 and thereafter	135,822

Total	$1,241,821

57

Critical Accounting Estimates

Our significant accounting policies are summarized in Note 1, “Nature of Business and Summary of Significant Accounting Policies,” to our consolidated financial statements. While the selection and application of any accounting policy may involve some level of subjective judgments and estimates, we believe the following accounting policies and estimates are the most critical to our financial statements, potentially involve the most subjective judgments in their selection and application, and are the most susceptible to uncertainties and changing conditions:

Revenue Recognition / Allowance for Doubtful Accounts;

●	Allowance for Excess and Obsolete Inventory;
●	Goodwill and other intangible assets;
●	Warranty Reserves;
●	Fair value of warrant derivative liabilities;
●	Stock-based Compensation Expense;
●	Fair value of warrants;
●	Fair value of assets and liabilities acquired in business combinations; and
●	Accounting for Income Taxes.

Revenue Recognition / Allowances for Doubtful Accounts. Revenue is recognized for the shipment of products or delivery of service when all five of the following conditions are met:

(i)	Identify the contract with the customer;

(ii)	Identify the performance obligations in the contract;

(iii)	Determine the transaction price;

(iv)	Allocate the transaction price to the performance obligations in the contract; and

(v)	Recognize revenue when a performance obligation is satisfied.

We consider the terms and conditions of the contract and our customary business practices in identifying our contracts under ASC 606. We determine we have a contract when the customer order is approved, we can identify each party’s rights regarding the services to be transferred, we can identify the payment terms for the services, we have determined the customer has the ability and intent to pay and the contract has commercial substance. At contract inception we evaluate whether the contract includes more than one performance obligation. We apply judgment in determining the customer’s ability and intent to pay, which is based on a variety of factors, including the customer’s historical payment experience or, in the case of a new customer, credit and financial information pertaining to the customer.

Performance obligations promised in a contract are identified based on the services and the products that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the service either on its own or together with other resources that are readily available from third parties or from us, and are distinct in the context of the contract, whereby the transfer of the services and the products is separately identifiable from other promises in the contract. Our performance obligations consist of (i) products, (ii) professional services, and (iii) extended warranties.

The transaction price is determined based on the consideration to which we expect to be entitled in exchange for transferring services to the customer. Variable consideration is included in the transaction price if, in our judgment it is probable that a significant future reversal of cumulative revenue under the contract will not occur. None of our contracts contain a significant financing component.

58

If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on the relative standalone selling price (“SSP”).

Revenue for our video solutions segment is recognized at the time the related performance obligation is satisfied by transferring the control of the promised service to a customer. Revenue is recognized when control of the service is transferred to the customer, in an amount that reflects the consideration that we expect to receive in exchange for our services. We generate all our revenue from contracts with customers.

Revenue for our revenue cycle management segment is recorded on a net basis, as its primary source of revenue is its end-to-end service fees. These service fees are reported as revenue monthly upon completion of our performance obligation to provide the agreed upon services.

Revenue for our ticketing segment is recorded on a gross or net basis based on management’s assessment of whether we are acting as a principal or agent in the transaction. The determination is based upon the evaluation of control over the event ticket, including the right to sell the ticket, prior to its transfer to the ticket buyer.

We sell our tickets held in inventory, which consists of one performance obligation, being to transfer control of an event ticket to the buyer upon confirmation of the order. We act as the principal in these transactions as we own the ticket at the time of sale, therefore we control the ticket prior to transferring to the customer. In these transactions, revenue is recorded on a gross basis based on the value of the ticket and is recognized when an order is confirmed. Payment is typically due upon delivery of the ticket.

We also act as an intermediary between buyers and sellers through the online secondary marketplace. Revenues derived from this marketplace primarily consist of service fees from ticketing operations, and consists of one primary performance obligation, which is facilitating the transaction between the buyer and seller, being satisfied at the time the order has been confirmed. As we do not control the ticket prior to the transfer, we act as an agent in these transactions. Revenue is recognized on a net basis, net of the amount due to the seller when an order is confirmed. The seller is then obligated to deliver the tickets to the buyer per the seller’s listing. Payment is due at the time of sale.

We review all significant, unusual, or nonstandard shipments of product or delivery of services as a routine part of our accounting and financial reporting process to determine compliance with these requirements. Extended warranties are offered on selected products, and when a customer purchases an extended warranty, the associated proceeds are treated as contract liability and recognized over the term of the extended warranty.

For our video solutions segment, our principal customers are state, local, and federal law enforcement agencies, which historically have been low risks for uncollectible accounts. However, we have commercial customers and international distributors that present a greater risk for uncollectible accounts than such law enforcement customers and we consider a specific reserve for bad debts based on their individual circumstances. Our historical bad debts have been negligible, with less than $258,000 charged off as uncollectible on cumulative revenues of $256.5 million since we commenced deliveries during 2006.

For our ticketing segment, our customers are mainly online visitors that pay at the time of the transaction, and we collect the service fees charged with the transaction, thus leading to minimal risk for uncollectible accounts, to which we then consider a specific reserve for bad debts based on their individual circumstances. As we continue to learn more about the collectability related to this recent acquisition, we will track historical bad debts and continue to assess appropriate reserves.

For our revenue cycle management segment, our customers are mainly medium to large healthcare organizations that are charged monthly upon the execution of our services. Being these customers are healthcare organizations with minimal risk for uncollectible accounts, we consider a specific reserve for bad debts based on their individual circumstances. As we continue to learn more about the collectability related to this recently added segment, we will track historical bad debts and continue to assess appropriate reserves.

59

Allowance for Excess and Obsolete Inventory. We record valuation reserves on our inventory for estimated excess or obsolete inventory items. The amount of the reserve is equal to the difference between the cost of the inventory and the estimated market value based upon assumptions about future demand and market conditions. On a quarterly basis, management performs an analysis of the underlying inventory to identify reserves needed for excess and obsolescence. Management uses its best judgment to estimate appropriate reserves based on this analysis. In addition, we adjust the carrying value of inventory if the current market value of that inventory is below its cost.

Inventories consisted of the following at September 30, 2022 and December 31, 2021:

	September 30, 2022	December 31, 2021
Raw material and component parts– video solutions segment	$4,960,740	$3,062,046
Work-in-process– video solutions segment	4,649	—
Finished goods – video solutions segment	8,071,218	8,410,307
Finished goods – ticketing segment	1,698,733	2,102,272
Subtotal	14,735,340	13,574,625
Reserve for excess and obsolete inventory– video solutions segment	(3,227,488)	(3,353,458)
Reserve for excess and obsolete inventory – ticketing segment	(543,936)	(561,631)
Total inventories	$10,963,916	$9,659,536

We balance the need to maintain strategic inventory levels to ensure competitive delivery performance to our customers against the risk of inventory obsolescence due to changing technology and customer requirements. As reflected above, our inventory reserves represented 25.6% of the gross inventory balance at September 30, 2022, compared to 28.8% of the gross inventory balance at December 31, 2021. We had $3,771,424 and $3,915,089 in reserves for obsolete and excess inventories at September 30, 2022 and December 31, 2021, respectively. Total raw materials and component parts were $4,960,740 and $3,062,046 at September 30, 2022 and December 31, 2021, respectively, an increase of $1,898,694 (62.0%). Finished goods balances were $9,769,951 and $10,512,579 at September 30, 2022 and December 31, 2021, respectively, a decrease of $742,628 (7.1%). The decrease in finished goods was primarily attributable to a reduction in ticketing inventory of $403,539 at September 30, 2022 compared to December 31, 2021. The slight decrease in the inventory reserve is primarily due to the reduction in finished goods that had a reserve placed on them prior to sale. The remaining reserve for inventory obsolescence is generally provided for the level of component parts of the older versions of our printed circuit boards and the phase out of our DVM-750, DVM-500 Plus and LaserAlly legacy products. Additionally, the Company determined a reasonable reserve for inventory held at the ticket operating segment, in which some inventory items sell below cost or go unsold, thus having to be fully written-off following the event date. We believe the reserves are appropriate given our inventory levels at September 30, 2022.

If actual future demand or market conditions are less favorable than those projected by management or there are significant engineering changes to our products that are not anticipated and appropriately managed, additional inventory write-downs may be required in excess of the inventory reserves already established.

Goodwill and other intangible assets. When we acquire a business, we determine the fair value of the assets acquired and liabilities assumed on the date of acquisition, which may include a significant amount of intangible assets such as customer relationships, software and content, as well as goodwill. When determining the fair values of the acquired intangible assets, we consider, among other factors, analyses of historical financial performance and an estimate of the future performance of the acquired business. The fair values of the acquired intangible assets are primarily calculated using an income approach that relies on discounted cash flows. This method starts with a forecast of the expected future net cash flows for the asset and then adjusts the forecast to present value by applying a discount rate that reflects the risk factors associated with the cash flow streams. We consider this approach to be the most appropriate valuation technique because the inherent value of an acquired intangible asset is its ability to generate future income. In a typical acquisition, we engage a third-party valuation expert to assist us with the fair value analyses for acquired intangible assets.

60

Determining the fair values of acquired intangible assets requires us to exercise significant judgment. We select reasonable estimates and assumptions based on evaluating a number of factors, including, but not limited to, marketplace participants, consumer awareness and brand history. Additionally, there are significant judgments inherent in discounted cash flows such as estimating the amount and timing of projected future cash flows, the selection of discount rates, hypothetical royalty rates and contributory asset capital charges. Specifically, the selected discount rates are intended to reflect the risk inherent in the projected future cash flows generated by the underlying acquired intangible assets.

Determining an acquired intangible asset’s useful life also requires significant judgment and is based on evaluating a number of factors, including, but not limited to, the expected use of the asset, historical client retention rates, consumer awareness and trade name history, as well as any contractual provisions that could limit or extend an asset’s useful life.

The Company’s goodwill is evaluated in accordance with FASB ASC Topic 350, which requires goodwill to be assessed for impairment at least annually and whenever events or changes in circumstances indicate that the carrying value of goodwill may not be recoverable. In addition, an impairment evaluation of our amortizable intangible assets may also be performed if events or circumstances indicate potential impairment. Among the factors that could trigger an impairment review are current operating results that do not align with our annual plan or historical performance; changes in our strategic plans or the use of our assets; restructuring changes or other changes in our business segments; competitive pressures and changes in the general economy or in the markets in which we operate; and a significant decline in our stock price and our market capitalization relative to our net book value.

When performing our annual assessment of the recoverability of goodwill, we initially perform a qualitative analysis evaluating whether any events or circumstances occurred or exist that provide evidence that it is more likely than not that the fair value of any of our reporting units is less than the related carrying amount. If we do not believe that it is more likely than not that the fair value of any of our reporting units is less than the related carrying amount, then no quantitative impairment test is performed. However, if the results of our qualitative assessment indicate that it is more likely than not that the fair value of a reporting unit is less than its respective carrying amount, then we perform a two-step quantitative impairment test.

Evaluating the recoverability of goodwill requires judgments and assumptions regarding future trends and events. As a result, both the precision and reliability of our estimates are subject to uncertainty. Among the factors that we consider in our qualitative assessment are general economic conditions and the competitive environment; actual and projected reporting unit financial performance; forward-looking business measurements; and external market assessments. To determine the fair values of our reporting units for a quantitative analysis, we typically utilize detailed financial projections, which include significant variables, such as projected rates of revenue growth, profitability and cash flows, as well as assumptions regarding discount rates, the Company’s weighted average cost of capital and other data.

Our most recent annual impairment test of goodwill was a qualitative analysis conducted as of December 31, 2021 that indicated no impairment. Subsequent to completing our 2021 annual impairment test, no events or changes in circumstances were noted that required an interim goodwill impairment test. Note 1 — Nature of Business and Summary of Significant Accounting Policies and Note 10 — Goodwill and Other Intangible Assets in the Notes to Consolidated Financial Statements provide additional information regarding the Company’s goodwill and other intangible assets.

Warranty Reserves. We generally provide up to a two-year parts and labor standard warranty on our products to our customers. Provisions for estimated expenses related to product warranties are made at the time products are sold. These estimates are established using historical information on the nature, frequency, and average cost of claims. We actively study trends of claims and take action to improve product quality and minimize claims. Our warranty reserves were decreased to $10,040 as of September 30, 2022 compared to $13,742 as of December 31, 2021 as we began to slow our warranty exposures through the roll-off of DVM-750 and DVM-800 units from warranty coverage. Standard warranty exposure on the DVM-800 and DVM-250plus are the responsibility of the contract manufacturers which reduced our overall warranty exposure as these are very popular products in our line. There is a risk that we will have higher warranty claim frequency rates and average cost of claims than our history has indicated on our legacy mirror products on our new products for which we have limited experience. Actual experience could differ from the amounts estimated requiring adjustments to these liabilities in future periods.

61

Warrant derivative liabilities. On January 14, 2021 and February 1, 2021, the Company issued warrants to purchase a total of 2,127,500 shares of Common Stock. The warrant terms provide for net cash settlement outside the control of the Company under certain circumstances in the event of tender offers. As such, the Company is required to treat these warrants as derivative liabilities which are valued at their estimated fair value at their issuance date and at each reporting date with any subsequent changes reported in the consolidated statements of operations as the change in fair value of warrant derivative liabilities. Furthermore, the Company revalues the fair value of warrant derivative liability as of the date the warrant is exercised with the resulting warrant derivative liability transitioned to equity.

On August 23, 2022, the Company entered into a Warrant Exchange Agreement (the “Warrant Exchange Agreements”) with each of the Investors, pursuant to which the Company agreed to issue to the Investors an aggregate of 303,750 shares of Common Stock in exchange for the cancellation by the Investors of the January Warrants, the Exchange Warrants and the Replacement Originals Warrants. On the date of the exchange, the Company calculated the fair value of the issuance of common shares pursuant to the Warrant Exchange Agreements, attributing that value to common stock and additional paid in capital. The remaining value of the warrant derivative liability was attributed to an income from change in fair market value of warrant derivative liabilities and gain on extinguishment of warrant derivative liabilities in the consolidated statement of operations. On the date of the Warrant Exchange Agreement, the fair value of the warrant derivative liability was $8.1 million, compared to $9.3 million at June 30, 2022, resulting in income from change in fair market value of warrant derivative liabilities of $1.2 million during the three months ended September 30, 2022. Further, the value of the issued shares of Common Stock was $4.5 million, applied to additional paid in capital, resulting in a gain on the extinguishment of warrant derivative liabilities of $3.6 million during the three months ended September 30, 2022. The Company has utilized the following assumptions in its Black-Scholes option valuation model to calculate the estimated fair value of the warrant derivative liabilities as of their date of issuance and as of August 23, 2022:

	Issuance date assumptions	August 23, 2022 assumptions
Volatility - range	106.6 – 166.6%	103.7%
Risk-free rate	0.08 – 0.49%	3.17 – 3.36%
Dividend	0%	0%
Remaining contractual term	0.01 – 5 years	3.4 – 4.1 years
Exercise price	$2.80 - 3.25	$3.25
Common stock issuable under the warrants	2,127,500	1,215,000

Stock-based Compensation Expense. We grant stock options to our employees and directors and such benefits provided are share-based payment awards which require us to make significant estimates related to determining the value of our share-based compensation. Our expected stock-price volatility assumption is based on historical volatilities of the underlying stock that are obtained from public data sources and there were 1,250 stock options granted during the nine months ended September 30, 2022.

If factors change and we develop different assumptions in future periods, the compensation expense that we record in the future may differ significantly from what we have recorded in the current period. There is a high degree of subjectivity involved when using option pricing models to estimate share-based compensation. Changes in the subjective input assumptions can materially affect our estimates of fair values of our share-based compensation. Certain share-based payment awards, such as employee stock options, may expire worthless or otherwise result in zero intrinsic value compared to the fair values originally estimated on the grant date and reported in our financial statements. Alternatively, values may be realized from these instruments that are significantly in excess of the fair values originally estimated on the grant date and reported in our financial statements. Although the fair value of employee share-based awards is determined using an established option pricing model, that value may not be indicative of the fair value observed in a willing buyer/willing seller market transaction. In addition, we account for forfeitures as they occur.

62

Accounting for Income Taxes. Accounting for income taxes requires significant estimates and judgments on the part of management. Such estimates and judgments include, but are not limited to, the effective tax rate anticipated to apply to tax differences that are expected to reverse in the future, the sufficiency of taxable income in future periods to realize the benefits of net deferred tax assets and net operating losses currently recorded and the likelihood that tax positions taken in tax returns will be sustained on audit.

As required by authoritative guidance, we record deferred tax assets or liabilities based on differences between financial reporting and tax bases of assets and liabilities using currently enacted rates that will be in effect when the differences are expected to reverse. Authoritative guidance also requires that deferred tax assets be reduced by a valuation allowance if it is more likely than not that all or some portion of the deferred tax asset will not be realized. As of September 30, 2022, we have fully reserved all of our deferred tax assets. Based on a review of our deferred tax assets and recent operating performance, we determined that our valuation allowance should be decreased by $7,615,000 to a balance of $16,980,000 to fully reserve our deferred tax assets at December 31, 2021. We determined that it was appropriate to continue to provide a full valuation reserve on our net deferred tax assets as of September 30, 2022, because of the overall net operating loss carryforwards available. We expect to continue to maintain a full valuation allowance until we determine that we can sustain a level of profitability that demonstrates our ability to realize these assets. To the extent we determine that the realization of some or all of these benefits is more likely than not based upon expected future taxable income, a portion or all of the valuation allowance will be reversed. Such a reversal would be recorded as an income tax benefit and, for some portion related to deductions for stock option exercises, an increase in shareholders’ equity.

As required by authoritative guidance, we have performed a comprehensive review of our portfolio of uncertain tax positions in accordance with recognition standards established by the FASB, an uncertain tax position represents our expected treatment of a tax position taken in a filed tax return or planned to be taken in a future tax return, that has not been reflected in measuring income tax expense for financial reporting purposes. We have no recorded liability as of September 30, 2022 representing uncertain tax positions.

We have generated substantial deferred income tax assets related to our operations primarily from the charge to compensation expense taken for stock options, certain tax credit carryforwards and net operating loss carryforwards. For us to realize the income tax benefit of these assets, we must generate sufficient taxable income in future periods when such deductions are allowed for income tax purposes. In some cases where deferred taxes were the result of compensation expense recognized on stock options, our ability to realize the income tax benefit of these assets is also dependent on our share price increasing to a point where these options have intrinsic value at least equal to the grant date fair value and are exercised. In assessing whether a valuation allowance is needed in connection with our deferred income tax assets, we have evaluated our ability to generate sufficient taxable income in future periods to utilize the benefit of the deferred income tax assets. We continue to evaluate our ability to use recorded deferred income tax asset balances. If we fail to generate taxable income for financial reporting in future years, no additional tax benefit would be recognized for those losses, since we will not have accumulated enough positive evidence to support our ability to utilize net operating loss carryforwards in the future. Therefore, we may be required to increase our valuation allowance in future periods should our assumptions regarding the generation of future taxable income not be realized.

Inflation and Seasonality

As inflation in the United States and abroad has increased and become more prominent, inflationary pressures adversely affected all of the Company’s reporting segments’ gross margins during the first nine months of fiscal year 2022, and are expected to persist for the remainder of fiscal year 2022 and beyond. We do not believe that our Video Solutions and Revenue Cycle Management segments business is seasonal in nature; however, the Ticketing Segment is expected to generate higher revenues during the second half of the calendar year than in the first half due to the increased sporting events throughout the country during the second half of the calendar year in comparison to the first half.

63

BUSINESS

Overview

Digital Ally, Inc. was originally incorporated in Nevada on December 13, 2000 as Vegas Petra, Inc. and had no operations until 2004. On November 30, 2004, Vegas Petra, Inc. entered into a Plan of Merger with Digital Ally, Inc., at which time the merged entity was renamed Digital Ally, Inc. (such merged entity, the “Predecessor Registrant”).

On August 23, 2022 (the “Effective Time”), the Predecessor Registrant merged with and into its wholly owned subsidiary, DGLY Subsidiary Inc., a Nevada corporation (the “Registrant”), pursuant to an agreement and plan of merger, dated as of August 23, 2022 (the “Merger Agreement”), between the Predecessor Registrant and the Registrant, with the Registrant as the surviving corporation in the merger (such transaction, the “Merger”). At the Effective Time, Articles of Merger were filed with the Secretary of State of the State of Nevada, pursuant to which the Registrant was renamed “Digital Ally, Inc.” and, by operation of law, succeeded to the assets, continued the business and assumed the rights and obligations of the Predecessor Registrant immediately prior to the Merger. Under the Nevada Revised Statutes, shareholder approval was not required in connection with the Merger Agreement or the transactions contemplated thereby.

At the Effective Time, pursuant to the Merger Agreement, (i) each outstanding share of Predecessor Registrant’s common stock, par value $0.001 per share (the “Predecessor Common Stock”) automatically converted into one share of common stock, par value $0.001 per share, of the Registrant (“Registrant Common Stock”), (ii) each outstanding option, right or warrant to acquire shares of Predecessor Common Stock converted into an option, right or warrant, as applicable, to acquire an equal number of shares of Registrant Common Stock under the same terms and conditions as the original options, rights or warrants, and (iii) the directors and executive officers of the Predecessor Registrant were appointed as directors and executive officers, as applicable, of the Registrant, each to serve in the same capacity and for the same term as such person served with the Predecessor Registrant immediately before the Merger. For the purposes of this Registration Statement, unless the context otherwise requires, the term “our,” the “Company” or “us” refers to the Predecessor Registrant and its subsidiaries with respect to the period prior to the Effective Time and to the Registrant and its subsidiaries with respect to the period on and after the Effective Time.

The business of the Registrant, Digital Ally, Inc. (with its wholly-owned subsidiaries, Digital Ally International, Inc., Shield Products, LLC, Digital Ally Healthcare, LLC, TicketSmarter, Inc., Worldwide Reinsurance, Ltd., Digital Connect, Inc., BirdVu Jets, Inc., Kustom 440, Inc., and its majority-owned subsidiary Nobility Healthcare, LLC, collectively, “Digital Ally,” “Digital,” and the “Company”), is divided into three reportable operating segments: 1) the Video Solutions Segment, 2) the Revenue Cycle Management Segment and 3) the Ticketing Segment. The Video Solutions Segment is our legacy business that produces digital video imaging, storage products, disinfectant and related safety products for use in law enforcement, security and commercial applications. This segment includes both service and product revenues through our subscription models offering cloud and warranty solutions, and hardware sales for video and health safety solutions. The Revenue Cycle Management Segment provides working capital and back-office services to a variety of healthcare organizations throughout the country, as a monthly service fee. The Ticketing Segment acts as an intermediary between ticket buyers and sellers within our secondary ticketing platform, ticketsmarter.com, and we also acquire tickets from primary sellers to then sell through various platforms. The accounting guidance on Segment Reporting establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information of those segments to be presented in financial statements. The following table sets forth the Company’s total revenue and the revenue derived from each reportable operating segment:

	Years Ended December 31,
	2021	2020
Net Revenues:
Video Solutions	$9,073,626	$10,514,868
Revenue Cycle Management	1,630,048	—
Ticketing	10,709,760	—
Total Net Revenues	$21,413,434	$10,514,868

64

Additional information regarding each reportable operating segment is also included in Note 21 entitled Segment Data of “Notes to Consolidated Financial Statements” elsewhere in this prospectus.

Video Solutions Operating Segment

Within the Video Solutions reportable operating segment we supply technology-based products utilizing our portable digital video and audio recording capabilities for the law enforcement and security industries and for the commercial fleet and mass transit markets. We have the ability to integrate electronic, radio, computer, mechanical, and multi-media technologies to create positive solutions to our customers’ requests. Our products include: the EVO-HD, DVM-800 and DVM-800 Lite, which are in-car digital video systems for law enforcement and commercial markets; the FirstVu body-worn camera line, consisting of the FirstVu Pro, FirstVu II, and the FirstVu HD; our patented and revolutionary VuLink product, which integrates our body-worn cameras with our in-car systems by providing hands-free automatic activation for both law enforcement and commercial markets; the FLT-250, DVM-250, and DVM-250 Plus, which are our commercial line of digital video mirrors that serve as “event recorders” for the commercial fleet and mass transit markets; FleetVu, EVO Web, and VuVault are our cloud-based evidence management systems. We further diversified and broadened our product offerings in 2020, by introducing two new lines of branded products: (1) the ThermoVu® which is a line of self-contained temperature monitoring stations that provides alerts and controls facility access when an individual’s temperature exceeds a pre-set threshold and (2) our Shield™ disinfectants and cleansers which are for use against viruses and bacteria. We began offering our Shield™ disinfectants and cleansers to our law enforcement and commercial customers late in the second quarter of 2020.

Revenue Cycle Management Operating Segment

We entered the revenue cycle management operating segment late in the second quarter of 2021 with the formation of our wholly owned subsidiary, Digital Ally Healthcare, Inc. and its majority-owned subsidiary Nobility Healthcare, LLC (“Nobility Healthcare”). Nobility Healthcare completed its first acquisition on June 30, 2021, when it acquired a private medical billing company, and a second acquisition on August 31, 2021 upon the completion of its acquisition of another private medical billing company, in which we will assist in providing working capital and back-office services to healthcare organizations throughout the country. Our assistance consists of insurance and benefit verification, medical treatment documentation and coding, and collections. Through our expertise and experience in this field, we maximize our customers’ service revenues collected, leading to substantial improvements in their operating margins and cash flows.

  We plan to continue growing our revenue cycle management operating segment primarily through a roll-up strategy. Our revenue cycle management operating segment’s acquisition targets include the approximate 6,000 medical billing companies in the United States, most of which are relatively small and closely-held private concerns. Each year a portion of these company owners sell because they want to retire or exit the business for other pursuits. The revenue cycle management market is quite fragmented with the largest companies having less than an estimated 5% of the total market. The Company formed the revenue cycle management operating segment and will provide the capital to make acquisitions and pursue the revenue cycle management company roll-up strategy.

Upon completion of the acquisitions our revenue cycle management operating segment processes and submits the medical reimbursement claims of its physician clients to commercial health insurance companies and Medicare/Medicaid for the services the physicians have rendered to their patients so they can receive payments. Our revenue cycle management operating segment receives a percentage of the cash collected for its service fees. The revenue cycle management agreements with physician clients generally renew automatically on an annual basis.

Ticketing Operating Segment

We entered into the ticketing operating segment through the formation of our wholly owned subsidiary, TicketSmarter, Inc. (“TicketSmarter”) and its completed acquisitions of Goody Tickets, LLC and TicketSmarter, LLC, on September 1, 2021. TicketSmarter provides ticket sales, partnerships, and mainly, ticket resale services through its online ticketing marketplace for live events, TicketSmarter.com. TicketSmarter offers tickets for over 125,000 live events through its platform, for a wide range of events, including concerts, sporting events, theatres, and performing arts, throughout the country.

65

TicketSmarter has grown rapidly since its launch in early 2019, and currently boasts more than 48 million tickets for sale over 125,000 live events, primarily serving the North American market. It has built its brand with a number of high-profile partnerships, which include being the official ticket resale partner of Rose Bowl Stadium in California and the title sponsor of the TicketSmarter Birmingham Bowl. It is also the official ticket resale partner of more than 35 collegiate conferences and 250 individual universities. Goody Tickets was launched as a ticket brokerage nearly a decade earlier in Overland Park, Kansas, where it has remained.

The Company plans to grow the Ticketing operating segment through organic growth of its existing business lines. The Company will also provide the working capital necessary to expand its sponsorships and partnerships with other sporting teams and other entertainment venues and organizations,

COVID – 19 Pandemic

The COVID-19 pandemic represents a fluid situation that presents a wide range of potential impacts of varying durations for different global geographies, including locations where the Company has offices, employees, customers, vendors and other suppliers and business partners.

Like most US-based businesses, the COVID-19 pandemic and efforts to mitigate the same began to have impacts on our business in March 2020. Since that time, the COVID-19 pandemic has dramatically impacted the global health and economic environment, including millions of confirmed cases, business slowdowns or shutdowns, labor shortages, supply chain challenges, changes in government spending and requirements, regulatory challenges, inflationary pressures and market volatility.

We operate within the complex integrated global supply chain for both vendors and customers. As the COVID-19 pandemic dissipates at varying times and rates in different regions around the world, there could be a prolonged negative impact on these global supply chains. Our ability to continue operations at specific facilities will be impacted by the interdependencies of the various participants of these global supply chains, which are largely beyond our direct control. A prolonged shut down of these global supply chains could have a material adverse effect on our business, results of operations, cash flows and financial condition.

If our suppliers have increased challenges with their workforce (including as a result of illness, absenteeism, reactions to health and safety or government requirements), facility closures, timely access to necessary components, materials and other supplies at reasonable prices, access to capital, and access to fundamental support services (such as shipping and transportation), they may be unable to provide the agreed-upon goods and services in a timely, compliant and cost-effective manner. We have incurred and may in the future incur additional costs and delays in our business resulting from the COVID-19 pandemic, including as a result of higher prices, schedule delays or the need to identify and develop alternative suppliers. In some instances, we may be unable to identify and develop alternative suppliers, incurring additional liabilities under our current contracts and hampering new ones. Our customers have experienced, and may continue to experience, disruptions in their operations and supply chains as a result of the COVID-19 pandemic, which can result in delayed, reduced, or canceled orders, or collection risks, and which may adversely affect our results of operations. Similarly, current, and future restrictions or disruptions of transportation, such as reduced availability of air transport, port closures or delays, and increased border controls, delays or closures, can also impact our ability to meet demand and could materially adversely affect us.

66

Our Video Operating Segment Products and Services

Through our video operating segment we supply technology-based products utilizing our portable digital video and audio recording capabilities for the law enforcement and security industries and for the commercial fleet and mass transit markets. We have the ability to integrate electronic, radio, computer, mechanical, and multi-media technologies to create positive solutions to our customers’ requests. Our products include: the EVO-HD, DVM-800 and DVM-800 Lite, which are in-car digital video systems for law enforcement and commercial markets; the FirstVu body-worn camera line, consisting of the FirstVu Pro, FirstVu, and the FirstVu HD; our patented and revolutionary VuLink product integrates our body-worn cameras with our in-car systems by providing hands-free automatic activation for both law enforcement and commercial markets; the FLT-250, DVM-250, and DVM-250 Plus, which are our commercial line of digital video mirrors that serve as “event recorders” for the commercial fleet and mass transit markets; and FleetVu and VuLink, which are our cloud-based evidence management systems. We further diversified and broadened our product offerings in 2020, by introducing two new lines of branded products: (1) the ThermoVu® which is a line of self-contained temperature monitoring stations that provides alerts and controls facility access when an individual’s temperature exceeds a pre-set threshold and (2) our Shield™ disinfectants and cleansers which are for use against viruses and bacteria. We began offering our Shield™ disinfectants and cleansers to our law enforcement and commercial customers late in the second quarter of 2020.

We have recently entered the revenue cycle management business late in the second quarter of 2021 with the formation of our wholly owned subsidiary, Digital Ally Healthcare, Inc. and its majority-owned subsidiary Nobility Healthcare. Nobility Healthcare completed its first acquisition on June 30, 2021, when it acquired a private medical billing company, and a second acquisition on August 31, 2021, upon the completion of its acquisition of another private medical billing company, in which we will assist in providing working capital and back-office services to healthcare organizations throughout the country. Additionally, through the formation of our wholly owned subsidiary, TicketSmarter and its completed acquisitions of Goody Tickets, LLC and TicketSmarter, LLC, on September 1, 2021, we have entered into the online ticketing marketplace for live events, through the online platform TicketSmarter.com.

In-Car Digital Video Mirror System for Law Enforcement – EVO-HD, DVM-800 and DVM-800 Lite

In-car video systems for patrol cars are a necessity and have generally become standard. Current systems are primarily digital based systems with cameras mounted on the windshield and the recording device generally in the trunk, headliner, dashboard, console or under the seat of the vehicle.

The Company launched its in-car digital video platform under the name EVO-HD during the second quarter of 2019. The EVO-HD is a revolutionary in-car system that delivers versatility and reliability for law enforcement. With built-in, patented auto-activation technology, EVO-HD captures multiple recording angles in sync from a FirstVu PRO or FirstVu HD body-worn camera and up to four HD in-car cameras – all from a single trigger. The EVO-HD maximizes space and offers top-end reliability when paired with remote service capabilities. An internal cell modem will allow for connectivity to the VuVault.net cloud, powered by Amazon Web Services (“AWS”) and real time metadata when in the field.

The Company offers the DVM-800, a continuation in the family of highly successful digital video mirrored (DVM) systems developed by the Company. The DVM-800 is a time-tested, compact, powerful and easy-to-use solution designed for law enforcement. The DVM-800 system has built-in road and driver facing cameras and can record up to two external HD cameras. The DVM-800 is compatible with the patented VuLink® auto-activation technology and can be paired with a FirstVu HD body-worn camera.

The Company also offers the DVM-800 Lite, an entry level system is a self-contained video recorder, microphone and digital storage system that is integrated into a rear-view mirror and is designed for law enforcement. The system can record up to two internal HD cameras.

In-Car Digital Video “Event Recorder” System – DVM-250 Plus and FLT-250 for Commercial Fleets

Digital Ally provides commercial fleets and commercial fleet managers with the digital video tools that they need to increase driver safety, track assets in real-time and minimize the company’s liability risk while enabling fleet managers to operate the fleet at an optimal level. We market a product designed to address these commercial fleet markets with our DVM-250 Plus and FLT-250 event recorders that provide various types of commercial fleets with features and capabilities that are fully-customizable and consistent with their specific application and inherent risks.

67

The DVM-250 Plus is a part of the DVM family and is designed for commercial fleets featuring built-in digital audio and video recording technology and other features to provide commercial fleet managers unmatched driver and asset management – all while delivering the return on investment that matters most: the safety and security of drivers and passengers. The DVM-250 Plus is designed to capture events, such as wrecks and erratic driving or other abnormal occurrences, for evidentiary or training purposes. The commercial fleet markets may find our units attractive from both a feature and a cost perspective compared to other providers. Due to our marketing efforts, commercial fleets are beginning to adopt this technology, and in particular, the ambulance and taxi-cab markets.

In the first quarter of 2021, Digital Ally released the FLT-250, offering the same great features of the DVM-250 Plus in a new compact, non-mirrored form factor that allows for multiple mounting options in any vehicle type for commercial fleets. We believe that, due to non-mirror-based aspect of this product, the FLT-250 will become more attractive for our potential customers, as it is a much simpler plug and play option compared to mirror-based products.

Digital Ally offers a suite of data management web-based tools to assist fleet managers in the organization, archival, and management of videos and telematics information. Within the suite, there are powerful mapping and reporting tools that are intended to optimize efficiency, serve as training tools for teams on safety, and, ultimately, generate a significant return on investment for the organization.

The Company’s management expects EVO-HD to become the platform for a new family of in-car video solution products for the commercial markets. The innovative EVO-HD technology is expected to replace the current in-car mirror-based systems with a miniaturized system that can be custom-mounted in the vehicle, while offering numerous hardware configurations to meet the varied needs and requirements of the Company’s commercial customers. In its commercial market application, the EVO-HD can support up to four HD cameras, with two cameras having pre-event and ECA capabilities to allow customers to review entire shifts. An internal cell modem will allow for connectivity to the FleetVu Manager cloud-based system for commercial fleet tracking and monitoring, which is powered by AWS and real time metadata when in the field.

Miniature Body-Worn Digital Video System – FirstVu Pro, FirstVu II, and FirstVu HD for Law Enforcement and Private Security

During 2021, Digital Ally launched two next generation body-worn cameras and docking stations, refreshing the Company’s complete ecosystem of evidence recording devices. The latest body worn camera launched by the Company is the FirstVu Pro, the Company’s flagship product in its family of next generation of technology. The light weight, one-piece unit captures full HD video and audio, while offering industry leading features such as live streaming, a full-color touchscreen display, an advanced image sensor with IR LEDs, proprietary image distortion reduction, IP67 rated resisting dust & wind and is water submersible for 30 minutes at a depth of 3 feet. It is also MIL-STD-810G compliant capable of handling drops, shock, and vibration; and will function flawlessly in a wide temperature range.

In addition to the FirstVu Pro, Digital Ally also added the FirstVu II to its family of next generation technology. The FirstVu II is a one-piece device offering industry leading technology such as an articulating camera head, a full-color display, an advanced image sensor, and GPS. It can be used in law enforcement, private and event security and commercial segments.

Digital Ally still carries the FirstVu HD, the two-piece body-worn camera which allows for multiple mounting options while minimizing space and weight. It can be used in law enforcement, private and event security and commercial segments. This system is also a derivative of our in-car video systems, but is much smaller and lighter and more rugged and water-resistant to handle a hostile outdoor environment. The FirstVu HD can be used in many applications in addition to law enforcement and private security and is designed specifically to be clipped to an individual’s pocket or other outer clothing. The unit is self-contained and requires no external battery or storage devices. Our FirstVU HD integrates with our in-car video systems through our patented VuLink system allowing for automatic activation of both systems.

68

With the newly introduced body-worn cameras, Digital Ally also introduced two new QuickVu docking stations compatible with the FirstVu PRO and FirstVu II body-worn cameras. The QuickVu docking stations provide a comprehensive and elegant solution for storing and charging body cameras while uploading video evidence to the cloud. QuickVu also allows for rapid reviewing of footage right from the interactive touchscreen display, and is available in eight or twenty-four individual docking bays. For docking with the FirstVu HD body-worn cameras, Digital Ally offers a 12-bay docking station and Mini-Docks. The 12-bay docking station includes a 1TB local memory hard drive which simultaneously upload 4 hours of video from 12 FirstVu HD cameras within a 15-minute shift change and push configuration updates. The Mini-Dock is a single unit, portable smart dock that uploads video evidence to VuVault from a FirstVu HD body camera.

Auto-activation and Interconnectivity Between In-car Video Systems and Body-worn Camera Products – VuLink for Law Enforcement

Recognizing a critical limitation in law enforcement camera technology, we pioneered the development of our VuLink ecosystem that provides intuitive auto-activation functionality as well as coordination between multiple recording devices. The United States Patent and Trademark Office (the “USPTO”) has recognized these pioneering efforts by granting us multiple patents with claims covering a variety of triggers, incuding emergency lights and sirens, extreme acceleration or braking, g-force or any 12-volt relay. Additionally, the awarded patent claims cover automatic coordination between multiple recording devices. Prior to our VuLink ecosystem, officers had to manually activate each device while responding to emergency scenarios, a requirement that both decreased the usefulness of the existing camera systems and diverted officers’ attention during critical moments.

EVO Web and FleetVu Manager

EVO Web is a web-based software, powered by and hosted on the AWS GovCloud platform, that enables police departments and security agencies to manage digital video evidence quickly and easily. EVO Web is capable of playing back, reviewing, downloading, archiving, unit configuration and management, running customizable reports and maintaining a chain of custody logs. AWS is the most secure cloud platform on the market with features that go beyond simply storing and reviewing video evidence. AWS GovCloud platform is trusted by the Department of Justice, Defense Digital Services for the US Air Force, U.S. Department of Treasury, U.S. Department of Homeland Security. Our products that are compatible with EVO Web include: FirstVu Pro, FirstVu II, FirstVu HD, QuickVu, EVO-HD, DVM-800 and DVM-800 Lite.

FleetVu Manager is a web-based software that provides commercial fleet managers with the tools to increase driver safety, track assets in real-time and minimize their companies’ liability risks. FleetVu Manager is able to generate driver reports, identify at risk behaviors before an incident takes place, and enable commercial fleet managers to manage the entire fleet through a single, easy to use platform. Our products compatible with FleetVu Manager include: DVM-250 and FLT-250.

ShieldTM Heath Protection Products

The Company’s ShieldTM brand, offers a variety of products to help keep you safe, including; Shield Cleansers, ThermoVu, Shield Electrostatic Sprayer, Shied Disinfectant, and a variety of personal protection equipment including masks, gloves and sanitizer wipes.

Shield Cleansers is a full line of safe and effective hypochlorous acid (HOCl) based products - and is free of toxic bleach, ammonia, methanol, ethanol, and alcohol ingredients. Shield Disinfectant is EPA approved and has shown effectiveness against SARS-COV-2, the virus that causes the novel COVID-19 disease. Other products in the Shield brand include animal wellness products, wound care, and household cleaning solutions.

ThermoVu is a non-contact temperature-screening instrument that measures temperature through the wrist and controls entry to facilities when temperature measurements exceed pre-determined parameters. ThermoVu has optional features such as facial recognition to improve facility security by restricting access based on temperature and/or facial recognition reasons. ThermoVu provides an instant pass/fail audible tone with its temperature display and controls access to facilities based on such results.

Shield Electrostatic Sprayer is a compact and lightweight disinfecting sprayer utilizing electrostatic induction. The charged particles repel each other and affix to surfaces more evenly, eliminating large droplets for better disinfecting coverage. It is ideal for use in office buildings, schools, and other populated areas.

69

The Company has been distributing other personal protective equipment and supplies, since the second quarter of 2021, such as masks and gloves to supplement its Shield brand of products to health care workers as well as other consumers, consisting of vinyl and nitrile gloves, level 3 and N95 NIOSH certified face masks, and disposable wipes.

Our Revenue Management Operating Segment Products and Services

Through our revenue cycle management segment, we provide assistance in providing working capital and back-office services to healthcare organizations throughout the country. Our RCM operating segment services consist of insurance and benefit verification, medical treatment documentation and coding, and collections. Through our expertise and experience in this field, we maximize our customers’ service revenues collected, leading to substantial improvements in their operating margins and cash flows. We generally receive a service fee based on a percentage of the service revenues collected by our customers.

Our Ticketing Operating Segment Products and Services

Through our ticketing segment, we provide customers with access to the online live event ticketing marketplace through our online platform - TicketSmarter.com. Offering over 48 million tickets for sale for over 125,000 live events TicketSmarter is a national ticket marketplace offering tickets for live events featuring sports, concerts and theatre. TicketSmarter is the official ticket resale partner of more than 35 collegiate conferences, over 300 universities, and hundreds of events and venues.

Our ticketing operating segment primarily receives compensation for its services generally determined as a percentage of the face-value of the tickets being purchased. Our ticketing operating segment also provides customers with access to tickets which it has purchased or received in return for its sponsorship or partnership from the venue, event or owner.

Market and Industry Overview – Video Solutions Operating Segment

Our video solutions segment has historically had a primary market of domestic and international law enforcement agencies. We have since expanded our scope by pursuing the commercial fleet vehicle and mass transit markets. Additionally, we have expanded into event security services where we provide the hardware and software to supplement private security for NASCAR races, football and other sporting events, concerts and other events where people gather. We continue to further expand our focus on private security, homeland security, mass transit, healthcare, general retail, educational, general consumer and other commercial markets. In that regard, we have several installations involving private security on cruise ships and similar markets. We believe there are many potential private uses of our product offerings. We continue to have sales in the commercial fleet and ambulance service provider market, confirming that our DVM-250 Plus and FLT-250 products and FleetVu Manager can become a significant revenue producer for us. Additionally, our body-worn cameras have applications in law enforcement, along with private and event security, as well as commercial segments. With the recent acquisitions we completed in 2021, we hope to utilize the connections we now have to live events, stadiums, and arenas, as well as new medical connections.

Market and Industry Overview – Revenue Cycle Management Operating Segment

Our revenue cycle management segment consists of end-to-end revenue cycle management services that focuses on claim reimbursement billing, verification, and related services to medical providers throughout the country. We offer agreements with customers in which we provide our services and bill the customers monthly for our services. The healthcare industry in the United States represents a strong portion of the United States’ economy, offering a robust market for these services. Our current market includes many diverse specialties, including radiology, oncology, orthopedics, pediatrics, internal medicine, and cariology. We continue to investigate ways to expand our market reach, although can make no assurances in that regard.

70

Market and Industry Overview – Ticketing Operating Segment

Our ticketing segment refers to the sale of event tickets primarily through our online and mobile platforms. We will buy inventory of event ticket to then sell tickets through various platforms, including our own. Our resale services refer to the sale of tickets by a holder, who originally obtained the tickets directly from a venue or entity, through our platform in which we then collect services fees on the transaction. This is commonly referred to as secondary ticketing. We work directly with consumers looking to buy or sell event tickets for particular shows, concerts, games, and other events, allowing a simple and effective platform to move tickets. We also currently partner with more than 35 collegiate conferences, over 300 universities, and hundreds of events and venues.

Competition - Video Solutions Operating Segment

Our video solutions segment, consisting of law enforcement and security surveillance markets, is extremely competitive. Competitive factors in these industries include ease of use, quality, portability, versatility, reliability, accuracy and cost. There are direct competitors with technology and products in the law enforcement and surveillance markets for all of our products, including those that are in development. Many of these competitors have significant advantages over us, including greater financial, technical, marketing and manufacturing resources, more extensive distribution channels, larger customer bases and faster response times to adapt new or emerging technologies and changes in customer requirements. Our primary competitors in the in-car video systems market include L-3 Mobile-Vision, Inc., Coban Technologies, Inc., Enforcement Video, LLC d/b/a WatchGuard Video (“WatchGuard”), Kustom Signals, Panasonic System Communications Company, International Police Technologies, Inc. and a number of other competitors who sell, or may in the future sell, in-car video systems to law enforcement agencies. Our primary competitors in the body-worn camera market include Axon Enterprises, Inc. (“Axon”), Reveal Media, WatchGuard, and VieVU, Inc., which was acquired by Axon in 2018. We face similar and intense competitive factors for our event recorders in the commercial fleet and private security markets as we do in the law enforcement and security surveillance markets. There can be no assurance that we will be able to compete successfully in these markets. Further, there can be no assurance that new and existing companies will not enter the law enforcement and security surveillance markets in the future. The commercial fleet security and surveillance markets likewise are also very competitive. There are direct competitors for our FLT-250 and DVM-250 Plus “event recorders,” which may have greater financial, technical marketing, and manufacturing resources than we do. Our primary competitors in the commercial fleet sector include Lytx, Inc. (previously DriveCam, Inc.) and SmartDrive Systems, among others.

Competition – Revenue Cycle Management Operating Segment

Our revenue cycle management segment is a highly competitive market that is only intensifying as the market continues to grow. We face competition from a variety of sources, including internal revenue cycle management departments within healthcare organizations, as these organizations are beginning to make internal investments in these departments to keep these services in house. Additionally, other revenue cycle management providers exist and offer similar services through software vendors, traditional consultants, and information technology sources.

Competition – Ticketing Operating Segment

Our ticketing segment faces robust competition from several sources throughout the industry. As the online and mobile ticketing market continues to increase, it has allowed for more technology-based companies to offer ticketing services and systems. The online environment consists of numerous other websites and platforms for all markets. With the market continuing to grow, resale marketplaces and websites can reach a vastly larger audience with more convenient access to tickets for a wide variety of events. We continue to build our brand and recognition, through the numerous partnerships and sponsorships throughout the country, in attempt to become a preferred platform for consumers.

Worldwide Reinsurance Ltd.

In December 2021, the Company formed a wholly-owned subsidiary, Worldwide Reinsurance Ltd. (“Worldwide Re”), a Bermuda incorporated captive insurance company that will provide primarily liability insurance coverage to the Company for which insurance may not be currently available or economically feasible in today’s insurance marketplace.

71

Worldwide Re is subject to capital and other regulatory requirements imposed by the Bermuda Monetary Authority (“BMA”). Although these capital requirements are generally less constraining than U.S. capital requirements, failure to satisfy these requirements could result in regulatory actions from the BMA or loss of or modification of Worldwide Re’s Class 1 insurer license, which could adversely impact our ability to support our insurance needs and to grow this business into another line of business for our holding company. To date, our captive’s relatively immature claims history limits the predictive value of estimating the costs of incurred and future claims. Accordingly, the captive could continue to incur significant fluctuations in financial results as the captive provides insurance coverage to Digital Ally and its affiliated businesses and seeks to expand beyond our affiliated companies to offer coverage for third parties.

Intellectual Property – Video Solutions Operating Segment

Our video solutions operating segment’s ability to compete effectively will depend on our success in protecting our proprietary technology, both in the United States and abroad. We have filed for patent protection in the United States and certain other countries to cover certain design aspects of our products.

Some of our patent applications are still under review by the USPTO and, therefore, we have not yet been issued all the patents that we applied for in the United States. We were issued several patents in recent years, including a patent on our VuLink product that provides automatic triggering of our body-worn camera and our in-car video systems. No assurance can be given which, or any, of the patents relating to our existing technology will be issued from the United States or any foreign patent offices. Additionally, no assurance can be given that we will receive any patents in the future based on our continued development of our technology, or that our patent protection within and/or outside of the United States will be sufficient to deter others, legally or otherwise, from developing or marketing competitive products utilizing our technologies.

We have entered into supply and distribution agreements with several companies that produce certain of our products, including our DVM-250 and DVM-800 products. These supply and distribution agreements contain certain confidentiality provisions that protect our proprietary technology, as well as that of the third-party manufacturers.

In addition to seeking patent protection, we rely on trade secrets, know-how and continuing technological advancement to seek to achieve and thereafter maintain a competitive advantage. Although we have entered into or intend to enter into confidentiality and invention agreements with our employees, consultants and advisors, no assurance can be given that such agreements will be honored or that we will be able to effectively protect our rights to our unpatented trade secrets and know-how. Moreover, no assurance can be given that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets and know-how.

Intellectual Property – Revenue Cycle Management Operating Segment

Our revenue cycle management’s operating segment’s ability to compete effectively primarily depends on our trade secrets and know-how and does not depend heavily on any proprietary technology or patents.

Intellectual Property – Ticketing Operating Segment

Our ticketing operating segment’s ability to compete effectively primarily depends on our trade secrets and know-how and does not depend heavily on any proprietary technology or patents.

72

Human Capital

As of December 31, 2022, Digital Ally, and its subsidiaries, had approximately full-time 201 employees spread throughout the country, representing the core values and objectives of the Company. These employees are spread amongst our operating segments as follows:

As of December 31,
2022
Employee headcount:
Video Solutions	109
Revenue Cycle Management (1)	78
Ticketing	14
Total Employee Headcount	201

(1) Our revenue cycle management operating segment has no direct employees. Nobility Healthcare, LLC, our minority interest partner provides all human capital resources to manage and operate the Company’s revenue cycle management operating segment.

Our employees are our most important assets and they set the foundation for our ability to achieve our strategic objectives. All of our employees contribute to Digital Ally’s success and, in particular, the employees in our manufacturing, sales, research and development, and quality assurance departments are instrumental in driving operational execution and strong financial performance, advancing innovation and maintaining a strong quality and compliance program.

Our employees are not covered by any collective bargaining agreement, and we have never experienced a work stoppage. We strive to create a culture and work environment that enables us to attract, train, promote, and retain a diverse group of talented employees who together can help us gain a competitive advantage. Our key programs and initiatives that are focused to attract, develop and retain our diverse workforce include:

●	Compensation Programs and Employee Benefits: the main objective of Digital Ally’s compensation program is to provide a compensation package that will attract, retain, motivate and reward superior employees who must operate in a highly competitive and technologically challenging environment. We seek to do this by linking annual changes in compensation to overall Company performance, as well as each individual’s contribution to the results achieved. The emphasis on overall Company performance is intended to align the employee’s financial interests with the interests of shareholders. Digital Ally also seeks fairness in total compensation with reference to external comparisons, internal comparisons and the relationship between management and non-management remuneration. The structure of our compensation programs balances incentive earnings for both short-term and long-term performance. Specifically:

ο	We provide employee wages that are competitive and consistent with employee positions, skill levels, experience, knowledge and geographic location.

ο	We align our executives’ long-term equity compensation with our shareholders’ interests by linking realizable pay with stock performance.

ο	Annual increases and incentive compensation are based on merit, which is communicated to employees at the time of hiring and documented through our talent management process as part of our annual review procedures and upon internal transfer and/or promotion.

ο	All employees are eligible for health insurance, paid and unpaid leaves, short-term disability, worker’s compensation, long-term disability, a retirement plan and life and disability/accident coverage. We also offer a variety of voluntary benefits that allow employees to select the options that meet their needs.

●	Employee Health and Safety: the health and safety of our employees are top priorities. Digital Ally is committed to operating in a safe, secure and responsible manner for the benefit of its employees, customers and communities Digital Ally serves. Our safety focus is evident in our response to the COVID-19 pandemic:

ο	Expanding work from home flexibility;

ο	Initiating regular communication regarding impacts of the COVID-19 pandemic, including health and safety protocols and procedures;

ο	Implementing temperature screening of employees at the majority of our manufacturing facilities;

ο	Increasing cleaning protocols across all locations;

ο	Providing additional personal protective equipment and cleaning supplies; and
ο	Implementing protocols to address actual and suspected COVID-19 cases and potential exposure.

73

MANAGEMENT

Executive Officers, Directors and Director Nominees

The following table sets forth the names and ages, as of the date of this prospectus, and titles of the individuals who will serve as our executive officers and members of our Board of Directors at the time of the offering.

Name	Position	Age
Stanton E. Ross	Chairman, President and Chief Executive Officer	61
Thomas J. Heckman	CFO, Treasurer and Secretary	64
Peng Han	COO	49
Leroy C. Richie	Independent Director	81
Daniel F. Hutchins	Independent Director	66
Michael J. Caulfield	Independent Director	67

The following is a summary of the biographical information about our officers and directors.

Stanton E. Ross has served as Chairman, President and Chief Executive Officer since September 2005. From March 1992 to June 2005, Mr. Ross was the Chairman and President of Infinity Energy Resources, Inc., a publicly held oil and gas exploration and development company (“Infinity”) and served as an officer and director of each of Infinity’s subsidiaries. He resigned from all his positions with Infinity in June 2005, except Chairman, but was reappointed President in October 2006. From 1991 until March 1992, he founded and served as President of Midwest Financial, a financial services corporation involved in mergers, acquisitions, and financing for corporations in the Midwest. From 1990 to 1991, Mr. Ross was employed by Duggan Securities, Inc., an investment banking firm in Lenexa, Kansas, where he primarily worked in corporate finance. From 1989 to 1990, he was employed by Stifel, Nicolaus & Co., a member of the New York Stock Exchange, where he was an investment executive. From 1987 to 1989, Mr. Ross was self-employed as a business consultant. From 1985 to 1987, Mr. Ross was President and founder of Kansas Microwave, Inc., which developed a radar detector product. From 1981 to 1985, he was employed by Birdview Satellite Communications, Inc., which manufactured and marketed home satellite television systems, initially as a salesman and later as National Sales Manager. Mr. Ross estimates he devoted most of his time to Digital Ally and the balance to Infinity in 2020. In late 2007, Infinity sold a substantial portion of its operating assets and has not required a substantial amount of his time since such point. Mr. Ross holds no public company directorships other than with the Company and Infinity and has not held any others during the previous five years. The Company believes that Mr. Ross’s broad entrepreneurial, financial, and business expertise and his experience with micro-cap public companies and his role as President and Chief Executive Officer give him the qualifications and skills to serve as a Director.

Leroy C. Richie has been the Lead Outside Director of Digital Ally since September 2005. He is also the Chairman of the Compensation Committee and Nominating and Governance Committee and a member of the Audit Committee. Since June 1, 1999, Mr. Richie has been a director of Infinity Energy Resources, Inc., a publicly held oil and gas exploration and development company. Additionally, until 2017, Mr. Richie served as a member of the board of directors of Columbia Mutual Funds, (or mutual fund companies acquired by or merged with Columbia Mutual Funds), a family of investment companies managed by Ameriprise Financial, Inc. From 2004 to 2015, he was of counsel to the Detroit law firm of Lewis & Munday, P.C. From 2007 to 2014, Mr. Richie served as a member of the board of directors of OGE Energy Corp. He holds no other public directorships and has not held any others during the previous five years. Until 2019, Mr. Richie served as the Vice-Chairman of the Board of Trustees and Chairman of the Compensation Committee for the Henry Ford Health System, in Detroit. Mr. Richie was formerly Vice President of Chrysler Corporation and General Counsel for automotive legal affairs, where he directed all legal affairs for its automotive operations from 1986 until his retirement in 1997. Before joining Chrysler, he was an associate with the New York law firm of White & Case (1973-1978) and served as director of the New York office of the Federal Trade Commission (1978-1983). Mr. Richie received a B.A. from City College of New York, where he was valedictorian, and a J.D. from the New York University School of Law, where he was awarded an Arthur Garfield Hays Civil Liberties Fellowship. The Company believes that Mr. Richie’s extensive experience as a lawyer and as an officer or director of public companies gives him the qualifications and skills to serve as a Director.

74

Daniel F. Hutchins was elected a Director in December 2007. He serves as Chairman of the Audit Committee and is the Board’s financial expert. Mr. Hutchins, a Certified Public Accountant, is a Principal with the accounting firm of Hutchins & Haake, LLC and currently serves as a director and the Chief Financial Officer of Infinity Energy Resources, Inc., a publicly held oil and gas exploration and development company, of which Stanton E. Ross is the Chairman and President. Mr. Hutchins has served as an instructor for the Becker CPA exam with the Keller Graduate School of Management and has over 17 years of teaching experience preparing CPA candidates for the CPA exam. He has over 40 years of public accounting experience, including five years with Deloitte & Touche, LLP. He has served on the boards of various non-profit groups and is a member of the American Institute of Certified Public Accountants. Mr. Hutchins earned his Bachelor of Business Administration degree in Accounting at Washburn University in Topeka, Kansas. Mr. Hutchins holds no other public company directorships and has not held any others during the previous five years. The Company believes that Mr. Hutchins’ significant experience in finance and accounting gives him the qualifications and skills to serve as a Director.

Michael J. Caulfield was elected a Director in May 2016. He is a member of the Audit Committee, Compensation Committee and Nominating and Governance Committee. He served as Vice President – Strategic Development of the Company from June 1, 2009 to January 11, 2012. Mr. Caulfield was most recently (2012-2016) a Vice-Chairman at Teneo Holdings, LLC, a global advisory firm where he was responsible for the firm’s investment banking relationships with a broad range of industrial companies. From 2006 to 2009, Mr. Caulfield served as a Managing Director at Banc of America Securities (“BAS”), where he was responsible for the merger, acquisition, divestiture and restructuring advisory services for a number of large public and private companies. He was also in charge of BAS’s global investment banking activities involving the Safety, Security, Engineering and Construction Industries. Prior to joining BAS, Mr. Caulfield spent six years (2000-2006) as a Managing Director with Morgan Stanley in New York City, leading that global investment banking firm’s efforts in the Aerospace and Defense Industries. He was also responsible for the investment banking relationships with a number of Morgan Stanley’s largest clients. From 1989 to 2000, he worked at General Electric Capital Corp., where he served as a Managing Director and head of the Corporate Finance Group. In this capacity, he advised GE Capital and the industrial divisions of General Electric on such issues as capital structuring, mergers and acquisitions, and private equity transactions. Mr. Caulfield received an MBA from the Wharton School of the University of Pennsylvania and a B.S. Degree from the University of Minnesota. The Company believes that Mr. Caulfield’s significant experience in investment banking and the public market gives him the qualifications and skills to serve as a Director.

Thomas J. Heckman has served as our Chief Financial Officer, Secretary and Treasurer since September 2007. During the years 2001-2007, Mr. Heckman provided consulting and business investment services to publicly traded and private companies. He has been involved in the successful completion of a number of initial public offerings (IPOs), reverse mergers and other transactions; drafted, filed and achieved SEC effectiveness for Form SB-2 filings; assisted in the raising of capital for private companies in a variety of industries; and developed multiple private placement memorandums. From 1983 until 2001, Mr. Heckman was employed by Deloitte and Touche, LLP, a subsidiary of Deloitte Touche Tohmatsu, one of the largest auditing, consulting, and financial advisory, risk management, and tax services organizations in the world. During his 18 years with Deloitte and Touche, LLP, including six years as Accounting and Auditing Partner in the Kansas City office, Mr. Heckman specialized in IPOs and public reporting entities. He served as partner in charge of a high-technology and emerging/high-growth company market segment for cross-discipline marketing efforts, assisted companies in preparing for public offerings and other liquidity events, and was involved in numerous initial/secondary financings and merger / acquisition transactions for public and private companies. He is experienced in all facets of SEC financial reporting and compliance matters. Mr. Heckman earned his Bachelor of Arts degree in Accounting at the University of Missouri – Columbia.

Peng Han has served as our Chief Operating Officer since December 2021. Mr. Han joined the Company in 2010 and has served in the roles of Vice President of Engineering and Chief Technology Officer. Mr. Han, with over two decades of developing innovative and cutting-edge hardware and software products, is responsible for outlining Digital Ally’s technological vision, aligning these visions and implementing technical strategies that align with business needs in order to achieve success. Mr. Han specializes in video technology, real-time embedded systems, telecommunications and intellectual property management. Mr. Han holds a Master of Science degree in Computer Science from Iowa State University.

Family Relationships

There are no family relationships between or among any of the current directors, executive officers or persons nominated to become directors or executive officers.

Board Composition

Our board of directors consists of four members. Our board of directors has determined that Messrs. Caulfield, Hutchins and Richie are independent directors as that term is defined in Nasdaq Listing Rule 5605(a)(2).Each of our current directors will continue to serve as a director until the election and qualification of his successor, or until his earlier death, disqualification, resignation, or removal.

Committees of the Board of Directors

Our Board of Directors currently has three committees: an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. Each committee has a written charter approved by the Board of Directors outlining the principal responsibilities of the committee. These charters are also available on the Investor Relations page of our website.

Audit Committee

Our Audit Committee appoints the Company’s independent auditors, reviews audit reports and plans, accounting policies, financial statements, internal controls, audit fees, and certain other expenses and oversees our accounting and financial reporting process. Specific responsibilities include selecting, hiring and terminating our independent auditors; evaluating the qualifications, independence and performance of our independent auditors; approving the audit and non-audit services to be performed by our auditors; reviewing the design, implementation, adequacy and effectiveness of our internal controls and critical accounting policies; overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters; reviewing any earnings announcements and other public announcements regarding our results of operations in conjunction with management and our public auditors; conferring with management and the independent auditors regarding the effectiveness of internal controls, financial reporting processes and disclosure controls; consulting with management and the independent auditors regarding Company policies governing financial risk management; reviewing and discussing reports from the independent auditors on critical accounting policies used by the Company; establishing procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviewing and approving related-person transactions in accordance with the Company’s policies and procedures with respect to related-person transactions and applicable rules; reviewing the financial statements to be included in our Annual Report on Form 10-K; discussing with management and the independent auditors the results of the annual audit and the results of quarterly reviews and any significant changes in our accounting principles; and preparing the report that the SEC requires in our annual proxy statement.

75

The Audit Committee is comprised of three Directors, each of whom is independent, as defined by the rules and regulations of the SEC and The Nasdaq Stock Market LLC (“Nasdaq”) Rule 5605(a)(2). On September 22, 2005, the Company created the Audit Committee and adopted a written charter for it. The members of our Audit Committee are Daniel F. Hutchins, Leroy C. Richie and Michael J. Caulfield. The Board of Directors determined that Mr. Hutchins qualifies as an “audit committee financial expert,” as defined under the rules and regulations of the SEC and is independent as noted above.

Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by the Company’s independent registered public accounting firm must be approved in advance by the Audit Committee to assure that such services do not impair the auditor’s independence from the Company. Accordingly, the Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy (the “Policy”) that sets forth the procedures and the conditions pursuant to which services to be performed by the independent auditors are to be pre-approved. Pursuant to the Policy, certain services described in detail in the Policy may be pre-approved on an annual basis together with pre-approved maximum fee levels for such services. The services eligible for annual pre-approval consist of services that would be included under the categories of Audit Fees, Audit-Related Fees and Tax Fees in the table, as well as services for limited review of actuarial reports and calculations. If not pre-approved on an annual basis, proposed services must otherwise be separately approved prior to being performed by the independent registered public accounting firm. In addition, any services that receive annual pre-approval but exceed the pre-approved maximum fee level also will require separate approval by the Audit Committee prior to being performed. The Audit Committee may delegate authority to pre-approve audit and non-audit services to any member of the Audit Committee but may not delegate such authority to management.

Compensation Committee

Our Compensation Committee assists our Board of Directors in determining the development plans and compensation of our officers, directors and employees. Specific responsibilities include approving the compensation and benefits of our executive officers; reviewing the performance objectives and actual performance of our officers; administering our stock option and other equity compensation plans; and reviewing and discussing with management the compensation discussion and analysis that the SEC requires in our future Form 10-Ks and proxy statements.

Our Compensation Committee is comprised of two Directors, whom the Board considers to be independent under the rules of the SEC. The members of our Compensation Committee are Leroy C. Richie, Chairman, and Michael J. Caulfield. Mr. Ross, our Chief Executive Officer, does not participate in the determination of his own compensation or the compensation of directors. However, he makes recommendations to the Compensation Committee regarding the amount and form of the compensation of the other executive officers and key employees, and he often participates in the Compensation Committee’s deliberations about such persons’ compensation.

Thomas J. Heckman, our Chief Financial Officer, also assists the Compensation Committee in its deliberations regarding executive officer, director and employee compensation. No other executive officers participate in the determination of the amount or the form of the compensation of executive officers or directors. The Compensation Committee does not utilize the services of an independent compensation consultant to assist in its oversight of executive and director compensation. On September 22, 2007, the Board of Directors adopted a written charter for the Compensation Committee.

76

Nominating and Governance Committee

Our Nominating and Governance Committee assists our Board of Directors by identifying and recommending individuals qualified to become members of our Board of Directors, reviewing correspondence from our stockholders, and establishing, evaluating, and overseeing our corporate governance guidelines. Specific responsibilities include the following: evaluating the composition, size and governance of our Board of Directors and its committees and making recommendations regarding future planning and appointing directors to our committees; establishing a policy for considering stockholder nominees for election to our Board of Directors; and evaluating and recommending candidates for election to our Board of Directors.

Our Nominating and Governance Committee strives for a Board composed of individuals who bring a variety of complementary skills, expertise, or background and who, as a group, will possess the appropriate skills and experience to oversee our business. The diversity of the members of the Board relates to the selection of its nominees. While the Committee considers diversity and variety of experiences and viewpoints to be important factors, it does not believe that a director nominee should be chosen or excluded solely or largely because of race, color, gender, national origin or sexual orientation or identity. In selecting a director nominee for recommendation to our Board, our Nominating and Governance Committee focuses on skills, expertise or background that would complement the existing members on the Board. Accordingly, although diversity may be a consideration in the Committee’s process, the Committee and the Board of Directors do not have a formal policy regarding the consideration of diversity in identifying director nominees.

When the Nominating and Governance Committee has either identified a prospective nominee or determined that an additional or replacement director is required, the Nominating and Governance Committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the Board of Directors or management. In its evaluation of director candidates, including the members of the Board eligible for re-election, the Nominating and Governance Committee considers a number of factors, including: the current size and composition of the Board of Directors, the needs of the Board of Directors and the respective committees of the Board, and such factors as judgment, independence, character and integrity, age, area of expertise, diversity of experience, length of service and potential conflicts of interest.

The Nominating and Governance Committee selects director nominees and recommends them to the full Board of Directors. In relation to such nomination process, the Nominating and Governance Committee:

●	determines the criteria for the selection of prospective directors and committee members;

●	reviews the composition and size of the Board and its committees to ensure proper expertise and diversity among its members;

●	evaluates the performance and contributions of directors eligible for re-election;

●	determines the desired qualifications for individual directors and desired skills and characteristics for the Board;

●	identifies persons who can provide needed skills and characteristics;

●	screens possible candidates for Board membership;

●	reviews any potential conflicts of interests between such candidates and the Company’s interests; and

●	shares information concerning the candidates with the Board and solicits input from other directors.

77

The Nominating and Governance Committee has specified the following minimum qualifications that it believes must be met by a nominee for a position on the Board: the highest personal and professional ethics and integrity; proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment; skills that are complementary to those of the existing Board; the ability to assist and support management and make significant contributions to our success; the ability to work well with the other directors; the extent of the person’s familiarity with the issues affecting our business; an understanding of the fiduciary responsibilities that are required of a member of the Board; and the commitment of time and energy necessary to diligently carry out those responsibilities. A candidate for director must agree to abide by our Code of Ethics and Conduct.

After completing its evaluation, the Nominating and Governance Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated to the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

Our Nominating and Governance Committee is comprised of two Directors, whom the Board considers to be independent under the rules of the SEC. The Nominating and Governance Committee held one meeting during the year ended December 31, 2021. The members of our Nominating and Governance Committee are Leroy C. Richie, who serves as Chairman, and Michael J. Caulfield. The Committee was created by our Board of Directors on December 27, 2007, when the Board of Directors adopted a written charter, which was amended in February 2010.

Board of Directors’ Role in the Oversight of Risk Management

We face a variety of risks, including credit, liquidity, and operational risks. In fulfilling its risk oversight role, our Board of Directors focuses on the adequacy of our risk management process and overall risk management system. Our Board of Directors believes that an effective risk management system will (i) adequately identify the material risks that we face in a timely manner; (ii) implement appropriate risk management strategies that are responsive to our risk profile and specific material risk exposures; (iii) integrate consideration of risk and risk management into our business decision-making; and (iv) include policies and procedures that adequately transmit necessary information regarding material risks to senior executives and, as appropriate, to the Board or relevant committee.

The Board of Directors has designated the Audit Committee to take the lead in overseeing risk management at the Board of Directors level. Accordingly, the Audit Committee schedules time for periodic review of risk management, in addition to its other duties. In this role, the Audit Committee receives reports from management, independent registered public accounting firm, outside legal counsel, and other advisors, and strives to generate serious and thoughtful attention to our risk management process and system, the nature of the material risks we face, and the adequacy of our policies and procedures designed to respond to and mitigate these risks.

Although the Board of Directors has assigned the primary risk oversight to the Audit Committee, it also periodically receives information about our risk management system and the most significant risks that we face. This is principally accomplished through Audit Committee reports to the Board of Directors and summary versions of the briefings provided by management and advisors to the Audit Committee.

In addition to the formal compliance program, our Board of Directors and the Audit Committee encourage management to promote a corporate culture that understands risk management and incorporates it into our overall corporate strategy and day-to-day business operations. Our risk management structure also includes an ongoing effort to assess and analyze the most likely areas of future risk for us. As a result, the Board of Directors and the Audit Committee periodically ask our executives to discuss the most likely sources of material future risks and how we are addressing any significant potential vulnerability.

78

Board Leadership Structure

Our Board of Directors does not have a policy on whether the roles of Chief Executive Officer and Chairman of the Board of Directors should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee. Our Board of Directors believes that it should be free to make a choice from time to time in any manner that is in the best interest of us and our stockholders. The Board of Directors believes that Mr. Ross’s service as both Chief Executive Officer and Chairman of the Board is in the best interest of us and our stockholders. Mr. Ross possesses detailed and in-depth knowledge of the issues, opportunities and challenges we face and is thus best positioned to develop agendas, with the input of Mr. Richie, the lead director, to ensure that the Board’s time and attention are focused on the most critical matters. His combined role enables decisive leadership, ensures clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to our stockholders, employees, customers, and suppliers, particularly during times of turbulent economic and industry conditions.

Our Board of Directors also believes that a lead director is part of an effective Board leadership structure. To this end, the Board has appointed Mr. Richie as the lead director. The independent directors meet regularly in executive sessions at which only they are present, and the lead director chairs those sessions. As the lead director, Mr. Richie calls meetings of the independent directors as needed; sets the agenda for meetings of the independent directors; presides at meetings of the independent directors; is the principal liaison on Board issues between the independent directors and the Chairman and between the independent directors and management; provides feedback to the Chairman and management on the quality, quantity and timeliness of information sent to the Board; is a member of the Compensation Committee that evaluates the CEO’s performance; and oversees the directors’ evaluation of the Board’s overall performance. The Nominating and Governance Committee and the Board believe that its leadership structure, which includes the appointment of an independent lead director, is appropriate because it, among other things, provides for an independent director who gives board member leadership and each of the directors, other than Mr. Ross, is independent. Our Board of Directors believes that the independent directors provide effective oversight of management.

Indemnification of Directors and Officers

Under Nevada law, a corporation may include in its articles of incorporation a provision that eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, but no such provision may eliminate or limit the liability of a director (a) for any breach of his or her fiduciary duty as a director, (b) for acts or omissions not in good faith or that involve intentional misconduct, fraud or a knowing violation of law, (c) for conduct violating the NRS, or (d) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

Section 78.7502 of the NRS provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

NRS Section 78.4502 also provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

79

Any indemnification pursuant to the above provisions may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) by the stockholders; (b) by the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Our Articles of Incorporation and Bylaws provide, among other things, that a director or officer of the corporation may be indemnified against expenses, liability, and loss (including attorneys’ fees inclusive of any appeal), judgments, fines and amounts paid in settlement reasonably incurred by such person in connection with any claim, action, suit or proceeding, whether civil, criminal, or investigative, to the fullest extent permitted under the NGCL, unless it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Directors and officers of the corporation cannot be personally liable for damages for breach of fiduciary duty, except (a) for acts of omissions involving intentional misconduct, fraud, or knowing violation of law, or (b) the payment of dividends in violation of Section 78.300 of the NRS.

Insofar as indemnification for liabilities arising under the Securities Act may be provided for directors, officers, employees, agents or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the Securities and Exchange Commission (the “SEC”) is that such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

The Placement Agent Agreement filed as Exhibit 1.1 to this registration statement provides for indemnification of us and our directors and officers by the Placement Agent against certain liabilities under the Securities Act of 1934 and the Exchange Act of 1934.

Code of Ethics and Conduct

Our Board of Directors has adopted a Code of Ethics and Conduct that is applicable to all of our employees, officers and directors. Our Code of Ethics and Conduct is intended to ensure that our employees, officers and directors act in accordance with the highest ethical standards. The Code of Ethics and Conduct is available on the Investor Relations page of our website at http://www.digitalally.com and the Code of Ethics and Conduct was filed as an exhibit to our Annual Report on Form 10-K filed on March 4, 2008.

Compensation and Organization Committee Interlocks and Insider Participation

None of our executive officers has served as a member of a compensation committee (or if no committee performs that function, the Board of Directors) of any other entity that has an executive officer serving as a member of our Board of Directors.

80

Executive compensation

The following table presents information concerning the total compensation of the Company’s Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and Chief Operating Officer (“COO”) and collectively with the CEO and the CFO, the “Named Executive Officers”) for services rendered to the Company in all capacities for the years ended December 31, 2022 and 2021, as required by Item 402(m)(2) of Regulation S-K.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock awards ($)		Option awards ($) (1)	All other compensation ($) (2)	Total ($)
Stanton E. Ross	2021	$250,000	$250,000	$828,000	(1)(3)	$—	$30,805	$1,358,805
Chairman, CEO and President	2022	$300,000	$100,000	$374,500	(6)	$—	$32,034	$806,534

Thomas J. Heckman	2021	$230,000	$115,000	$414,000	(1)(4)	$—	$23,329	$782,329
CFO, Treasurer and Secretary	2022	$120,000	$—	$80,250	(7)	$—	$16,292	$216,542

Peng Han (9)	2021	$165,000	$—	$63,000	(1)(5)	$—	$5,428	$233,428
COO	2022	$250,000	$—	$107,000	(8)	$—	$10,576	$367,576

(1) Represents aggregate grant date fair value pursuant to ASC Topic 718 for the respective year for stock options granted.

(2) Amounts included in all other compensation include the following items: the employer contribution to the Company’s 401(k) Retirement Savings Plan (the “401(k) Plan”) on behalf of the named executive. We are required to provide a 100% matching contribution for all who elect to contribute up to 3% of their compensation to the plan and a 50% matching contribution for all employees’ elective deferral between 4% and 5%. The employee (i) is 100% vested at all times in the employee contributions and employer matching contributions; (ii) receives Company paid healthcare insurance; (iii) receives Company paid contributions to health savings accounts; and (iv) receives Company paid life, accident and disability insurance. See “All Other Compensation Table” below.

(3) Stock awards include the following restricted stock granted during 2021 to Mr. Ross: 15,000 shares at $55.20 per share that vest 50% on January 6, 2022 and 50% on January 6, 2023, subject to Mr. Ross remaining an employee of the Company at that point in time.

(4) Stock awards include the following restricted stock granted during 2021 to Mr. Heckman: 7,500 shares at $55.20 per share that vest 50% on January 6, 2022 and 50% on January 6, 2023, subject to Mr. Heckman remaining an employee of the Company at that point in time.

(5) Stock awards include the following restricted stock granted during 2021 to Mr. Han: 2,500 shares at $25.20 per share that vest ratably over the two-year period ending September 20, 2023.

(6) Stock awards include the following restricted stock granted during 2022 to Mr. Ross: 17,500 shares at $21.40 per share that vest 50% on January 7, 2023 and 50% on January 7, 2024, subject to Mr. Ross remaining an employee of the Company at that point in time.

81

(7) Stock awards include the following restricted stock granted during 2022 to Mr. Heckman: 3,750 shares at $21.40 per share that on January 7, 2023, subject to Mr. Heckman remaining an employee of the Company at that point in time.

(8) Stock awards include the following restricted stock granted during 2022 to Mr. Han: 5,000 shares at $21.40 per share that vest 20% annually on the anniversary of January 7 from 2023 to 2027, subject to Mr. Han remaining an employee of the Company at that point in time.

(9) Mr. Han was appointed Chief Operating Officer on December 13, 2021, thus Mr. Han’s 2021 compensation was set by management prior to his appointment as a named executive officer of the Company.

All Other Compensation Table

Name and Principal Position	Year	401(k) Plan contribution by Company	Company paid healthcare insurance	Flexible & health savings account contributions by Company	Company paid life, accident & disability insurance	Other Contractual payments	Total ($)
Stanton E. Ross	2021	$8,606	$20,556	$1,100	$543	$-	$30,805
Chairman, CEO and President	2022	$10,039	$20,319	$1,100	$576	$-	$32,034

Thomas J. Heckman	2021	$9,138	$12,848	$800	$543	$-	$23,329
CFO, Treasurer and Secretary	2022	$4,800	$10,021	$895	$576	$-	$16,292

Peng Han (9)	2021	$4,885	$-	$-	$543	$-	$5,428
COO	2022	$10,000	$-	$-	$576	$-	$10,576

Compensation Policy. Our executive compensation plan is based on attracting and retaining qualified professionals who possess the skills and leadership necessary to enable us to achieve earnings and profitability growth to satisfy its stockholders. We must, therefore, create incentives for these executives to achieve both our and individual performance objectives using performance-based compensation programs. No one component is considered by itself, but all forms of the compensation package are considered in total. Wherever possible, objective measurements will be utilized to quantify performance, but many subjective factors still come into play when determining performance.

Compensation Components. The main elements of its compensation package consist of base salary, stock options or restricted stock awards and bonus.

Base Salary. The base salary for each executive officer is reviewed and compared to the prior year, with considerations given for increase or decrease. The review is generally on an annual basis but may take place more often in the discretion of the Compensation Committee.

On January 7, 2021, the Compensation Committee restored the annual base salaries of Stanton E. Ross, President and Chief Executive Officer, Thomas J. Heckman, Chief Financial Officer, Treasurer and Secretary, at $250,000 and $230,000, respectively for 2021.

The Compensation Committee plans to review the base salaries for possible adjustments on an annual basis. Base salary adjustments will be based on both individual and our performances and will include both objective and subjective criteria specific to each executive’s role and responsibility with us.

Stock Options and Restricted Stock Awards. The Compensation Committee determined stock option and restricted stock awards based on numerous factors, some of which include responsibilities incumbent with the role of each executive with us, tenure with us, as well as our performance. The vesting period of options and restricted stock is also tied, in some instances, to our performance directly related to certain executive’s responsibilities with us. The Compensation Committee determined that Messrs. Ross and Heckman were eligible for awards of stock options or restricted stock in 2021 based on their performance. Refer to the “Grants of Plan-Based Awards” table below for restricted stock awards made in 2021. The Committee also determined that Messrs. Ross, Heckman, and Han would be eligible in 2022 for awards of restricted stock or stock options.

82

Bonuses. The Compensation Committee determined to award bonuses to each of the executive officers in 2022 and 2021, as set forth in the foregoing table. Refer to the “Summary Compensation Table” above for the bonuses paid to Messrs. Ross and Heckman in 2021 and 2020. In fiscal 2021, Messrs. Ross and Heckman were eligible for bonuses of up to $250,000 and $230,000, respectively. Mr. Ross was awarded his full 2021 bonus of $250,000. The Compensation Committee reviews each executive officer’s performance on a quarterly basis and determines what, if any, portion of the bonus he has earned and will be paid as of such point.

Other. In July 2008, we amended and restated our 401(k) Plan. The amended 401(k) Plan requires us to provide a 100% matching contribution for employees who elect to contribute up to 3% of their compensation to the plan and a 50% matching contribution for employees’ elective deferrals between 4% and 5%. We have made matching contributions for executives who elected to contribute to the 401(k) Plan during 2021. Each participant is 100% vested at all times in employee and employer matching contributions. As of December 31, 2021, a total of 12,324 shares of our Common Stock were held in the 401(k) Plan. Mr. Heckman, as trustee of the 401(k) Plan, holds the voting power as to the shares of our Common Stock held in the 401(k) Plan. We have no profit sharing plan in place for our employees. However, we may consider adding such a plan to provide yet another level of compensation to our compensation plan.

The following table presents information concerning the grants of plan-based awards to the Named Executive Officers during the year ended December 31, 2022:

Grant of Plan-Based Awards

Name	Grant date	Date approved by Compensation Committee	All other stock awards: Number of shares of stock or units: (#) (1) (2)(3)		Exercise or base price of option awards ($/Share)	Grant date fair value of stock awards ($) (4)
Stanton E. Ross
Chairman, CEO and President	January 7, 2022	January 7, 2022	17,500	(1)	$21.40	$374,500

Thomas J. Heckman
CFO, Treasurer and Secretary	January 7, 2022	January 7, 2022	3,750	(2)	$21.40	$80,250

Peng Han
COO	January 7, 2022	January 7, 2022	5,000	(3)	$21.40	$107,000

(1) These restricted stock awards were made under the Digital Ally, Inc. Stock Option and Restricted Stock Plans and vest over a two-year period (50% on January 7, 2023 and 50% on January 7, 2024) contingent upon whether the individual is still employed by us at that point.

(2) These restricted stock awards were made under the Digital Ally, Inc. Stock Option and Restricted Stock Plans and vest over a one-year period contingent upon whether the individual is still employed by us at that point.

(3) These restricted stock awards were made under the Digital Ally, Inc. Stock Option and Restricted Stock Plans and vest over a five-year period (20% on each anniversary of January 7 from 2023 to 2027) contingent upon whether the individual is still employed by us at that point.

(4) Stock awards noted represent the aggregate amount of grant date fair value as determined under ASC Topic 718.

83

Employment Contracts; Termination of Employment and Change-in-Control Arrangements

We do not have any employment agreements with any of our executive officers. However, on December 23, 2008, we entered into retention agreements with the following executive officers: Stanton E. Ross and Thomas J. Heckman. In April 2018 we amended these agreements.

Retention Agreements - Potential Payments upon Termination or Change of Control

The following table sets forth for each named executive officer potential post-employment payments and payments on a change in control and assumes that the triggering event took place on January 1, 2023 and that the amendments to the retention agreements of each person were in effect.

Retention Agreement Compensation

Name	Change in control payment due based upon successful completion of transaction	Severance payment due based on termination after Change of Control occurs	Total
Stanton E. Ross	$125,000	$500,000	$625,000
Thomas J. Heckman	$115,000	$460,000	$575,000
Total	$240,000	$960,000	$1,200,000

The retention agreements guarantee the executive officers’ specific payments and benefits upon a Change in Control of the Company. The retention agreements also provide for specified severance benefits if, after a Change in Control of the Company occurs, the executive officer voluntarily terminates employment for “Good Reason” or is involuntarily terminated without “Cause.”

Under the retention agreements, a “Change in Control” means (i) one party alone, or acting with others, has acquired or gained control over more than 50% of the voting shares of the Company; (ii) the Company merges or consolidates with or into another entity or completes any other corporate reorganization, if more than 50% of the combined voting power of the surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization; (iii) a majority of the Board of Directors is replaced and/or dismissed by the stockholders of the Company without the recommendation of or nomination by the Company’s current Board of Directors; (iv) the Company’s Chief Executive Officer (the “CEO”) is replaced and/or dismissed by stockholders without the approval of the Board of Directors; or (v) the Company sells, transfers or otherwise disposes of all or substantially all of the consolidated assets of the Company and the Company does not own stock in the purchaser or purchasers having more than 50% of the voting power of the entity owning all or substantially all of the consolidated assets of the Company after such purchase.

“Good Reason” means either (i) a material adverse change in the executive’s status as an executive or other key employee of the Company, including without limitation, a material adverse change in the executive’s position, authority, or aggregate duties or responsibilities; (ii) any adverse change in the executive’s base salary, target bonus or benefits; or (iii) a request by the Company to materially change the executive’s geographic work location.

84

“Cause” means (i) the executive has acted in bad faith and to the detriment of the Company; (ii) the executive has refused or failed to act in accordance with any specific lawful and material direction or order of his or her supervisor; (iii) the executive has exhibited, in regard to employment, unfitness or unavailability for service, misconduct, dishonesty, habitual neglect, incompetence, or has committed an act of embezzlement, fraud or theft with respect to the property of the Company; (iv) the executive has abused alcohol or drugs on the job or in a manner that affects the executive’s job performance; and/or (v) the executive has been found guilty of or has plead nolo contendere to the commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person. Prior to termination for Cause, the Company shall give the executive written notice of the reason for such potential termination and provide the executive a 30-day period to cure such conduct or act or omission alleged to provide grounds for such termination.

If any Change in Control occurs and the executive continues to be employed as of the completion of such Change in Control, upon completion of such Change in Control, as payment for the executive’s additional efforts during such Change in Control, the Company shall pay the executive a Change in Control benefit payment equal to three months of the his base salary at the rate in effect immediately prior to the Change in Control completion date, payable in a lump sum net of required tax withholdings. If any Change in Control occurs, and if, during the one-year period following the Change in Control, the Company terminates the executive’s employment without Cause or the executive submits a resignation for Good Reason (the effective date of such termination or resignation, the “Termination Date”), then:

a)	The Company shall pay the executive severance pay equal to 12 months of his base salary at the higher of the rate in effect immediately prior to the Termination Date or the rate in effect immediately prior to the occurrence of the event or events constituting Good Reason, payable on the Termination Date in a lump sum net of required tax withholdings, plus all other amounts then payable by the Company to the executive less any amounts then due and owing from the executive to the Company;

b)	The Company shall provide continuation of the executive’s health benefits at the Company’s expense for 18 months following the Termination Date; and

c)	The executive’s outstanding employee stock options shall fully vest and be exercisable for a 90-day period following the Termination Date.

The executive is not entitled to the above severance benefits for a termination based on death or disability, resignation without Good Reason or termination for Cause. Following the Termination Date, the Company shall also pay the executive all reimbursements for expenses in accordance with the Company’ policies, within ten days of submission of appropriate evidence thereof by the executive.

The following table presents information concerning the outstanding equity awards for the Named Executive Officers as of December 31, 2022:

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable (1)	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (1)	Market value of shares or units of stock that have not vested (2)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested	Equity incentive plan awards: Market or Payout value of unearned shares, units or other rights that have not vested
Stanton E. Ross
Chairman, CEO and President		-	-	-	-	25,000	$115,000	-	$-

Thomas J. Heckman
CFO, Treasurer and Secretary	-	-	-	-	-	7,500	$34,500	-	$-

Peng Han (9)
COO	-	-	-	-	-	6,250	$28,750	-	$-

(1) These stock option and restricted stock awards were made under the Digital Ally, Inc. Stock Option and Restricted Stock Plans and vest over the prescribed period contingent upon whether the individual is still employed by the Company at that point.

(2) Market value based upon the closing market price of $4.60 on December 31, 2022.

85

The following table presents information concerning the stock options exercised and the vesting of restricted stock awards during 2021 for the Named Executive Officers for the year ended December 31, 2022:

	Option Exercises and Restricted Stock Vested
	Option Awards		Stock Awards
	Number of Shares acquired realized on exercise (#)	Value realized on exercise ($)	Number of Shares acquired on vesting (#)	Value on vesting ($)
Stanton E. Ross
Chairman, CEO and President	-	$-	7,500	$160,500	(1)

Thomas J. Heckman
CFO, Treasurer and Secretary	-	$-	3,750	$80,250	(1)

Peng Han
COO	331	$28,520	1,250	$15,000	(2)

(1)	Based on the closing market price of our Common Stock of $21.40 on January 7, 2022, the date of vesting for 7,500 shares of Common Stock for Mr. Ross, and 3,750 shares of Common Stock for Mr. Heckman.

(2)	Based on the closing market price of our Common Stock of $12.00 on September 20, 2022, the date of vesting for 1,250 shares of Common Stock for Mr. Han.

The number of stock options and restricted stock awards that an employee, director, or consultant may receive under our Plans (defined below under “Information Regarding Plans and Other Arrangements Not Subject to Security Holder Action”) is in the discretion of the administrator and therefore cannot be determined in advance. The Board of Directors’ policy in 2022 was to grant officers an award of 17,500 restricted shares of Common Stock to our CEO/President and 3,750 restricted shares of Common Stock to our CFO/Treasurer and each non-employee director an award of options to purchase 5,000 shares of Common Stock, all subject to vesting requirements.

The following table sets forth (a) the aggregate number of shares of Common Stock subject to options granted under the Plans during the year ended December 31, 2022 and (b) the average per share exercise price of such options.

Stock Options and Restricted Stock Grants

Name of Individual or Group	Number of Restricted Shares of Common Stock Granted	Number of Options Granted	Average per Share Exercise Price
Stanton E. Ross, Chairman of the Board of Directors, CEO & President	17,500	-	$-
Leroy C. Richie, Director	-	-	$-
Daniel F. Hutchins, Director	-	-	$-
Michael J. Caulfield, Director	-	-	$-
Thomas J. Heckman, Vice President, CFO, Treasurer & Secretary	3,750	-	$-
Peng Han	5,000	-	$-

All executive officers, as a group	26,250	-	$-
All directors who are not executive officers, as a group	-	-	$-
All employees who are not executive officers, as a group	5,500	-	$-

86

Director Compensation

Our non-employee directors received the stock option grants noted in the “Director Compensation” table below for their service on the Board of Directors in 2022, including on the Audit, Nominating and Governance, and Compensation Committees.

Director compensation for the year ended December 31, 2022 was as follows:

Name	Fees earned or paid in cash ($)	Stock awards	Option Awards	Total
Stanton E. Ross, Chairman of the Board of Directors	$-	$-	$-	$-
Leroy C. Richie, Director	$95,000	$-	$167,000	$262,000
Daniel F. Hutchins, Director	$90,000	$-	$167,000	$257,000
Michael J. Caulfield, Director	$82,500	$-	$167,000	$249,500

Stock Option and Restricted Stock Grants to Directors

Name	Number of Restricted Shares of Common Stock Granted	Number of Options Granted	Average per Share Exercise Price
Stanton E. Ross, Chairman of the Board of Directors	-	-	$-
Leroy C. Richie, Director	-	5,000	$33.40
Daniel F. Hutchins, Director	-	5,000	$33.40
Michael J. Caulfield, Director	-	5,000	$33.40

Outstanding Stock Options Held by Directors

The following table presents information concerning the outstanding equity awards for the Directors as of December 31, 2022:

Outstanding Equity Awards at Fiscal Year-End

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
Stanton E. Ross Chairman, CEO and President	—	—	—	$—	—

Leroy C. Richie Lead Outside Director	5,000	—	—	$33.40	7/8/2031
	3,750	—	—	$41.80	5/1/2030
	3,000	—	—	$60.20	5/24/2029
	2,500	—	—	$44.00	7/5/2028
	1,500	—	—	$60.00	8/14/2027
	500	—	—	$78.40	5/11/2026

Daniel F. Hutchins Director	5,000	—	—	$33.40	7/8/2031
	3,750	—	—	$41.80	5/1/2030
	3,000	—	—	$60.20	5/24/2029
	2,500	—	—	$44.00	7/5/2028
	1,500	—	—	$60.00	8/14/2027
	500	—	—	$78.40	5/11/2026

Michael J. Caulfield Director	5,000	—	—	$33.40	7/8/2031
	3,750	—	—	$41.80	5/1/2030
	3,000	—	—	$60.20	5/24/2029
	2,500	—	—	$44.00	7/5/2028
	1,500	—	—	$60.00	8/14/2027
	500	—	—	$78.40	5/11/2026

87

DIVIDEND POLICY

To date, we have not declared or paid cash dividends on our shares of Common Stock. The holders of our Common Stock will be entitled to non-cumulative dividends on the shares of Common Stock, when and as declared by our Board in its discretion. We intend to retain all future earnings, if any, for our business and do not anticipate paying cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our Board and will be dependent upon our financial condition, results of operations, capital requirements, general business conditions and such other factors as our Board may deem relevant.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of September 30, 2022:

●	on an actual basis;

●	on an adjusted basis after giving effect to (i) the receipt of net cash proceeds of approximately $15,000,000 from our private placement of Series A Convertible Redeemable Preferred Stock and Series B Convertible Redeemable Preferred Stock, which closed on October 19, 2022, (ii) redemption of all shares of Series A Convertible Redeemable Preferred Stock and Series B Convertible Redeemable Preferred Stock at a price per share equal to 105% of the stated value of each such Preferred Stock on December 7, 2022, (iii) the increase in the number of authorized shares of our Common Stock from 100,000,000 shares to 200,000,000 shares, upon filing of a certificate of amendment to our articles of incorporation with the Secretary of State of the State of Nevada on December 8, 2022, and (iv) the Reverse Stock Split; and

●	on an as further adjusted basis to give effect to the transactions described above and the sale of 1,342,282 Units and 1,342,282 Pre-Funded Units in this offering, after deducting commissions and estimated offering expenses payable by us, and assuming no exercise of any Warrants or Pre-Funded Warrants.

You should read the following table in conjunction with the sections entitled “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus and our unaudited consolidated financial statements and related notes included elsewhere in this prospectus.

	As of September 30, 2022

	Actual (unaudited)	As Adjusted	As further Adjusted
Cash and cash equivalents	$6,295,391	$3,910,391	$11,910,391
Liabilities:
Current liabilities	$13,935,052	$13,935,052	$13,935,052

Total liabilities	$20,352,356	$20,352,356	$20,352,356
Stockholders’ equity:
Common stock, $0.001 par value per share; 100,000,000 shares authorized and 53,903,405 shares issued and outstanding – actual; 200,000,000 shares authorized, 2,695,170 shares issued and outstanding – as adjusted; and 200,000,000 shares authorized, 2,755,169 shares issued and outstanding – as further adjusted	$53,903	$2,755	$4,097
Additional paid-in capital	$129,943,238	$127,610,586	$134,924,244
Noncontrolling interest in consolidated subsidiary	$309,397	$309,397	$309,397
Accumulated deficit	$(82,261,430)	$(82,261,430)	$(82,261,430)
Total stockholders’ equity	$48,045,108	$45,661,308	$52,976,308
Total liabilities and stockholders’ equity	$68,397,464	$66,013,664	$73,328,664

88

Certain relations and related person transactions

We engaged in no reportable transactions with related persons since the year ended December 31, 2020 that involved an amount that exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, other than the following:

During February and April 2020, the Company borrowed a total of $319,000 from Mr. Ross, the Company’s Chairman, CEO & President under an unsecured promissory note bearing interest at 6% through its May 28, 2020 maturity date. The proceeds from the note were used for general corporate purposes. The principal balance and related accrued interest were paid in full during the nine months ended September 30, 2020. Total interest accrued and paid on this note was $5,236.

On October 1, 2020, the Company advanced $250,000 to American Rebel Holdings, Inc. (“AREB”) under a secured promissory note. The CEO, President and Chairman of AREB is the brother of the Company’s CEO, President and Chairman. Such note bears interest at 8% and is secured by all the tangible and intangible assets of the Company that are not currently secured by other indebtedness. The Company also received warrants to purchase 1,250,000 shares of AREB common stock at an exercise price of $0.10 per share with a five-year term. This note had an original maturity date of January 2, 2021; however, additional provisions within the note provided for an extension of the maturity date for fourteen months due to AREB’s failure to raise $300,000 in new debt or equity financing prior to the original maturity date. Upon this extension, the AREB was obligated to make equal monthly payments of principal and interest over the extended period of the note.

On October 21, 2020, the Company advanced $250,000 to AREB under a second secured promissory note. Such note bears interest at 8% and is secured by inventory manufactured and revenue/accounts receivable derived from a specific purchase order. The Company also received warrants to purchase 1,250,000 shares of AREB common stock at an exercise price of $0.10 per share with a five-year term. This note has a maturity date of April 21, 2021, subject to full repayment upon AREB closing on debt or equity financings of at least $600,000, and the receipt of revenue from the sale of inventory sold under the specific purchase order serving as collateral. On March 1, 2021, the Company advanced an additional $117,600 to AREB on terms similar to the previously issued notes.

On April 21, 2021, the parties agreed to the terms of a Debt Settlement Agreement and Mutual Release regarding the following: (a) the secured promissory note dated October 1, 2020; (b) the secured promissory note dated October 21, 2020; and (c) an advance made by the Company on March 1, 2021. The parties arranged for a lump sum payment aggregating $639,956 to liquidate all outstanding debt including accrued interest for the two delinquent notes and the advance which lump-sum payment was made on April 21, 2021. No gain or loss was determined on this transaction.

On January 27, 2022, the Board of Directors appointed Christian J. Hoffmann, III as a member of the Board, effective immediately. Mr. Hoffmann is a principal owner and manager of Nobility, LLC which is currently the managing member of our consolidated subsidiary Nobility Healthcare, LLC.

Nobility, LLC is currently the managing member of Nobility Healthcare, LLC. The Company has advanced a total of $158,384 in the form of a working capital loan to Nobility, LLC in order to fund capital expenditures necessary for the initial growth of the joint venture during 2021. The outstanding balance of the working capital loan was $138,384 as of September 30, 2022 and the Company anticipates full repayment of this advance during the year ended December 31, 2022. During the nine months ended September 30, 2022, the Company paid distributions to the noncontrolling in consolidated subsidiary totaling $15,692.

On August 1, 2022, Mr. Hoffmann resigned as a member of the Board, effective immediately. He remains as a principal owner and manager of Nobility, LLC which is currently the managing member of our consolidated subsidiary Nobility Healthcare, LLC.

89

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

We are offering up to 1,342,282 Units, with each Unit consisting of one share of our Common Stock and a Warrant to purchase one share of our Common Stock at an exercise price equal to $         per share; and up to 1,342,281 Pre-Funded Units, with each Pre-Funded Unit consisting of a Pre-Funded Warrant to purchase one share of our Common Stock at an exercise price equal to $0.001 per Pre-Funded Warrant, and a Warrant. The Units and Pre-Funded Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The shares of our Common Stock included in the Units will be issued separately from the Warrants included in the Units and the Pre-Funded Warrants included in the Pre-Funded Units will be issued separately from the Warrants included in the Pre-Funded Units. We are also registering the shares of our Common Stock issuable from time to time upon exercise of the Warrants and Pre-Funded Warrants offered hereby. The following descriptions of our Common Stock, Pre-Funded Warrants and Warrants and certain provisions of our Articles of Incorporation, our by-laws and Nevada law are summaries. You should also refer to our Articles of Incorporation, by-laws, form of Warrant and form of Pre-Funded Warrant, which are filed as exhibits to the registration statement of which this prospectus is part.

Common Stock

The material terms of our Common Stock are described under the caption “Description of Capital Stock” in this prospectus.

Warrants

Exercisability. The Warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the Common Stock underlying the warrants under the Securities Act is effective and available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise. If a registration statement registering the issuance of the Common Stock underlying the Warrants under the Securities Act is not effective or available the holder may, in its sole discretion, elect to exercise the Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Warrant. No fractional shares will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Exercise Price. The exercise price per whole share of our Common Stock purchasable upon exercise of the Warrants is $        per Warrant. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

No Listing. There is no established public trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Warrants on any securities exchange or trading system. Without an active market, the liquidity of the Warrants will be limited.

Fundamental

Transactions. In the event of a “fundamental transaction,” as defined in the Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of our Common Stock, the holder of a Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the Warrant.

Governing Law. The Warrants are governed by New York law.

90

Pre-Funded Warrants

The term “pre-funded” refers to the fact that the purchase price of our Common Stock in this offering includes almost the entire exercise price that will be paid under the Pre-Funded Warrants, except for a nominal remaining exercise price of $0.001. The purpose of the Pre-Funded Warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, upon election of the holder, 9.99%) of our outstanding Common Stock following the consummation of this offering the opportunity to make an investment in the Company without triggering their ownership restrictions, by receiving Pre-Funded Warrants in lieu of our Common Stock which would result in such ownership of more than 4.99% (or 9.99%), and receive the ability to exercise their option to purchase the shares underlying the Pre-Funded Warrants at such nominal price at a later date.

Exercise of Pre-Funded Warrants. Each Pre-Funded Warrant is exercisable for one share of our Common Stock, with an exercise price equal to $0.001 per share, at any time that the Pre-Funded Warrant is outstanding. There is no expiration date for the Pre-Funded Warrants. The holder of a Pre-Funded Warrant will not be deemed a holder of our underlying Common Stock until the Pre-Funded Warrant is exercised.

Exercise Limitation. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of Common Stock in excess of 4.99% (or, at the election of the purchaser prior to the date of issuance, 9.99%) of the Common Stock then outstanding after giving effect to such exercise.

Exercise Price. The exercise price and the number of shares of Common Stock issuable upon exercise of the Pre-Funded Warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our Common Stock. The Pre-Funded Warrant holders must pay the exercise price in cash upon exercise of the Pre-Funded Warrants.

Transferability. Subject to applicable laws, the Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without our consent.

No Listing. There is no established public trading market for the Pre-Funded Warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Pre-Funded Warrants on any securities exchange or trading system. Without an active market, the liquidity of the Pre-Funded Warrants will be limited.

Fundamental Transactions.

In the event of a “fundamental transaction,” as defined in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Prior to the exercise of any Pre-Funded Warrants to purchase Common Stock, holders of the Pre-Funded Warrants will not have any of the rights of holders of Common Stock purchasable upon exercise, including the right to vote, except as set forth therein.

Governing Law. The Pre-Funded Warrants are governed by New York law.

91

PLAN OF DISTRIBUTION

A.G.P./Alliance Global Partners, which we refer to herein as the placement agent, located at 590 Madison Ave 28th Floor, New York, NY 10022, has agreed to act as our exclusive placement agent in connection with this offering subject to the terms and conditions of the placement agency agreement dated       , 2023. The placement agent is not purchasing or selling any of the securities offered by this prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but it has agreed to use its reasonable best efforts to arrange for the sale of all of the securities offered hereby. Therefore, we will enter into a securities purchase agreement directly with purchasers in connection with this offering and may not sell the entire amount of securities offered pursuant to this prospectus.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We expect to deliver the shares of Common Stock, Pre-Funded Warrants and Warrants being offered pursuant to this prospectus on or about         , 2023.

We have agreed to indemnify the placement agent and specified other persons against specified liabilities, including liabilities under the Securities Act and to contribute to payments the placement agent may be required to make in respect thereof.

Fees and Expenses

This offering is being conducted on a “reasonable best efforts” basis and the placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agent fees set forth in the table below.

	Per Unit	Per Pre-Funded Unit	Total
Public offering price	$	$	$
Placement Agent Fees	$	$	$
Proceeds, before fees and expenses, to us(1)	$	$	$

(1) Does not include proceeds from the exercise of the warrants in cash. if any.

We have agreed to pay to the placement agent a cash fee equal to 7.0% of the aggregate gross proceeds raised in this offering. Because there is no minimum offering amount required as a condition to closing in this offering, the actual aggregate cash placement fee, if any, is not presently determinable and may be substantially less than the maximum amount set forth above.

We estimate the total expenses payable by us for this offering to be approximately $942,500, which amount includes: (i) a placement agent’s fee of $560,000 assuming the purchase of all of the securities we are offering; (ii) a non-accountable expense allowance payable to the placement agent of $85,000 ; (iii) reimbursement of the accountable expenses of the placement agent of up to $10,000 related to the legal fees of the placement agent being paid by us (none of which has been paid in advance); and (iv) other estimated expenses of approximately $287,500 which include our legal, accounting, and printing costs and various fees associated with the registration and listing of our securities.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(ii) of the Securities Act. and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 4l5(a)(4) under the Securities Act and Rule I 06-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of securities by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Lock-Up Agreements

Our directors and officers will enter into lock-up agreements in connection with the closing of this offering. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell or transfer any shares of Common Stock or securities convertible into, or exchangeable or exercisable for, our shares of Common Stock during a period ending 90 days after the date of this prospectus, without first obtaining the written consent of the placement agent, subject to certain exceptions. Specifically, these individuals have agreed, in part, not to:

●	offer, pledge, sell, contract to sell or otherwise dispose of Digital Ally’s securities or any securities convertible into or exercisable or exchangeable for shares of Common Stock;

●	enter into any swap or other arrangement that transfers to another. in whole or in part, any of the economic consequences of ownership of our securities, whether any such transaction is to be settled by delivery of our securities, in cash or otherwise;

●	make any demand for or exercise any right with respect to the registration of any of our securities;

●	publicly disclose the intention to make any offer, sale, pledge or disposition of, or to enter into any transaction, swap, hedge, or other arrangement relating to any of our securities.

92

Notwithstanding these limitations, our securities may be transferred under limited circumstances, including, without limitation, by gift. will or intestate succession.

We have agreed with the placement agent to be subject to a lock-up period of 90 days following the date of closing of the offering pursuant to this prospectus. This means that, during the applicable lock-up period, subject to certain limited exceptions, including but not limited to the Spin-off, we may not, without the prior written consent of the placement agent: (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents, or (ii) file any registration statement or amendment or supplement thereto, other than the prospectus, filing a registration statement on Form S-8 in connection with any equity incentive plan, or filing of a post-effective amendment to adopt the registration statements of Digital Ally, Inc., as predecessor of the Company, in connection with the short-form merger consummated by the Company on August 23, 2022. In addition, subject to certain exceptions, we have agreed to not issue any securities that are subject to a price reset based on the trading prices of our shares of Common Stock or upon a specified or contingent event in the future, or enter into any agreement to issue securities at a future determined price for a period of 180 days following the closing date of this offering.

Determination of Offering Price

The public offering price of the securities we are offering was negotiated between us and the investors, in consultation with the placement agent based on the trading of our shares of Common Stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering include our history and prospects, the industry in which we operate, our past and present operating results, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, the previous experience of our executive officers, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Listing

Our shares of Common Stock are listed on The Nasdaq Capital Market under the trading symbol “DGLY.” We do not plan to list the Pre-Funded Warrants or Warrants on The Nasdaq Capital Market or any other securities exchange or trading market.

Discretionary Accounts

The placement agent does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Other Activities and Relationships

The placement agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The placement agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the placement agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the· accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the placement agent or its affiliates enter into a lending relationship with us, they will routinely hedge their credit exposure to us consistent with their customary risk management policies. The placement agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Common Stock offered hereby. Any such short positions could adversely affect future trading prices of the Common Stock offered hereby. The placement agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

This prospectus in electronic format may be made available on a website maintained by the placement agent, and the placement agent may distribute this prospectus electronically.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement or the securities purchase agreement, copies of which are attached to the registration statement of which this prospectus is a part. See “Where You Can Find More Information”.

93

PRINCIPAL STOCKHOLDERS

As of February 7, 2023, there was no person, entity or group known to the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of our Common Stock based on a review of publicly available statements of beneficial ownership filed with the SEC and Company records.

The following table sets forth the beneficial ownership of shares of our Common Stock as of February 7, 2023, and as adjusted to reflect the sale of the maximum amount of securities offered by us in this offering (assuming the exercise of all Pre-Funded Warrants and no exercise of Warrants), by (i) each current director and director nominee, (ii) each named executive officer and (iii) all current directors and executive officers as a group. The persons named in the table have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them, subject to community property laws, where applicable. Percentage ownership is based on 2,755,170 shares of our Common Stock outstanding as of February 7, 2023. Shares underlying stock options or warrants exercisable within 60 days of February 7, 2023 are deemed outstanding for the purpose of computing the percentage ownership of the person or persons holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other persons.

Except as otherwise indicated, the address of each of the persons in this table is c/o Digital Ally, Inc., 14001 Marshall Drive, Lenexa, Kansas 66215.

	Common Stock Beneficially Owned Prior to this Offering		Common Stock Beneficially Owned After this Offering
Name of Beneficial Owner(1)	Shares	%	Shares	%
Stanton E. Ross(2)	116,065	4.2%	116,065	2.8%
Leroy C. Richie(3)	18,211	*	18,211	*
Daniel F. Hutchins(4)	17,885	*	17,885	*
Michael J. Caulfield(5)	16,393	*	16,393	*
Thomas J. Heckman(6)	76,687	2.8%	76,687	1.9%
Peng Han(7)	13,781	*	13,781	*
All directors and exec. officers as a group (6 persons)	259,022	9.4%	259,022	6.3%

*	Represents less than 1%.

(1)	Based on 2,755,170 shares of Common Stock issued and outstanding as of February 7, 2023 and, with respect only to the ownership by all executive officers and directors as a group.

(2)	Mr. Ross’s total shares of Common Stock include 26,250 restricted shares that are subject to forfeiture to us.

(3)	Mr. Richie’s total shares of Common Stock include 16,250 shares of Common Stock to be received upon the exercise of vested options.

(4)	Mr. Hutchins’ total shares of Common Stock include 16,250 shares of Common Stock to be received upon the exercise of vested options.

(5)	Mr. Caulfield’s total shares of Common Stock include 16,250 shares of Common Stock to be received upon the exercise of vested options.

(6)	Mr. Heckman’s total shares of Common Stock include (i) 3,750 restricted shares that are subject to forfeiture to us and (ii) 23,120 shares of Common Stock held in the Company’s 401(k) Plan (on December 31, 2022) as to which Mr. Heckman has voting power as trustee of the 401(k) Plan.

(7)	Mr. Han’s total shares of Common Stock include (i) 10,250 restricted shares that are subject to forfeiture to us and (ii) 331 shares of Common Stock to be received upon the exercise of vested options.

94

DESCRIPTION OF CAPITAL STOCK

The following summary description sets forth some of the general terms and provisions of our capital stock. Because this is a summary description, it does not contain all of the information that may be important to you. For a more detailed description of our capital stock, you should refer to the applicable provisions of the Nevada Revised Statutes (“NRS”) and our Articles of Incorporation and bylaws (“Bylaws”) as in effect at the time of any offering. Copies of our Articles of Incorporation and our Bylaws are included as exhibits to the registration statement of which this prospectus forms a part.

Our Authorized Capital Stock

Under our Articles of Incorporation, we are authorized to issue 210,000,000 shares of capital stock consisting of (a) 200,000,000 shares of our Common Stock, par value $0.001 per share, and (b) 10,000,000 shares of “blank check” preferred stock, par value $0.001 per share. As of February 7, 2023, there were 2,755,170 shares of our Common Stock issued and outstanding and no shares of our preferred stock were issued and outstanding.

Common Stock

Voting Rights. Each share of our Common Stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting, and the minority would not be able to elect any director at that meeting.

Dividend Rights. Each share of our Common Stock is entitled to receive an equal dividend, if one is declared. We cannot provide any assurance that we will declare or pay cash dividends on our Common Stock in the future. Any future determination to declare cash dividends will be made at the discretion of our Board, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our Board may deem relevant. Our Board may determine it to be necessary to retain future earnings (if any) to finance our growth. See “Risk Factors” and “Dividend Policy.”

Liquidation. If the Company is liquidated, then assets that remain (if any) after the creditors are paid and the owners of any securities with liquidation preferences senior to the Common Stock are paid will be distributed to the owners of our Common Stock pro rata.

Preemptive Rights. Owners of our Common Stock have no preemptive rights. We may sell shares of our Common Stock to third parties without first offering such shares to current stockholders.

Redemption Rights. We do not have the right to buy back shares of our Common Stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations. Owners of our Common Stock do not ordinarily have the right to require us to buy their Common Stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights. Shares of our Common Stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Nonassessability. All outstanding shares of our Common Stock are fully paid and nonassessable.

Listing. Our Common Stock trades on Nasdaq under the symbol “DGLY.”

Preferred Stock

Our Board is authorized to provide by resolution or resolutions from time to time for the issuance, out of the unissued shares of preferred stock, of one or more series of preferred stock, without stockholder approval, by filing a certificate pursuant to the applicable law of the State of Nevada (the “Preferred Stock Designation”), setting forth such resolution and, with respect to each such series, establishing the number of shares to be included in such series, and fixing the voting powers, full or limited, or no voting power of the shares of such series, and the designation, preferences and relative, participating, optional or other special rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof. The powers, designation, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

It is not possible to state the actual effect of any future series of preferred stock upon the rights of holders of the Common Stock because our Board has the power to determine the specific rights of the holders of any future series of preferred stock. Our Board’s authority to issue preferred stock provides a convenient vehicle in connection with possible acquisitions and other corporate purposes, but could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. Accordingly, the issuance of the preferred stock may be used as an “anti-takeover” device without further action on the part of our stockholders and may adversely affect the holders of the common stock.

Options and Warrants

As of February 7, 2023, there were outstanding Common Stock options entitling the holders to purchase 53,950 shares of Common Stock at a weighted average exercise price of $45.80 per share with a weighted average remaining contractual life of 6.7 years, and warrants entitling the holders to purchase up to 67,459 shares of Common Stock at a weighted average exercise price of $60.26 per share with a weighted average remaining contractual life of 0.2 years.

95

Nevada Anti-Takeover Statutes

Nevada law provides that an acquiring person who acquires a controlling interest in a corporation may only exercise the voting rights of control shares if those voting rights are conferred by a majority vote of the corporation’s disinterested stockholders at a special meeting held upon the request of the acquiring person. If the acquiring person is accorded full voting rights and acquires control shares with at least a majority of all the voting power, then stockholders who did not vote in favor of authorizing voting rights for those control shares are entitled to payment for the fair value of such stockholders’ shares. A “controlling interest” is an interest that is sufficient to enable the acquiring person to exercise at least one-fifth of the voting power of the corporation in the election of directors. “Control shares” are outstanding voting shares that an acquiring person or associated persons acquire or offer to acquire in an acquisition and those shares acquired during the 90-day period before the person involved became an acquiring person.

These provisions of Nevada law apply only to “issuing corporations” as defined therein. An “issuing corporation” is a Nevada corporation that (a) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada, and (b) does business in Nevada directly or through an affiliated corporation. As of the date of this prospectus supplement, we do not have 100 stockholders of record that are residents of Nevada. Therefore, these provisions of Nevada law do not apply to acquisitions of our shares and will not so apply until such time as both of the foregoing conditions are satisfied. At such time as these provisions of Nevada law may apply to us, they may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

Nevada law also restricts the ability of a corporation to engage in any combination with an interested stockholder for three years from when the interested stockholder acquires shares that cause the stockholder to become an interested stockholder, unless the combination or purchase of shares by the interested stockholder is approved by the Board of Directors before the stockholder became an interested stockholder. If the combination was not previously approved, then the interested stockholder may only effect a combination after the three-year period if the stockholder receives approval from a majority of the disinterested shares or the offer satisfies certain fair price criteria.

An “interested stockholder” is a person who is:

●	the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation; or

●	an affiliate or associate of the corporation and, at any time within three years immediately before the date in question, was the beneficial owner, directly or indirectly of 10% or more of the voting power of the then outstanding shares of the corporation.

Our Articles of Incorporation and Bylaws do not exclude us from these restrictions.

These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and in the policies formulated by the Board of Directors and to discourage some types of transactions that may involve the actual or threatened change of control of our company. These provisions are designed to reduce our vulnerability to an unsolicited proposal for the potential restructuring or sale of all or a part of our company. However, these provisions could discourage potential acquisition proposals and could delay or prevent a change in control of our company. They also may have the effect of preventing changes in our management.

Transfer Agent

The transfer agent for our Common Stock is Securities Transfer Corporation, 2901 N. Dallas Parkway, Suite 380, Plano, Texas 75093.

96

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the material U.S. federal income tax considerations applicable to the ownership and disposition of shares of our Common Stock, Pre-Funded Warrants and Warrants acquired in this offering. This discussion is for general information only and is not tax advice. Accordingly, all prospective holders of our Common Stock and Warrants should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our Common Stock and Warrants. This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings and judicial decisions, all as in effect as of the date of this prospectus, all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any change could alter the tax consequences described in this prospectus. We assume in this discussion that each holder holds shares of our Common Stock, Pre-Funded Warrants and Warrants as capital assets within the meaning of Section 1221 of the Code (generally property held for investment).

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of that holder’s individual circumstances, does not address the alternative minimum or Medicare contribution taxes, and does not address any aspects of U.S. state, local or non-U.S. taxes or any U.S. federal taxes other than income tax. This discussion also does not consider any specific facts or circumstances that may apply to a holder and does not address aspects of U.S. federal income taxation that may be applicable to holders that are subject to special tax rules, including without limitation:

●	insurance companies;

●	tax-exempt organizations;

●	financial institutions;

●	brokers or dealers in securities;

●	regulated investment companies;

●	real estate investment trusts;

●	pension plans, individual retirement accounts and other tax deferred accounts;

●	persons that mark their securities to market;

●	controlled foreign corporations;

●	passive foreign investment companies;

●	“dual resident” corporations;

●	persons that receive our Common Stock or Warrants as compensation for the performance of services;

●	owners that hold our Common Stock or Warrants as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;

●	owners that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below);

●	persons that have a functional currency other than the U.S. dollar; and

●	certain U.S. expatriates.

97

In addition, this discussion does not address the tax treatment of partnerships or other pass-through entities for U.S. federal income tax purposes, or persons who hold our Common Stock, Pre-Funded Warrants or Warrants through partnerships or other pass-through entities for U.S. federal income tax purposes. A partner in a partnership or other pass-through entity that will hold our Common Stock, Pre-Funded Warrants or Warrants should consult his, her or its own tax advisor regarding the tax consequences of acquiring, holding and disposing of our Common Stock, Pre-Funded Warrants or Warrants through a partnership or other pass-through entity, as applicable.

As used in this prospectus, the term “U.S. holder” means a beneficial owner of Common Stock, Pre-Funded Warrants or Warrants that is for U.S. federal income tax purposes:

●	a citizen or individual resident of the United States;

●	a corporation (or other entity properly classified as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state within the United States, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust, if (i) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (as defined in the Code) have the authority to control all substantial decisions of the trust, or (ii) in the case of a trust that was treated as a domestic trust under the laws in effect before 1997, a valid election is in place under applicable U.S. Treasury regulations to treat such trust as a domestic trust.

The term “non-U.S. holder” means any beneficial owner of shares of Common Stock, Pre-Funded Warrants or Warrants that is not a U.S. holder and is not a partnership or other entity properly classified as a partnership for U.S. federal income tax purposes. For the purposes of this prospectus, U.S. holders and non-U.S. holders are referred to collectively as “holders.” =There can be no assurance that the Internal Revenue Service, which we refer to as the IRS, will not challenge one or more of the tax consequences described herein. We have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of the purchase, ownership or disposition of our Common Stock or Warrants.

Allocation of Purchase Price Between Each Share of Common Stock, Pre-Funded Warrant and Warrant

The purchase price for each Unit will be allocated between each share of Common Stock (or, in lieu of Common Stock, each Pre-Funded Warrant) and accompanying Warrant in proportion to their relative fair market values at the time the Unit is purchased by the holder. This allocation will establish a holder’s initial tax basis for U.S. federal income tax purposes in his, her or its share of Common Stock (or, in lieu of Common Stock, Pre-Funded Warrant) and Warrant included in each investment unit. We will not be providing holders with such allocation, and it is possible that different holders will reach different determinations regarding such allocation. A holder’s allocation of purchase price between each share of Common Stock (or, in lieu of Common Stock, each Pre-Funded Warrant) and the accompanying Warrant is not binding on the IRS or the courts, and no assurance can be given that the IRS or the courts will agree with a holder’s allocation.

Accordingly, each prospective holder should consult his, her or its own tax advisor with respect to the allocation, and the risks associated with such allocation, of the holder’s purchase price for the investment unit between our shares of Common Stock (or, in lieu of Common Stock, Pre-Funded Warrants) and Warrants..

98

Treatment of Pre-Funded Warrants

Although it is not entirely free from doubt, a Pre-Funded Warrant should be treated as a share of our Common Stock for U.S. federal income tax purposes and a holder of Pre-Funded Warrants should generally be taxed in the same manner as a holder of Common Stock, as described below.

Accordingly, no gain or loss should be recognized upon the exercise of a Pre-Funded Warrant and, upon exercise, the holding period of a Pre-Funded Warrant should carry over to the share of Common Stock received. Similarly, the tax basis of the Pre-Funded Warrant should carry over to the share of Common Stock received upon exercise, increased by the exercise price of $0.001 per share. Each holder should consult his, her or its own tax advisor regarding the risks associated with the acquisition of Pre-Funded Warrants pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above will be respected for U.S. federal income tax purposes.

Tax Consequences to U.S. Holders

Exercise or Expiration of Warrants

Subject to the discussion below with respect to the cashless exercise of a Warrant, a U.S. holder will not recognize income, gain or loss on the exercise of a Warrant. A U.S. holder’s tax basis in the Common Stock received upon the exercise of a Warrant will equal the sum of (i) the initial tax basis of the Warrant exercised (as determined pursuant to the rules discussed above under “Allocation of Purchase Price Between Share of Common Stock or Pre-Funded Warrant and Accompanying Warrant”) and (ii) the exercise price of the Warrant. The U.S. holder’s holding period for the Common Stock received upon exercise of a Warrant will begin on the day after such exercise (or possibly on the date of exercise) and will not include the period during which the U.S. holder held the Warrant.

If a registration statement registering the issuance of the Common Stock underlying the Warrants under the Securities Act is not effective or available the holder may, in its sole discretion, elect to exercise the Warrant through a cashless exercise. The tax consequences of a cashless exercise of a Warrant are not clear under current U.S. tax law. U.S. holders should consult their own tax advisors regarding the tax consequences of a cashless exercise.

If a Warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the Warrant. The deductibility of capital losses is subject to significant limitations.

Distributions on Our Common Stock

We have never paid cash dividends on our Common Stock and we do not anticipate paying any cash dividends in the foreseeable future. See “Dividend Policy.” If we do make distributions on our Common Stock to a U.S. holder, those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the U.S. holder’s investment, up to such U.S. holder’s tax basis in the Common Stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “—Sale, Exchange or Other Taxable Disposition of Our Common Stock or Warrants.” Dividends paid by us generally will be eligible for the reduced rates of tax for qualified dividend income allowed to individual U.S. holders and for the dividends received deduction allowed to corporate U.S. holders, in each case assuming that certain holding period and other requirements are satisfied.

Constructive Distributions on Our Warrants

Under Section 305 of the Code, an adjustment to the number of shares of Common Stock that will be issued on the exercise of our Warrants (whether Pre-Funded Warrants or Warrants), or an adjustment to the exercise price of such Warrants, may be treated as a constructive distribution to a U.S. Holder of the Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to holders of our Common Stock). Adjustments to the exercise price of a Warrant made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holder of the Warrant should generally not result in a constructive distribution. Any constructive distributions generally would be subject to the tax treatment described above under “—Distributions on our Common Stock”.

99

Sale, Exchange or Other Taxable Disposition of Our Common Stock, Pre-Funded Warrants or Warrants

Upon the sale, exchange, or other taxable disposition of our Common Stock or Warrants (whether Pre-Funded Warrants or Warrants), a U.S. holder will recognize gain or loss equal to the difference between the amount realized upon the disposition and the U.S. holder’s tax basis in the Common Stock or Warrants sold or exchanged.

Any gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder’s holding period for the Common Stock or Warrants exceeded one year at the time of the disposition. Certain U.S. holders (including individuals) are currently eligible for preferential rates of U.S. federal income taxation in respect of long-term capital gains. The deductibility of capital losses is subject to significant limitations.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to distributions (whether actual or constructive) paid to a U.S. holder on our Common Stock or Warrants, and to the proceeds of the sale, exchange or other disposition of our Common Stock and Warrants, unless the U.S. holder is an exempt recipient. Backup withholding will apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn). Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Tax Consequences to Non-U.S. Holders

Exercise or Expiration of Warrants

In general, a non-U.S. holder will not be required to recognize income, gain or loss upon the exercise of a Warrant by payment of the exercise price. To the extent that a cashless exercise results in a taxable exchange, the consequences would be similar to those described below under “Sale, Exchange or Other Taxable Disposition of our Common Stock or Warrants”.

The expiration of a Warrant will be treated as if the non-U.S. holder sold or exchanged the Warrant and recognized a capital loss equal to the non-U.S. holder’s basis in the Warrant. A non-U.S. holder will not be able to utilize a loss recognized upon expiration of a Warrant against the Non-U.S. holder’s U.S. federal income tax liability, however, unless the loss (i) is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a “permanent establishment” or “fixed base” in the United States) or (ii) is treated as a U.S. source loss and the non-U.S. holder is present in the United States 183 days or more in the taxable year of disposition and certain other conditions are met.

Distributions on Our Common Stock

We have never paid cash dividends on our Common Stock and we do not anticipate paying any cash dividends in the foreseeable future. See “Dividend Policy.” If we do make distributions to holders of our Common Stock or if we are treated as making a constructive distribution to holders of our Warrants or Pre-Funded Warrants, those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such non-U.S. holder’s tax basis in the Common Stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “—Sale, Exchange or Other Taxable Disposition of Our Common Stock or Warrants.”

100

Distributions (including constructive distributions) made to a non-U.S. holder that are treated as dividends generally will be subject to withholding of U.S. federal income tax at a rate of 30% of the gross amount or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence, unless such dividends are effectively connected with a trade or business conducted by a non U.S. holder within the United States (as discussed below). A non-U.S. holder of our Common Stock who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W- 8BEN-E (or successor form), as applicable, and satisfy applicable certification and other requirements. Non-U.S. holders are urged to consult their own tax advisors regarding their entitlement to benefits under a relevant income tax treaty. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may be able to obtain a refund or credit of any excess amounts withheld by timely filing the required information with the IRS.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a “permanent establishment” or a “fixed base” maintained by the non-U.S. holder within the United States, generally are exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements.

U.S. effectively connected income, net of specified deductions and credits, is generally taxed at the same graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

Constructive Distributions on Our Warrants

As described above under “—Tax Consequences to U.S. Holders—Constructive Distributions on our Warrants,” an adjustment to the Warrants could result in a constructive distribution to a non-U.S. holder, which would be treated as described under “—Distributions on Our Common Stock” above. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to the non-U.S. holder. Non U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to the Warrants.

In addition, regulations governing “dividend equivalents” under Section 871(m) of the Code may apply to the Pre-Funded Warrants. Under those regulations, an implicit or explicit payment made to the holder of Pre-Funded Warrants that references a distribution on our Common Stock would generally be taxable to a non-U.S. holder in the manner described under “Distributions on our Common Stock” above. Such dividend equivalent amount would be taxable and subject to withholding whether or not there is actual payment of cash or other property, and we may satisfy any withholding obligations by withholding from other amounts due to the non-U.S. holder.

Non-U.S. holders are encouraged to consult their own tax advisors regarding the application of Section 871(m) of the Code to the Pre-Funded Warrants.

Sale, Exchange or Other Taxable Disposition of Our Common Stock, Pre-Funded Warrants or Warrants

In general, a non-U.S. holder will not be subject to any U.S. federal income tax on any gain realized upon such holder’s sale, exchange or other taxable disposition of shares of our Common Stock or Warrants (whether Pre-Funded Warrants or Warrants) unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business and, if an applicable income tax treaty so provides, is attributable to a “permanent establishment” or a “fixed base” maintained by such non-U.S. holder in the United States, in which case the non-U.S. holder generally will be taxed on such gain at the graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code) and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in “—Tax Consequences to Non-U.S. Holders—Distributions on Our Common Stock” also may apply to such gain;

●	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the taxable disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the taxable disposition, which may be offset by certain U.S. source capital losses of the non-U.S. holder, if any; or

101

●	we are, or have been, at any time during the five-year period preceding such taxable disposition (or the non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation,” unless our Common Stock is regularly traded on an established securities market and the non-U.S. holder holds no more than 5% of our outstanding Common Stock, directly or indirectly, during the shorter of the 5-year period ending on the date of the taxable disposition or the period that the non-U.S. holder held our Common Stock. Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a U.S. real property holding corporation, or that we are likely to become one in the future. No assurance can be provided that our Common Stock will be regularly traded on an established securities market for purposes of the rules described above.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions paid on our Common Stock (and constructive distributions on our Warrants) to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a United States person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our Common Stock or Warrants. Dividends paid to non-U.S. holders subject to the U.S. withholding tax, as described above in “Non-U.S. Holders—Distributions on Our Common Stock,” generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of our Common Stock and Warrants by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is filed with the IRS.

Foreign Accounts

The Foreign Account Tax Compliance Act, or FATCA, generally imposes a 30% withholding tax on dividends(including constructive dividends) on, and gross proceeds from the sale or other disposition of, our Common Stock and Warrants if paid to a non-U.S. entity unless (i) if the non-U.S. entity is a “foreign financial institution,” the non-U.S. entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the non-U.S. entity is not a “foreign financial institution,” the non-U.S. entity identifies certain of its U.S. investors, if any, or (iii) the non-U.S. entity is otherwise exempt under FATCA.

Withholding under FATCA generally will apply to payments of dividends (including constructive dividends) on our Common Stock and Warrants.

An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Under certain circumstances, a holder may be eligible for refunds or credits of the tax. Non-U.S. holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our Common Stock or Warrants.

The preceding discussion of material U.S. federal income tax considerations is for informational purposes only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of our Common Stock or Warrants, including the consequences of any proposed changes in applicable laws.

102

LEGAL MATTERS

Sullivan & Worcester LLP will pass upon the validity of the securities being registered by the registration statement of which this prospectus is a part. Ballard Spahr LLP is acting as counsel to the placement agent in connection with certain legal matters related to this offering.

EXPERTS

The consolidated financial statements of Digital Ally, Inc. as of December 31, 2021 and 2020, and for the years ended December 31, 2021 and 2020, appearing in this prospectus have been audited by RBSM LLP, an independent registered public accounting firm, as stated in their report thereon, appearing elsewhere in this prospectus, are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference into this prospectus additional documents we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC). Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference in this prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in this prospectus). You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Digital Ally, Inc., 14001 Marshall Drive, Lenexa, Kansas 66215, Attention: Investor Relations, telephone: (913) 814-7774. You may also access these documents on our website at www.digitalallyinc.com.

Information on any Digital Ally, Inc. website, any subsection, page, or other subdivision of any Digital Ally, Inc. website, or any website linked to by content on any Digital Ally, Inc. website, is not part of this prospectus and you should not rely on that information unless that information is also in this prospectus or incorporated by reference in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s website at www.sec.gov, as well as at our website at www.digitalallyinc.com.

Information on any Digital Ally, Inc. website, any subsection, page, or other subdivision of any Digital Ally, Inc. website, or any website linked to by content on any Digital Ally, Inc. website, is not part of this prospectus and you should not rely on that information unless that information is also in this prospectus.

103

F-1

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of Digital Ally, Inc.

Opinion on the Financial Statement

We have audited the accompanying consolidated balance sheets of Digital Ally, Inc. and its subsidiaries (the Company) as of December 31, 2021 and 2020, the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for each of the years in the two year period ended December 31, 2021, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flow for each of the years in the two year period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statement are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Goodwill and Other Intangibles arising from the acquisition of TicketSmarter – Refer to Notes 1 and 20 to the consolidated financial statements

Critical Audit Matter Description

As disclosed in Note 1, Goodwill arises in connection with acquisitions. The excess purchase price over the fair value of net tangible assets and identifiable intangible assets acquired is recorded as goodwill.

As disclosed in Note 20, on September 1, 2021, the Company completed an acquisition referred to as the TicketSmarter Acquisition in accordance with the stock purchase agreement. The consideration included an initial payment through a combination of cash and common stock. In addition to the Initial Payment Amount, the Company agreed to issue an earn-out agreement to the selling stockholders in the contingent amount of $4,244,400 that is subject to an earn-out adjustment based on actual EBITDA achieved in 2021. The Company gave a fair value of approximately $3,700,000 to the earn-out on the date of acquisition which is considered a contingent liability. However, following the completion of 2021, it was determined that the actual EBITDA threshold for any earn-out adjustment to be paid was not met, therefore, the contingent earn-out is reduced to zero resulting in a gain related to this revaluation is recorded in the Company’s consolidated statements of operations for the year ended December 31, 2021. Auditing the accounting for the acquisition was complex due to the significant estimation uncertainty in determining the fair values of identified intangible assets, which consisted of Sponsorship agreement network of $5,600,000, Trademarks of $600,000, Search engine optimization/content of $600,000 and Goodwill of $5,675,280.

Given the significant judgments made by management to estimate the earn-out as well as intangible assets acquired with the TicketSmarter Acquisition, performing audit procedures to evaluate the reasonableness of management’s estimates and assumptions required a high degree of auditor judgment and an increased effort, including the need to involve our fair value specialists.

How the Critical Audit Matter Was Addressed in the Audit

●	We utilized personnel with specialized knowledge and skill in valuation to assist in; a) assessing the appropriateness and relative weighting of valuation methodology for the various intangible assets, including the With-and-Without Method, Cost to Replace, Relief from Royalty and Monte Carlo Simulation, b) evaluating the reasonableness of the growth rates, percent of revenues lost without existing agreements, discount rate used in the income approach, c) evaluating the reasonableness of the assumptions and estimates used in the various valuation methodologies.

F-2

●	Evaluate the reasonableness of management’s significant estimates and assumptions including revenue growth rates and EBITDA margins, discount rates and futures market conditions.
●	Evaluate if there have been events and circumstances that might indicate Goodwill has been impaired.
●	Reviewed and assessed the appropriateness of adjustments to Goodwill, Other Intangibles and other Assets and Liabilities acquired based on changes to their estimated fair values.

Value of Inventories – Refer to Notes 1 and 4 to the consolidated financial statements

Critical Audit Matter Description

Inventories for the video solutions segment are held at the lower of cost or net realizable value, with cost determined by standard cost methods, which approximate the first-in, first-out method. Inventory costs include material, labor and manufacturing overhead.

Inventories for the ticketing segment are held at the lower of cost or net realizable value, and written-off after the event has occurred. Event tickets for the ticketing segment are carried at the lower of cost or net realizable value, and fully written off at the time the event occurs if the ticket is unsold and remaining in inventory. Management has established inventory reserves based on estimates of excess and/or obsolete current and non-current inventory.

Manufacturing inventory for the video solutions segment is reviewed for obsolescence and excess quantities on a quarterly basis, based on estimated future use of quantities on hand, which is determined based on past usage, planned changes to products and known trends in markets and technology. Changes in support plans or technology could have a significant impact on obsolescence.

As these service parts age over the related product group’s post-production service life, the Company reduces the net carrying value of its repairable spare part inventory on the consolidated balance sheet to account for the excess that builds over the service life. The post-production service life of systems is generally seven to twelve years and, at the end of twelve years, the carrying value for these parts in consolidated balance sheet is reduced to zero. The Company also perform periodic monitoring of its installed base for premature end of service life events and expense, through cost of sales, the remaining net carrying value of any related spare parts inventory in the period incurred.

At December 31, 2021, the Company recorded a reserve for excess and obsolete inventory in the video solutions segment of $3,353,458 and a reserve for the ticketing segment of $561,631. Given the judgments made by management, a high degree of subjective and complex auditor judgment was required to evaluate the estimates and assumptions related to the reserve for excess and obsolete inventory.

How the Critical Audit Matter Was Addressed in the Audit

Our audit procedures related to the inventory reserve for the video solutions segment included the following, among others:

●	We evaluated the appropriateness and consistency of management’s methods and assumptions used in developing their estimate of the inventory reserves.

●	We performed analysis over key product metrics, inventory turnover, and margins, to identify and evaluate slow-moving inventory categories, negative margins, or other trends which may indicate a requirement to reserve.

Our audit procedures related to the inventory reserve for ticketing segment included the following, among others:

●	We evaluated the appropriateness and consistency of management’s methods and assumptions used in developing their estimate of the inventory reserves.

●	We tested the reasonableness of the reserve for events which have not occurred by analyzing historical activity prior to the acquisition and during the period ended December 31, 2021. Additionally, we analyzed activity subsequent to the balance sheet date for events that have already occurred to determine the amount written down to net realizable value on the date of the event.

/s/ RBSM LLP

We have served as the Company’s auditor since 2019.

New York, NY
April 15, 2022 PCAOB ID Number 587

F-3

DIGITAL ALLY, INC.

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2021 AND 2020

	2021	2020
Assets
Current assets:
Cash and cash equivalents	$32,007,792	$4,361,758
Accounts receivable-trade, less allowance for doubtful accounts of $113,234 – 2021 and $123,224 – 2020	2,727,052	1,705,461
Other Receivables (including $158,384 due from related parties – 2021 and $500,000 – 2020, refer to Note 17)	2,021,813	1,529,920
Inventories, net	9,659,536	8,202,274
Prepaid expenses	9,728,782	2,030,693

Total current assets	56,144,975	17,830,106

Property, plant, and equipment, net	6,841,026	666,800
Goodwill and other intangible assets, net	16,902,513	392,564
Operating lease right of use assets, net	993,384	753,175
Other assets	2,107,299	1,154,882

Total assets	$82,989,197	$20,797,527

Liabilities and Equity
Current liabilities:
Accounts payable	$4,569,106	$1,144,675
Accrued expenses	1,175,998	796,094
Current portion of operating lease obligations	373,371	113,484
Contract liabilities – current	1,665,519	1,647,469
Debt obligations – current	389,934	11,727
Warrant derivative liabilities	14,846,932	—
Income taxes payable	1,827	7,158

Total current liabilities	23,022,687	3,720,607

Long-term liabilities:
Debt obligations – long term	727,278	148,273
Operating lease obligation – long term	688,207	723,272
Contract liabilities – long term	2,687,786	1,848,869

Total liabilities	27,125,958	6,441,021

Commitments and contingencies

Equity:
Common stock, $0.001 par value; 100,000,000 shares authorized; shares issued: 50,904,391 – 2021 and 26,834,709 – 2020	50,904	26,835
Additional paid in capital	124,426,379	106,501,396
Treasury stock, at cost	—	(2,157,225)
Noncontrolling interest in consolidated subsidiary	56,453	—
Accumulated deficit	(68,670,497)	(90,014,500)

Total equity	55,863,239	14,356,506

Total liabilities and equity	$82,989,197	$20,797,527

See Notes to Consolidated Financial Statements.

F-4

DIGITAL ALLY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED

DECEMBER 31, 2021 AND 2020

	2021	2020
Revenue:
Product	$9,180,287	$8,029,457
Service and other	12,233,147	2,485,411

Total revenue	21,413,434	10,514,868

Cost of revenue:
Product	8,635,047	5,739,572
Service and other	7,114,612	712,702

Total cost of revenue	15,749,659	6,452,274

Gross profit	5,663,775	4,062,594

Selling, general and administrative expenses:
Research and development expense	1,930,784	1,842,800
Selling, advertising and promotional expense	5,717,824	2,607,242
General and administrative expense	12,776,077	7,276,203

Total selling, general and administrative expenses	20,424,685	11,726,245

Operating loss	(14,760,910)	(7,663,651)

Other income (expense):
Interest income	310,200	47,893
Interest expense	(28,600)	(342,379)
Change in fair value of secured convertible notes	—	(1,300,252)
Change in fair value of proceeds investment agreement	—	5,250,000
Change in fair value of short-term investments	(101,645)	—
Change in fair value of warrant derivative liabilities	36,664,907	—
Change in fair value of contingent consideration promissory notes and earn-out agreements	3,732,789	—
Warrant modification expense	(295,780)	—
Gain on the extinguishment of debt	10,000	1,417,413
Secured convertible notes issuance expense	—	(34,906)

Total other income (expense)	40,291,871	5,037,769

Income (loss) before income tax expense (benefit)	25,530,961	(2,625,881)
Income tax expense (benefit)	—	—

Net income (loss)	25,530,961	(2,625,881)

Net income attributable to noncontrolling interests of consolidated subsidiary	(56,453)	—

Net income (loss) attributable to common stockholders	$25,474,508	$(2,625,881)

Net income (loss) per share attributable to common information:
Basic	$0.51	$(0.12)
Diluted	$0.51	$(0.12)

Weighted average shares outstanding:
Basic	50,222,289	21,603,635
Diluted	50,222,289	21,603,635

See Notes to Consolidated Financial Statements.

F-5

DIGITAL ALLY, INC.

CONSOLIDATED STATEMENTS OF EQUITY (DEFICIT)

YEARS ENDED DECEMBER 31, 2021 AND 2020

					Noncontrolling
			Additional		Interest in
	Common Stock		Paid In	Treasury	consolidated	Accumulated
	Shares	Amount	Capital	stock	subsidiary	deficit	Total
Balance, December 31, 2019	12,079,095	$12,079	$83,216,387	$(2,157,225)	$—	$(87,388,619)	$(6,317,378)

Stock-based compensation	—	—	1,462,270	—	—	—	1,462,270
Restricted common stock grant	846,591	846	(846)	—	—	—	—
Restricted common stock forfeitures	(36,750)	(37)	37	—	—	—	—
Issuance of common stock upon conversion of secured convertible notes and interest	2,624,212	2,625	3,022,060	—	—	—	3,024,685
Issuance of common stock through underwritten public offering at $1.15 per share (net of offering expenses and underwriters’ discount)	2,521,740	2,522	2,499,614	—	—	—	2,502,136
Issuance of common stock through underwritten public offering at $1.65 per share (net of offering expenses and underwriters’ discount)	3,554,545	3,554	5,346,859	—	—	—	5,350,413
Issuance of common stock through underwritten public offering at $2.15 per share (net of offering expenses and underwriters’ discount)	2,539,534	2,540	4,974,152	—	—	—	4,976,692
Issuance of common stock upon exercise of common stock purchase warrants	2,693,867	2,694	5,200,428	—	—	—	5,203,122
Issuance of common stock purchase warrants in connection with issuance of secured convertible notes	—	—	721,141	—	—	—	721,141
Issuance of common stock upon exercise of stock options	1,875	2	7,798	—	—	—	7,800
Issuance of common stock for services rendered	10,000	10	30,690	—	—	—	30,700
Issuance of common stock purchase warrants in connection with issuance of unsecured promissory note payable	—	—	20,806	—	—	—	20,806

Net loss	—	—	—	—	—	(2,625,881)	(2,625,881)

Balance, December 31, 2020	26,834,709	26,835	106,501,396	(2,157,225)	—	(90,014,500)	14,356,506

Stock-based compensation	—	—	1,605,949	—	—	—	1,605,949
Restricted common stock grant	856,000	856	(856)	—	—	—	—
Restricted common stock forfeitures	(7,700)	(8)	8	—	—	—	—
Issuance of common stock through registered direct offering at $3.095 per share and accompanying warrants (net of offering expenses and placement agent discount)	2,800,000	2,800	6,726,200	—	—	—	6,729,000
Issuance of common stock through registered direct offering at $2.80 per share and accompanying warrants (net of offering expenses and placement agent discount)	3,250,000	3,250	6,614,350	—	—	—	6,617,600
Exercise of pre-funded common stock purchase warrants at $3.095 per share	7,200,000	7,200	22,276,800	—	—	—	22,284,000
Exercise of pre-funded common stock purchase warrants at $2.80 per share	11,050,000	11,050	30,928,950	—	—	—	30,940,000
Issuance of pre-funded common stock purchase warrants in connection with the registered direct offerings	—	—	(1,817,548)	—	—	—	(1,817,548)
Issuance of common stock purchase warrants at exercise price of $3.25 per share in connection with the registered direct offerings	—	—	(49,398,510)	—	—	—	(49,398,510)
Issuance of common stock as consideration for acquisition	719,738	720	989,640	—	—	—	990,360
Repurchase and cancellation of common stock	(1,734,838)	(1,735)	—	—	—	(1,973,344)	(1,975,079)
Cancellation of treasury stock	(63,518)	(64)	—	2,157,225	—	(2,157,161)	—

Net income	—	—	—	—	56,453	25,474,508	25,530,961

Balance, December 31, 2021	50,904,391	$50,904	$124,426,379	$—	$56,453	$(68,670,497)	$55,863,239

See Notes to Consolidated Financial Statements.

F-6

DIGITAL ALLY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2021 AND 2020

	2021	2020
Cash Flows from Operating Activities:
Net income (loss)	$25,530,961	$(2,625,881)
Adjustments to reconcile net income (loss) to net cash flows used in operating activities:
Depreciation and amortization	822,489	250,156
Stock based compensation	1,605,949	1,462,270
Issuance of common stock for services	—	30,700
Amortization of debt discount	—	86,867
Provision for doubtful accounts receivable	9,990	—
Interest paid through issuance of common stock	—	99,945
Gain on extinguishment of debt	(10,000)	(1,417,413)
Secured convertible debentures issuance expense	—	34,906
Change in fair value of secured convertible debentures	—	1,300,252
Change in fair value of proceeds investment agreement	—	(5,250,000)
Change in fair value of contingent consideration promissory notes and earn-out agreements	(3,732,789)	—
Change in fair value of warrant derivative liability	(36,664,907)	—
Warrant modification expense	295,780	—
Provision for inventory obsolescence	1,954,738	275,690
Change in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable – trade	(29,838)	(634,443)
Accounts receivable – other (including related party)	(693,992)	(1,015,191)
Inventories	(1,431,080)	(3,197,552)
Prepaid expenses	(3,839,458)	(1,649,603)
Income tax refund receivable	—	44,650
Operating lease right of use assets	180,497	(630,716)
Other assets	(738,466)	177,619
Increase (decrease) in:
Accounts payable	(1,907,608)	(1,195,310)
Accrued expenses	166,874	(41,274)
Income taxes payable	(5,331)	1,224
Operating lease obligations	(195,884)	633,136
Contract liabilities	856,967	(14,747)

Net cash used in operating activities	(17,825,108)	(13,274,715)

Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(6,428,225)	(621,860)
Additions to intangible assets	(1,189,132)	(77,329)
Cash paid for acquisition of Medical Billing Company	(1,026,508)	—
Cash paid for acquisition of Medical Billing Company	(2,270,000)	—
Cash paid for acquisition of TicketSmarter	(8,615,514)	—
Repayment (issuance) of notes receivable	405,000	(800,000)

Net cash used in investing activities	(19,124,379)	(1,499,189)

Cash Flows from Financing Activities:
Proceeds from issuance of common stock upon exercise of pre-funded warrants	53,224,000	—
Net proceeds from sale of common stock in registered direct offerings	13,346,600	—
Repurchase and cancellation of common stock	(1,975,079)	—
Proceeds from unsecured promissory note payable, related party	—	319,000
Proceeds from unsecured promissory note payable	—	100,000
Proceeds from PPP/EIDL Loans	—	1,568,900
Repayment of proceeds investment agreement	—	(1,250,000)
Proceeds from issuance of common stock and warrants, net of issuance costs	—	12,829,241
Proceeds from secured convertible debentures	—	1,500,000
Secured convertible debenture issuance expense	—	(34,906)
Principal payments on related party note payable	—	(319,000)
Principal payment on unsecured notes payable	—	(400,000)
Principal payment on secured convertible debentures	—	(748,180)
Proceeds from issuance of common stock upon exercise of warrants	—	5,203,122
Proceeds from exercising stock options	—	7,800

Net cash provided by financing activities	64,595,521	18,775,977

Net increase in cash and cash equivalents	27,646,034	4,002,073
Cash, cash equivalents, beginning of year	4,361,758	359,685

Cash, cash equivalents, end of year	$32,007,792	$4,361,758

Supplemental disclosures of cash flow information:
Cash payments for interest	$—	$128,911

Cash payments for income taxes	$1,224	$4,776

Supplemental disclosures of non-cash investing and financing activities:
Restricted common stock grant	$856	$846

Restricted common stock forfeitures	$8	$37

Amounts allocated to common stock purchase warrants in connection with proceeds from secured convertible debentures	$—	$741,947

Issuance of common stock upon conversion of secured convertible notes	$—	$2,924,740

Issuance of contingent consideration earn-out agreement for business acquisitions	$3,700,000	$—

Issuance of contingent consideration promissory note for business acquisitions	$1,000,000	$—

Assets acquired in business acquisitions	$6,324,189	$—

Identifiable intangible assets acquired in business acquisitions	$6,800,000	$—

Goodwill acquired in business acquisitions	$9,931,547	$—

Liabilities assumed in business acquisitions	$5,453,353	$—

Common stock issued as consideration for business acquisitions	$990,360	$—

Amounts allocated to initial measurement of warrant derivative liabilities in connection to the warrants and pre-funded warrants	$51,216,058	$—

Cancellation of treasury stock	$2,157,225	$—

See Notes to Consolidated Financial Statements.

F-7

DIGITAL ALLY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business:

Digital Ally, Inc. was originally incorporated in Nevada on December 13, 2000 as Vegas Petra, Inc. and had no operations until 2004. On November 30, 2004, Vegas Petra, Inc. entered into a Plan of Merger with Digital Ally, Inc., at which time the merged entity was renamed Digital Ally, Inc.

The business of Digital Ally, Inc. (with its wholly-owned subsidiaries, Digital Ally International, Inc., Shield Products, LLC, Digital Ally Healthcare, LLC, TicketSmarter, Inc., Worldwide Reinsurance, Ltd., and its majority-owned subsidiary Nobility Healthcare, LLC, collectively, “Digital Ally,” “Digital,” and the “Company”) is divided into three reportable operating segments: 1) the Video Solutions Segment, 2) the Revenue Cycle Management Segment and 3) the Ticketing Segment. The Video Solutions Segment is our legacy business that produces digital video imaging, storage products, disinfectant and related safety products for use in law enforcement, security and commercial applications. This segment includes both service and product revenues through our subscription models offering cloud and warranty solutions, and hardware sales for video and health safety solutions. The Revenue Cycle Management Segment provides working capital and back-office services to a variety of healthcare organizations throughout the country, as a monthly service fee. The Ticketing Segment we act as an intermediary between ticket buyers and sellers within our secondary ticketing platform, ticketsmarter.com, and we also acquire tickets from primary sellers to then sell through various platforms. The accounting guidance on Segment Reporting establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information of those segments to be presented in financial statements. Such required segment information is included in Note 21.

The Company also formed Worldwide Reinsurance Ltd., during 2021 which is a captive insurance company incorporated during 2021 and domiciled in Bermuda. This wholly-owned subsidiary will provide primarily liability insurance coverage to the Company for which insurance may not be currently available or economically feasible in today’s insurance marketplace.

The following is a summary of the Company’s Significant Accounting Policies:

Basis of Consolidation:

The accompanying financial statements include the consolidated accounts of Digital Ally, its wholly-owned subsidiaries, Digital Ally International, Inc., Shield Products, LLC, Digital Ally Healthcare, LLC, TicketSmarter, Inc, and Worldwide Reinsurance, Ltd. and its majority-owned subsidiary Nobility Healthcare, LLC. All intercompany balances and transactions have been eliminated during consolidation.

The Company formed Digital Ally International, Inc. during August 2009 to facilitate the export sales of its products. The Company formed Shield Products, LLC in May 2020 to facilitate the sales of its Shield™ line of disinfectant/cleanser products and ThermoVu® line of temperature monitoring equipment. The Company formed Nobility Healthcare, LLC in June 2021 to facilitate the operations of its revenue cycle management solutions and back-office services for healthcare organizations. Lastly, the Company formed TicketSmarter, Inc. upon its acquisition of Goody Tickets, LLC and TicketSmarter, LLC, to facilitate the global ticketing operations. The Company formed Worldwide Reinsurance Ltd., which is a captive insurance company incorporated during 2021 and domiciled in Bermuda. It will provide primarily liability insurance coverage to the Company for which insurance may not be currently available or economically feasible in today’s insurance marketplace.

Fair Value of Financial Instruments:

The carrying amounts of financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and subordinated notes payable approximate fair value because of the short-term nature of these items. The Company accounts for its secured convertible debentures and proceeds investment agreement on a fair value basis.

F-8

Revenue Recognition:

The Company applies the provisions of Accounting Standards Codification (ASC) 606-10, Revenue from Contracts with Customers, and all related appropriate guidance. The Company recognizes revenue under the core principle to depict the transfer of control to its customers in an amount reflecting the consideration to which it expects to be entitled. In order to achieve that core principle, the Company applies the following five-step approach: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when a performance obligation is satisfied.

The Company has two different revenue streams, product and service, represented through its three segments. The Company reports all revenues on a gross basis, other than service revenues from the Company’s ticketing and revenue cycle management segments, Revenues generated by all segments are reported net of sales taxes.

Video Solutions

The Company considers customer purchase orders, which in some cases are governed by master sales agreements, to be the contracts with the customer. In situation where sales are to a distributor, the Company had concluded its contracts are with the distributor as the Company holds a contract bearing enforceable rights and obligations only with the distributor. As part of part of its consideration for the contract, the Company evaluates certain factors including the customers’ ability to pay (or credit risk). For each contract, the Company considers the promise to transfer products, each of which is distinct, to be the identified performance obligations. In determining the transaction price, the Company evaluates whether the price is subject to refund or adjustment to determine the net consideration to which it expects to be entitled. As the Company’s standard payment terms are less than one year, it has elected the practical expedient under ASC 606-10-32-18 to not assess whether a contract has a significant financing component. The Company allocates the transaction price to each distinct product based on its relative standalone selling price. The product price as specified on the purchase order is considered the standalone selling price as it is an observable input which depicts the price as if sold to a similar customer in similar circumstances. Revenue is recognized when control of the product is transferred to the customer (i.e. when the Company’s performance obligations is satisfied), which typically occurs at shipment. Further in determining whether control has been transferred, the Company considers if there is a present right to payment and legal title, along with risks and rewards of ownership having transferred to the customer. Customers do not have a right to return the product other than for warranty reasons for which they would only receive repair services or replacement product. The Company has also elected the practical expedient under ASC 340-40-25-4 to expense commissions for product sales when incurred as the amortization period of the commission asset the Company would have otherwise recognized is less than one year.

Service and other revenue is comprised of revenues from extended warranties, repair services, cloud revenue and software revenue. Revenue is recognized upon shipment of the product and acceptance of the service or materials by the end customer for repair services. Revenue for extended warranty, cloud service or other software-based products is over the term of the contract warranty or service period. A time-elapsed method is used to measure progress because the Company transfers control evenly over the contractual period. Accordingly, the fixed consideration related to these revenues is generally recognized on a straight-line basis over the contract term, as long as the other revenue recognition criteria have been met.

F-9

The Company’s multiple performance obligations may include future in-car or body-worn camera devices to be delivered at defined points within a multi-year contract, and in those arrangements, the Company allocates total arrangement consideration over the life of the multi-year contract to future deliverables using management’s best estimate of selling price.

Revenue Cycle Management

The Company reports revenue cycle management revenues on a net basis, as its primary source of revenue is its end-to end service fees which is generally determined as a percentage of the invoice amounts collected. These service fees are reported as revenue monthly upon completion of the Company’s performance obligation to provide the agreed upon service.

Ticketing

The Company reports ticketing revenue on a gross or net basis based on management’s assessment of whether the Company is acting as a principal or agent in the transaction. The determination is based upon the evaluation of control over the event ticket, including the right to sell the ticket, prior to its transfer to the ticket buyer.

The Company sells tickets held in inventory, which consists of one performance obligation, being to transfer control of an event ticket to the buyer upon confirmation of the order. The Company acts as the principal in these transactions as the ticket is owned by the Company at the time of sale, therefore controlling the ticket prior to transferring to the customer. In these transactions, revenue is recorded on a gross basis based on the value of the ticket and is recognized when an order is confirmed. Payment is typically due upon delivery of the ticket.

The Company also acts as an intermediary between buyers and sellers through the online secondary marketplace. Revenues derived from this marketplace primarily consist of service fees from ticketing operations, and consists of one primary performance obligation, which is facilitating the transaction between the buyer and seller, being satisfied at the time the order has been confirmed. As the Company does not control the ticket prior to the transfer, the Company acts as an agent in these transactions. Revenue is recognized on a net basis, net of the amount due to the seller when an order is confirmed, the seller is then obligated to deliver the tickets to the buyer per the seller’s listing. Payment is due at the time of sale.

Other

Contract liabilities consist of deferred revenue and include payments received in advance of performance under the contract and are reported separately as current liabilities and non-current liabilities in the Consolidated Balance Sheets. Such amounts consist of extended warranty contracts, prepaid cloud services and prepaid installation services and are generally recognized as the respective performance obligations are satisfied. During the year ended December 31, 2021, the Company recognized revenue of $1.7 million related to its contract liabilities. Contract liabilities consist of deferred revenue and include payments received in advance of performance under the contract and are reported separately as current liabilities and non-current liabilities in the Consolidated Balance Sheets. Such amounts consist of extended warranty contracts, prepaid cloud services and prepaid installation services and are generally recognized as the respective performance obligations are satisfied. Total contract liabilities consist of the following:

	December 31, 2021
	December 31, 2020	Additions/Reclass	Recognized Revenue	December 31, 2021
Contract liabilities, current	$1,647,469	$696,936	$678,886	$1,665,519
Contract liabilities, non-current	1,848,869	2,432,884	1,593,967	2,687,786

	$3,496,338	$3,129,820	$2,272,853	$4,353,305

	December 31, 2020
	December 31, 2019	Additions/Reclass	Recognized Revenue	December 31, 2020
Contract liabilities, current	$1,707,943	$880,036	$940,510	$1,647,469
Contract liabilities, non-current	1,803,143	1,543,898	1,498,172	1,848,869

	$3,511,086	$2,423,934	$2,438,682	$3,496,338

Sales returns and allowances aggregated $45,298 and $26,069 for the years ended December 31, 2021 and 2020, respectively. Obligations for estimated sales returns and allowances are recognized at the time of sales on an accrual basis. The accrual is determined based upon historical return rates adjusted for known changes in key variables affecting these return rates.

F-10

Use of Estimates:

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management utilizes various other estimates, including but not limited to determining the estimated lives of long-lived assets, determining the potential impairment of long-lived assets, the fair value of warrants, options, proceeds investment agreement and convertible debt, the recognition of revenue, inventory valuation reserve, fair value of assets and liabilities acquired in a business combination, incremental borrowing rate on leases, the valuation allowance for deferred tax assets and other legal claims and contingencies. The results of any changes in accounting estimates are reflected in the financial statements in the period in which the changes become evident. Estimates and assumptions are reviewed periodically, and the effects of revisions are reflected in the period that they are determined to be necessary.

Cash and cash equivalents:

Cash and cash equivalents include funds on hand, in bank and short-term investments with original maturities of ninety (90) days or less. The following table shows the Company’s cash and cash equivalents by significant investment category as of December 31, 2021 and 2020:

	December 31, 2021
	Adjusted Cost	Unrealized Gains	Unrealized Losses	Fair Value
Demand deposits	$5,031,246	$—	$—	$5,031,246
Short-term investments with original maturities of 90 days or less (Level 1)(1):
Money market funds	14,928,526	—	—	14,928,526
Mutual funds	12,079,901	—	(31,881)	12,048,020

	$32,039,673	$—	$(31,881)	$32,007,792

	December 31, 2020
	Adjusted Cost	Unrealized Gains	Unrealized Losses	Fair Value
Demand deposits	$4,361,758	$—	$—	$4,361,758
Short-term investments with original maturities of 90 days or less (Level 1)(1):
Money market funds	—	—	—	—
Mutual funds	—	—	—	—

	$4,361,758	$—	$—	$4,361,758

(1):	Level 1 fair value estimates are based on quoted prices in active markets for identical assets.

The Company maintains its cash and cash equivalents in banks insured by the Federal Deposit Insurance Corporation (FDIC) in accounts that at times may be in excess of the federally insured limit of $250,000 per bank. The Company minimizes this risk by placing its cash deposits with numerous major financial institutions. At December 31, 2021 and 2020, the uninsured balance amounted to $29,836,142 and $3,653,192, respectively.

Accounts Receivable:

Accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a weekly basis. The Company determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history, and current economic conditions.

Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received. A trade receivable is considered to be past due if any portion of the receivable balance is outstanding for more than thirty (30) days beyond terms. No interest is charged on overdue trade receivables.

F-11

Goodwill and Other Intangibles:

Goodwill - In connection with acquisitions, the Company applies the provisions of ASC 805, Business Combinations, using the acquisition method of accounting. The excess purchase price over the fair value of net tangible assets and identifiable intangible assets acquired is recorded as goodwill. In accordance with ASC 350, Intangibles - Goodwill and Other, the Company assesses goodwill for impairment annually as of December 31, and more frequently if events and circumstances indicate that goodwill might be impaired.

Goodwill impairment testing is performed at the reporting unit level. Goodwill is assigned to reporting units at the date the goodwill is initially recorded. Once goodwill has been assigned to reporting units, it no longer retains its association with a particular acquisition, and all of the activities within a reporting unit, whether acquired or internally generated, are available to support the value of the goodwill.

Traditionally, goodwill impairment testing is a two-step process. Step one involves comparing the fair value of the reporting units to its carrying amount. If the carrying amount of a reporting unit is greater than zero and its fair value is greater than its carrying amount, there is no impairment. If the reporting unit’s carrying amount is greater than the fair value, the second step must be completed to measure the amount of impairment, if any. Step two involves calculating an implied fair value of goodwill. The Company has adopted ASU 2017-04 which simplifies subsequent goodwill measurement by eliminating step two from the goodwill impairment test. As a result, the Company compares the fair value of a reporting unit with its respective carrying value and recognized an impairment charge for the amount by which the carrying amount exceeded the reporting unit’s fair value.

The Company determines the fair value of its reporting units using an income approach. Under the income approach, the Company determined fair value based on estimated discounted future cash flows of each reporting unit. Determining the fair value of a reporting unit is judgmental in nature and requires the use of significant estimates and assumptions, including revenue growth rates and EBITDA margins, discount rates and future market conditions, among others.

Long-lived and Other Intangible Assets - The Company periodically assesses potential impairments of its long-lived assets in accordance with the provisions of ASC 360, Accounting for the Impairment or Disposal of Long-lived Assets. An impairment review is performed whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. The Company groups its assets at the lowest level for which identifiable cash flows are largely independent of the cash flows of the other assets and liabilities. The Company has determined that the lowest level for which identifiable cash flows are available is the operating segment level.

Factors considered by the Company include, but are not limited to, significant underperformance relative to historical or projected operating results; significant changes in the manner of use of the acquired assets or the strategy for the overall business; and significant negative industry or economic trends. When the carrying value of a long-lived asset may not be recoverable based upon the existence of one or more of the above indicators of impairment, the Company estimates the future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future undiscounted cash flows and eventual disposition is less than the carrying amount of the asset, the Company recognizes an impairment loss. An impairment loss is reflected as the amount by which the carrying amount of the asset exceeds the fair value of the asset, based on the fair value if available, or discounted cash flows, if fair value is not available. The Company assessed potential impairments of its long-lived assets as of December 31, 2021 and concluded that there was no impairment.

Intangible assets include deferred patent costs and license agreements. Legal expenses incurred in preparation of patent application have been deferred and will be amortized over the useful life of granted patents. Costs incurred in preparation of applications that are not granted will be charged to expense at that time. The Company has entered into several sublicense agreements under which it has been assigned the exclusive rights to certain licensed materials used in its products. These sublicense agreements generally require upfront payments to obtain the exclusive rights to such material. The Company capitalizes the upfront payments as intangible assets and amortizes such costs over their estimated useful life on a straight-line method.

Inventories:

Inventories for the video solutions segment consist of electronic parts, circuitry boards, camera parts and ancillary parts (collectively, “components”), work-in-process and finished goods. Finished goods that are manufactured and assembled by the Company are carried at the lower of cost or market, with cost determined by standard cost methods, which approximate the first-in, first-out method. Inventories for the ticketing segment consists of tickets to live events purchased, which are held at the lower of cost or net realizable value, and written-off after the event has occurred. Inventory costs include material, labor and manufacturing overhead. Event tickets for the ticketing segment are carried at the lower of cost or net realizable value, and fully written off at the time the event occurs if the ticket is unsold and remaining in inventory. Management has established inventory reserves based on estimates of excess and/or obsolete current and non-current inventory.

F-12

Manufacturing inventory for the video solutions segment is reviewed for obsolescence and excess quantities on a quarterly basis, based on estimated future use of quantities on hand, which is determined based on past usage, planned changes to products and known trends in markets and technology. Changes in support plans or technology could have a significant impact on obsolescence.

To support our world-wide service operations for the video solutions segment, we maintain service spare parts inventory, which consists of both consumable and repairable spare parts. Consumable service spare parts are used within our service business to replace worn or damaged parts in a system during a service call and are generally classified in current inventory as our stock of this inventory turns relatively quickly. However, if there has been no recent usage for a consumable service spare part, but the part is still necessary to support systems under service contracts, the part is considered to be non-current and included within non-current inventories within our consolidated balance sheet. Consumables are charged to cost of goods sold when issued during the service call.

As these service parts age over the related product group’s post-production service life, we reduce the net carrying value of our repairable spare part inventory on the consolidated balance sheet to account for the excess that builds over the service life. The post-production service life of our systems is generally seven to twelve years and, at the end of twelve years, the carrying value for these parts in our consolidated balance sheet is reduced to zero. We also perform periodic monitoring of our installed base for premature end of service life events and expense, through cost of sales, the remaining net carrying value of any related spare parts inventory in the period incurred.

Property, plant and equipment:

Property, plant and equipment is stated at cost net of accumulated depreciation. Additions and improvements are capitalized while ordinary maintenance and repair expenditures are charged to expense as incurred. Depreciation is recorded by the straight-line method over the estimated useful life of the asset, which ranges from three to thirty years, other than the infinite useful life of land. Amortization expense on capitalized leases is included with depreciation expense. The cost and accumulated depreciation related to assets sold or retired are removed from the accounts and any gain or loss is credited or charged to income.

Leases:

The Company determines if an arrangement contains a lease at inception. For arrangements where the Company is the lessee, the Company will evaluate whether to account for the lease as an operating or finance lease. Operating leases are included in the right of use assets (ROU) and operating lease liabilities on the consolidated balance sheet as of December 31, 2021. Finance leases would be included in property, plant and equipment, net and long-term debt and finance lease obligations on the balance sheet. The Company had operating leases for copiers and its office and warehouse space at December 31, 2021 but no financing leases.

ROU assets and lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. The Company uses its incremental borrowing rate based on the information available at the commencement date in determining the operating lease liabilities if the operating lease does not provide an implicit rate. Lease terms may include the option to extend when Company is reasonably certain that the option will be exercised. Lease expense for operating leases is recognized on a straight-line basis over the lease term.

F-13

The Company elected to apply the short-term lease measurement and recognition exemption in which ROU assets and lease liabilities are not recognized for short term leases.

Proceeds investment agreement:

The Company has elected to record its proceeds investment agreement at its fair value. Accordingly, the proceeds investment agreement will be marked-to-market at each reporting date with the change in fair value reported as a gain (loss) in the Consolidated Statement of Operations. All issuance costs related to the proceeds investment agreement were expensed as incurred in the Consolidated Statement of Operations.

Secured Convertible Notes:

The Company has elected to record its senior convertible notes at its fair value. Accordingly, the senior convertible notes will be marked-to-market at each reporting date with the change in fair value reported as a gain (loss) in the Consolidated Statement of Operations. All issuance costs related to the senior convertible notes were expensed as incurred in the Consolidated Statement of Operations.

Long-Lived Assets:

Long-lived assets such as property, plant and equipment and purchased intangible assets subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying value. If the carrying value of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques, including discounted cash flow models, quoted market values and third-party appraisals, as considered necessary.

Warranties:

The Company’s video solutions segment products carry explicit product warranties that extend up to two years from the date of shipment. The Company records a provision for estimated warranty costs based upon historical warranty loss experience and periodically adjusts these provisions to reflect actual experience. Accrued warranty costs are included in accrued expenses. Extended warranties are offered on selected products and when a customer purchases an extended warranty the associated proceeds are treated as contract liabilities and recognized over the term of the extended warranty.

Shipping and Handling Costs:

Shipping and handling costs video solutions segment for outbound sales orders totaled $79,763 and $74,721 for the years ended December 31, 2021 and 2020, respectively. Such costs are included in selling, general and administrative expenses in the Consolidated Statements of Operations.

Advertising Costs:

Advertising expense video solutions segment and ticketing segments includes costs related to trade shows and conventions, promotional material and supplies, and media costs. Advertising costs are expensed in the period in which they are incurred. The Company incurred total advertising expense of approximately $4,110,032 and $990,975 for the years ended December 31, 2021 and 2020, respectively. Such costs are included in selling, advertising and promotional expenses in the Consolidated Statements of Operations.

F-14

Income Taxes:

Deferred taxes are provided for by the liability method in which deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The Company applies the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) No. 740 - Income Taxes that provides a framework for accounting for uncertainty in income taxes and provided a comprehensive model to recognize, measure, present, and disclose in its financial statements uncertain tax positions taken or expected to be taken on a tax return. It initially recognizes tax positions in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions are initially and subsequently measured as the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and all relevant facts. Application requires numerous estimates based on available information. The Company considers many factors when evaluating and estimating its tax positions and tax benefits, and it recognized tax positions and tax benefits may not accurately anticipate actual outcomes. As it obtains additional information, the Company may need to periodically adjust its recognized tax positions and tax benefits. These periodic adjustments may have a material impact on its Consolidated Statements of Operations.

The Company’s policy is to record estimated interest and penalties related to the underpayment of income taxes as income tax expense in the Consolidated Statements of Operations. There was no interest expense related to the underpayment of estimated taxes during the years ended December 31, 2021 and 2020. There were no penalties in 2021 and 2020.

The Company is subject to taxation in the United States and various states. As of December 31, 2021, the Company’s tax returns filed for 2018, 2019 and 2020 and to be filed for 2021 are subject to examination by the relevant taxing authorities. With few exceptions, as of December 31, 2021, the Company is no longer subject to Federal, state, or local examinations by tax authorities for taxable years prior to 2018.

Research and Development Expenses:

The Company expenses all research and development costs as incurred, which is generally incurred by the video solutions segment. Development costs of computer software to be sold, leased, or otherwise marketed are subject to capitalization beginning when a product’s technological feasibility has been established and ending when a product is available for general release to customers. In most instances, the Company’s products are released soon after technological feasibility has been established. Costs incurred subsequent to achievement of technological feasibility were not significant, and software development costs were expensed as incurred during 2021 and 2020.

Issuance of Debt Instruments with Detachable Stock Purchase Warrants

Proceeds from the issuance of a debt instrument with stock purchase warrants (detachable call options) are allocated to the two elements based on the relative fair values of the debt instrument without the warrants and of the warrants themselves at time of issuance. The portion of the proceeds so allocated to the warrants are recorded as additional paid-in capital. The remainder of the proceeds are allocated to the debt instrument portion of the transaction. Such issuances generally result in a discount (or, occasionally, a reduced premium) relative to the debt instrument, which is amortized to interest expense using the effective interest rate method.

Warrant Derivative Liabilities:

In accordance with FASB ASC 815-40, Derivatives and Hedging: Contracts in an Entities Own Equity, entities must consider whether to classify contracts that may be settled in its own stock, such as warrants to purchase shares of Common Stock, as equity of the entity or as an asset or liability. If an event that is not within the entity’s control could require net cash settlement, then the contract should be classified as an asset or a liability rather than as equity. We have determined because the terms of the warrants issued during the first quarter of 2021, and remain outstanding, include a provision that entitles all the warrant holders to receive cash for their warrants in the event of a qualifying cash tender offer, while only certain of the holders of the underlying shares of common stock would be entitled to cash, our warrants should be classified as liability measured at fair value, with changes in fair value each period reported in earnings. Volatility in the price of our common stock may result in significant changes in the value of the derivatives and resulting gains and losses on our statement of operations.

Stock-Based Compensation:

The Company grants stock-based compensation to its employees, board of directors and certain third-party contractors. Share-based compensation arrangements may include the issuance of options to purchase common stock in the future or the issuance of restricted stock, which generally are subject to vesting requirements. The Company records stock-based compensation expense for all stock-based compensation granted based on the grant-date fair value. The Company recognizes these compensation costs on a straight-line basis over the requisite service period of the award.

F-15

The Company estimates the grant-date fair value of stock-based compensation using the Black-Scholes valuation model. Assumptions used to estimate compensation expense are determined as follows:

●	Expected term is determined using the contractual term and vesting period of the award;

●	Expected volatility of award grants made in the Company’s plan is measured using the weighted average of historical daily changes in the market price of the Company’s common stock over the period equal to the expected term of the award;

●	Expected dividend rate is determined based on expected dividends to be declared;

●	Risk-free interest rate is equivalent to the implied yield on zero-coupon U.S. Treasury bonds with a maturity equal to the expected term of the awards; and

●	Forfeitures are accounted for as they occur.

Segment Reporting

The accounting guidance on Segment Reporting establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information of those segments to be presented in financial statements. Operating segments are identified as components of an enterprise for which separate discrete financial information is available for evaluation by the chief operating decision maker (the Company’s Chief Executive Officer or “CODM”) in making decisions on how to allocate resources and assess performance. The Company’s three operating segments are Video Solutions, Revenue Cycle Management, and Ticketing, each of which has specific personnel responsible for that business and reports to the CODM. Corporate expenses capture the Company’s corporate administrative activities, is also to be reported in the segment information. The Company’s captive insurance subsidiary provides services to the Company’s other business segments and not to outside customers; however, had no activity in 2021. Therefore, its operations are eliminated in consolidation and is not considered a separate business segment for financial reporting purposes.

Contingent Consideration

In circumstances where an acquisition involves a contingent consideration arrangement that meets the definition of a liability under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity, the Company recognizes a liability equal to the fair value of the contingent payments the Company expects to make as of the acquisition date. The Company remeasures this liability each reporting period and records changes in the fair value through the consolidated statement of operations.

Repurchase and Cancellation of Shares

From time to time, the Company’s Board of Directors (the “Board”) may authorize share repurchases of common stock. Shares repurchased under Board authorizations are held in treasury for general corporate purposes and cancelled when it is determined appropriate by management. The Company accounts for repurchases of common stock under the cost method. Shares repurchased and cancelled during the period were recorded as a reduction to stockholders’ (deficit) equity. See further discussion of the Company’s share repurchase program in Note 15–Stockholders’ Equity.

Non-Controlling Interests

Non-controlling interests in the Company’s Consolidated Financial Statements represents the interest in subsidiaries held by venture partners. The venture partners hold noncontrolling interests in the Company’s consolidated subsidiary Nobility Healthcare, LLC. Since the Company consolidates the financial statements of all wholly-owned and majority owned subsidiaries, the noncontrolling owners’ share of each subsidiary’s results of operations are deducted and reported as net income attributable to noncontrolling interest in the Consolidated Statements of Operations.

New Accounting Standards

In 2020, FASB issued ASU No. 2020-06 to simplify the accounting for convertible debt instruments as the current accounting guidance was determined to be unnecessarily complex and difficult to navigate. The ASU primarily does three things: (1) The ASU eliminates the beneficial conversion feature model and the cash conversion model. The elimination of these models will result in more convertible instruments (convertible debt instruments or convertible preferred stock instruments) being reported as a single liability instrument. The ASU also makes targeted improvements to the related disclosures, (2) The ASU eliminates certain settlement conditions that are required to qualify for derivative scope exception which will allow for less equity contracts to be accounted for as a derivative and (3) The ASU aligns the diluted EPS calculation for convertible instruments by requiring the use of the if-converted method and requiring share settlement be included in the calculation when the contract includes an option of cash or share settlement. ASU No. 2020-06 is effective for fiscal years beginning after December 15, 2021 with early adoption permitted for fiscal years beginning after December 15, 2020. Based on a preliminary analysis, the Company does not expect the adoption of this new accounting standard will have a significant impact on the Company’s financial position and results of operations.

In 2020, FASB issued ASU No. 2020-01 which represents a consensus of the Emerging Issues Task Force and it clarifies certain items related to ASU 2016-01, Financial Instruments—Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. The ASU (1) clarifies that when an entity is either applying the equity method or upon discontinuing the equity method it should consider observable price changes in orderly transactions for the identical or a similar investment with the same issuer for valuing basis of the investment and (2) clarifies that when determining the accounting for certain forward contracts and purchased options an entity should not consider, whether upon settlement or exercise, if the underlying securities would be accounted for under the equity method or fair value option. ASU No. 2020-01 is effective for fiscal years beginning after December 15, 2020 with early adoption permitted. The Company adopted this update for the quarter ended March 31, 2021, with no material effect on the financials.

F-16

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes - simplifying the accounting for income taxes (Topic 740), which is meant to simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740, Income Taxes. The amendment also improves consistent application and simplifies GAAP for other areas of Topic 740 by clarifying and amending existing guidance. The adoption of this standard did not have a significant impact on the Company’s financial position and results of operations.

For financial liabilities measured using the fair value option in ASC 825, ASU 2016-01, Financial Instruments — Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities, issued in January 2016, requires entities to recognize the changes in fair value of liabilities caused by a change in instrument specific credit risk (own credit risk) in other comprehensive income. The ASU is effective for calendar-year public business entities beginning in 2018. For all other calendar-year entities, it is effective for annual periods beginning in 2019 and interim periods beginning in 2020. Entities can early adopt certain provisions of the new standard, including this provision related to financial liabilities measured under the fair value option. We have considered this guidance and its impact on this debt accounted for at fair value. Based on discussions with our valuation expert and knowledge of the Company there was no change in valuation caused by a change in the Company’s credit risk during the period ending December 31, 2020.

ASU 2018-09, Codification improvements, clarifies the accounting for a debt extinguishment when the fair value option is elected. Upon extinguishment an entity shall include in net income the cumulative amount of the gain or loss previously recorded in other comprehensive income for the extinguished debt that resulted from changes in instrument-specific credit risk. The ASU is effective for calendar-year public business entities beginning in 2019. For all other calendar-year entities, it is effective for annual periods beginning in 2020 and interim periods beginning in 2021. Early adoption is permitted for any fiscal year or interim period for which an entity’s financial statements have not yet been issued or have not been made available to be issued. We have considered this guidance and its impact on this debt accounted for at fair value. Based on discussions with our valuation expert and knowledge of the Company there was no change in valuation caused by a change in the Company’s credit risk during the period ending December 31, 2020. Since there is no change accounted for as a change in Credit Risk (included in other comprehensive income/loss) there is no impact to the Company’s financial statements from this new guidance.

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments – Credit Losses” to improve information on credit losses for financial assets and net investment in leases that are not accounted for at fair value through net income. ASU 2016-13 replaces the current incurred loss impairment methodology with a methodology that reflects expected credit losses. In April 2019 and May 2019, the FASB issued ASU No. 2019-04, “Codification Improvements to Topic 326, Financial Instruments-Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments” and ASU No. 2019-05, “Financial Instruments-Credit Losses (Topic 326): Targeted Transition Relief” which provided additional implementation guidance on the previously issued ASU. In November 2019, the FASB issued ASU 2019-10, “Financial Instruments - Credit Loss (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842),” which defers the effective date for public filers that are considered small reporting companies (“SRC”) as defined by the Securities and Exchange Commission to fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Since the Company is an SRC, implementation is not needed until January 1, 2023. The Company will continue to evaluate the effect of adopting ASU 2016-13 will have on the Company’s consolidated financial statements.

F-17

In August 2018, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement, to improve the effectiveness of disclosures. The amendments remove, modify, and add certain disclosure requirements in Topic 820, “Fair Value Measurement.” The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. The amendments are effective for fiscal years beginning after December 15, 2019. The Company adopted this standard in the first quarter of fiscal 2020. The impact of the adoption of ASU 2018-13 is further described in Note 9, “Fair Value Measurement,” to our consolidating financial statements.

In August 2018, the FASB issued ASU No. 2018-15, Intangible-Goodwill and Other Internal-Use Software (Subtopic 350-40), or ASU 2018-15. ASU 2018-15 updates guidance regarding accounting for implementation costs associated with a cloud computing arrangement that is a service contract. The amendments under ASU 2018-15 are effective for interim and annual fiscal periods beginning after December 15, 2019, with early adoption permitted. The Company does not expect the adoption of ASU 2018-15 to have a material impact on its financial statements.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes - simplifying the accounting for income taxes (Topic 740), which is meant to simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740, Income Taxes. The amendment also improves consistent application and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. We do not expect the adoption of this standard to have a significant impact on our financial position and results of operations.

NOTE 2. CONCENTRATION OF CREDIT RISK AND MAJOR CUSTOMERS

Financial instruments that potentially subject the Company to concentrations of credit risk consist of accounts receivable. Sales to domestic customers are typically made on credit and the Company generally does not require collateral while sales to international customers require payment before shipment or backing by an irrevocable letter or credit. The Company performs ongoing credit evaluations of its customers’ financial condition and maintains an allowance for estimated losses. Accounts are written off when deemed uncollectible and accounts receivable are presented net of an allowance for doubtful accounts. The allowance for doubtful accounts totaled $113,234 as of December 31, 2021 and $123,224 as of December 31, 2020.

F-18

The Company maintains its cash and cash equivalents in banks insured by the Federal Deposit Insurance Corporation (FDIC) in accounts that at times may be in excess of the federally insured limit of $250,000 per bank. The Company minimizes this risk by placing its cash deposits with major financial institutions. At December 31, 2021 and 2020, the uninsured balance amounted to $29,836,142 and $3,653,192, respectively. The Company uses primarily a network of unaffiliated distributors for international sales and employee-based direct sales force for domestic sales. No international distributor individually exceeded 10% of total revenues. One individual customer receivable balance exceeded 10% of total accounts receivable as of December 31, 2021 and 2020, which totaled $352,603 or 13% and $319,000 or 19% of total accounts receivable, respectively.

The Company’s video solutions segment purchases finished circuit boards and other proprietary component parts from suppliers located in the United States and on a limited basis from Asia. Although the Company obtains certain of these components from single source suppliers, it generally owns all tooling and management has located alternative suppliers to reduce the risk in most cases to supplier problems that could result in significant production delays. The Company has not historically experienced significant supply disruptions from any of its principal vendors and does not anticipate future supply disruptions. The Company acquires most of its components on a purchase order basis and does not have long-term contracts with its suppliers.

NOTE 3. ACCOUNTS RECEIVABLE – ALLOWANCE FOR DOUBTFUL ACCOUNTS

The allowance for doubtful accounts receivable was comprised of the following for the years ended December 31, 2021 and 2020:

	December 31, 2021	December 31, 2020
Beginning balance	$123,224	$123,224
Provision for bad debts	7,154	—
Charge-offs to allowance, net of recoveries	(17,144)	—
Ending balance	$113,234	$123,224

NOTE 4. INVENTORIES

Inventories consisted of the following at December 31, 2021 and 2020:

	December 31, 2021	December 31, 2020
Raw material and component parts– video solutions segment	$3,062,046	$3,186,426
Work-in-process– video solutions segment	—	1,907
Finished goods – video solutions segment	8,410,307	6,974,291
Finished goods – ticketing segment	2,102,272	—
Subtotal	13,574,625	10,162,625
Reserve for excess and obsolete inventory– video solutions segment	(3,353,458)	(1,960,351)
Reserve for excess and obsolete inventory – ticketing segment	(561,631)	—
Total inventories	$9,659,536	$8,202,274

Finished goods inventory includes units held by potential customers and sales agents for test and evaluation purposes. The cost of such units totaled $153,976 and $138,263 as of December 31, 2021 and 2020, respectively.

NOTE 5. PREPAID EXPENSES

Prepaid expenses were the following at December 31, 2021 and 2020:

	December 31, 2021	December 31, 2020
Prepaid inventory	$6,546,100	$1,132,641
Prepaid advertising	2,455,527	—
Other	727,155	898,052
Total prepaid expenses	$9,728,782	$2,030,693

Prepaid expenses increased by nearly $7.7 million primarily due to a prepaid inventory purchases and additional prepaid expenses related to completed acquisitions in 2021.

NOTE 6. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following at December 31, 2021 and 2020:

	Estimated Useful Life	December 31, 2021	December 31, 2020
Building	30 years	$4,909,478	$372,441
Land	Infinite	789,734	50,000
Office furniture, fixtures and equipment	3-10 years	493,652	232,472
Warehouse and production equipment	3-5 years	65,948	96,415
Demonstration and tradeshow equipment	2-5 years	82,337	107,241
Building improvements	2-15 years	911,940	289,865
Rental equipment	1-3 years	8,584	71,548
Total cost		7,261,673	1,219,983
Less: accumulated depreciation and amortization		(420,647)	(553,183)

Net property, plant and equipment		$6,841,026	$666,800

F-19

Depreciation and amortization of property, plant and equipment aggregated $258,999 and $62,048 for the years ended December 31, 2021 and 2020, respectively. The cost and accumulated depreciation related to assets sold or retired are removed from the accounts and any gain or loss is credited or charged to income. The Company retired fixed assets during 2021 totaling $391,535 all of which were fully depreciated resulting in no gain or loss for the year ended December 31, 2021.

NOTE 7. GOODWILL AND OTHER INTANGIBLE ASSETS

Intangible assets consisted of the following at December 31, 2021 and 2020:

	December 31, 2021			December 31, 2020
	Gross value	Accumulated amortization	Net carrying value	Gross value	Accumulated amortization	Net carrying value
Amortized intangible assets:
Licenses (video solutions segment)	$194,286	$65,578	$128,708	$104,099	$52,872	$51,227
Patents and trademarks (video solutions segment)	493,945	233,471	260,474	264,490	135,236	129,254
Sponsorship agreement network (ticketing segment)	5,600,000	373,333	5,226,667	—	—	—
SEO content (ticketing segment)	600,000	50,000	550,000	—	—	—
Personal seat licenses (ticketing segment)	201,931	2,244	199,687	—	—	—

	7,090,162	724,626	6,365,536	368,589	188,108	180,481

Indefinite life intangible assets:
Goodwill (ticketing and revenue cycle management segments)	9,931,547	—	9,931,547	—	—	—
Trade name (ticketing segment)	600,000	—	600,000	—	—	—
Patents and trademarks pending (video solutions segment)	5,430	—	5,430	212,083	—	212,083

Total	$17,627,139	$724,626	$16,902,513	$580,672	$188,108	$392,564

Patents and trademarks pending will be amortized beginning at the time they are issued by the appropriate authorities. If issuance of the final patent or trademark is denied, then the amount deferred will be immediately charged to expense.

Amortization expense for the years ended December 31, 2021 and 2020 was $563,490 and $188,108, respectively. Estimated amortization for intangible assets with definite lives for the next five years ending December 31 and thereafter is as follows:

Year ending December 31:
2022	$1,391,398
2023	1,329,438
2024	1,328,998
2025	1,241,197
2026 and thereafter	1,074,505
$6,365,536

NOTE 8. DEBT OBLIGATIONS

Debt obligations is comprised of the following:

	December 31, 2021	December 31, 2020
Economic injury disaster loan (EIDL)	$150,000	$150,000
Payroll protection program loan (PPP)	—	10,000
Contingent consideration promissory note – Nobility Healthcare Division Acquisition	317,212	—
Contingent consideration promissory note – Nobility Healthcare Division Acquisition	650,000	—
Debt obligations	1,117,212	160,000
Less: current maturities of debt obligations	389,934	11,727
Debt obligations, long-term	$727,278	$148,273

F-20

Debt obligations mature as follows as of December 31, 2021:

December 31, 2021
2022	$389,934
2023	390,050
2024	196,729
2025	3,412
2026 and thereafter	137,087

Total	$1,117,212

2020 Small Business Administration Notes.

On May 4, 2020, the Company issued a promissory note in connection with the receipt of the PPP Loan of $1,417,413 under the SBA’s PPP Program under the CARES Act. The PPP Loan has a two-year term and bears interest at a rate of 1.0% per annum. Monthly principal and interest payments are deferred for nine months after the date of disbursement and total $79,850.57 per month thereafter. The PPP Loan may be prepaid at any time prior to maturity with no prepayment penalties. The promissory note contains events of default and other provisions customary for a loan of this type. The PPP provides that the PPP Loan may be partially or wholly forgiven if the funds are used for certain qualifying expenses as described in the CARES Act. The Company intended to use the majority of the PPP Loan amount for qualifying expenses and to apply for forgiveness of the PPP Loan in accordance with the terms of the CARES Act. The Company applied for forgiveness of the PPP Loan and on December 10, 2020 the Company was fully forgiven of its $1,417,413 PPP Loan. Additionally, during the year ended December 31, 2021, the Company was fully forgiven of its $10,000 EIDL advance received in association with the PPP Loan. Therefore, we recorded a gain on the extinguishment of debt totaling $10,000 and $1,417,413 in our Consolidated Statements of Operations for the years ended December 31, 2021 and 2020, respectively.

On May 12, 2020, the Company received $150,000 in loan funding from the SBA under the EIDL program administered by the SBA, which program was expanded pursuant to the recently enacted CARES Act. The EIDL is evidenced by an unsecured promissory note, dated May 8, 2020, in the original principal amount of $150,000 with the SBA, the lender.

Under the terms of the note issued under the EIDL program, interest accrues on the outstanding principal at the rate of 3.75% per annum. The term of such note is thirty years, though it may be payable sooner upon an event of default under such note. Monthly principal and interest payments are deferred for twelve months after the date of disbursement and total $731.00 per month thereafter. Such note may be prepaid in part or in full, at any time, without penalty. The Company granted the secured party a continuing interest in and to any and all collateral, including but not limited to tangible and intangible personal property.

2020 Secured Convertible Notes.

On April 17, 2020, the Company entered into a securities purchase agreement with several accredited investors providing for the issuance of (i) the Company’s 8% secured convertible notes due April 16, 2021 with a principal face amount of $1,666,666, which convertible notes are, subject to certain conditions, convertible into 1,650,164 shares of the Company’s common stock, at a price per share of $1.01 (the “2020 Convertible Notes”), and (ii) five-year warrants to purchase an aggregate of 1,237,624 shares of Common Stock at an exercise price of $1.31, which warrants are immediately exercisable upon issuance and on a cashless basis if the Warrants have not been registered 180 days after the date of issuance. The accredited investors purchased the foregoing securities for an aggregate cash purchase price of $1,500,000.

F-21

Under the purchase agreement, the convertible notes and warrants contain provisions whereby the accredited investors are prohibited from exercising their rights to convert the notes or exercise the warrants if, as a result of such conversion or exercise, such holder, together with its affiliates, would own more than 4.99% of the total number of shares of the Company’s common stock outstanding immediately after giving effect to such exercise. However, the investors may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to the Company.

The Company elected to account for the secured convertible notes on the fair value basis. Therefore, the Company determined the fair value of the secured convertible notes and the common stock purchase warrants which yielded estimated fair values of the secured convertible notes including their embedded derivatives and the detachable common stock purchase warrants. The following represents the resulting fair value as determined on April 17, 2020, the date of origination:

Secured convertible notes	$778,859
Common stock purchase warrants	721,141

Gross cash proceeds	$1,500,000

During the year ended December 31, 2020, the holders of the 2020 Convertible Notes exercised their right to convert principal balances aggregating $1,665,666 into equity. In addition, on June 12, 2020, the Company exercised its right to prepay in cash the remaining outstanding principal balance aggregating $1,000. There remains no outstanding 2020 Convertible notes as of December 31, 2021 or 2020 as a result of these conversions and prepayments.

Under the fair value basis, the Company determines the fair value of the secured convertible notes and adjusts the carrying value of the secured convertible notes at each reporting date with the resulting charge or credit being reflected in the consolidated statement of operations. Following is an analysis of the activity in the secured convertible notes during the years ended December 31, 2021 and 2020:

Amount
Balance at December 31, 2019	$—
Issuance of 2020 convertible notes at fair value	778,859
Principal repaid during the period by issuance of common stock	(1,665,666)
Principal repaid during the period by payment of cash	(1,000)
Change in fair value of secured convertible note during the period	887,807

Balance at December 31, 2020	$—
Issuance of 2020 convertible notes at fair value	—
Principal repaid during the period by issuance of common stock	—
Principal repaid during the period by payment of cash	—
Change in fair value of secured convertible note during the period	—

Balance at December 31, 2021	$—

Following is a range of certain estimates and assumptions utilized as of the April 17, 2020 issuance date to determine the fair value of secured convertible notes:

April 17, 2020
Assumptions
Volatility – range	90%
Risk-free rate	0.36%
Contractual term	1.0 years
Stock price	$0.92
Debt yield	132.2%

Under the fair value basis, legal, accounting, and miscellaneous costs directly related to the issuance of the secured convertible notes are charged to expense as incurred. A total of $ -0- and $34,906 of such issuance costs were charged to operations during the years ended December 31, 2021 and 2020, respectively.

F-22

2019 Secured Convertible Notes.

On August 5, 2019, the Company, entered into a securities purchase agreement with several accredited investors providing for the issuance of (i) the Company’s 8% secured convertible notes due August 4, 2020 with a principal face amount of $2,777,777.78, which convertible notes are, subject to certain conditions, convertible into 1,984,126 shares of the Company’s common stock, at a price per share of $1.40; (ii) five-year warrants to purchase an aggregate of 571,428 shares of Common Stock at an exercise price of $1.8125, which warrants are immediately exercisable upon issuance and on a cashless basis if the Warrants have not been registered 180 days after the date of issuance; and (iii) the issuance of shares of common stock equal to 5% of the aggregate purchase price of the convertible notes, with an aggregate value of $125,000 (the “Commitment Shares”). The accredited investors purchased the foregoing securities for an aggregate cash purchase price of $2,500,000.

Pursuant to the purchase agreement, an aggregate of $1,153,320 in principal amount of convertible notes (the “Registered Notes”), the conversion shares underlying the Registered Notes and all of the Commitment Shares were issued to the accredited investors in a registered direct offering pursuant to a prospectus supplement to the Company’s currently effective shelf registration statement on Form S-3. Accordingly, $1,153,320 in original principal amount of our convertible notes were issued as Registered Notes pursuant to the shelf registration statement and therefore freely tradable.

In a related transaction and in accordance with the purchase agreement, the Company issued to the accredited investors in a concurrent private placement pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, (1) the remaining aggregate of $1,624,457.78 in principal amount of convertible notes, (2) the shares of common stock issuable from time to time upon conversion of such convertible notes, and (3) the common shares underlying the common stock purchase warrants. On September 5, 2019, the Company filed a Registration Statement on Form S-1 covering the securities issued in the concurrent private placement including an aggregate of $1,624,457.78 in principal amount of previously non-registered convertible notes, the shares of common stock issuable from time to time upon conversion of such non-registered convertible notes and the common stock underlying the common stock purchase warrants. Such Registration Statement on Form S-1 was declared effective by the Securities and Exchange Commission on September 12, 2019.

In connection with the purchase agreement, the Company and its subsidiary entered into a security agreement, dated as of August 5, 2019, with the investors, pursuant to which the Company and its subsidiary granted a security interest in, among other items, the Company and its subsidiary’s accounts, chattel paper, documents, equipment, general intangibles, instruments and inventory, and all proceeds, as set forth in the security agreement. In addition, pursuant to an intellectual property security agreement, dated as of August 5, 2019, the Company granted a continuing security interest in all of the Company’s right, title and interest in, to and under certain of the Company’s trademarks, copyrights and patents. In addition, the Company’s subsidiary jointly and severally agreed to guarantee and act as surety for the Company’s obligation to repay the convertible notes pursuant to a subsidiary guarantee.

Under the purchase agreement, the convertible notes and warrants contain provisions whereby the accredited investors are prohibited from exercising their rights to convert the notes or exercise the warrants if, as a result of such conversion or exercise, such holder, together with its affiliates, would own more than 4.99% of the total number of shares of the Company’s common stock outstanding immediately after giving effect to such exercise. However, the investors may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to the Company.

The Company elected to account for the secured convertible notes on the fair value basis. Therefore, the Company determined the fair value of the (1) secured convertible notes, (2) the Commitment Shares and (3) the common stock purchase warrants which yielded estimated fair values of the secured convertible notes including their embedded derivatives, the Commitment Shares and the detachable common stock purchase warrants. The following represents the resulting fair value as determined on August 5, 2019, the date of origination:

Secured convertible notes	$1,845,512
Common stock issued as Commitment Shares	118,749
Common stock purchase warrants	535,739

Gross cash proceeds	$2,500,000

Under the fair value basis, the Company determines the fair value of the secured convertible notes and adjusts the carrying value of the secured convertible notes at each reporting date with the resulting charge or credit being reflected in the consolidated statement of operations. Following is an analysis of the activity in the secured convertible notes during the years ended December 31, 2021 and 2020:

Amount
Balance at December 31, 2019	$1,593,809
Principal repaid during the period by issuance of common stock	(1,259,074
Principal repaid during the period by payment of cash	(747,180)
Change in fair value of secured convertible note during the period	412,445

Balance at December 31, 2020	$—
Principal repaid during the period by issuance of common stock	—
Principal repaid during the period by payment of cash	—
Change in fair value of secured convertible note during the period	—

Balance at December 31, 2021	$—

F-23

2018 Proceeds Investment Agreement.

On July 31, 2018, the Company entered into a Proceeds Investment Agreement (the “PIA Agreement”) with Brickell Key Investments LP (“BKI”), pursuant to which BKI funded an aggregate of $500,000 (the “First Tranche”) to be used (i) to fund the Company’s litigation proceedings relating to the infringement of certain patent assets listed in the PIA Agreement and (ii) to repay the Company’s existing debt obligations and for certain working capital purposes set forth in the PIA Agreement. Pursuant to the PIA Agreement, BKI was granted an option to provide the Company with an additional $9.5 million, at BKI’s sole discretion (the “Second Tranche”). On August 21, 2018, BKI exercised its option on the Second Tranche for $9.5 million which completed the $10 million funding.

Pursuant to the PIA Agreement and in consideration for the $10 million in funding, the Company agreed to assign to BKI (i) 100% of all gross, pre-tax monetary recoveries paid by any defendant(s) to the Company or its affiliates agreed to in a settlement or awarded in judgment in connection with the patent assets, plus any interest paid in connection therewith by such defendant(s) (the “Patent Assets Proceeds”), up to the minimum return (as defined in the Agreement) and (ii) if BKI has not received its minimum return by the earlier of a liquidity event (as defined in the Agreement) and July 31, 2020, then the Company agreed to assign to BKI 100% of the Patent Asset Proceeds until BKI has received an amount equal to the minimum return on $4.0 million.

Pursuant to the PIA Agreement, the Company granted BKI (i) a senior security interest in the Patent Assets, the claims (as defined in the Agreement) and the Patent Assets Proceeds until such time as the minimum return is paid, in which case, the security interest on the patent assets, the claims and the Patent Assets Proceeds will be released, and (ii) a senior security interest in all other assets of the Company until such time as the minimum return is paid on $4.0 million, in which case, the security interest on such other assets will be released.

The security interest is enforceable by BKI if the Company is in default under the PIA Agreement which would occur if (i) the Company fails, after five (5) days’ written notice, to pay any due amount payable to BKI under the PIA Agreement, (ii) the Company fails to comply with any provision of the PIA Agreement or any other agreement or document contemplated under the PIA Agreement, (iii) the Company becomes insolvent or insolvency proceedings are commenced (and not subsequently discharged) with respect to the Company, (iv) the Company’s creditors commence actions against the Company (which are not subsequently discharged) that affect material assets of the Company, (v) the Company, without BKI’s consent, incurs indebtedness other than immaterial ordinary course indebtedness up to $500,000, (vi) the Company fails, within five (5) business days following the closing of the second tranche, to fully satisfy its obligations to certain holders of the Company’s senior secured convertible promissory notes listed in the PIA Agreement and fails to obtain unconditional releases from such holders as to the Company’s obligations to such holders and the security interests in the Company held by such holders or (vii) there is an uncured non-compliance of the Company’s obligations or misrepresentations by the Company under the PIA Agreement.

Under the PIA Agreement, the Company issued BKI a warrant to purchase up to 465,712 shares of the Company’s common stock, par value $0.001 per share (the “PIA Warrant”), at an exercise price of $2.60 per share provided that the holder of the PIA Warrant will be prohibited from exercising the PIA Warrant if, as a result of such exercise, such holder, together with its affiliates, would own more than 4.99% of the total number of shares of the Company’s common stock outstanding immediately after giving effect to such exercise. However, such holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to the Company. The PIA Warrant is exercisable for five years from the date of issuance and is exercisable on a cashless exercise basis if there is no effective registration statement. No contractual registration rights were given.

F-24

The Company elected to account for the PIA on the fair value basis. Therefore, the Company determined the fair value of the PIA and PIA Warrants which yielded estimated fair values of the PIA including their embedded derivatives and the detachable PIA Warrants as follows:

Proceeds investment agreement	$9,067,513
Common stock purchase warrants	932,487

Gross cash proceeds	$10,000,000

The Company utilized a probability weighted present value of expected patent asset proceeds for the litigation involving both Axon and WatchGuard (see Note 12 – Commitments and Contingencies) which involved estimates of the amount and timing of the expected patent asset proceeds from the alleged patent infringement. The fair value of the PIA is updated for actual and estimated activity affecting the probability weighted present value of expected patent asset proceeds at each reporting date with the change charged/credited to operations. Following is a range of certain estimates and assumptions utilized as of December 31, 2019 to probability weighted present value of expected patent asset proceeds for the litigation involving both Axon and WatchGuard:

December 31, 2019
Discount rate	3.0% - 16.6%
Expected term to patent asset proceeds payment	0.58 years - 4 years
Probability of success	5.9% - 38.5%
Estimated minimum return payable to BKI	$21 million
Negotiation discount	43.3%

During 2019, the Company settled its patent infringement litigation with WatchGuard whereby it received a lump-sum payment of $6.0 million as further described in Note 12. In accordance with the terms of the PIA, the Company remitted the $6.0 as a principal payment toward its minimum return payment obligations under the PIA. The Company recorded the receipt of the $6,000,000 settlement as Patent litigation settlement income in the accompanying consolidated statement of operations.

On July 20, 2020, the Company and BKI executed a Termination Agreement and Mutual Release (the “Termination Agreement”). Under the terms of the Termination Agreement the parties agreed to terminate the PIA and to release each other from any further liability under the PIA obligation.

Under the terms of the Termination Agreement, upon payment of $1,250,000 by the Company to BKI both parties agreed to terminate the PIA and to release each other from any further liability thereunder. Such $1,250,000 payment was made on July 22, 2020. In addition to the $1,250,000 payment, the Company further agreed to pay BKI the following: (a) a contingent payment in the amount of $2,750,000 following the closing of an asset purchase, membership interest purchase, or similar transaction between the Company and a specified third-party (the “Purchase Transaction”) and (b) any and all future proceeds received from Watchguard and its successors and assigns by the Company for WatchGuard’s use of U.S. Patent Nos. 8,781,292 and 9,253,452. For clarity, the Company and BKI further agreed that the payment of the contingent payment would only be due and payable upon the closing of the specified Purchase Transaction and the relevant contingent payment portion of the Termination Agreement, and any obligations stemming therefrom, would automatically terminate if the specified Purchase Transaction is abandoned prior to its closing, including its failure to close within three years from the date of the Termination Agreement.

The parties abandoned the Purchase Transaction during the year ended December 31, 2020 and therefore, the contingent payment obligation automatically terminated as the specified Purchase Transaction was abandoned prior to its closing. Furthermore, the Company does not anticipate any future recoveries from Watchguard and its successors and assigns relative to WatchGuard’s use of U.S. Patent Nos. 8,781,292 and 9,253,452. As a result, the PIA obligation was extinguished upon the payment of the $1,250,000 required under the Termination Agreement.

F-25

The following represents activity in the PIA during the years ended December 31, 2021 and 2020:

Beginning balance as of January 1, 2020	$6,500,000
Repayment of obligation	(1,250,000)
Change in the fair value during the period	(5,250,000)
Ending balance as of December 31, 2020	$-

Beginning Balance as of January 1, 2021	$-
Repayment of obligation	-
Change in fair value during the period	-
Ending balance as of December 31, 2021	$-

Unsecured Promissory Note Payable.

On December 23, 2019, the Company, borrowed $300,000 under an unsecured note payable to a private, third-party lender. The promissory note bears interest at the rate of 8% per annum with principal and accrued interest payable on or before its maturity date of March 31, 2020. The Company granted the lender warrants exercisable to purchase a total of 107,000 shares of its common stock at an exercise price of $1.40 per share until December 23, 2024. When determining the fair value of these warrants, the assumptions utilized in the Black-Scholes model include the expected volatility of stock price of 86%, discount rate of 1.75%, and expected dividends of 0%. The Company allocated $71,869 of the proceeds of the promissory note to additional paid-in-capital, which represented the grant date relative fair value of the warrants issued to the lender. The discount will be amortized to interest expense ratably over the term of the promissory note which approximates the effective interest method. The amortization of discount resulted in $-0- and $66,061 of the discount amortized to interest expense during the years ended December 31, 2021 and 2020, respectively.

On January 17, 2020, the Company borrowed $100,000 under an unsecured note payable to a private, third-party lender. The promissory note bore interest at the rate of 8% per annum with principal and accrued interest payable on or before its maturity date of April 17, 2020. The Company granted the lender warrants exercisable to purchase a total of 35,750 shares of its common stock at an exercise price of $1.40 per share until January 17, 2025. When determining the fair value of these warrants, the assumptions utilized in the Black-Scholes model include the expected volatility of stock price of 86%, discount rate of 2%, and expected dividends of 0%. The Company allocated $20,806 of the proceeds of the promissory note to additional paid-in-capital, which represented the grant date relative fair value of the warrants issued to the lender. The note was repaid in full on March 12, 2020 and the discount was amortized to interest expense through the date of payment. The amortization of discount resulted in $20,806 of the discount amortized to interest expense during the year ended December 31, 2020.

Unsecured Promissory Notes Payable – Related party

During February and April 2020, the Company borrowed a total of $319,000 from the Company’s Chairman, CEO & President under an unsecured promissory note bearing interest at 6% through its May 28, 2020 maturity date. The proceeds from the note were used for general corporate purposes. The principal balance and related accrued interest were paid in full during the year ended December 31, 2020. Total interest accrued and paid on this note was $5,236 in 2020.

F-26

Contingent Consideration Promissory Notes

On June 30, 2021, Nobility Healthcare, a subsidiary of the Company, issued a contingent consideration promissory note (the “June Contingent Note”) in connection with a stock purchase agreement between Nobility Healthcare and a private company (the “June Seller”) of $350,000. The Contingent Note has a three-year term and bears interest at a rate of 3.00% per annum. Quarterly principal and interest payments are deferred for six months and is due in equal quarterly installments on the seventh business day of each quarter. The principal amount of the June Contingent Note is subject to an earn-out adjustment, being the difference between the $975,000 (the “June Projected Revenue”) and the cash basis revenue (the “June Measurement Period Revenue”) collected by the June Seller in its normal course of business from the clients existing on June 30, 2021, during the period from October 1, 2021 through September 30, 2022 (the “June Measurement Period”) measured on a quarterly basis and annualized as of the relevant period. If the June Measurement Period Revenue is less than the June Projected Revenue, such amount will be subtracted from the principal balance of this June Contingent Note on a dollar-for-dollar basis. If the June Measurement Period Revenue is more than the June Projected Revenue, such amount will be added to the principal balance of this June Contingent Note on a dollar-for-dollar basis. In no event will the principal balance of this June Contingent Note become a negative number. The maximum downward earn-out adjustment to the principal balance will be to zero. There are no limits to the increases to the principal balance of the June Contingent Note as a result of the earn-out adjustments.

The June Contingent Note is considered to be additional purchase price; therefore, the estimated fair value of the contingent liability is recorded as a liability at the acquisition date and the fair value is considered part of the consideration paid for the acquisition with subsequent changes in fair value recorded as a gain or loss in the Consolidated Statements of Operations. Management has recorded the contingent consideration promissory note at its estimated fair value of $350,000 at the acquisition date. Management’s estimate of the fair value of this June Contingent Note at December 31, 2021 to be $317,212 representing a reduction in its estimated fair value of $32,788. The Company recorded a gain of $32,788 in the Consolidated Statements of Operations for the year ended December 31, 2021.

On August 31, 2021, Nobility Healthcare, issued another contingent consideration promissory note (the “August Contingent Payment Note”) in connection with a stock purchase agreement between Nobility Healthcare and a private company (the “August Sellers”) of $650,000. The August Contingent Payment Note has a three-year term and bears interest at a rate of 3.00% per annum. Quarterly principal and interest payments are deferred for six months and is due in equal quarterly installments on the seventh business day of each quarter. The principal amount of the August Contingent Payment Note is subject to an earn-out adjustment, being the difference between the $3,000,000 (the “August Projected Revenue”) and the cash basis revenue (the “August Measurement Period Revenue”) collected by the August Sellers in its normal course of business from the clients existing on September 1, 2021, during the period from December 1, 2021 through November 30, 2022 (the “August Measurement Period”) measured on a quarterly basis and annualized as of the relevant period. If the August Measurement Period Revenue is less than the August Projected Revenue, such amount will be subtracted from the principal balance of this August Contingent Payment Note on a dollar-for-dollar basis. If the August Measurement Period Revenue is more than the August Projected Revenue, such amount will be added to the principal balance of this August Contingent Payment Note on a dollar-for-dollar basis. In no event will the principal balance of this August Contingent Payment Note become a negative number. The maximum downward earn-out adjustment to the principal balance will be to zero. There are no limits to the increases to the principal balance of the August Contingent Payment Note as a result of the earn-out adjustments.

The August Contingent Payment Note is considered to be additional purchase price, therefore the estimated fair value of the contingent liability is recorded as a liability at the acquisition date and the fair value is considered part of the consideration paid for the acquisition. Management has recorded the contingent consideration promissory note at its estimated fair value of $650,000 at the acquisition date. Management will continue to estimate the fair value of this August Contingent Payment Note at each reporting date with the change, if any recorded as a gain or loss in the statement of operations during the relevant period. Management determined that there was no change in estimated fair value relative to this contingent consideration promissory note for the year ended December 31, 2021.

Contingent consideration earn-out Agreement – TicketSmarter Acquisition

On September 1, 2021, TicketSmarter, Inc., a subsidiary of the Company, issued a contingent consideration earn-out agreement (the “TicketSmarter Earn-Out”) in connection with the Stock Purchase Agreement between TicketSmarter, Inc., Goody Tickets, LLC and TicketSmarter, LLC (“TicketSmarter”) of up to $4,244,400 with a fair value at acquisition of $3,700,000. The TicketSmarter Earn-Out shall be payable with ninety percent (90%) readily available funds and ten percent (10%) in stock consideration. The principal amount of the TicketSmarter Earn-Out is subject to an earn-out adjustment, being the difference between the $2,896,829 (the “Projected EBITDA”) and the actual EBITDA (the “Measurement Period EBITDA”) generated by TicketSmarter in its normal course of business, during the period from September 1, 2021 through December 31, 2021 (the “Measurement Period”). If the Measurement Period EBITDA is less than seventy percent (70%) of the Projected EBITDA, there will be zero contingent payment. If the Measurement Period EBITDA is between seventy percent (70%) and one hundred percent (100%) of the Projected EBITDA, then a fractional amount of the contingent payment will be paid out. If the Measurement Period EBITDA is more than the Projected EBITDA, the full principal balance of this TicketSmarter Earn-Out will be paid out. In no event will the principal balance of this TicketSmarter Earn-Out become a negative number. The maximum downward earn-out adjustment to the earn-out balance will be to reduce the balance to zero.

F-27

The contingent consideration earn-out is considered to be additional purchase price, therefore the estimated fair value of the contingent liability is recorded as a liability at the acquisition date and the fair value is considered part of the consideration paid for the acquisition. Management has recorded the contingent consideration earn-out at its estimated fair value of $3,700,000 at the acquisition date. Management determined that the actual Measurement Period EBITDA generated by TicketSmarter was less than 70% of the Projected EBITDA threshold. Therefore, no TicketSmarter Earn-Out payments amounts were due under the agreement. Therefore, the fair value of the contingent consideration earn-out agreement was reduced to zero, and the resulting gain of $3,700,000 was reported in our Consolidated Statements of Operations for the year ended December 31, 2021.

NOTE 9. FAIR VALUE MEASUREMENT

In accordance with ASC Topic 820 — Fair Value Measurements and Disclosures (“ASC 820”), the Company utilizes the market approach to measure fair value for its financial assets and liabilities. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets, liabilities or a group of assets or liabilities, such as a business.

ASC 820 utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

●	Level 1 — Quoted prices in active markets for identical assets and liabilities

●	Level 2 — Other significant observable inputs (including quoted prices in active markets for similar assets or liabilities)

●	Level 3 — Significant unobservable inputs (including the Company’s own assumptions in determining the fair value)

The following table represents the Company’s hierarchy for its financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2021 and 2020.

	December 31, 2021
	Level 1	Level 2	Level 3	Total
Liabilities:
Warrant derivative liabilities	$—	$—	$14,846,932	$14,846,932
Contingent consideration promissory notes and contingent consideration earn-out agreement	—	—	967,212	967,212
	$—	$—	$15,814,144	$15,814,144

December 31, 2020
	Level 1	Level 2	Level 3	Total
Liabilities:
Warrant derivative liabilities	$—	$—	$—	$—
Contingent consideration promissory notes and contingent consideration earn-out agreement	—	—	—	—
	$—	$—	$—	$—

F-28

The following table represents the change in Level 3 tier value measurements:

	Contingent Consideration Promissory Notes and Earn-Out Agreement	Warrant Derivative Liabilities

Balance, December 31, 2020	$—	$—

Issuance of detachable warrants in the January 14, 2021 Offering	—	21,922,158

Issuance of detachable warrants in the February 1, 2021 Offering	—	27,476,352

Issuance of detachable pre-funded warrants in the January 14, 2021 Offering	—	378,615

Issuance of detachable pre-funded warrants in the February 1, 2021 Offering	—	1,438,934

Transition of derivative warrant liability to equity on pre-funded warrants	—	—

Issuance of contingent consideration promissory note - Revenue Cycle Management Segment Acquisition	350,000	—

Issuance of contingent consideration promissory note - Revenue Cycle Management Segment Acquisition	650,000	—

Issuance of contingent consideration earn-out agreement – Ticketing Segment Acquisition	3,700,000	—

Change in fair value of contingent consideration promissory note - Revenue Cycle Management Acquisition	(32,788)	—

Change in fair value of contingent consideration earn-out agreement –Ticketing Segment Acquisition	(3,700,000)	—

Change in fair value of warrant derivative liabilities due to modification	—	295,780

Change in fair value of warrant derivative liabilities	—	(36,664,908)

Balance, December 31, 2021	$967,212	$14,846,932

The following table represents the change in other Level 3 tier value measurements:

	2019	2020
	Secured	Secured	Proceeds
	Convertible	Convertible	Investment
	Notes	Notes	Agreement	Total

Balance, December 31, 2019	$1,593,809	$—	$6,500,000	$8,093,809

Issuance of secured convertible debt	—	778,859	—	778,859

Conversion of secured convertible debentures	(1,259,074)	(1,665,666)	—	(2,924,740)

Repayment of proceeds investment agreement	—	—	(1,250,000)	(1,250,000)

Repayment of secured convertible notes	(747,180)	(1,000)	—	(748,180)

Change in fair value of secured convertible debentures and proceeds investment agreement	412,445	887,807	(5,250,000)	(3,949,748)

Balance, December 31, 2020	$—	$—	$—	$—

Balance, December 31, 2021	$—	$—	$—	$—

NOTE 10. ACCRUED EXPENSES

Accrued expenses consisted of the following at December 31, 2021 and 2020:

	December 31, 2021	December 31, 2020
Accrued warranty expense	$13,742	$31,845
Accrued litigation costs	250,000	250,000
Accrued sales commissions	30,213	38,294
Accrued payroll and related fringes	453,858	199,850
Accrued sales returns and allowances	45,298	26,069
Accrued taxes	180,486	53,627
Other	202,401	196,409
	$1,175,998	$796,094

F-29

Accrued warranty expense was comprised of the following for the years ended December 31, 2021 and 2020:

	2021	2020
Beginning balance	$31,845	$17,838
Provision for warranty expense	92,202	123,474
Charges applied to warranty reserve	(110,305)	(109,468)

Ending balance	$13,742	$31,845

NOTE 11. INCOME TAXES

The components of income tax provision (benefit) for the years ended December 31, 2021, and 2020 are as follows:

	2021	2020
Current taxes:
Federal	$—	$—
State	—	—

Total current taxes	—	—
Deferred tax provision (benefit)	—	—

Income tax provision (benefit)	$—	$—

A reconciliation of the income tax (provision) benefit at the statutory rate of 21% for the years ended December 31, 2021, and 2020 to the Company’s effective tax rate is as follows:

	2021	2020
U.S. Statutory tax rate	21.0%	21.0%
State taxes, net of Federal benefit	5.1%	5.1%
Stock based compensation	(0.9)%	(1.9)%
Change in valuation reserve on deferred tax assets	(26.7)%	(32.6)%
Forgiveness of Payroll Protection Plan loan	—%	11.3%
Other, net	(0.3)%	(2.9)%

Income tax (provision) benefit	—%	—%

Significant components of the Company’s deferred tax assets (liabilities) as of December 31, 2021 and 2020 are as follows:

	2021	2020
Deferred tax assets:
Stock-based compensation	$705,000	$765,000
Start-up costs	115,000	115,000
Inventory reserves	875,000	510,000
Uniform capitalization of inventory costs	85,000	85,000
Allowance for doubtful accounts receivable	30,000	35,000
Property, plant and equipment depreciation	285,000	255,000
Deferred revenue	1,135,000	915,000
Accrued litigation reserve	65,000	65,000
Accrued expenses	35,000	55,000
Net operating loss carryforward	21,240,000	19,855,000
Research and development tax credit carryforward	1,795,000	1,795,000
State jobs credit carryforward	230,000	230,000
Charitable contributions carryforward	100,000	60,000

Total deferred tax assets	26,695,000	24,740,000
Valuation reserve	(16,980,000)	(24,595,000)

Total deferred tax assets	9,715,000	145,000
Deferred tax liabilities:
Warrant derivative liabilities	(9,495,000)	—
Intangible assets	(75,000)	—
Domestic international sales company	(145,000)	(145,000)

Total deferred tax liabilities	(9,715,000)	(145,000)

Net deferred tax assets (liability)	$—	$—

F-30

The valuation allowance on deferred tax assets totaled $16,980,000 and $24,595,000 as of December 31, 2021, and 2020, respectively. The Company records the benefit it will derive in future accounting periods from tax losses and credits and deductible temporary differences as “deferred tax assets.” In accordance with ASC 740, “Income Taxes,” the Company records a valuation allowance to reduce the carrying value of our deferred tax assets if, based on all available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company generated income in 2021 but incurred operating losses 2021 and it continues to be in a three-year cumulative loss position at December 31, 2021 and 2020. Accordingly, the Company determined there was not sufficient positive evidence regarding its potential for future profits to outweigh the negative evidence of our three-year cumulative loss position under the guidance provided in ASC 740. Therefore, it determined to decrease our valuation allowance by $7,615,000 but continue to fully reserve its deferred tax assets at December 31, 2021. The Company expects to continue to maintain a full valuation allowance until it determines that it can sustain a level of profitability that demonstrates its ability to realize these assets. To the extent the Company determines that the realization of some or all of these benefits is more likely than not based upon expected future taxable income, a portion or all of the valuation allowance will be reversed. Such a reversal would be recorded as an income tax benefit and, for some portion related to deductions for stock option exercises, an increase in shareholders’ equity.

As of December 31, 2021, the Company had available approximately $81,385,000 of Federal net operating loss carry-forwards available to offset future taxable income generated. Such tax net operating loss carry-forwards expire between 2026 and 2042, with $31,956,673 of the tax net operating loss carry-forwards have an indefinite life since the enactment of the Tax Cuts and Jobs Act of 2017. In addition, the Company had research and development tax credit carry-forwards totaling $1,795,000 available as of December 31, 2021, which expire between 2023 and 2038.

The Internal Revenue Code contains provisions under Section 382 which limit a company’s ability to utilize net operating loss carry-forwards in the event that it has experienced a more than 50% change in ownership over a three-year period. Current estimates prepared by the Company indicate that due to ownership changes which have occurred, approximately $765,000 of its net operating loss and $175,000 of its research and development tax credit carry-forwards are currently subject to an annual limitation of approximately $1,151,000 and may be further limited by additional ownership changes which may occur in the future. As stated above, the net operating loss and research and development credit carry-forwards expire between 2023 and 2038, allowing the Company to potentially utilize all of the limited net operating loss carry-forwards during the carry-forward period.

As discussed in Note 1, “Summary of Significant Accounting Policies,” tax positions are evaluated in a two-step process. The Company first determines whether it is more likely than not that a tax position will be sustained upon examination. If a tax position meets the more-likely-than-not recognition threshold, it is then measured to determine the amount of benefit to recognize in the financial statements. The tax position is measured as the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. Management has identified no tax positions taken that would meet or exceed these thresholds and therefore there are no gross interest, penalties and unrecognized tax expense/benefits that are not expected to ultimately result in payment or receipt of cash in the consolidated financial statements.

The effective tax rate for the years ended December 31, 2021, and 2020 varied from the expected statutory rate due to the Company continuing to provide a 100% valuation allowance on net deferred tax assets. The Company determined that it was appropriate to continue the full valuation allowance on net deferred tax assets as of December 31, 2021, primarily because of the current year operating losses.

The Company’s federal and state income tax returns are closed for examination purposes by relevant statute and by examination for 2017 and all prior tax years.

F-31

NOTE 12. OPERATING LEASE

On May 13, 2020, the Company entered into an operating lease for new warehouse and office space which will served as its office, assembly and warehouse location. The original lease agreement was amended on August 28, 2020 to correct the footage under lease and monthly payment amounts resulting from such correction. The lease terms, as amended include no base rent for the first nine months and monthly payments ranging from $12,398 to $14,741 thereafter, with a termination date of December 2026. The Company is responsible for property taxes, utilities, insurance and its proportionate share of common area costs related to its new location. The Company took possession of the leased facilities on June 15, 2020. The remaining lease term for the Company’s office and warehouse operating lease as of December 31, 2021 was sixty months. The Company’s previous office and warehouse space lease expired in April 2020 and the Company paid holdover rent for the time period until it moved to and commenced occupying the new space on June 15, 2020.

The Company entered into an operating lease with a third party in October 2019 for copiers used for office and warehouse purposes. The terms of the lease include 48 monthly payments of $1,598 with a maturity date of October 2023. The Company has the option to Purchase the equipment at maturity for its estimated fair market value at that point in time. The remaining lease term for the Company’s copier operating lease as of December 31, 2021 was 22 months.

On June 30, 2021, the Company completed the acquisition of a private medical billing company, through its revenue cycle management segment. Upon completion of this acquisition, the Company became responsible for the operating lease for the Seller’s office space. The lease terms include monthly payments ranging from $2,648 to $2,774 thereafter, with a termination date of July 2024. The Company is responsible for property taxes, utilities, insurance and its proportionate share of common area costs related to this location. The Company took possession of the leased facilities on June 30, 2021. The remaining lease term for the Company’s office and warehouse operating lease as of December 31, 2021 was 31 months.

On August 31, 2021, the Company completed the acquisition of a private medical billing company, through its revenue cycle management segment. Upon completion of this acquisition, the Company became responsible for the operating lease for the Seller’s office space. The lease terms include monthly payments ranging from $11,579 to $11,811 thereafter, with a termination date of March 2023. The Company is responsible for property taxes, utilities, insurance and its proportionate share of common area costs related to this location. The Company took possession of the leased facilities on September 1, 2021. The remaining lease term for the Company’s office and warehouse operating lease as of December 31, 2021 was 15 months.

On September 1, 2021, the Company completed the acquisition of Goody Tickets, LLC and TicketSmarter, LLC (“TicketSmarter Acquisition”), through its ticketing segment. Upon completion of this acquisition, the Company became responsible for the operating lease for TicketSmarter Inc.’s office space. The lease terms include monthly payments ranging from $7,211 to $7,364 thereafter, with a termination date of December 2022. The Company is responsible for property taxes, utilities, insurance and its proportionate share of common area costs related to this location. The Company took possession of the leased facilities on September 1, 2021. The remaining lease term for the Company’s office and warehouse operating lease as of December 31, 2021 was 12 months.

Lease expense related to the office space and copier operating leases were recorded on a straight-line basis over their respective lease terms. Total lease expense under the five operating leases was approximately $266,294 and $349,079, for the years ended December 31, 2021 and 2020, respectively.

The weighted-average remaining lease term related to the Company’s lease liabilities as of December 31, 2021 and 2020 was 3.8 years and 5.8 years, respectively.

The discount rate implicit within the Company’s operating leases was not generally determinable and therefore the Company determined the discount rate based on its incremental borrowing rate on the information available at commencement date. As of commencement date, the operating lease liabilities reflect a weighted average discount rate of 8%.

The following sets forth the operating lease right of use assets and liabilities as of December 31, 2021:

Assets:
Operating lease right of use assets	$993,384

Liabilities:
Operating lease obligations-current portion	$373,371
Operating lease obligations-less current portion	688,207
Total operating lease obligations	$1,061,578

The components of lease expense were as follows for the year ended December 31, 2021:

Selling, general and administrative expenses	$266,294

F-32

Following are the minimum lease payments for each year and in total.

Year ending December 31:
2022	$445,635
2023	252,518
2024	191,059
2025	173,333
Thereafter	175,113
Total undiscounted minimum future lease payments	1,237,658
Imputed interest	(176,080)
Total operating lease liability	$1,061,578

NOTE 13. COMMITMENTS AND CONTINGENCIES

COVID-19 pandemic

The COVID-19 pandemic represents a fluid situation that presents a wide range of potential impacts of varying durations for different global geographies, including locations where we have offices, employees, customers, vendors and other suppliers and business partners.

Like most US-based businesses, the COVID-19 pandemic and efforts to mitigate the same began to have impacts on our business in March 2020. Since that time, the COVID-19 pandemic has dramatically impacted the global health and economic environment, including millions of confirmed cases, business slowdowns or shutdowns, labor shortages, supply chain challenges, changes in government spending and requirements, regulatory challenges, inflationary pressures and market volatility.

We operate within the complex integrated global supply chain for both vendors and customers. As the COVID-19 pandemic dissipates at varying times and rates in different regions around the world, there could be a prolonged negative impact on these global supply chains. Our ability to continue operations at specific facilities will be impacted by the interdependencies of the various participants of these global supply chains, which are largely beyond our direct control. A prolonged shut down of these global supply chains could have a material adverse effect on our business, results of operations, cash flows and financial condition.

If our suppliers have increased challenges with their workforce (including as a result of illness, absenteeism, reactions to health and safety or government requirements), facility closures, timely access to necessary components, materials and other supplies at reasonable prices, access to capital, and access to fundamental support services (such as shipping and transportation), they may be unable to provide the agreed-upon goods and services in a timely, compliant and cost-effective manner. We have incurred and may in the future incur additional costs and delays in our business resulting from the COVID-19 pandemic, including as a result of higher prices, schedule delays or the need to identify and develop alternative suppliers. In some instances, we may be unable to identify and develop alternative suppliers, incurring additional liabilities under our current contracts and hampering new ones. Our customers have experienced, and may continue to experience, disruptions in their operations and supply chains as a result of the COVID-19 pandemic, which can result in delayed, reduced, or canceled orders, or collection risks, and which may adversely affect our results of operations. Similarly, current, and future restrictions or disruptions of transportation, such as reduced availability of air transport, port closures or delays, and increased border controls, delays or closures, can also impact our ability to meet demand and could materially adversely affect us.

The spread of COVID-19 caused us to modify our business practices (including employee travel, employee work locations, cancellation of physical participation in meetings, events and conferences, and social distancing measures), and we may take further actions as may be required by government authorities or that we determine are in the best interests of our employees, customers, partners, vendors, and suppliers. Although we managed to continue most of our operations, the future course of the COVID-19 pandemic is uncertain and we cannot assure that this global pandemic, including its economic impact, will not have a material adverse impact on our business, financial position, results of operations and/or cash flows.

Litigation.

From time to time, we are notified that we may be a party to a lawsuit or that a claim is being made against us. It is our policy to not disclose the specifics of any claim or threatened lawsuit until the summons and complaint are actually served on us. After carefully assessing the claim, and assuming we determine that we are not at fault or we disagree with the damages or relief demanded, we vigorously defend any lawsuit filed against us. We record a liability when losses are deemed probable and reasonably estimable. When losses are deemed reasonably possible but not probable, we determine whether it is possible to provide an estimate of the amount of the loss or range of possible losses for the claim, if material for disclosure. In evaluating matters for accrual and disclosure purposes, we take into consideration factors such as our historical experience with matters of a similar nature, the specific facts and circumstances asserted, the likelihood of our prevailing, the availability of insurance, and the severity of any potential loss. We reevaluate and update accruals as matters progress over time.

While the ultimate resolution is unknown, based on the information currently available, we do not expect that these lawsuits will individually, or in the aggregate, have a material adverse effect to our results of operations, financial condition or cash flows. However, the outcome of any litigation is inherently uncertain and there can be no assurance that any expense, liability or damages that may ultimately result from the resolution of these matters will be covered by our insurance or will not be in excess of amounts recognized or provided by insurance coverage and will not have a material adverse effect on our operating results, financial condition or cash flows.

F-33

Axon

The Company owns U.S. Patent No. 9,253,452 (the “ ‘452 Patent’ “), which generally covers the automatic activation and coordination of multiple recording devices in response to a triggering event, such as a law enforcement officer activating the light bar on the vehicle.

The Company filed suit on January 15, 2016 in the U.S. District Court for the District of Kansas (Case No: 2:16-cv-02032) against Axon, alleging willful patent infringement against Axon’s body camera product line and Signal auto-activation product. The Company is seeking both monetary damages and a permanent injunction against Axon for infringement of the ‘452 Patent.

In December 2016 and January 2017, Axon filed two petitions for Inter Partes Review (“IPR”) against the ‘452 Patent. The United States Patent and Trademark Office (“USPTO”) rejected both of Axon’s petitions. Axon is now statutorily precluded from filing any more IPR petitions against the ‘452 Patent.

The District Court litigation in Kansas was temporarily stayed following the filing of the petitions for IPR. However, on November 17, 2017, the Federal District Court of Kansas rejected Axon’s request to maintain the stay. With this significant ruling, the parties will now proceed towards trial. Since litigation has resumed, the Court has issued a claim construction order (also called a Markman Order) where it sided with the Company on all disputes and denied Axon’s attempts to limit the scope of the claims. Following the Markman Order, the Court set all remaining deadlines in the case. Fact discovery closed on October 8, 2018, and a Final Pretrial Conference took place on January 16, 2019. The parties filed motions for summary judgment on January 31, 2019.

On June 17, 2019, the Court granted Axon’s motion for summary judgment that Axon did not infringe on the Company’s patent and dismissed the case. Importantly, the Court’s ruling did not find that Digital’s ‘452 Patent was invalid. It also did not address any other issue, such as whether Digital’s requested damages were appropriate, and it did not impact the Company’s ability to file additional lawsuits to hold other competitors accountable for patent infringement. This ruling solely related to an interpretation of the claims as they relate to Axon and was unrelated to the supplemental briefing Digital recently filed on its damages claim and the WatchGuard settlement. Those issues are separate and the judge’s ruling on summary judgment had nothing to do with Digital’s damages request. The Company has filed an appeal to this ruling and has asked the appellate court to reverse this decision.

The Company filed an opening appeal brief on August 26, 2019 with the U.S. Court of Appeals for the Tenth Circuit (the “Court of Appeals”), appealing the U.S. District Court’s granting of Axon’s motion for summary judgment. Axon responded by filing a responsive brief on November 6, 2019 and we then filed a reply brief responding to Axon on November 27, 2019. The Court of Appeals scheduled oral arguments on our appeal of the U.S. District Court’s summary judgment ruling on April 6, 2020. This appeal was intended to address the Company’s position that the U.S. District Court incorrectly dismissed our claims against Axon. If the Court of Appeals overturns the ruling of the U.S. District Court, the case will be remanded to the U.S District Court before a new judge. On March 12, 2020, the panel of judges for the Court of Appeals issued an order cancelling the oral arguments previously set for April 6, 2020, having determined that the appeal will be decided solely based on the parties’ briefs. On April 22, 2020, a three-judge panel of the United States Court of Appeals denied our appeal and affirmed the District Court’s previous decision to grant Axon summary judgment. On May 22, 2020, we filed a petition for panel rehearing requesting that we be granted a rehearing of our appeal of the U.S. District Court’s summary judgment ruling. Furthermore, we requested that we be given an opportunity to make our case through oral argument in front of the three-judge panel of the Court of Appeals, which was also denied. The Company has abandoned its right to any further appeals.

General

401 (k) Plan. The Company sponsors a 401(k) retirement savings plan for the benefit of its employees. The plan, as amended, requires it to provide 100% matching contributions for employees, who elect to contribute up to 3% of their compensation to the plan and 50% matching contributions for employee’s elective deferrals on the next 2% of their contributions. The Company made matching contributions totaling $127,293 and $110,491 for the years ended December 31, 2021 and 2020, respectively. Each participant is 100% vested at all times in employee and employer matching contributions.

F-34

Consulting and Distributor Agreements. The Company entered into an agreement that required it to make monthly payments that will be applied to future commissions and/or consulting fees to be earned by the provider. The agreement is with a limited liability company (“LLC”) that is minority owned by a relative of the Company’s chief financial officer. Under the agreement, dated January 15, 2016, and as amended on February 13, 2017, the LLC provides consulting services for developing a new distribution channel outside of law enforcement for its body-worn camera and related cloud storage products to customers in the United States. The Company advanced amounts to the LLC against commissions ranging from $5,000 to $6,000 per month plus necessary and reasonable expenses for the period through June 30, 2017, which can be automatically extended based on the LLC achieving minimum sales quotas. The agreement was renewed in January 2017 for a period of three years, subject to yearly minimum sales thresholds that would allow the Company to terminate the contract if such minimums are not met. As of December 31, 2021, the Company had advanced a total of $274,731 pursuant to this agreement which has been fully reserved for a net advance of $-0-. The minimum sales threshold was not met, and the Company discontinued all advances, although the contract has not been formally terminated. However, the exclusivity provisions of the agreement have been terminated.

On June 1, 2018, the Company entered into an agreement with an individual that required it to make monthly payments that will be applied to future commissions and/or consulting fees to be earned by the provider. Under the agreement, the individual provides consulting services for developing new distribution channels both inside and outside of law enforcement for its in-car and body-worn camera systems and related cloud storage products to customers within and outside the United States. The Company was required to advance amounts to the individual as an advance against commissions of $7,000 per month plus necessary and reasonable expenses for the period through August 31, 2018, which was extended to December 31, 2018, by mutual agreement of the parties at $6,000 per month. The parties have mutually agreed to further extend the arrangement on a monthly basis at $5,000 per month. The Company had advanced a total of $53,332 pursuant to this agreement, until September 2020 when the agreement was mutually terminated, thus as of December 31, 2021, the Company had advanced $-0- pursuant to this agreement.

NOTE 14. STOCK-BASED COMPENSATION

The Company recorded pre-tax compensation expense related to the grant of stock options and restricted stock issued of $1,605,949 and $1,462,270 for the years ended December 31, 2021 and 2020, respectively.

As of December 31, 2021, the Company had adopted nine separate stock option and restricted stock plans: (i) the 2005 Stock Option and Restricted Stock Plan (the “2005 Plan”), (ii) the 2006 Stock Option and Restricted Stock Plan (the “2006 Plan”), (iii) the 2007 Stock Option and Restricted Stock Plan (the “2007 Plan”), (iv) the 2008 Stock Option and Restricted Stock Plan (the “2008 Plan”), (v) the 2011 Stock Option and Restricted Stock Plan (the “2011 Plan”), (vi) the 2013 Stock Option and Restricted Stock Plan (the “2013 Plan”), (vii) the 2015 Stock Option and Restricted Stock Plan (the “2015 Plan”), (viii) the 2018 Stock Option and Restricted Stock Plan (the “2018 Plan”) and (ix) the 2020 Stock Option and Restricted Stock Plan (the “2020 Plan”). The 2005 Plan, 2006 Plan, 2007 Plan, 2008 Plan, 2011 Plan, 2013 Plan, 2015 Plan, 2018 Plan and 2020 Plan are referred to as the “Plans.”

These Plans permit the grant of stock options or restricted stock to its employees, non-employee directors and others for up to a total of 5,675,000 shares of common stock. The 2005 Plan terminated during 2015 with 22,053 shares not awarded or underlying options, which shares are now unavailable for issuance. Stock options granted under the 2005 Plan that remain unexercised and outstanding as of December 31, 2021 total 5,689. The 2006 Plan terminated during 2016 with 39,974 shares not awarded or underlying options, which shares are now unavailable for issuance. Stock options granted under the 2006 Plan that remain unexercised and outstanding as of December 31, 2021 total 25,625. The 2007 Plan terminated during 2017 with 94,651 shares not awarded or underlying options, which shares are now unavailable for issuance. There are no stock options granted under the 2007 Plan that remain unexercised and outstanding as of December 31, 2021. The 2008 Plan terminated during 2018 with 40,499 shares not awarded or underlying options, which shares are now unavailable for issuance. There are no stock options granted under the 2008 Plan that remain unexercised and outstanding as of December 31, 2021.

Our Board of Directors adopted the 2020 Stock Option and Restricted Stock Plan (the “2020 Plan”) on June 30, 2020 and the Company’s stockholders approved the 2020 Plan at the Annual Meeting held on September 9, 2020. The Company’s stockholders approved an amendment to the 2020 Plan at the Annual Meeting held on June 22, 2021 which increased the number of shares of Common Stock authorized and reserved for issuance under the 2020 Plan to a total of 2,500,000. A total of 1,584,155 options and restricted stock have been granted under the 2020 Plan to date. The 2020 Plan also authorizes us to grant (i) to the key employees’ incentive stock options to purchase shares of Common Stock and non-qualified stock options to purchase shares of Common Stock and restricted stock awards and (ii) to non-employee directors and consultants non-qualified stock options and restricted stock.

F-35

The Company believes that such awards better align the interests of our employees with those of its stockholders. Option awards have been granted with an exercise price equal to the market price of its stock at the date of grant with such option awards generally vesting based on the completion of continuous service and having ten-year contractual terms. These option awards typically provide for accelerated vesting if there is a change in control (as defined in the Plans). The Company has registered all shares of common stock that are issuable under its Plans with the SEC. A total of 915,845 shares remained available for awards under the various Plans as of December 31, 2021.

The fair value of each option award is estimated on the date of grant using a Black-Scholes option valuation model.

Activity in the various Plans during the years ended December 31, 2021 and 2020 is reflected in the following table:

Options	Number of Shares	Weighted Average Exercise Price
Outstanding at January 1, 2020	589,125	$3.74
Granted	255,000	2.09
Exercised	(1,875)	4.16
Forfeited	(3,937)	(12.14)
Outstanding at December 31, 2020	838,313	$3.20
Exercisable at December 31, 2020	725,813	$3.37

Options	Number of Shares	Weighted Average Exercise Price
Outstanding at January 1, 2021	838,313	$3.20
Granted	300,000	1.67
Exercised	—	—
Forfeited	(52,250)	(11.61)
Outstanding at December 31, 2021	1,086,063	$2.37
Exercisable at December 31, 2021	936,063	$2.48

The fair value of each option award is estimated on the date of grant using a Black-Scholes option valuation model. The total estimated grant date fair value stock options issued during the year ended December 31, 2021 and 2020 was $466,831 and $415,742, respectively.

The Company has utilized the following assumptions in its Black-Scholes option valuation model to calculate the estimated grant date fair value of the options during the years ended December 31, 2021 and 2020:

	2021	2020
	Assumptions	Assumptions
Volatility – range	113%	104%
Risk-free rate	1.30%	0.28%
Expected term	10.0 years	5.5 years
Exercise price	$1.67	$2.09

The Plans allow for the cashless exercise of stock options. This provision allows the option holder to surrender/cancel options with an intrinsic value equivalent to the purchase/exercise price of other options exercised. There were no shares surrendered pursuant to cashless exercises during the years ended December 31, 2021 and 2020.

F-36

At December 31, 2021 and 2020, the aggregate intrinsic value of options outstanding was approximately $-0- and $86,150, respectively, and the aggregate intrinsic value of options exercisable was approximately $-0- and $58,025, respectively.

As of December 31, 2021, the unrecognized portion of stock compensation expense on all existing stock options was $233,415 and will be recognized over the next six months.

The following table summarizes the range of exercise prices and weighted average remaining contractual life for outstanding and exercisable options under the Company’s option plans as of December 31, 2021:

	Outstanding options		Exercisable options
Exercise price range	Number of options	Weighted average remaining contractual life	Number of options	Weighted average remaining contractual life

$0.01 to $2.49	715,000	8.6 years	565,000	8.3 years
$2.50 to $3.49	310,313	6.3 years	310,313	6.3 years
$3.50 to $4.49	45,750	3.1 years	45,750	3.1 years
$4.50 to $6.99	15,000	0.1 years	15,000	0.1 years

	1,086,063	7.6 years	936,063	7.3 years

Restricted stock grants. The Board of Directors has granted restricted stock awards under the Plans. Restricted stock awards are valued on the date of grant and have no purchase price for the recipient. Restricted stock awards typically vest over one to four years corresponding to anniversaries of the grant date. Under the Plans, unvested shares of restricted stock awards may be forfeited upon the termination of service to or employment with the Company, depending upon the circumstances of termination. Except for restrictions placed on the transferability of restricted stock, holders of unvested restricted stock have full stockholder’s rights, including voting rights and the right to receive cash dividends.

A summary of all restricted stock activity under the equity compensation plans for the years ended December 31, 2021 and 2020 is as follows:

	Number of Restricted shares	Weighted average grant date fair value
Nonvested balance, January 1, 2020	514,875	$2.97
Granted	846,591	1.02
Vested	(604,591)	(1.85)
Forfeited	(36,750)	(1.84)
Nonvested balance, December 31, 2020	720,125	$1.69

	Number of Restricted shares	Weighted average grant date fair value
Nonvested balance, January 1, 2021	720,125	$1.69
Granted	856,000	2.07
Vested	(511,250)	(1.94)
Forfeited	(7,500)	(1.08)
Nonvested balance, December 31, 2021	1,057,375	$1.87

The Company estimated the fair market value of these restricted stock grants based on the closing market price on the date of grant. As of December 31, 2021, there were $1,013,415 of total unrecognized compensation costs related to all remaining non-vested restricted stock grants, which will be amortized over the next fifty-seven months in accordance with their respective vesting scale.

F-37

The nonvested balance of restricted stock vests as follows:

Years ended	Number of shares

2022	585,375
2023	358,000
2024	54,000
2025	30,000
2026	30,000

NOTE 15. COMMON STOCK PURCHASE WARRANTS

The Company has issued common stock purchase warrants in conjunction with various debt and equity issuances. The warrants are either immediately exercisable, or have a delayed initial exercise date, no more than six months from their respective issue date and allow the holders to purchase up to 26,008,598 shares of common stock at $2.60 to $3.75 per share as of December 31, 2021. The warrants expire from February 23, 2022 through September 18, 2026 and certain of the outstanding warrants allow for cashless exercise.

On January 14, 2021 and February 1, 2021, the Company issued warrants to purchase a total of 42,550,000 shares of Common Stock. The warrant terms provide for net cash settlement outside the control of the Company under certain circumstances in the event of tender offers. As such, the Company is required to treat these warrants as derivative liabilities which are valued at their estimated fair value at their issuance date and at each reporting date with any subsequent changes reported in the consolidated statements of operations as the change in fair value of warrant derivative liabilities. Furthermore, the Company re-values the fair value of warrant derivative liability as of the date the warrant is exercised with the resulting warrant derivative liability transitioned to change in fair value of warrant derivative liabilities through the consolidated statement of operations.

On August 19, 2021, the Company entered into a Warrant Exchange Agreement (the “Exchange Agreement”) with the Investors cancelling February Warrants exercisable for an aggregate of 7,681,540 shares of Common Stock in consideration for its issuance of (i) new warrants (the “Exchange Warrants”) to the Investors exercisable for an aggregate of up to 7,681,540 shares of Common Stock. The Company also issued warrants (the “Replacement Original Warrants”) replacing the February Warrants for the remaining shares of Common Stock exercisable thereunder, representing an aggregate of 6,618,460 shares of Common Stock, and extended the expiration date of the February Warrants to September 18, 2026. The Exchange Warrants provide for an initial exercise price of $3.25 per share, subject to customary adjustments thereunder, and are immediately exercisable upon issuance for cash and on a cashless basis. On the date of the exchange, the Company calculated the fair value, using the Black-Scholes method, of the cancelled February Warrants and the newly issued Exchange Warrants, the difference in fair value measurement of the respective warrants was attributed to warrant modification expense in the consolidated statement of operations.

On the date of the exchange, the February Warrants and Exchange Warrants were valued at $11,818,644 and $12,114,424 using the original and modified expiry date of the warrants, respectively, using the Black-Scholes method. The difference of $295,780 was accordingly recorded as a warrant modification expense in the consolidated statement of operations.

	Original terms at August 19, 2021	Modified terms at August 19, 2021
Volatility - range	109.3%	104.7%
Risk-free rate	0.78%	0.78%
Dividend	0%	0%
Remaining contractual term	4.5 years	5.1 years
Exercise price	$3.25	$3.25
Common stock issuable under the warrants	14,300,000	14,300,000

Fluctuations in the Company’s stock price are a primary driver for the changes in the derivative valuations during each reporting period. As the stock price increases for each of the related derivative instruments, the value to the holder of the instrument generally increases, therefore increasing the liability on the Company’s balance sheet. Additionally, stock price volatility is one of the significant unobservable inputs used in the fair value measurement of each of the Company’s derivative instruments. The simulated fair value of these liabilities is sensitive to changes in the Company’s expected volatility. Increases in expected volatility would generally result in higher fair value measurement. A 10% change in pricing inputs and changes in volatilities and correlation factors would not result in a material change in our Level 3 fair value.

The Company has utilized the following assumptions in its Black-Scholes option valuation model to calculate the estimated fair value of the warrant derivative liabilities as of their date of issuance and as of December 31, 2021:

	Issuance date assumptions	December 31, 2021 assumptions
Volatility - range	106.6 – 166.6%	104.9%
Risk-free rate	0.08 - 0.49%	1.26%
Dividend	0%	0%
Remaining contractual term	0.01 - 5 years	4.0 – 4.7 years
Exercise price	$2.80 - 3.25	$3.25
Common stock issuable under the warrants	42,550,000	24,300,000

During the year ended December 31, 2021, holders of pre-funded warrants exercised a total of 18,250,000 warrants which were fair valued at $1,817,549 at their date of issuance and recorded as a derivative warrant liability. On the date of exercise such pre-funded warrants were fair valued at zero, which was transitioned to permanent equity during the year ended December 31, 2021. The Company reported the $1,817,549 change in fair value from their issuance date to their exercise date in the statements of operations as the change in fair value of warrant derivative liabilities.

The following table summarizes information about shares issuable under warrants outstanding during the years ended December 31, 2021 and 2020:

	Warrants	Weighted average exercise price
Vested Balance, January 1, 2020	4,824,573	$5.15
Granted	1,273,374	1.31
Exercised	(2,704,583)	(1.95)
Cancelled	(5,000)	(16.50)
Vested Balance, December 31, 2020	3,388,364	$6.24

	Warrants	Weighted average exercise price
Vested Balance, January 1, 2021	3,388,364	$6.24
Granted	42,550,000	3.11
Exercised	(18,250,000)	(2.92)
Cancelled	(1,679,766)	(9.42)
Vested Balance, December 31, 2021	26,008,598	$3.24

The total intrinsic value of all outstanding warrants aggregated $-0- as of December 31, 2021 and 2020, and the weighted average remaining term was 50.7 and 15.8 months as of December 31, 2021 and 2020, respectively.

The following table summarizes the range of exercise prices and weighted average remaining contractual life for outstanding and exercisable warrants to purchase common shares as of December 31, 2021:

	Outstanding and exercisable warrants
Exercise price	Number of warrants	Weighted average remaining contractual life
$2.60	465,712	1.6 years
$3.00	316,800	1.3 years
$3.25	24,300,000	4.4 years
$3.36	733,333	0.9 years
$3.65	167,000	0.5 years
$3.75	25,753	0.6 years

	26,008,598	4.2 years

F-38

NOTE 16 - STOCKHOLDERS’ EQUITY

Registered Direct Offerings

On January 14, 2021, the Company consummated a registered direct offering (the “Offering”) of (i) 2,800,000 shares of common stock (“Shares”), (ii) pre-funded warrants to purchase up to 7,200,000 shares of Common Stock (the “Pre-Funded Warrants”), issuable to investors whose purchase of shares of Common Stock would otherwise result in such investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the holder, 9.99%) of the Company’s outstanding Common Stock immediately following the consummation of the Registered Offering (“Pre-Funded Warrants”); and (iii) common stock purchase warrants (“Warrants”) to purchase up to an aggregate of 10,000,000 shares of Common Stock (the “Warrant Shares”), which are exercisable for a period of five years after issuance at an initial exercise price $3.25 per share, subject to certain adjustments, as provided in the Warrants. The Offering was conducted pursuant to a placement agency agreement, dated January 12, 2021, between the Company and Kingswood Capital Markets, division of Benchmark Investments, Inc., who acted as the exclusive placement agent in connection with the Offering pursuant to a placement agency agreement. The Shares and accompanying Warrants in the Offering were sold at a combined offering price of $3.095 per Share and accompanying Warrant and the Pre-Funded Warrants and accompanying Warrants in the Offering were sold at a combined offering price of $3.085 per Pre-Funded Warrant and accompanying Warrant.

The securities in the Offering were issued pursuant to a prospectus supplement to the Company’s effective shelf registration statement on Form S-3 (File No. 333-239419). The placement agency agreement contained customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the placement agent. The placement agent received discounts and commissions of six percent (6%) of the gross cash proceeds received by the Company from the sale of the securities sold in the Offering and certain expenses.

Under the placement agency agreement, the Company and its officers and directors executed lock-up agreements whereby, subject to certain expectations, (a) the Company has agreed not to engage in the following for a period of 90 days from the date of the pricing of the Offering, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or cause to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company.

Further, pursuant to the terms of the Securities Purchase Agreement the Company has granted to the Investors, for a period of 12 months after the closing of the Offering, the right to participate in subsequent offerings by the Company of Common Stock and Common Stock equivalents in an amount up to 50% of the amount of each such subsequent offering, on the same terms, conditions and price provided for in such subsequent offering.

The Company received approximately $28,941,000 ($29,013,000 upon full exercise of the prefunded warrants) in net proceeds from the Offering after deducting the discounts, commissions, and other estimated offering expenses payable by the Company. As of December 31, 2021, all pre-funded warrants have been fully exercised. The Company plans to use the net proceeds from the Offering for working capital, product development, order fulfilment and for general corporate purposes.

The Company received net proceeds from this offering as follows:

Description	Amount
Net proceeds received:
Proceeds from the sale of 2,800,000 shares of Common Stock at $3.095 per share	$8,666,000
Proceeds from the sale of pre-funded warrants to purchase 7,200,000 shares of Common Stock at $3.085 per share	22,212,000
Less: Placement agent fees and other expenses of the offering	(1,937,000)

Net proceeds of the offering	$28,941,000

F-39

In conjunction with this Offering, the Company issued prefunded Common Stock purchase warrants to purchase up to 7,200,000 shares Common Stock at $3.095 per share ($3.085 prefunded at closing) and Common Stock purchase warrants to purchase up to 10,000,000 shares of Common Stock at $3.25 per share. The underlying warrant terms provide for net cash settlement outside the control of the Company under certain circumstances in the event of tender offers. As such, the Company is required to treat these warrants as derivative liabilities which are valued at their estimated fair value at their issuance date and at each reporting date with any subsequent changes reported in the consolidated statements of operations as the change in fair value of warrant derivative liabilities. Accordingly, the Company allocated a portion of the net proceeds of this offering to warrant derivative liabilities based on their estimated fair value as follows (See Notes 4 and 11):

Description	Amount

Warrant derivative liabilities	$21,922,158
Pre-funded warrant derivative liabilities	378,615
Total allocation of the net proceeds of the offering to warrant derivative liabilities	$22,300,773

Registered Direct Offerings

On February 1, 2021, the Company consummated an registered direct offering (the “Second Offering”) of (i) 3,250,000 shares of common stock (“Shares”), (ii) pre-funded warrants to purchase up to 11,050,000 shares of Common Stock (the “Pre-Funded Warrants”), issuable to investors whose purchase of shares of Common Stock would otherwise result in such investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the holder, 9.99%) of the Company’s outstanding Common Stock immediately following the consummation of the Registered Offering (“Pre-Funded Warrants”); and (iii) common stock purchase warrants (“Warrants”) to purchase up to an aggregate of 14,300,000 shares of Common Stock (the “Warrant Shares”), which are exercisable for a period of five years after issuance at an initial exercise price $3.25 per share, subject to certain adjustments, as provided in the Warrants. The Second Offering was conducted pursuant to a placement agency agreement, dated January 28, 2021, between the Company and Kingswood Capital Markets, division of Benchmark Investments, Inc., who acted as the exclusive placement agent in connection with the Second Offering pursuant to a placement agency agreement. The Shares and accompanying Warrants in the Second Offering were sold at a combined offering price of $2.80 per Share and accompanying Warrant and the Pre-Funded Warrants and accompanying Warrants in the Offering were sold at a combined offering price of $2.79 per Pre-Funded Warrant and accompanying Warrant.

The securities in the Second Offering were issued pursuant to a prospectus supplement to the Company’s effective shelf registration statement on Form S-3 (File No. 333-239419). The placement agency agreement contained customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the placement agent. The placement agent received discounts and commissions of six percent (6%) of the gross cash proceeds received by the Company from the sale of the securities sold in the Second Offering and certain expenses.

Under the placement agency agreement, the Company and its officers and directors executed lock-up agreements whereby, subject to certain exceptions, (a) the Company has agreed not to engage in the following for a period of 90 days from the date of the pricing of the Offering, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or cause to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company.

F-40

Further, pursuant to the terms of the Securities Purchase Agreement the Company has granted to the Investors, for a period of 12 months after the closing of the Second Offering, the right to participate in subsequent offerings by the Company of Common Stock and Common Stock equivalents in an amount up to 50% of the amount of each such subsequent offering, on the same terms, conditions and price provided for in such subsequent offering.

The Company received approximately $37,447,100 ($37,557,600 upon full exercise of the prefunded warrants) in net proceeds from the Second Offering after deducting the discounts, commissions, and other estimated offering expenses payable by the Company. As of December 31, 2021, all pre-funded warrants have been fully exercised. The Company plans to use the net proceeds from the Second Offering for working capital, product development, order fulfilment and for general corporate purposes.

The Company received net proceeds from this offering as follows:

Description	Amount
Net proceeds received:
Proceeds from the sale of 3,250,000 shares of Common Stock at $2.80 per share	$9,100,000
Proceeds from the sale of pre-funded warrants to purchase 11,050,000 shares of Common Stock at $2.79 per share	30,829,500
Less: Placement agent fees and other expenses of the offering	(2,482,400)

Net proceeds of the offering	$37,447,100

In conjunction with this Offering, the Company issued prefunded Common Stock purchase warrants to purchase up to 11,050,000 Shares Common Stock at $2.80 per share ($2.79 prefunded at closing) and Common Stock purchase warrants to purchase up to 14,300,000 shares of Common Stock at $3.25 per share. The underlying warrant terms provide for net cash settlement outside the control of the Company under certain circumstances in the event of tender offers. As such, the Company is required to treat these warrants as derivative liabilities which are valued at their estimated fair value at their issuance date and at each reporting date with any subsequent changes reported in the consolidated statements of operations as the change in fair value of warrant derivative liabilities. Accordingly, the Company allocated a portion of the net proceeds of this offering to warrant derivative liabilities based on their estimated fair value as follows (See Notes 4 and 11):

Description	Amount

Warrant derivative liabilities	$27,476,352
Pre-funded warrant derivative liabilities	1,438,934
Total allocation of the net proceeds of the offering to warrant derivative liabilities	$28,915,286

2021 Issuance of Restricted Common Stock.

On January 7, 2021, the board of directors approved the grant of 450,000 shares of common stock to officers of the Company. Such shares will generally vest one-half on January 7, 2022, and one half on January 7, 2023, provided that each grantee remains an officer or employee on such dates.

On September 20, 2021, the board of directors approved the grant of 406,000 shares of common stock to employees of the Company. A total of 26,000 shares vested immediately upon grant and the remaining 380,000 shares will generally vest in varying amounts over the next 5 years, provided that each grantee remains an employee on such vesting dates.

Cancellation of Restricted Stock

During the year ended December 31, 2021, the Company cancelled 7,700 shares for various reasons.

Issuance of Common Stock as Consideration for the TicketSmarter Acquisition.

On September 2, 2021, the Company issued a total of 719,738 shares of common stock as a portion of the consideration paid for the acquisition of Goody Tickets, LLC and TicketSmarter, LLC. See full description of this acquisition in “Note 20. TICKETSMARTER ACQUISITION”.

Stock Repurchase Program

On December 6, 2021, the board of directors of the Company authorized the repurchase of up to $10.0 million of the Company’s outstanding common stock under the specified terms of a share repurchase program (the “Program”). During 2021, the Company repurchased 1,734,838 shares of its common stock for $1,975,079, in accordance with the Program. The Program does not obligate the Company to acquire any specific number of shares and shares may be repurchased in privately negotiated and/or open market transactions, including under plans complying with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended.

Period	Total Number of Shares Purchased(1)	Average Price Paid per Shares(1)	Total Number of Shares Purchased as Part of Publicly Announced Program(1)	Maximum Approximate Dollar Value of Shares that May Yet Be Purchased Under the Program(1)
December 2021	1,734,838	$1.14	1,734,838	—
Total all plans	1,734,838	$1.14	1,734,838	$8,024,921

Cancellation of Treasury Stock

On December 31, 2021, the Company cancelled its 63,518 shares held in treasury, in addition to the repurchased shares through the Program.

Noncontrolling Interests

The Company owns a 51% equity interest in its consolidated subsidiary, Nobility Healthcare. As a result, the noncontrolling shareholders or minority interest is allocated 49% of the income/loss of Nobility Healthcare which is reflected in the statement of income (loss) as “net income (loss) attributable to noncontrolling interests of consolidated subsidiary”. We reported net income (loss) attributable to noncontrolling interests of consolidated subsidiary of $56,453 and $-0- for the years ended December 31, 2021 and 2020, respectively.

F-41

NOTE 17. RELATED PARTY TRANSACTIONS

American Rebel Holding, Inc. Secured Promissory Notes

On October 1, 2020, the Company advanced $250,000 to American Rebel Holdings, Inc. (AREB) under a secured promissory note. The CEO, President and Chairman of AREB is the brother of the Company’s CEO, President and Chairman. Such note bears interest at 8% and is secured by all the tangible and intangible assets of the Company that are not currently secured by other indebtedness. The Company also received warrants to purchase 1,250,000 shares of AREB common stock at an exercise price of $0.10 per share with a five-year term. This note had an original maturity date of January 2, 2021; however, additional provisions within the note provided for an extension of the maturity date for fourteen months due to AREB’s failure to raise $300,000 in new debt or equity financing prior to the original maturity date. Upon this extension, the AREB was obligated to make equal monthly payments of principal and interest over the extended period of the note.

On October 21, 2020, the Company advanced $250,000 to AREB under a second secured promissory note. Such note bears interest at 8% and is secured by inventory manufactured and revenue/accounts receivable derived from a specific purchase order. The Company also received warrants to purchase 1,250,000 shares of AREB common stock at an exercise price of $0.10 per share with a five-year term. This note has a maturity date of April 21, 2021, subject to full repayment upon AREB closing on debt or equity financings of at least $600,000, and the receipt of revenue from the sale of inventory sold under the specific purchase order serving as collateral. On March 1, 2021, the Company advanced an additional $117,600 to AREB on terms similar to the previously issued notes.

On April 21, 2021, the parties agreed to the terms of a Debt Settlement Agreement and Mutual Release regarding the following: (a) the secured promissory note dated October 1, 2020; (b) the secured promissory note dated October 21, 2020; and (c) an advance made by the Company on March 1, 2021. The parties arranged for a lump sum payment aggregating $639,956 to liquidate all outstanding debt including accrued interest for the two delinquent notes and the advance which lump-sum payment was made on April 21, 2021. No gain or loss was determined on this transaction.

Transactions with Affiliate and Member of Board of Director

Christian J. Hoffmann, III is currently the Chief Financial Officer and General Counsel for Nobility, LLC, which is the managing member of the Company’s majority owned subsidiary, Nobility Healthcare, LLC. The Company has made payments to Mr. Hoffmann and his affiliates for legal and other services rendered totaling $105,926 during the year ended December 31, 2021. Furthermore, on January 27, 2022, the Company’s Board of Directors appointed Mr. Hoffmann to become a member of the Board until the next annual meeting of shareholders of the Company at which directors are being elected.

Transactions with Managing Member of Nobility Healthcare

Nobility, LLC, is currently the managing member of Nobility Healthcare, LLC. The Company has advanced a total of $158,384 in the form of working capital loan to Nobility, LLC in order to fund capital expenditures necessary for the initial growth of the joint venture during the year ended December 31, 2021. The outstanding balance of working capital loan was $158,384 as of December 31, 2021 and the Company anticipates full repayment of this advance during the year ended December 31, 2022.

NOTE 18. NET INCOME (LOSS) PER SHARE

The calculation of the weighted average number of shares outstanding and loss per share outstanding for the years ended December 31, 2021 and 2020 are as follows:

	Year ended December 31,
	2021	2020
Numerator for basic and diluted income (loss) per share – Net income (loss)	$25,474,508	$(2,625,881)

Denominator for basic loss per share – weighted average shares outstanding	50,222,289	21,603,635
Dilutive effect of shares issuable upon conversion of convertible debt and the exercise of stock options and warrants outstanding	—	—

Denominator for diluted loss per share – adjusted weighted average shares outstanding	50,222,289	21,603,635

Net income (loss) per share:
Basic	$0.51	$(0.12)
Diluted	$0.51	$(0.12)

Basic income (loss) per share is based upon the weighted average number of common shares outstanding during the period. For the years ended December 31, 2021 and 2020, all shares issuable upon conversion of convertible debt and the exercise of outstanding stock options and warrants were antidilutive, and, therefore, not included in the computation of diluted income (loss) per share.

F-42

NOTE 19. DIGITAL ALLY HEALTHCARE VENTURE

On June 4, 2021, Digital Ally Healthcare, a wholly-owned subsidiary of the Company, entered into a venture with Nobility LLC (“Nobility”), an eight-year old revenue cycle management (“RCM”) company servicing the medical industry, to form Nobility Healthcare, LLC (“Nobility Healthcare”). Digital Ally Healthcare is capitalizing the venture with $13.5 million to support the venture’s business strategy to make acquisitions of RCM companies. Digital Ally Healthcare owns 51% of the venture that entitles it to 51% of the distributable cash as defined in the venture’s operating agreement plus a cumulative preferred return of 10% per annum on its invested capital. Nobility will receive a management fee and 49% of the distributable cash, subordinated to Digital Ally Healthcare’s preferred return. The venture comprises the Company’s revenue cycle management segment.

On June 30, 2021, the Company’s revenue cycle management segment completed the acquisition of a private medical billing company (the “Healthcare Acquisition”). In accordance with the stock purchase agreement, the Company’s revenue cycle management segment agreed to a non-refundable initial payment (the “Initial Payment Amount”) of $850,000. In addition to the Initial Payment Amount, the Company’s revenue cycle management segment agreed to issue a promissory note to the stockholders of the Healthcare Acquisition in the principal amount of $350,000 that is subject to an earn-out adjustment. Management’s estimate of the fair value of this Contingent Note at December 31, 2021 is $317,212. The gain associated with the adjustment in the estimated fair value of this contingent promissory note is recorded as a gain in the Consolidated Statements of Operations for the year ended December 31, 2021. Lastly, the Company’s revenue cycle management segment agreed to pay $162,552 representing the principal and accrued interest balance due under a promissory note issued to the selling shareholders prior to the acquisition closing date. The Company’s revenue cycle management segment anticipates the estimated fair value of the contingent promissory note to be paid in full, therefore, the total aggregate purchase price was determined to be approximately $1,376,509. Total acquisition related costs aggregated $164,630, which was expensed as incurred. Subsequent to the acquisition date, the Company received further information regarding the purchased assets and assumed liabilities. As a result, the initial allocation of the purchase price was adjusted by increasing accounts receivable by $75,000 with a corresponding reduction of goodwill during the year ended December 31, 2021.

The Company accounts for business combinations using the acquisition method and that the Company has early adopted the amendments of Regulation S-X dated May 21, 2020 and has concluded that this acquisition was not significant. Accordingly, the presentation of the assets acquired, historical financial statements under Rule 3-05 and related pro forma information under Article 11 of Regulation S-X, respectively, are not required to be presented. Under the acquisition method, the purchase price of the Healthcare Acquisition has been allocated to the acquired tangible and identifiable intangible assets and assumed liabilities based on their estimated fair values at the time of the Healthcare Acquisition. This allocation involves a number of assumptions, estimates, and judgments that could materially affect the timing or amounts recognized in our financial statements. Our assumptions and estimates are based upon information obtained from the management of the Company’s revenue cycle management segment. The acquisition was structured as stock purchase, therefore the excess purchase price over the fair value of net tangible assets acquired was recorded as goodwill, which will not be amortized for income tax filing purposes. The results of operations of acquired businesses are included in the consolidated financial statements from the acquisition date.

The purchase price of the Healthcare Acquisition was allocated to the tangible assets, and assumed liabilities based on their preliminary estimated fair values at the time of the Healthcare Acquisition. The Company expects to retain the services of independent valuation firm to determine the fair value of these identifiable intangible assets. Once determined, the Company will reallocate the purchase price of the acquisition based on the results of the independent evaluation if they are materially different from the allocations as recorded on June 30, 2021. The preliminary estimated fair value of assets acquired and liabilities assumed in the Healthcare Acquisition were as follows:

Description	Amount
Assets acquired:
Tangible assets acquired, consisting of acquired cash, accounts receivable and right of use asset	$174,351
Goodwill	1,125,000
Liabilities assumed consisting of a promissory note issued by the selling shareholders which was paid off at closing, net of lease liability assumed	77,158
Total assets acquired and liabilities assumed	$1,376,509
Consideration:
Cash paid at Healthcare Acquisition date	$1,026,509
Contingent consideration	350,000

Total Healthcare Acquisition purchase price	$1,376,509

During the measurement period (which is the period required to obtain all necessary information that existed at the acquisition date, or to conclude that such information is unavailable, not to exceed one year), additional assets or liabilities may be recognized, or there could be changes to the amounts of assets or liabilities previously recognized on a preliminary basis, if new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have resulted in the recognition of these assets or liabilities as of that date. The change in fair value of the contingent consideration is more fully described in Note 8, “Debt Obligations”.

On August 31, 2021, the Company’s revenue cycle management segment completed the acquisition of another private medical billing company (the “Medical Billing Acquisition”). In accordance with the stock purchase agreement, Nobility Healthcare agreed to a non-refundable initial payment (the “Initial Payment Amount”) of $2,270,000. In addition to the Initial Payment Amount, the Company’s revenue cycle management segment agreed to issue a contingent promissory note to the stockholders of the Medical Billing Acquisition in the principal amount of $650,000 that is subject to an earn-out adjustment. The Company’s revenue cycle management segment anticipates the estimated fair value of the contingent promissory note to be paid in full, therefore, the total aggregate purchase price was determined to be approximately $2,920,000. Total acquisition related costs aggregated $5,602, which was expensed as incurred.

F-43

The Company accounts for business combinations using the acquisition method and that the Company has early adopted the amendments of Regulation S-X dated May 21, 2020 and has concluded that this acquisition was not significant. Accordingly, the presentation of the assets acquired, historical financial statements under Rule 3-05 and related pro forma information under Article 11 of Regulation S-X, respectively, are not required to be presented. Under the acquisition method, the purchase price of the Medical Billing Acquisition has been allocated to the acquired tangible and identifiable intangible assets and assumed liabilities based on their estimated fair values at the time of the Medical Billing Acquisition. This allocation involves a number of assumptions, estimates, and judgments that could materially affect the timing or amounts recognized in our financial statements. The acquisition was structured as stock purchase, therefore the excess purchase price over the fair value of net tangible assets acquired was recorded as goodwill, which will not be amortized for income tax filing purposes. The results of operations of acquired businesses are included in the consolidated financial statements from the acquisition date.

The purchase price of the Medical Billing Acquisition was allocated to the tangible assets, and assumed liabilities based on their preliminary estimated fair values at the time of the Medical Billing Acquisition. The Company expects to retain the services of independent valuation firm to determine the fair value of these identifiable intangible assets. Once determined, the Company will reallocate the purchase price of the acquisition based on the results of the independent evaluation if they are materially different from the allocations as recorded on August 31, 2021. The preliminary estimated fair value of assets acquired, and liabilities assumed in the Medical Billing Acquisition were as follows:

Description	Amount
Assets acquired:
Tangible assets acquired	$401,547
Goodwill	2,920,000
Liabilities assumed pursuant to stock purchase agreement	(401,547)
Total assets acquired and liabilities assumed	$2,920,000
Consideration:
Cash paid at acquisition date	$2,270,000
Contingent consideration	650,000

Total acquisition purchase price	$2,920,000

During the measurement period (which is the period required to obtain all necessary information that existed at the acquisition date, or to conclude that such information is unavailable, not to exceed one year), additional assets or liabilities may be recognized, or there could be changes to the amounts of assets or liabilities previously recognized on a preliminary basis, if new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have resulted in the recognition of these assets or liabilities as of that date. The change in fair value of the contingent consideration is more fully described in Note 8, “Debt Obligations”.

NOTE 20. TICKETSMARTER ACQUISITION

On September 1, 2021, Digital Ally, Inc. formed TicketSmarter, Inc. (“TicketSmarter”), through which the Company completed the acquisition of Goody Tickets, LLC, a Kansas limited liability company (“Goody Tickets”) and TicketSmarter, LLC, a Kansas limited liability company (“TicketSmarter LLC”), collectively the “TicketSmarter Acquisition”. TicketSmarter, Inc. comprises the Company’s ticketing business segment. In accordance with the stock purchase agreement, the Company agreed to an initial payment (the “Initial Payment Amount”) of $9,403,600 through a combination of cash and common stock. In addition to the Initial Payment Amount, the Company agreed to issue an earn-out agreement to the stockholders of Goody Tickets and TicketSmarter LLC in the contingent amount of $4,244,400 that is subject to an earn-out adjustment based on actual EBITDA achieved in 2021, of which the Company gave a fair value of $3,700,000 on the date of acquisition. However, following the completion of 2021, it was determined that the actual EBITDA threshold for any earn-out adjustment to be paid was not met. Thus, in accordance with U.S. GAAP, the fair value of the contingent earn-out is reduced to zero, and the associated gain related to this revaluation is recorded in our Consolidated Statements of Operations for the year ended December 31, 2021. Lastly, included in the agreement, the Company agreed to place $500,000 in escrow, subject to a working capital adjustment based on actual working capital amounts on the acquisition date as defined in the agreement, this amount was subject to disbursement 45 days following the close of the acquisition. The parties completed the working capital adjustment resulting in the Company retaining $297,726 of the escrow amount with the $202,274 released to the Sellers. The total acquisition related costs aggregated $40,625, which was expensed as incurred.

The Company accounts for business combinations using the acquisition method and that the Company has early adopted the amendments of Regulation S-X dated May 21, 2020 and has concluded that this acquisition was not significant. Accordingly, the presentation of the assets acquired, historical financial statements under Rule 3-05 and related pro forma information under Article 11 of Regulation S-X, respectively, are not required to be presented. Under the acquisition method, the purchase price of the TicketSmarter Acquisition has been allocated to Goody Tickets’ and TicketSmarter LLC’s acquired tangible and identifiable intangible assets and assumed liabilities based on their estimated fair values at the time of the TicketSmarter Acquisition. This allocation involves a number of assumptions, estimates, and judgments that could materially affect the timing or amounts recognized in our financial statements. The TicketSmarter Acquisition was structured as a stock purchase, however the parties agreed to coordinate the election to invoke IRS Section 338(h)(10) relative to this transaction for tax purposes. Therefore, the excess purchase price over the fair value of net tangible assets acquired was recorded as goodwill, which will be amortized over 15 years for income tax filing purposes. Likewise, the other acquired assets were stepped up to fair value and is deductible for income tax purposes. The results of operations of acquired businesses are included in the consolidated financial statements from the acquisition date.

F-44

The purchase price of the TicketSmarter Acquisition was allocated to Goody Tickets’ and TicketSmarter LLC’s tangible assets, goodwill, identifiable intangible assets, and assumed liabilities based on their preliminary estimated fair values at the time of the TicketSmarter Acquisition. The Company retained the services of an independent valuation firm to determine the fair value of these identifiable intangible assets. The Company will continue to evaluate the fair value of the identified intangible assets. The preliminary estimated fair value of assets acquired, and liabilities assumed in the TicketSmarter Acquisition were as follows:

	Preliminary purchase price allocation
	As allocated	As allocated
Description	September 30, 2021	December 31, 2021
Assets acquired:
Tangible assets acquired, including $51,432 of cash acquired	$7,139,930	$5,748,291
Identifiable intangible assets acquired	—	6,800,000
Goodwill	11,839,308	5,886,547
Liabilities assumed	(5,128,964)	(5,128,964)
Net assets acquired and liabilities assumed	$13,850,274	$13,305,874
Consideration:
Cash paid at TicketSmarter Acquisition date	$8,413,240	$8,413,240
Common stock issued as consideration for TicketSmarter Acquisition at date of acquisition	990,360	990,360
Contingent consideration earn-out agreement	4,244,400	3,700,000
Cash paid at closing to escrow amount	500,000	500,000
Cash retained from escrow amount pursuant to settlement of working capital target	(297,726)	(297,726)

Total TicketSmarter Acquisition purchase price	$13,850,274	$13,305,874

The following table sets forth the components of identifiable intangible assets acquired and their estimated useful lives in years as of the date of acquisition:

	Cost	Amortization through December 31, 2021	Estimated useful life
Identifiable intangible assets:
Trademarks	$600,000	$—	indefinite
Sponsorship agreement network	5,600,000	373,333	5 years
Search engine optimization/content	600,000	50,000	4 years

	$6,800,000	$423,333

For the period from the date of the TicketSmarter Acquisition to December 31, 2021, the Company adjusted its preliminary fair value estimates and estimated useful lives based upon information obtained through December 31, 2021, which resulted in adjustments to the preliminary allocation of the purchase price. These adjustments primarily related to estimated identifiable intangible asset fair values (primarily related to the sponsorship agreement network), the estimated fair value of the contingent earn-out agreement liability and goodwill. The primary area of the acquisition accounting that had not yet been finalized as of December 31, 2021 related to identifiable intangible assets, which could result in a change to goodwill.

During the measurement period (which is the period required to obtain all necessary information that existed at the acquisition date, or to conclude that such information is unavailable, not to exceed one year), additional assets or liabilities may be recognized, or there could be changes to the amounts of assets or liabilities previously recognized on a preliminary basis, if new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have resulted in the recognition of these assets or liabilities as of that date. The change in fair value of the contingent consideration is more fully described in Note 8, “Debt Obligations”.

NOTE 21 - SEGMENT DATA

The accounting guidance on Segment Reporting establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information of those segments to be presented in financial statements. Operating segments are identified as components of an enterprise for which separate discrete financial information is available for evaluation by the chief operating decision maker (the Company’s Chief Executive Officer or “CODM”) in making decisions on how to allocate resources and assess performance. The Company’s three operating segments are Video Solutions, Revenue Cycle Management, and Ticketing, each of which has specific personnel responsible for that business and reports to the CODM. Corporate expenses capture the Company’s corporate administrative activities, is also to be reported in the segment information. The Company’s captive insurance subsidiary provides services to the Company’s other business segments and not to outside customers. Therefore, its operations are eliminated in consolidation and is not considered a separate business segment for financial reporting purposes.

The Video Solutions Segment encompasses our law, commercial, and shield divisions. This segment includes both service and product revenues through our subscription models offering cloud and warranty solutions, and hardware sales for video and health safety solutions. The Revenue Cycle Management Segment provides working capital and back-office services to a variety of healthcare organizations throughout the country, as a monthly service fee. The Ticketing Segment we act as an intermediary between ticket buyers and sellers within our secondary ticketing platform, ticketsmarter.com, and we also acquire tickets from primary sellers to then sell through various platforms.

The Company’s corporate administration activities are reported in the corporate line item. These activities primarily include expense related to certain corporate officers and support staff, certain accounting staff, expense related to the Company’s Board of Directors, stock option expense for options granted to corporate administration employees, certain consulting expenses, investor relations activities, and a portion of the Company’s legal, auditing and professional fee expenses. Corporate identifiable assets primarily consist of cash, invested cash (if any), refundable income taxes (if any), and deferred income taxes.

Summarized financial information for the Company’s reportable business segments is provided for the indicated periods and as of December 31, 2021, and December 31, 2020:

	Years Ended December 31,
	2021	2020
Net Revenues:
Video Solutions	$9,073,626	$10,514,868
Revenue Cycle Management	1,630,048	—
Ticketing	10,709,760	—
Total Net Revenues	$21,413,434	$10,514,868

Gross Profit:
Video Solutions	$2,002,345	$4,062,594
Revenue Cycle Management	521,047	—
Ticketing	3,140,383	—
Total Gross Profit	$5,663,775	$4,062,594

Operating Income (loss):
Video Solutions	$(4,497,196)	$(578,417)
Revenue Cycle Management	93,763	—
Ticketing	235,432	—
Corporate	(10,592,909)	(7,085,234)
Total Operating Income (Loss)	$(14,760,910)	$(7,663,651)

Depreciation and Amortization:
Video Solutions	$395,361	$250,156
Revenue Cycle Management	—	—
Ticketing	427,128	—
Total Depreciation and Amortization	$822,489	$250,156

Assets (net of eliminations):
Video Solutions	$25,983,348	$16,435,769
Revenue Cycle Management	934,095	—
Ticketing	12,260,780	—
Corporate	43,810,974	4,361,758
Total Identifiable Assets	$82,989,197	$20,797,527

The segments recorded noncash items effecting the gross profit and operating income (loss) through the established inventory reserves based on estimates of excess and/or obsolete current and non-current inventory. The Company recorded a reserve for excess and obsolete inventory in the video solutions segment of $3,353,458 and a reserve for the ticketing segment of $561,631.

The segment net revenues reported above represent sales to external customers. Segment gross profit represents net revenues less cost of revenues. Segment operating income, which is used in management’s evaluation of segment performance, represents net revenues, less cost of revenues, less all operating expenses. Identifiable assets are those assets used by each segment in its operations. Corporate assets primarily consist of cash, property, plant and equipment, accounts receivable, inventories, and other assets.

F-45

Note 22. SUBSEQUENT EVENTS

Acquisition of Third Medical Billing Company

On January 1, 2022, the Company’s revenue cycle management segment completed the acquisition of 100% of the capital stock of a third medical billing company for a total purchase price of approximately $1.90 million. The purchase price includes approximately $1.15 million in cash at closing and a $750,000 contingent consideration promissory note bearing interest at 3% per annum subject to adjustment based on revenues achieved over an approximate 18-month period after closing, maturing in July of 2024. This closely-held company provides revenue cycle management (RCM) and other services for over 180 dental practices located throughout the United States with an annual revenue run rate of approximately $3.5 million.

Special Meeting of Shareholders

On January 11, 2022, the Company held a special meeting of its stockholders (the “Special Meeting”). Set forth below are the two proposals that were voted on at the Special Meeting and the results of the voting for each:

Proposal 1 – To approve an amendment to the Company’s Articles of Incorporation, as amended, to increase the number of authorized shares of the Company’s capital stock that the Company may issue from 100,000,000 shares to 300,000,000 shares, of which all 300,000,000 shares shall be classified as Common Stock (“Proposal No. 1”). The Company’s stockholders did not approve Proposal No. 1.

Proposal 2 – To approve an adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies (“Proposal No. 2”). The Company’s stockholders did not approve Proposal No. 2.

Appointment of Christian J. Hoffmann III to Board of Directors

On January 27, 2022, the Board of Directors appointed Christian J. Hoffmann, III as a member of the Board, effective immediately, to hold office until the next meeting of shareholders of the Company at which directors are being elected or as set forth in the Company’s bylaws. Mr. Hoffmann, co-founded Nobility, LLC (“Nobility”), a medical billing and revenue cycle management company, in 2014 where he has served as the Chief Financial Officer and General Counsel. On June 4, 2021, the Company and Nobility launched Nobility Healthcare, LLC, a subsidiary of the Company, to provide revenue cycle management services for the healthcare industry. During 2020 and 2021, Mr. Hoffmann also served as an outside counsel to the Board on specific matters as requested.

Expect as disclosed herein, there are no other arrangements or understandings between Mr. Hoffmann and any other persons pursuant to which he was appointed as a member of the Board. There are also no family relationships between any of the Company’s directors or officers and Mr. Hoffmann. All related party transactions involving Mr. Hoffmann that are reportable under Item 404(a) of Regulation S-K are disclosed in Part III, Item 13 of this Annual Report on Form 10-K. Mr. Hoffmann will receive standard board compensation for his service as a director.

Acquisition of Fourth Medical Billing Company

On February 1, 2022, the Company’s revenue cycle management segment completed the acquisition of 100% of the assets of a fourth medical billing company for a total purchase price of $335,000. The purchase price includes $230,000 in cash at closing and a $105,000 contingent consideration promissory note bearing interest at 3% per annum subject to adjustment based on revenues achieved over an approximate 18-month period after closing, maturing in August of 2024. The acquisition provides revenue cycle management (RCM) and other services throughout the southwestern portion of United States with an annual revenue run rate of approximately $440,000.

Letter of Intent to Acquire Medical Billing Company

On March 16, 2022, the Company’s revenue cycle management segment entered a letter of intent to acquire 100% of the capital stock of a medical billing company located in the Southern portion of the United States for a total purchase price of $5,000,000 (the “Target”). The purchase price includes $3.25 million in cash at closing and a $1,750,000 contingent consideration promissory note bearing interest at 4% per annum subject to adjustment based on revenues achieved over an approximate 24-month period after closing. The letter of intent is subject to satisfactory completion of due diligence procedures, review of legal, financial, tax and other matters concerning the Target’s business. The letter of intent is also not binding until the parties mutually agree to the terms of the underlying definitive agreements including the receipt of all approvals and consents considered necessary by both parties. The parties are currently negotiating the final definitive agreements and anticipate a closing date on or around May 31, 2022. However, there can be no assurances that the parties will complete the acquisition of the Target and on what terms will be included in the final definitive agreements.

2022 Issuance of Restricted Common Stock

On March 23, 2022, the board of directors approved the grant of 190,000 restricted common shares to certain new employees of the Company. A total of 5,000 shares vested immediately upon issuance and the remainder vest over a period of one to five years. Such shares will generally vest over a period of one to five years on their respective anniversary dates in January through January 2027, provided that each grantee remains an employee on such dates.

Stock Repurchase Program

On December 6, 2021, the Board of Directors of the Company authorized the repurchase of up to $10.0 million of the Company’s outstanding common stock under the specified terms of a share repurchase program (the “Program”). Subsequent to December 31, 2021, the Company repurchased 2,163,341 shares of its common stock for $2,312,054, in accordance with the Program. The Program does not obligate the Company to acquire any specific number of shares and shares may be repurchased in privately negotiated and/or open market transactions, including under plans complying with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended.

F-46

DIGITAL ALLY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

September 30, 2022 AND DECEMBER 31, 2021

	September 30, 2022 (Unaudited)	December 31, 2021

Assets
Current assets:
Cash and cash equivalents	$6,295,391	$32,007,792
Accounts receivable – trade, net	2,744,354	2,727,052
Other receivables (including $138,384 due from related parties – September 30, 2022 and $158,384 – December 31, 2021, refer to Note 20)	5,448,545	2,021,813
Inventories, net	10,963,916	9,659,536
Prepaid expenses	9,227,985	9,728,782

Total current assets	34,680,191	56,144,975

Property, plant, and equipment, net	8,407,139	6,841,026
Goodwill and other intangible assets, net	18,230,538	16,902,513
Operating lease right of use assets, net	846,521	993,384
Other assets	6,233,075	2,107,299

Total assets	$68,397,464	$82,989,197

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,902,259	$4,569,106
Accrued expenses	1,097,065	1,175,998
Current portion of operating lease obligations	304,294	373,371
Contract liabilities – current portion	2,049,704	1,665,519
Debt obligations – current portion	569,934	389,934
Warrant derivative liabilities	—	14,846,932
Income taxes payable	11,796	1,827

Total current liabilities	13,935,052	23,022,687

Long-term liabilities:
Debt obligations – long term	671,887	727,278
Operating lease obligation – long term	610,422	688,207
Contract liabilities – long term	5,134,995	2,687,786

Total liabilities	20,352,356	27,125,958

Commitments and contingencies

Stockholders’ Equity:
Common stock, $0.001 par value per share; 100,000,000 shares authorized; shares issued: 53,903,405 shares issued and outstanding – September 30, 2022 and 50,904,391 shares issued and outstanding – December 31, 2021	53,903	50,904
Additional paid in capital	129,943,238	124,426,379
Noncontrolling interest in consolidated subsidiary	309,397	56,453
Accumulated deficit	(82,261,430)	(68,670,497)

Total stockholders’ equity	48,045,108	55,863,239

Total liabilities and stockholders’ equity	$68,397,464	$82,989,197

See Notes to the Unaudited Condensed Consolidated Financial Statements.

F-47

DIGITAL ALLY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED

SEPTEMBER 30, 2022 AND 2021

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Revenue:
Product	$3,062,373	$1,356,454	$7,682,614	$4,988,364
Service and other	5,421,780	3,283,368	20,447,778	4,680,959

Total revenue	8,484,153	4,639,822	28,130,392	9,669,323

Cost of revenue:
Product	3,262,457	1,197,217	8,154,984	3,776,185
Service and other	4,626,196	2,042,035	15,721,210	2,419,884

Total cost of revenue	7,888,653	3,239,252	23,876,194	6,196,069

Gross profit	595,500	1,400,570	4,254,198	3,473,254

Selling, general and administrative expenses:
Research and development expense	616,174	492,221	1,654,395	1,402,185
Selling, advertising and promotional expense	1,832,916	1,511,682	7,375,364	2,978,620
General and administrative expense	4,713,433	2,995,640	15,256,049	8,174,002

Total selling, general and administrative expenses	7,162,523	4,999,543	24,285,808	12,554,807

Operating loss	(6,567,023)	(3,598,973)	(20,031,610)	(9,081,553)

Other income (expense):
Interest income	13,333	90,036	116,928	222,497
Interest expense	(14,255)	(5,675)	(39,766)	(8,466)
Other income (loss)	(1,892)	—	41,167	—
Gain on extinguishment of debt	—	—	—	10,000
Change in fair value of contingent consideration promissory notes	(138,877)	—	347,169	—
Change in fair value of short-term investments	—	(21,656)	(84,818)	(28,210)
Change in fair value of warrant derivative liabilities	1,164,849	11,585,204	6,726,638	33,274,039
Gain on extinguishment of warrant derivative liabilities	3,624,794	—	3,624,794	—

Total other income	4,647,952	11,647,909	10,732,112	33,469,860

Income (loss) before income tax benefit	(1,919,071)	8,048,936	(9,299,498)	24,388,307
Income tax benefit	—	—	—	—

Net income (loss)	(1,919,071)	8,048,936	(9,299,498)	24,388,307

Net loss (income) attributable to noncontrolling interests of consolidated subsidiary	16,596	19,863	(268,636)	19,863

Net income (loss) attributable to common stockholders	$(1,902,475)	$8,068,799	$(9,568,134)	$24,408,170

Net loss per share information:
Basic	$(0.04)	$0.16	$(0.19)	$0.49
Diluted	$(0.04)	$0.16	$(0.19)	$0.49

Weighted average shares outstanding:
Basic	50,365,218	51,809,435	49,973,619	49,404,794
Diluted	50,365,218	51,809,435	49,973,619	49,404,794

See Notes to the Unaudited Condensed Consolidated Financial Statements.

F-48

DIGITAL ALLY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021

(Unaudited)

	Common Stock		Additional Paid In	Treasury	Noncontrolling interest in consolidated	Accumulated
	Shares	Amount	Capital	stock	subsidiary	deficit	Total
Balance, December 31, 2020	26,834,709	$26,835	$106,501,396	$(2,157,226)	$—	$(90,014,500)	$14,356,505
Stock-based compensation	—	—	326,164	—	—	—	326,164
Restricted common stock grant	450,000	450	(450)	—	—	—	—
Restricted common stock forfeitures	(7,500)	(8)	8	—	—	—	—
Issuance of common stock through registered direct offering at $3.095 per share and accompanying warrants (net of offering expenses and placement agent discount)	2,800,000	2,800	6,726,200	—	—	—	6,729,000
Issuance of common stock through registered direct offering at $2.80 per share and accompanying warrants (net of offering expenses and placement agent discount)	3,250,000	3,250	6,614,350	—	—	—	6,617,600
Exercise of pre-funded common stock purchase warrants at $3.095 per share	7,200,000	7,200	22,276,800	—	—	—	22,284,000
Exercise of pre-funded common stock purchase warrants at $2.80 per share	11,050,000	11,050	30,928,950	—	—	—	30,940,000
Issuance of pre-funded common stock purchase warrants in connection with the registered direct offerings	—	—	(1,817,548)	—	—	—	(1,817,548)
Issuance of common stock purchase warrants at exercise price of $3.25 per share in connection with the registered direct offerings	—	—	(49,398,510)	—	—	—	(49,398,510)
Net income	—	—	—	—	—	21,721,858	21,721,858

Balance, March 31, 2021	51,577,209	51,577	122,157,360	(2,157,226)	—	(68,292,642)	51,759,069

Stock-based compensation	—	—	330,213	—	—	—	330,213
Net loss	—	—	—	—	—	(5,382,487)	(5,382,487)

Balance, June 30, 2021	51,577,209	$51,577	$122,487,573	$(2,157,226)	$—	$(73,675,129)	$46,706,795

Issuance of common stock as consideration for acquisition	719,738	720	989,640	—	—	—	990,360
Restricted common stock grant	406,000	406	(406)	—	—	—	—
Stock-based compensation	—	—	491,950	—	—	—	491,950
Net income	—	—	—	—	(19,863)	8,068,799	8,048,936

Balance, September 30, 2021	52,702,947	$52,703	$123,968,757	$(2,157,226)	$(19,863)	$(65,606,330)	$56,238,041

Balance, December 31, 2021	50,904,391	$50,904	$124,426,379	$—	$56,453	$(68,670,497)	$55,863,239
Stock-based compensation	—	—	394,749	—	—	—	394,749
Restricted common stock grant	715,000	715	(715)	—	—	—	—
Restricted common stock forfeitures	(15,000)	(15)	15	—	—	—	—
Repurchase and cancellation of common stock	(1,876,034)	(1,876)	—	—	—	(2,061,892)	(2,063,768)
Distribution to noncontrolling interest in consolidated subsidiary	—	—	—	—	(15,692)	—	(15,692)
Net loss	—	—	—	—	(98,094)	(6,600,148)	(6,698,242)

Balance, March 31, 2022	49,728,357	$49,728	$124,820,428	$—	$(57,333)	$(77,332,537)	$47,480,286

Stock-based compensation	—	—	381,602	—	—	—	381,602
Restricted common stock forfeitures	(50,000)	(50)	50	—	—	—	—
Repurchase and cancellation of common stock	(1,849,952)	(1,850)	—	—	—	(1,960,905)	(1,962,755)
Net income (loss)	—	—	—	—	383,326	(1,065,513)	(682,187)

Balance, June 30, 2022	47,828,405	$47,828	$125,202,080	$—	$325,993	$(80,358,955)	$45,216,946

Issuance of common stock through warrant exchange agreement	6,075,000	6,075	4,489,425	—	—	—	4,495,500
Stock-based compensation	—	—	251,733	—	—	—	251,733
Net income (loss)	—	—	—	—	(16,596)	(1,902,475)	(1,919,071)

Balance, September 30, 2022	53,903,405	$53,903	129,943,238	$—	$309,397	$(82,261,430)	$48,045,108

See Notes to the Unaudited Condensed Consolidated Financial Statements.

F-49

DIGITAL ALLY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021

(Unaudited)

	Nine months ended September 30,
	2022	2021
Cash Flows From Operating Activities:
Net income (loss)	$(9,299,498)	$24,388,307
Adjustments to reconcile net income (loss) to net cash flows used in operating activities:
Depreciation and amortization	1,646,207	239,630
Stock-based compensation	1,028,084	1,148,327
Change in fair value of warrant derivative liabilities	(6,726,638)	(33,274,039)
Gain on extinguishment of warrant derivative liabilities	(3,624,794)	—
Provision for inventory obsolescence	143,664	339,668
Provision for doubtful accounts receivable	(161,239)	(527)
Gain on extinguishment of debt	—	(10,000)
Change in fair value of short-term investments	—	28,210
Change in fair value of contingent consideration promissory note	(347,169)	—

Change in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable – trade	143,937	337,364
Accounts receivable – other	(3,426,732)	111,768
Inventories	(1,448,044)	(1,767,724)
Prepaid expenses	531,508	(3,445,546)
Operating lease right of use assets	306,783	(27,875)
Other assets	(4,125,776)	(752,324)
Increase (decrease) in:
Accounts payable	5,133,934	(475,256)
Accrued expenses	(106,800)	209,833
Income taxes payable	9,969	(5,331)
Operating lease obligations	(306,782)	14,757
Contract liabilities	2,831,394	709,977

Net cash used in operating activities	(17,797,992)	(12,230,781)

Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(1,947,127)	(5,575,021)
Additions to intangible assets	(158,218)	(239,139)
Cash paid for TicketSmarter acquisition, net of cash acquired	—	(8,361,808)
Restricted cash related to TicketSmarter acquisition		(500,000)
Cash paid for acquisition of Medical Billing Company	(1,153,627)	(1,012,552)
Cash paid for asset acquisition of Medical Billing Company	(230,000)	(2,270,000)

Net cash used in investing activities	(3,488,972)	(17,958,520)

Cash Flows from Financing Activities:
Repurchase and cancellation of common stock	(4,026,523)	—
Distribution to noncontrolling interest in consolidated subsidiary	(15,692)	—
Net proceeds from sale of common stock in registered direct offerings	—	13,346,600
Proceeds from issuance of common stock upon exercise of pre-funded warrants	—	53,224,000
Principal payment on contingent consideration promissory notes	(383,222)	—

Net cash (used in) provided by financing activities	(4,425,437)	66,570,600

Net increase (decrease) in cash and cash equivalents	(25,712,401)	36,381,299
Cash, cash equivalents, beginning of period	32,007,792	4,361,758

Cash, cash equivalents, end of period	$6,295,391	$40,743,057

Supplemental disclosures of cash flow information:
Cash payments for interest	$44,783	$—

Cash payments for income taxes	$9,969	$7,581

Supplemental disclosures of non-cash investing and financing activities:
Issuance of contingent consideration promissory note for business acquired	$855,000	$5,244,400

Issuance of common stock through warrant exchange agreement	$4,495,500	$—

Assets acquired in business acquisitions	$190,631	$7,366,399

Liabilities assumed in the business acquisition	$387,005	$5,494,417

Goodwill acquired in business acquisitions	$2,100,000	$—

Common stock issued as consideration for business acquisition	$—	$990,360

Restricted common stock grant	$715	$856

Restricted common stock forfeitures	$65	$8

Amounts allocated to initial measurement of warrant derivative liabilities in connection with the warrants and pre-funded warrants	$—	$51,216,058

See Notes to the Unaudited Condensed Consolidated Financial Statements.

F-50

DIGITAL ALLY, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations:

Digital Ally, Inc. was originally incorporated in Nevada on December 13, 2000 as Vegas Petra, Inc. and had no operations until 2004. On November 30, 2004, Vegas Petra, Inc. entered into a Plan of Merger with Digital Ally, Inc., at which time the merged entity was renamed Digital Ally, Inc. (such merged entity, the “Predecessor Registrant”).

On August 23, 2022 (the “Effective Time”), the Predecessor Registrant merged with and into its wholly owned subsidiary, DGLY Subsidiary Inc., a Nevada corporation (the “Registrant”), pursuant to an agreement and plan of merger, dated as of August 23, 2022 (the “Merger Agreement”), between the Predecessor Registrant and the Registrant, with the Registrant as the surviving corporation in the merger (such transaction, the “Merger”). At the Effective Time, Articles of Merger were filed with the Secretary of State of the State of Nevada, pursuant to which the Registrant was renamed “Digital Ally, Inc.” and, by operation of law, succeeded to the assets, continued the business and assumed the rights and obligations of the Predecessor Registrant immediately prior to the Merger. Under the Nevada Revised Statutes, shareholder approval was not required in connection with the Merger Agreement or the transactions contemplated thereby.

At the Effective Time, pursuant to the Merger Agreement, (i) each outstanding share of Predecessor Registrant’s common stock, par value $0.001 per share (the “Predecessor Common Stock”) automatically converted into one share of common stock, par value $0.001 per share, of the Registrant (“Registrant Common Stock”), (ii) each outstanding option, right or warrant to acquire shares of Predecessor Common Stock converted into an option, right or warrant, as applicable, to acquire an equal number of shares of Registrant Common Stock under the same terms and conditions as the original options, rights or warrants, and (iii) the directors and executive officers of the Predecessor Registrant were appointed as directors and executive officers, as applicable, of the Registrant, each to serve in the same capacity and for the same term as such person served with the Predecessor Registrant immediately before the Merger.

The business of the Registrant, Digital Ally, Inc. (with its wholly-owned subsidiaries, Digital Ally International, Inc., Shield Products, LLC, Digital Ally Healthcare, LLC, TicketSmarter, Inc., Worldwide Reinsurance, Ltd., Digital Connect, Inc., BirdVu Jets, Inc., Kustom 440, Inc., and its majority-owned subsidiary Nobility Healthcare, LLC, collectively, “Digital Ally,”“Digital,” and the “Company”), is divided into three reportable operating segments: 1) the Video Solutions Segment, 2) the Revenue Cycle Management Segment and 3) the Ticketing Segment. The Video Solutions Segment is our legacy business that produces digital video imaging, storage products, disinfectant and related safety products for use in law enforcement, security and commercial applications. This segment includes both service and product revenues through our subscription models offering cloud and warranty solutions, and hardware sales for video and health safety solutions. The Revenue Cycle Management Segment provides working capital and back-office services to a variety of healthcare organizations throughout the country, as a monthly service fee. The Ticketing Segment acts as an intermediary between ticket buyers and sellers within our secondary ticketing platform, ticketsmarter.com, and we also acquire tickets from primary sellers to then sell through various platforms. The accounting guidance on Segment Reporting establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information of those segments to be presented in financial statements. Such required segment information is included in Note 19.

Basis of Presentation:

The unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States for interim financial information. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and nine month periods ended September 30, 2022 are not necessarily indicative of the results that may be expected for the year ending December 31, 2022.

The balance sheet at December 31, 2021 has been derived from the audited financial statements at that date, but does not include all the information and footnotes required by generally accepted accounting principles in the United States for complete financial statements.

Liquidity and Going Concern

During the second quarter of 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements - Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. This update provided U.S. GAAP guidance on management’s responsibility in evaluating whether there is substantial doubt about a company’s ability to continue as a going concern and about related footnote disclosures. Under this standard, the Company is required to evaluate whether there is substantial doubt about its ability to continue as a going concern each reporting period, including interim periods. In evaluating the Company’s ability to continue as a going concern, management considered the conditions and events that could raise substantial doubt about the Company’s ability to continue as a going concern within 12 months after the Company’s financial statements were issued (November 14, 2022). Management considered the Company’s current financial condition and liquidity sources, including current funds available, forecasted future cash flows and the Company’s obligations due before November 14, 2023.

The Company has experienced net losses and cash outflows from operating activities since inception. For the nine months ended September 30, 2022, the Company had a net loss attributable to common stockholders of $9,568,134, net cash used in operating activities of $17,797,992, $3,488,972 used in investing activities and $4,425,437 used in financing activities. The Company will have to restore positive operating cash flows and profitability over the next year and/or raise additional capital to fund its operational plans, meet its customary payment obligations and otherwise execute its business plan. There can be no assurance that it will be successful in restoring positive cash flows and profitability, or that it can raise additional financing when needed, and obtain it on terms acceptable or favorable to the Company.

The Company has implemented an enhanced quality control program to detect and correct product issues before they result in significant rework expenditures affecting its gross margins and has seen progress in that regard. The Company has also implemented a marketing and advertisement reduction plan for its ticketing segment, which will focus on reducing and alleviating current obligations from its media marketing agreements and place a hold on entering into any new agreements. The Company believes that its quality control, cost-cutting initiatives, and new product introduction will eventually restore positive operating cash flows and profitability, although it can offer no assurances in this regard.

Management has evaluated the significance of the conditions described above in relation to the Company’s ability to meet its obligations and concluded that, without additional funding, the Company will not have sufficient funds to meet its obligations within one year from the date the condensed consolidated financial statements were issued.

COVID-19 pandemic/Supply Chain:

The COVID-19 pandemic continues to represent an evolving and fluid situation that presents a wide range of potential impacts of varying durations for different global geographies, including locations where the Company has offices, employees, customers, vendors and other suppliers and business partners.

F-51

Like most U.S.-based businesses, the COVID-19 pandemic and efforts to mitigate the same began to have impacts on our business in March 2020. Since that time, although the original effect of the COVID-19 pandemic has eased, we have continued to operate in an uncertain economic environment that is characterized by, business slowdowns or shutdowns, labor shortages, supply chain challenges, changes in government spending and requirements, regulatory challenges, inflationary pressures and market volatility.

We continue to experience operational challenges as a result of worldwide events including the Russia-Ukraine conflict, continued uncertainty associated with the pandemic, and volatility in global markets, which are compounded by the complex integrated global supply chain for both vendors and customers. As the COVID-19 pandemic dissipates at varying times and rates in different regions around the world, there could be a prolonged negative impact on these global supply chains. Our ability to continue operations at specific facilities will be impacted by the interdependencies of the various participants of these global supply chains, which are largely beyond our direct control. A prolonged shut down of these global supply chains could have a material adverse effect on our business, results of operations, cash flows and financial condition.

If our suppliers have increased challenges with their workforce (including as a result of illness, absenteeism, reactions to health and safety or government requirements), facility closures, timely access to necessary components, materials and other supplies at reasonable prices, access to capital, and access to fundamental support services (such as shipping and transportation), they may be unable to provide the agreed-upon goods and services in a timely, compliant and cost-effective manner. We have incurred and may in the future incur additional costs and delays in our business resulting from the COVID-19 pandemic, including as a result of higher prices, schedule delays or the need to identify and develop alternative suppliers. In some instances, we may be unable to identify and develop alternative suppliers, incurring additional liabilities under our current contracts and hampering new ones. Our customers have experienced, and may continue to experience, disruptions in their operations and supply chains as a result of the COVID-19 pandemic, which can result in delayed, reduced, or canceled orders, or collection risks, and which may adversely affect our results of operations. Similarly, current, and future restrictions or disruptions of transportation, such as reduced availability of air transport, port closures or delays, and increased border controls, delays or closures, can also impact our ability to meet demand and could materially adversely affect us.

The spread of COVID-19 caused us to modify our business practices (including employee travel, employee work locations, cancellation of physical participation in meetings, events and conferences, and social distancing measures). To date, we eased many of these modifications. However, we may, in the future, reinstitute the same or similar changes or take further actions as may be required by government authorities or that we determine are in the best interests of our employees, customers, partners, vendors, and suppliers. Although we managed to continue most of our operations, the future course of the COVID-19 pandemic is uncertain and we cannot assure that this global pandemic, including its economic impact, will not have a material adverse impact on our business, financial position, results of operations and/or cash flows.

Basis of Consolidation:

The accompanying financial statements include the consolidated accounts of Digital Ally, its wholly-owned subsidiaries, Digital Ally International, Inc., Shield Products, LLC, Digital Ally Healthcare, LLC, TicketSmarter, Inc., Worldwide Reinsurance, Ltd., Digital Connect, Inc., BirdVu Jets, Inc., Kustom 440, Inc., and its majority-owned subsidiary Nobility Healthcare, LLC. All intercompany balances and transactions have been eliminated during consolidation.

The Company formed Digital Ally International, Inc. during August 2009 to facilitate the export sales of its products. The Company formed Shield Products, LLC in May 2020 to facilitate the sales of its Shield™ line of disinfectant/cleanser products and ThermoVu® line of temperature monitoring equipment. The Company formed Nobility Healthcare, LLC in June 2021 to facilitate the operations of its revenue cycle management solutions and back-office services for healthcare organizations. Lastly, the Company formed TicketSmarter, Inc. upon its acquisition of Goody Tickets, LLC and TicketSmarter, LLC, to facilitate its global ticketing operations. The Company formed Worldwide Reinsurance Ltd., which is a captive insurance company domiciled in Bermuda. It will provide primarily liability insurance coverage to the Company for which insurance may not be currently available or economically feasible in today’s insurance marketplace. The Company formed Digital Connect, Inc. and BirdVu Jets, Inc. for travel and transportation purposes in 2022. The company formed Kustom 440, Inc. in 2022 to create unique entertainment experiences directly for consumers.

Fair Value of Financial Instruments:

The carrying amounts of financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and subordinated notes payable approximate fair value because of the short-term nature of these items.

Revenue Recognition:

The Company applies the provisions of Accounting Standards Codification (ASC) 606-10, Revenue from Contracts with Customers, and all related appropriate guidance. The Company recognizes revenue under the core principle to depict the transfer of control to its customers in an amount reflecting the consideration to which it expects to be entitled. In order to achieve that core principle, the Company applies the following five-step approach: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when a performance obligation is satisfied.

The Company has two different revenue streams, product and service, represented through its three segments. The Company reports all revenues on a gross basis, other than service revenues from the Company’s ticketing and revenue cycle management segments. Revenues generated by all segments are reported net of sales taxes.

F-52

Video Solutions

The Company considers customer purchase orders, which in some cases are governed by master sales agreements, to be the contracts with the customer. In situations where sales are to a distributor, the Company had concluded its contracts are with the distributor as the Company holds a contract bearing enforceable rights and obligations only with the distributor. As part of its consideration for the contract, the Company evaluates certain factors including the customers’ ability to pay (or credit risk). For each contract, the Company considers the promise to transfer products, each of which is distinct, to be the identified performance obligations. In determining the transaction price, the Company evaluates whether the price is subject to refund or adjustment to determine the net consideration to which it expects to be entitled. As the Company’s standard payment terms are less than one year, it has elected the practical expedient under ASC 606-10-32-18 to not assess whether a contract has a significant financing component. The Company allocates the transaction price to each distinct product based on its relative standalone selling price. The product price as specified on the purchase order is considered the standalone selling price as it is an observable input which depicts the price as if sold to a similar customer in similar circumstances. Revenue is recognized when control of the product is transferred to the customer (i.e., when the Company’s performance obligations are satisfied), which typically occurs at shipment. Further in determining whether control has been transferred, the Company considers if there is a present right to payment and legal title, along with risks and rewards of ownership having transferred to the customer. Customers do not have a right to return the product other than for warranty reasons for which they would only receive repair services or replacement product. The Company has also elected the practical expedient under ASC 340-40-25-4 to expense commissions for product sales when incurred as the amortization period of the commission asset the Company would have otherwise recognized is less than one year.

Service and other revenue is comprised of revenues from extended warranties, repair services, cloud revenue and software revenue. Revenue is recognized upon shipment of the product and acceptance of the service or materials by the end customer for repair services. Revenue for extended warranty, cloud service or other software-based products is over the term of the contract warranty or service period. A time-elapsed method is used to measure progress because the Company transfers control evenly over the contractual period. Accordingly, the fixed consideration related to these revenues is generally recognized on a straight-line basis over the contract term, as long as the other revenue recognition criteria have been met.

The Company’s multiple performance obligations may include future in-car or body-worn camera devices to be delivered at defined points within a multi-year contract, and in those arrangements, the Company allocates total arrangement consideration over the life of the multi-year contract to future deliverables using management’s best estimate of selling price.

Revenue Cycle Management

The Company reports revenue cycle management revenues on a net basis, as its primary source of revenue is its end-to-end service fees which are generally determined as a percentage of the invoice amounts collected. These service fees are reported as revenue monthly upon completion of the Company’s performance obligation to provide the agreed upon service.

Ticketing

The Company reports ticketing revenue on a gross or net basis based on management’s assessment of whether the Company is acting as a principal or agent in the transaction. The determination is based upon the evaluation of control over the event ticket, including the right to sell the ticket, prior to its transfer to the ticket buyer.

The Company sells tickets held in inventory, which consists of one performance obligation, being to transfer control of an event ticket to the buyer upon confirmation of the order. The Company acts as the principal in these transactions, as the ticket is owned by the Company at the time of sale, therefore controlling the ticket prior to transferring to the customer. In these transactions, revenue is recorded on a gross basis based on the value of the ticket and is recognized when an order is confirmed. Payment is typically due upon delivery of the ticket.

The Company also acts as an intermediary between buyers and sellers through the online secondary marketplace. Revenues derived from this marketplace primarily consist of service fees from ticketing operations, and consists of one primary performance obligation, which is facilitating the transaction between the buyer and seller, being satisfied at the time the order has been confirmed. As the Company does not control the ticket prior to the transfer, the Company acts as an agent in these transactions. Revenue is recognized on a net basis, net of the amount due to the seller when an order is confirmed. The seller is then obligated to deliver the tickets to the buyer per the seller’s listing, and payment is due at the time of sale.

F-53

Other

Contract liabilities consist of deferred revenue and include payments received in advance of performance under the contract and are reported separately as current liabilities and non-current liabilities in the Consolidated Balance Sheets. Such amounts consist of extended warranty contracts, prepaid cloud services and prepaid installation services and are generally recognized as the respective performance obligations are satisfied. During the three months ended September 30, 2022, the Company recognized revenue of $0.7 million related to its contract liabilities. Contract liabilities consist of deferred revenue and include payments received in advance of performance under the contract and are reported separately as current liabilities and non-current liabilities in the Consolidated Balance Sheets. Such amounts consist of extended warranty contracts, prepaid cloud services and prepaid installation services and are generally recognized as the respective performance obligations are satisfied. Total contract liabilities consist of the following:

	December 31, 2021	Additions/Reclass	Recognized Revenue	September 30, 2022
Contract liabilities, current	$1,665,519	$1,228,395	$844,210	$2,049,704
Contract liabilities, non-current	2,687,786	3,384,487	937,278	5,134,995

	$4,353,305	$4,612,882	$1,781,488	$7,184,699

Sales returns and allowances aggregated $118,029 and $45,298 for the nine months ended September 30, 2022 and year ended December 31, 2021, respectively. Obligations for estimated sales returns and allowances are recognized at the time of sales on an accrual basis. The accrual is determined based upon historical return rates adjusted for known changes in key variables affecting these return rates.

Use of Estimates:

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management utilizes various other estimates, including but not limited to, determining the estimated lives of long-lived assets, determining the potential impairment of long-lived assets, the fair value of warrants, options, the recognition of revenue, inventory valuation reserve, fair value of assets and liabilities acquired in a business combination, incremental borrowing rate on leases, the valuation allowance for deferred tax assets and other legal claims and contingencies. The results of any changes in accounting estimates are reflected in the financial statements in the period in which the changes become evident. Estimates and assumptions are reviewed periodically, and the effects of revisions are reflected in the period that they are determined to be necessary.

F-54

Cash and cash equivalents:

Cash and cash equivalents include funds on hand, in bank and short-term investments with original maturities of ninety (90) days or less.

	September 30, 2022
	Adjusted Cost	Realized Gains	Realized Losses	Fair Value
Demand deposits	$2,230,619	$—	$—	$2,230,619
Short-term investments with original maturities of 90 days or less (Level 1):
Money market funds	4,064,772	—	—	4,064,772

	$6,295,391	$—	$—	$6,295,391

	December 31, 2021
	Adjusted Cost	Unrealized Gains	Unrealized Losses	Fair Value
Demand deposits	$5,031,246	$—	$—	$5,031,246
Short-term investments with original maturities of 90 days or less (Level 1):
Money market funds	14,928,526	—	—	14,928,526
Mutual funds	12,079,901	—	(31,881)	12,048,020

	$32,039,673	$—	$(31,881)	$32,007,792

The Company maintains its cash and cash equivalents in banks insured by the Federal Deposit Insurance Corporation (FDIC) in accounts that at times may be in excess of the federally insured limit of $250,000 per bank. The Company minimizes this risk by placing its cash deposits with major financial institutions. At September 30, 2022 and December 31, 2021, the uninsured balance amounted to $4,459,897 and $29,836,142, respectively.

Accounts Receivable:

Accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a weekly basis. The Company determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history, and current economic conditions.

Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received. A trade receivable is considered to be past due if any portion of the receivable balance is outstanding for more than thirty (30) days beyond terms. No interest is charged on overdue trade receivables.

Goodwill and Other Intangibles:

Goodwill - In connection with acquisitions, the Company applies the provisions of ASC 805, Business Combinations, using the acquisition method of accounting. The excess purchase price over the fair value of net tangible assets and identifiable intangible assets acquired is recorded as goodwill. In accordance with ASC 350, Intangibles - Goodwill and Other, the Company assesses goodwill for impairment annually as of December 31, and more frequently if events and circumstances indicate that goodwill might be impaired.

Goodwill impairment testing is performed at the reporting unit level. Goodwill is assigned to reporting units at the date the goodwill is initially recorded. Once goodwill has been assigned to reporting units, it no longer retains its association with a particular acquisition, and all of the activities within a reporting unit, whether acquired or internally generated, are available to support the value of the goodwill.

Traditionally, goodwill impairment testing is a two-step process. Step one involves comparing the fair value of the reporting units to its carrying amount. If the carrying amount of a reporting unit is greater than zero and its fair value is greater than its carrying amount, there is no impairment. If the reporting unit’s carrying amount is greater than the fair value, the second step must be completed to measure the amount of impairment, if any. Step two involves calculating an implied fair value of goodwill. The Company has adopted ASU 2017-04 which simplifies subsequent goodwill measurement by eliminating step two from the goodwill impairment test. As a result, the Company compares the fair value of a reporting unit with its respective carrying value and recognized an impairment charge for the amount by which the carrying amount exceeded the reporting unit’s fair value.

F-55

The Company determines the fair value of its reporting units using an income approach. Under the income approach, the Company determined fair value based on estimated discounted future cash flows of each reporting unit. Determining the fair value of a reporting unit is judgmental in nature and requires the use of significant estimates and assumptions, including revenue growth rates and EBITDA margins, discount rates and future market conditions, among others.

Long-lived and Other Intangible Assets - The Company periodically assesses potential impairments of its long-lived assets in accordance with the provisions of ASC 360, Accounting for the Impairment or Disposal of Long-lived Assets. An impairment review is performed whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. The Company groups its assets at the lowest level for which identifiable cash flows are largely independent of the cash flows of the other assets and liabilities. The Company has determined that the lowest level for which identifiable cash flows are available is the operating segment level.

Factors considered by the Company include, but are not limited to, significant underperformance relative to historical or projected operating results; significant changes in the manner of use of the acquired assets or the strategy for the overall business; and significant negative industry or economic trends. When the carrying value of a long-lived asset may not be recoverable based upon the existence of one or more of the above indicators of impairment, the Company estimates the future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future undiscounted cash flows and eventual disposition is less than the carrying amount of the asset, the Company recognizes an impairment loss. An impairment loss is reflected as the amount by which the carrying amount of the asset exceeds the fair value of the asset, based on the fair value if available, or discounted cash flows, if fair value is not available. The Company last assessed potential impairments of its long-lived assets as of September 30, 2022 and concluded that there was no impairment.

Intangible assets include sponsorship networks, tradenames, client agreements, deferred patent costs and license agreements. Legal expenses incurred in preparation of patent application have been deferred and will be amortized over the useful life of granted patents. Costs incurred in preparation of applications that are not granted will be charged to expense at that time. The Company has entered into several sublicense agreements under which it has been assigned the exclusive rights to certain licensed materials used in its products. These sublicense agreements generally require upfront payments to obtain the exclusive rights to such material. The Company capitalizes the upfront payments as intangible assets and amortizes such costs over their estimated useful life on a straight-line method.

Segment Reporting

The accounting guidance on Segment Reporting establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information of those segments to be presented in financial statements. Operating segments are identified as components of an enterprise for which separate discrete financial information is available for evaluation by the chief operating decision maker (the Company’s Chief Executive Officer or “CODM”) in making decisions on how to allocate resources and assess performance. The Company’s three operating segments are Video Solutions, Revenue Cycle Management, and Ticketing, each of which has specific personnel responsible for that business and reports to the CODM. Corporate expenses capture the Company’s corporate administrative activities and are also to be reported in the segment information.

Contingent Consideration

In circumstances where an acquisition involves a contingent consideration arrangement that meets the definition of a liability under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity, the Company recognizes a liability equal to the fair value of the contingent payments the Company expects to make as of the acquisition date. The Company remeasures this liability each reporting period and records changes in the fair value through the consolidated statement of operations.

Repurchase and Cancellation of Shares

From time to time, the Company’s Board of Directors (the “Board”) may authorize share repurchases of common stock. Shares repurchased under Board authorizations are held in treasury for general corporate purposes and cancelled when it is determined appropriate by management. The Company accounts for repurchases of common stock under the cost method. Shares repurchased and cancelled during the period were recorded as a reduction to stockholders’ (deficit) equity. See further discussion of the Company’s share repurchase program in Note 15 –Stockholders’ Equity.

F-56

Non-Controlling Interests

Non-controlling interests in the Company’s Consolidated Financial Statements represents the interest in subsidiaries held by our venture partner. The venture partner holds a noncontrolling interests in the Company’s consolidated subsidiary Nobility Healthcare, LLC. Since the Company consolidates the financial statements of all wholly-owned and majority owned subsidiaries, the noncontrolling owners’ share of each subsidiary’s results of operations are deducted and reported as net income or loss attributable to noncontrolling interest in the Consolidated Statements of Operations.

New Accounting Standards

In 2020, FASB issued ASU No. 2020-06 to simplify the accounting for convertible debt instruments as the current accounting guidance was determined to be unnecessarily complex and difficult to navigate. The ASU primarily does three things: (1) The ASU eliminates the beneficial conversion feature model and the cash conversion model. The elimination of these models will result in more convertible instruments (convertible debt instruments or convertible preferred stock instruments) being reported as a single liability instrument. The ASU also makes targeted improvements to the related disclosures, (2) The ASU eliminates certain settlement conditions that are required to qualify for derivative scope exception which will allow for less equity contracts to be accounted for as a derivative and (3) The ASU aligns the diluted EPS calculation for convertible instruments by requiring the use of the if-converted method and requiring share settlement be included in the calculation when the contract includes an option of cash or share settlement. ASU No. 2020-06 is effective for fiscal years beginning after December 15, 2021 with early adoption permitted for fiscal years beginning after December 15, 2020. The adoption of this standard did not have a significant impact on the Company’s financial position and results of operations.

In 2020, FASB issued ASU No. 2020-01 which represents a consensus of the Emerging Issues Task Force and it clarifies certain items related to ASU 2016-01, Financial Instruments—Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. The ASU (1) clarifies that when an entity is either applying the equity method or upon discontinuing the equity method it should consider observable price changes in orderly transactions for the identical or a similar investment with the same issuer for valuing basis of the investment and (2) clarifies that when determining the accounting for certain forward contracts and purchased options an entity should not consider, whether upon settlement or exercise, if the underlying securities would be accounted for under the equity method or fair value option. ASU No. 2020-01 is effective for fiscal years beginning after December 15, 2020 with early adoption permitted. The Company adopted this update for the quarter ended March 31, 2021. The adoption of this standard did not have a significant impact on the Company’s financial position and results of operations.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes - simplifying the accounting for income taxes (Topic 740), which is meant to simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740, Income Taxes. The amendment also improves consistent application and simplifies GAAP for other areas of Topic 740 by clarifying and amending existing guidance. The adoption of this standard did not have a significant impact on the Company’s financial position and results of operations.

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments – Credit Losses” to improve information on credit losses for financial assets and net investment in leases that are not accounted for at fair value through net income. ASU 2016-13 replaces the current incurred loss impairment methodology with a methodology that reflects expected credit losses. In April 2019 and May 2019, the FASB issued ASU No. 2019-04, “Codification Improvements to Topic 326, Financial Instruments-Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments” and ASU No. 2019-05, “Financial Instruments-Credit Losses (Topic 326): Targeted Transition Relief” which provided additional implementation guidance on the previously issued ASU. In November 2019, the FASB issued ASU 2019-10, “Financial Instruments - Credit Loss (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842),” which defers the effective date for public filers that are considered small reporting companies (“SRC”) as defined by the Securities and Exchange Commission to fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company will continue to evaluate the effect of adopting ASU 2016-13 will have on the Company’s consolidated financial statements.

F-57

In August 2018, the FASB issued ASU No. 2018-15, Intangible-Goodwill and Other Internal-Use Software (Subtopic 350-40), or ASU 2018-15. ASU 2018-15 updates guidance regarding accounting for implementation costs associated with a cloud computing arrangement that is a service contract. The amendments under ASU 2018-15 are effective for interim and annual fiscal periods beginning after December 15, 2019, with early adoption permitted. The adoption of this standard did not have a significant impact on the Company’s financial position and results of operations,

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes - simplifying the accounting for income taxes (Topic 740), which is meant to simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740, Income Taxes. The amendment also improves consistent application and simplifies GAAP for other areas of Topic 740 by clarifying and amending existing guidance. The amendments in ASU 2019-12 are effective for public business entities for fiscal years beginning after Dec. 15, 2020. The adoption of this standard did not have a significant impact on the Company’s financial position and results of operations.

NOTE 2. INVENTORIES

Inventories consisted of the following at September 30, 2022 and December 31, 2021:

	September 30, 2022	December 31, 2021
Raw material and component parts– video solutions segment	$4,960,740	$3,062,046
Work-in-process– video solutions segment	4,649	—
Finished goods – video solutions segment	8,071,218	8,410,307
Finished goods – ticketing segment	1,698,733	2,102,272
Subtotal	14,735,340	13,574,625
Reserve for excess and obsolete inventory– video solutions segment	(3,227,488)	(3,353,458)
Reserve for excess and obsolete inventory – ticketing segment	(543,936)	(561,631)
Total inventories	$10,963,916	$9,659,536

Finished goods inventory includes units held by potential customers and sales agents for test and evaluation purposes. The cost of such units totaled $181,381 and $153,976 as of September 30, 2022 and December 31, 2021, respectively.

NOTE 3. DEBT OBLIGATIONS

Debt obligations is comprised of the following:

	September 30, 2022	December 31, 2021
Economic injury disaster loan (EIDL)	$150,000	$150,000
Contingent consideration promissory note – Nobility Healthcare Division Acquisition	205,865	317,212
Contingent consideration promissory note – Nobility Healthcare Division Acquisition	436,449	650,000
Contingent consideration promissory note – Nobility Healthcare Division Acquisition	449,507	—
Contingent consideration promissory note – Nobility Healthcare Division Acquisition	—	—
Debt obligations	1,241,821	1,117,212
Less: current maturities of debt obligations	569,934	389,934
Debt obligations, long-term	$671,887	$727,278

F-58

Debt obligations mature as follows as of September 30, 2022:

September 30, 2022
2022 (October 1, 2022 to December 31, 2022)	$142,477
2023	569,983
2024	386,585
2025	3,412
2026	3,542
2027 and thereafter	135,822

Total	$1,241,821

2020 Small Business Administration Notes.

On May 4, 2020, the Company issued a promissory note in connection with the receipt of the Paycheck Protection Program (“PPP”) Loan of $1,417,413 (the “PPP Loan”) under the Small Business Administration’s (the “SBA”) PPP Program under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The PPP Loan had a two-year term and bore interest at a rate of 1.0% per annum. Monthly principal and interest payments were deferred for nine months after the date of disbursement and total $79,851 per month thereafter. The PPP Loan could have been prepaid at any time prior to maturity with no prepayment penalties. The promissory note contained events of default and other provisions customary for a loan of this type. The PPP Loan provided that it may be partially or wholly forgiven if the funds are used for certain qualifying expenses as described in the CARES Act. The Company used the majority of the PPP Loan amount for qualifying expenses. On December 10, 2020, the Company was fully forgiven of its $1,417,413 PPP Loan. Additionally, the Company was fully forgiven, during the three months ended September 30, 2021, of its $10,000 EIDL advance received with the PPP Loan.

On May 12, 2020, the Company received $150,000 in loan funding from the SBA under the EIDL program administered by the SBA, which program was expanded pursuant to the recently enacted CARES Act. The EIDL is evidenced by a secured promissory note, dated May 8, 2020, in the original principal amount of $150,000 with the SBA, the lender.

Under the terms of the note issued under the EIDL program, interest accrues on the outstanding principal at the rate of 3.75% per annum. The term of such note is thirty years, though it may be payable sooner upon an event of default under such note. Monthly principal and interest payments are deferred for thirty months after the date of disbursement and total $731 per month thereafter. Such note may be prepaid in part or in full, at any time, without penalty. The Company granted the secured party a continuing interest in and to any and all collateral, including but not limited to tangible and intangible personal property.

Contingent Consideration Promissory Notes

On June 30, 2021, Nobility Healthcare, a subsidiary of the Company, issued a contingent consideration promissory note (the “June Contingent Note”) in connection with a stock purchase agreement between Nobility Healthcare and a private company (the “June Seller”) of $350,000. The June Contingent Note has a three-year term and bears interest at a rate of 3.00% per annum. Quarterly principal and interest payments are deferred for six months and are due in equal quarterly installments on the seventh business day of each quarter. The principal amount of the June Contingent Note is subject to an earn-out adjustment, being the difference between $975,000 (the “June Projected Revenue”) and the cash basis revenue (the “June Measurement Period Revenue”) collected by the June Seller in its normal course of business from the clients existing on June 30, 2021, during the period from October 1, 2021 through September 30, 2022 (the “June Measurement Period”) measured on a quarterly basis and annualized as of the relevant period. If the June Measurement Period Revenue is less than the June Projected Revenue, such amount will be subtracted from the principal balance of this June Contingent Note on a dollar-for-dollar basis. If the June Measurement Period Revenue is more than the June Projected Revenue, such amount will be added to the principal balance of this June Contingent Note on a dollar-for-dollar basis. In no event will the principal balance of this June Contingent Note become a negative number. The maximum downward earn-out adjustment to the principal balance will be a reduction to zero. There are no limits to the increases to the principal balance of the June Contingent Note as a result of the earn-out adjustments.

F-59

The June Contingent Note is considered to be additional purchase price; therefore, the estimated fair value of the contingent liability is recorded as a liability at the acquisition date and the fair value is considered part of the consideration paid for the acquisition with subsequent changes in fair value recorded as a gain or loss in the Consolidated Statements of Operations. Management recorded the contingent consideration promissory note at its estimated fair value of $350,000 at the acquisition date. Total principal payments, since its inception, on this contingent consideration promissory note totaled $84,208. The estimated fair value of the June Contingent Note at September 30, 2022 is $205,865, representing an increase in its estimated fair value of $20,481 as compared to its estimated fair value as of June 30, 2022. Therefore, the Company recorded a loss of $20,481 in the Consolidated Statements of Operations for the three months ended September 30, 2022. The Company recorded a gain of $27,139 in the Consolidated Statements of Operations for the nine months ended September 30, 2022.

On August 31, 2021, Nobility Healthcare issued another contingent consideration promissory note (the “August Contingent Payment Note”) in connection with a stock purchase agreement between Nobility Healthcare and a private company (the “August Sellers”) of $650,000. The August Contingent Payment Note has a three-year term and bears interest at a rate of 3.00% per annum. Quarterly principal and interest payments are deferred for six months and is due in equal quarterly installments on the seventh business day of each quarter. The principal amount of the August Contingent Payment Note is subject to an earn-out adjustment, being the difference between $3,000,000 (the “August Projected Revenue”) and the cash basis revenue (the “August Measurement Period Revenue”) collected by the August Sellers in its normal course of business from the clients existing on September 1, 2021, during the period from December 1, 2021 through November 30, 2022 (the “August Measurement Period”) measured on a quarterly basis and annualized as of the relevant period. If the August Measurement Period Revenue is less than the August Projected Revenue, such amount will be subtracted from the principal balance of this August Contingent Payment Note on a dollar-for-dollar basis. If the August Measurement Period Revenue is more than the August Projected Revenue, such amount will be added to the principal balance of this August Contingent Payment Note on a dollar-for-dollar basis. In no event will the principal balance of this August Contingent Payment Note become a negative number. The maximum downward earn-out adjustment to the principal balance will be a reduction to zero. There are no limits to the increases to the principal balance of the August Contingent Payment Note as a result of the earn-out adjustments.

The August Contingent Payment Note is considered to be additional purchase price, therefore the estimated fair value of the contingent liability is recorded as a liability at the acquisition date and the fair value is considered part of the consideration paid for the acquisition with subsequent changes in fair value recorded as a gain or loss in the Consolidated Statements of Operations. Management recorded the contingent consideration promissory note at its estimated fair value of $650,000 at the acquisition date. Principal payments, since its inception, on this contingent consideration promissory note totaled $228,127. The estimated fair value of the August Contingent Note at September 30, 2022 is $436,449, representing an increase in its estimated fair value of $79,153 as compared to is estimated fair value as of June 30, 2022. Therefore, the Company recorded a loss of $79,153 in the Consolidated Statements of Operations for the three months ended September 30, 2022. The Company recorded a loss of $14,576 in the Consolidated Statements of Operations for the nine months ended September 30, 2022.

On January 1, 2022, Nobility Healthcare issued another contingent consideration promissory note (the “January Contingent Payment Note”) in connection with a stock purchase agreement between Nobility Healthcare and a private company (the “January Sellers”) of $750,000. The January Contingent Payment Note has a two and a half year term and bears interest at a rate of 3.00% per annum. Quarterly principal and interest payments are deferred for seven months and is due in equal quarterly installments on the tenth business day of each quarter. The principal amount of the January Contingent Payment Note is subject to an earn-out adjustment, being the difference between $3,500,000 (the “January Projected Revenue”) and the cash basis revenue (the “January Measurement Period Revenue”) collected by the January Sellers in its normal course of business from the clients existing on January 1, 2022, during the period from April 1, 2022 through March 31, 2023 (the “January Measurement Period”) measured on a quarterly basis and annualized as of the relevant period. If the January Measurement Period Revenue is less than the January Projected Revenue, such amount will be subtracted from the principal balance of this January Contingent Payment Note on a dollar-for-dollar basis. If the January Measurement Period Revenue is more than the January Projected Revenue, such amount will be added to the principal balance of this January Contingent Payment Note on a dollar-for-dollar basis. In no event will the principal balance of this January Contingent Payment Note become a negative number. The maximum downward earn-out adjustment to the principal balance will be a reduction to zero. There are no limits to the increases to the principal balance of the January Contingent Payment Note as a result of the earn-out adjustments.

F-60

The January Contingent Payment Note is considered to be additional purchase price, therefore the estimated fair value of the contingent liability is recorded as a liability at the acquisition date and the fair value is considered part of the consideration paid for the acquisition. Management has recorded the contingent consideration promissory note at its estimated fair value of $750,000 at the acquisition date. Principal payments, since its inception, on this contingent consideration promissory note totaled $70,888. The estimated fair value of the January Contingent Note at September 30, 2022 is $449,507, representing an increase in its estimated fair value of $39,244 as compared to is estimated fair value as of June 30, 2022. Therefore, the Company recorded a loss of $39,244 in the Consolidated Statements of Operations for the three months ended September 30, 2022. The Company recorded a gain of $229,605 in the Consolidated Statements of Operations for the nine months ended September 30, 2022.

On February 1, 2022, Nobility Healthcare issued another contingent consideration promissory note (the “February Contingent Payment Note”) in connection with an asset purchase agreement between Nobility Healthcare and a private company (the “February Sellers”) of $105,000. The February Contingent Payment Note has a three-year term and bears interest at a rate of 3.00% per annum. Quarterly principal and interest payments are deferred for seven months and are due in equal quarterly installments on the tenth business day of each quarter. The principal amount of the February Contingent Payment Note is subject to an earn-out adjustment, being the difference between $440,000 (the “February Projected Revenue”) and the cash basis revenue (the “February Measurement Period Revenue”) collected by the February Sellers in its normal course of business from the clients existing on February 1, 2022, during the period from May 1, 2022 through April 30, 2023 (the “February Measurement Period”) measured on a quarterly basis and annualized as of the relevant period. If the February Measurement Period Revenue is less than the February Projected Revenue, such amount will be subtracted from the principal balance of this February Contingent Payment Note on a dollar-for-dollar basis. If the February Measurement Period Revenue is more than the February Projected Revenue, such amount will be added to the principal balance of this February Contingent Payment Note on a dollar-for-dollar basis. In no event will the principal balance of this February Contingent Payment Note become a negative number. The maximum downward earn-out adjustment to the principal balance will be a reduction to zero. There are no limits to the increases to the principal balance of the February Contingent Payment Note as a result of the earn-out adjustments.

The February Contingent Payment Note is considered to be additional purchase price, therefore the estimated fair value of the contingent liability is recorded as a liability at the acquisition date and the fair value is considered part of the consideration paid for the acquisition. Management has recorded the contingent consideration promissory note at its estimated fair value of $105,000 at the acquisition date. The estimated fair value of the February Contingent Note at September 30, 2022 is $0, representing no change in its estimated fair value as compared to is estimated fair value as of June 30, 2022. Therefore, the Company recorded a no change and a gain of $105,000 in the Consolidated Statements of Operations for the three and nine months ended September 30, 2022, respectively. There were no principal payments on this contingent consideration promissory note during the three months ended September 30, 2022.

NOTE 4. FAIR VALUE MEASUREMENT

In accordance with ASC Topic 820 — Fair Value Measurements and Disclosures (“ASC 820”), the Company utilizes the market approach to measure fair value for its financial assets and liabilities. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets, liabilities or a group of assets or liabilities, such as a business.

ASC 820 utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

●	Level 1 — Quoted prices in active markets for identical assets and liabilities

●	Level 2 — Other significant observable inputs (including quoted prices in active markets for similar assets or liabilities)

●	Level 3 — Significant unobservable inputs (including the Company’s own assumptions in determining the fair value)

F-61

The following table represents the Company’s hierarchy for its financial assets and liabilities measured at fair value on a recurring basis as of September 30, 2022 and December 31, 2021:

	September 30, 2022
	Level 1	Level 2	Level 3	Total
Liabilities:
Warrant derivative liabilities	$—	$—	$—	$—
Contingent consideration promissory notes and contingent consideration earn-out agreement	—	—	1,091,821	1,091,821
	$—	$—	$1,091,821	$1,091,821

	December 31, 2021
	Level 1	Level 2	Level 3	Total
Liabilities:
Warrant derivative liabilities	$—	$—	$14,846,932	$14,846,932
Contingent consideration promissory notes and contingent consideration earn-out agreement	—	—	967,212	967,212
	$—	$—	$15,814,144	$15,814,144

The following table represents the change in Level 3 tier value measurements for the periods ended September 30, 2022:

	Contingent Consideration Promissory Notes	Warrant Derivative Liabilities

Balance, December 31, 2021	$967,212	$14,846,932

Issuance of contingent consideration promissory note - Revenue Cycle Management Segment Acquisition	750,000	—

Issuance of contingent consideration promissory note - Revenue Cycle Management Segment Acquisition	105,000	—

Principal payments on contingent consideration promissory notes – Revenue Cycle Management Acquisitions	(116,198)	—

Change in fair value of contingent consideration promissory notes - Revenue Cycle Management Acquisitions	56,050	—

Change in fair value of warrant derivative liabilities	—	(148,171)

Balance, March 31, 2022	$1,762,064	$14,698,761

Principal payments on contingent consideration promissory notes – Revenue Cycle Management Acquisitions	(100,624)	—

Change in fair value of contingent consideration promissory notes - Revenue Cycle Management Acquisitions	(542,096)	—

Change in fair value of warrant derivative liabilities	—	(5,413,618)

Balance, June 30, 2022	$1,119,344	$9,285,143

Principal payments on contingent consideration promissory notes – Revenue Cycle Management Acquisitions	(166,400)	—

Change in fair value of contingent consideration promissory notes - Revenue Cycle Management Acquisitions	138,877	—

Change in fair value of warrant derivative liabilities	—	(1,164,849)

Gain on extinguishment of warrant derivative liabilities	—	(3,624,794)

Issuance of common stock through warrant exchange agreement	—	(4,495,500)

Balance, September 30, 2022	$1,091,821	$—

F-62

NOTE 5. ACCRUED EXPENSES

Accrued expenses consisted of the following at September 30, 2022 and December 31, 2021:

	September 30, 2022	December 31, 2021
Accrued warranty expense	$10,040	$13,742
Accrued litigation costs	247,984	250,000
Accrued sales commissions	54,791	30,213
Accrued payroll and related fringes	423,725	453,858
Accrued sales returns and allowances	118,029	45,298
Accrued taxes	147,159	180,486
Other	95,337	202,401
	$1,097,065	$1,175,998

Accrued warranty expense was comprised of the following for the nine months ended September 30, 2022:

Beginning balance	$13,742
Provision for warranty expense	56,860
Charges applied to warranty reserve	(60,562)

Ending balance	$10,040

NOTE 6. INCOME TAXES

The effective tax rate for the three months ended September 30, 2022 and 2021 varied from the expected statutory rate due to the Company continuing to provide a 100% valuation allowance on net deferred tax assets. The Company determined that it was appropriate to continue the full valuation allowance on net deferred tax assets as of September 30, 2022, primarily because of the Company’s history of operating losses.

The Company has incurred operating losses in recent years, and it continues to be in a three-year cumulative loss position at September 30, 2022. Accordingly, the Company determined there was not sufficient positive evidence regarding its potential for future profits to outweigh the negative evidence of our three-year cumulative loss position under the guidance provided in ASC 740. Therefore, it determined to continue to provide a 100% valuation allowance on its net deferred tax assets. The Company expects to continue to maintain a full valuation allowance until it determines that it can sustain a level of profitability that demonstrates its ability to realize these assets. To the extent the Company determines that the realization of some or all of these benefits is more likely than not based upon expected future taxable income, a portion or all of the valuation allowance will be reversed. The Company has available to it approximately $81.4 million (based on its December 31, 2021 tax return) in net operating loss carryforwards to offset future taxable income as of September 30, 2022.

F-63

NOTE 7. PREPAID EXPENSES

Prepaid expenses were the following at September 30, 2022 and December 31, 2021:

	September 30, 2022	December 31, 2021
Prepaid inventory	$6,318,369	$6,546,100
Prepaid advertising	2,391,925	2,455,527
Other	517,691	727,155
Total prepaid expenses	$9,227,985	$9,728,782

NOTE 8. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following at September 30, 2022 and December 31, 2021:

	Estimated Useful Life	September 30, 2022	December 31, 2021
Building	30 years	$4,909,478	$4,909,478
Land	—	789,734	789,734
Office furniture, fixtures and equipment	3-20 years	2,059,525	493,652
Warehouse and production equipment	3-5 years	46,261	65,948
Demonstration and tradeshow equipment	2-5 years	72,340	82,337
Building improvements	2-15 years	1,331,462	911,940
Rental equipment	1-3 years	—	8,584
Total cost		9,208,800	7,261,673
Less: accumulated depreciation and amortization		(801,661)	(420,647)

Net property, plant and equipment		$8,407,139	$6,841,026

Depreciation expense for the nine months ended September 30, 2022 and September 30, 2021 was $381,014 and $177,959, respectively, and is included in general and administrative expenses.

NOTE 9. OPERATING LEASE

On May 13, 2020, the Company entered into an operating lease for new warehouse and office space, which the Company currently utilizes as one of its office, assembly and warehouse locations. The original lease agreement was amended on August 28, 2020 to correct the footage under lease and monthly payment amounts resulting from such correction. The lease terms, as amended, include no base rent for the first nine months and monthly payments ranging from $12,398 to $14,741 thereafter, with a termination date of December 2026. The Company is responsible for property taxes, utilities, insurance and its proportionate share of common area costs related to this location. The Company took possession of the leased facilities on June 15, 2020. The remaining lease term for the Company’s office and warehouse operating lease as of September 30, 2022, was fifty-one months. The Company’s previous office and warehouse space lease expired in April 2020 and the Company paid holdover rent for the time period until it moved to and commenced occupying the new space on June 15, 2020.

F-64

The Company entered into an operating lease with a third party in October 2019 for copiers used for office and warehouse purposes. The terms of the lease include 48 monthly payments of $1,598 with a maturity date of October 2023. The Company has the option to purchase the equipment at maturity for its estimated fair market value at that point in time. The remaining lease term for the Company’s copier operating lease as of September 30, 2022, was thirteen months.

On June 30, 2021, the Company completed the acquisition of a private medical billing company, through its revenue cycle management segment. Upon completion of this acquisition, the Company became responsible for the operating lease for the seller’s office space. The lease terms include monthly payments ranging from $2,648 to $2,774, with a termination date of July 2024. The Company is responsible for property taxes, utilities, insurance and its proportionate share of common area costs related to this location. The Company took possession of the leased facilities on September 30, 2021. The remaining lease term for the Company’s office and warehouse operating lease as of September 30, 2022, was twenty-two months.

On August 31, 2021, the Company completed the acquisition of a private medical billing company, through its revenue cycle management segment. Upon completion of this acquisition, the Company became responsible for the operating lease for the seller’s office space. The lease terms include monthly payments ranging from $11,579 to $11,811, with a termination date of March 2023. The Company is responsible for property taxes, utilities, insurance and its proportionate share of common area costs related to this location. The Company took possession of the leased facilities on September 1, 2021. The remaining lease term for the Company’s office and warehouse operating lease as of September 30, 2022, was six months.

On September 1, 2021, the Company completed the TicketSmarter Acquisition, in its ticketing segment. Upon completion of this acquisition, the Company became responsible for the operating lease for TicketSmarter Inc.’s office space. The lease terms include monthly payments ranging from $7,211 to $7,364, with a termination date of December 2022. The Company is responsible for property taxes, utilities, insurance and its proportionate share of common area costs related to this location. The Company took possession of the leased facilities on September 1, 2021. The remaining lease term for the Company’s office and warehouse operating lease as of September 30, 2022 was three months.

On January 1, 2022, the Company completed the acquisition of a private medical billing company, through its revenue cycle management segment. Upon completion of this acquisition, the Company became responsible for the operating lease for the seller’s office space. The lease terms include monthly payments ranging from $4,233 to $4,626, with a termination date of June 2025. The Company is responsible for property taxes, utilities, insurance and its proportionate share of common area costs related to this location. The Company took possession of the leased facilities on January 1, 2022. The remaining lease term for the Company’s office and warehouse operating lease as of September 30, 2022, was thirty-three months.

Lease expense related to the office space and copier operating leases were recorded on a straight-line basis over their respective lease terms. Total lease expense under the six operating leases was approximately $140,967 and $415,269, during the three and nine months ended September 30, 2022, respectively.

The weighted-average remaining lease term related to the Company’s lease liabilities as of September 30, 2022 was 3.5 years.

The discount rate implicit within the Company’s operating leases was not generally determinable and therefore the Company determined the discount rate based on its incremental borrowing rate on the information available at commencement date. As of commencement date, the operating lease liabilities reflect a weighted average discount rate of 8%.

F-65

The following sets forth the operating lease right of use assets and liabilities as of September 30, 2022:

Assets:
Operating lease right of use assets	$846,521

Liabilities:
Operating lease obligations-current portion	$304,294
Operating lease obligations-less current portion	610,422
Total operating lease obligations	$914,716

Following are the minimum lease payments for each year and in total:

Year ending December 31:
2022 (October 1, to December 31, 2022)	$125,174
2023	305,627
2024	245,761
2025	196,462
Thereafter	175,113
Total undiscounted minimum future lease payments	1,048,137
Imputed interest	(133,421)
Total operating lease liability	$914,716

NOTE 10. GOODWILL AND OTHER INTANGIBLE ASSETS

Intangible assets consisted of the following at September 30, 2022 and December 31, 2021:

	September 30, 2022			December 31, 2021
	Gross value	Accumulated amortization	Net carrying value	Gross value	Accumulated amortization	Net carrying value
Amortized intangible assets:
Licenses (video solutions segment)	$198,651	$76,570	$122,081	$194,286	$65,578	$128,708
Patents and trademarks (video solutions segment)	472,078	268,008	204,070	493,945	233,471	260,474
Sponsorship agreement network (ticketing segment)	5,600,000	1,213,333	4,386,667	5,600,000	373,333	5,226,667
SEO content (ticketing segment)	600,000	162,500	437,500	600,000	50,000	550,000
Personal seat licenses (ticketing segment)	180,081	6,501	173,580	201,931	2,244	199,687
Client agreements (revenue cycle management segments)	999,034	101,888	897,146	—	—	—

	8,049,844	1,828,800	6,221,044	7,090,162	724,626	6,365,536

Indefinite life intangible assets:
Goodwill (ticketing and revenue cycle management segments)	11,367,514	—	11,367,514	9,931,547	—	9,931,547
Trade name (ticketing segment)	600,000	—	600,000	600,000	—	600,000
Patents and trademarks pending (video solutions segment)	41,980	—	41,980	5,430	—	5,430

Total	$20,059,338	$1,828,870	$18,230,538	$17,627,139	$724,626	$16,902,513

F-66

Patents and trademarks pending will be amortized beginning at the time they are issued by the appropriate authorities. If issuance of the final patent or trademark is denied, then the amount deferred will be immediately charged to expense.

Amortization expense for the three months ended September 30, 2022 and 2021 was $460,489 and $40,211, respectively, and $1,177,759 and $100,069, for the nine months ended September 30, 2022 and 2021, respectively. Estimated amortization for intangible assets with definite lives for the next five years ending December 31 and thereafter is as follows:

Year ending December 31:
2022 (October 1, to December 31, 2022)	$385,204
2023	1,485,846
2024	1,435,289
2025	1,342,778
2026 and thereafter	1,571,927
$6,221,044

NOTE 11. OTHER ASSETS

Other assets were the following at September 30, 2022 and December 31, 2021:

	September 30, 2022	December 31, 2021
Lease receivable	$4,188,227	$1,921,021
Sponsorship network	1,733,264	30,752
Other	311,584	155,526
Total other assets	$6,233,075	$2,107,299

NOTE 12. COMMITMENTS AND CONTINGENCIES

COVID-19 pandemic

The COVID-19 pandemic represents a fluid situation that presents a wide range of potential impacts of varying durations for different global geographies, including locations where we have offices, employees, customers, vendors and other suppliers and business partners.

Like most US-based businesses, the COVID-19 pandemic and efforts to mitigate the same began to have impacts on our business in March 2020. Since that time, the COVID-19 pandemic has dramatically impacted the global health and economic environment, including millions of confirmed cases, business slowdowns or shutdowns, labor shortages, supply chain challenges, changes in government spending and requirements, regulatory challenges, inflationary pressures and market volatility.

We operate within the complex integrated global supply chain for both vendors and customers. As the COVID-19 pandemic dissipates at varying times and rates in different regions around the world, there could be a prolonged negative impact on these global supply chains. Our ability to continue operations at specific facilities will be impacted by the interdependencies of the various participants of these global supply chains, which are largely beyond our direct control. A prolonged shut down of these global supply chains could have a material adverse effect on our business, results of operations, cash flows and financial condition.

F-67

If our suppliers have increased challenges with their workforce (including as a result of illness, absenteeism, reactions to health and safety or government requirements), facility closures, timely access to necessary components, materials and other supplies at reasonable prices, access to capital, and access to fundamental support services (such as shipping and transportation), they may be unable to provide the agreed-upon goods and services in a timely, compliant and cost-effective manner. We have incurred and may in the future incur additional costs and delays in our business resulting from the COVID-19 pandemic, including as a result of higher prices, schedule delays or the need to identify and develop alternative suppliers. In some instances, we may be unable to identify and develop alternative suppliers, incurring additional liabilities under our current contracts and hampering new ones. Our customers have experienced, and may continue to experience, disruptions in their operations and supply chains as a result of the COVID-19 pandemic, which can result in delayed, reduced, or canceled orders, or collection risks, and which may adversely affect our results of operations. Similarly, current, and future restrictions or disruptions of transportation, such as reduced availability of air transport, port closures or delays, and increased border controls, delays or closures, can also impact our ability to meet demand and could materially adversely affect us.

The spread of COVID-19 caused us to modify our business practices (including employee travel, employee work locations, cancellation of physical participation in meetings, events and conferences, and social distancing measures). To date, we have eased many of these modifications. However, we may in the future reinstitute the same or similar changes or take further actions as may be required by government authorities or that we determine are in the best interests of our employees, customers, partners, vendors, and suppliers. Although we managed to continue most of our operations, the future course of the COVID-19 pandemic is uncertain and we cannot assure that this global pandemic, including its economic impact, will not have a material adverse impact on our business, financial position, results of operations and/or cash flows.

Litigation

From time to time, we are notified that we may be a party to a lawsuit or that a claim is being made against us. It is our policy to not disclose the specifics of any claim or threatened lawsuit until the summons and complaint are actually served on us. After carefully assessing the claim, and assuming we determine that we are not at fault or we disagree with the damages or relief demanded, we vigorously defend any lawsuit filed against us. We record a liability when losses are deemed probable and reasonably estimable. When losses are deemed reasonably possible but not probable, we determine whether it is possible to provide an estimate of the amount of the loss or range of possible losses for the claim, if material for disclosure. In evaluating matters for accrual and disclosure purposes, we take into consideration factors such as our historical experience with matters of a similar nature, the specific facts and circumstances asserted, the likelihood of our prevailing, the availability of insurance, and the severity of any potential loss. We re-evaluate and update accruals as matters progress over time.

On May 31, 2022, the Company filed a lawsuit against Culp McAuley, Inc. (“defendant”) in the United States District Court for the District of Kansas. The lawsuit arises from the defendant’s multiple breaches of its obligations to the Company. The Company seeks monetary damages and injunctive relief based on certain conduct by the defendant. On July 18, 2022, the defendant filed its Answer to the Company’s Verified Complaint and included Counterclaims alleging breach of contract and seeking monetary damages. On August 8, 2022, the Company filed its Reply and Affirmative Defenses to the Counterclaims by, among other things, denying the allegations and any and all liability. We have not concluded that a material loss related to the allegations is probable, nor have we accrued a liability related to these claims. Although we believe a loss could be reasonably possible (as defined in ASC 450), we do not have sufficient information to determine the amount or range of reasonably possible loss with respect to the potential damages given that the dispute is yet to enter the discovery process. We will continue to vigorously pursue these claims, and we continue to believe that we have valid grounds for recovery of the disputed deliverables. However, there can be no assurances as to the outcome of the dispute.

While the ultimate resolutions are unknown, based on the information currently available, we do not expect that this lawsuit will individually, or in the aggregate, have a material adverse effect to our results of operations, financial condition and cash flows. However, the outcome of any litigation is inherently uncertain and there can be no assurance that any expense, liability or damages that may ultimately result from the resolution of these matters will be covered by our insurance or will not be in excess of amounts recognized or provided by insurance coverage and will not have a material adverse effect on our operating results, financial condition or cash flows.

Notice of Delisting

On July 7, 2022, the Company, received a written notification (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it was not in compliance with the minimum bid price requirement for continued listing on the Nasdaq Capital Market, as set forth under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”), because the closing bid price of the Company’s common stock was below $1.00 per share for the previous thirty (30) consecutive business days. The Notice has no immediate effect on the listing of the Common Stock, which will continue to trade uninterrupted on the Nasdaq Capital Market under the ticker “DGLY.”

Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company has been granted 180 calendar days from the date of the Notice, or until January 3, 2023 (the “Compliance Period”), to regain compliance with the Minimum Bid Price Requirement. If at any time during the Compliance Period, the bid price of the Common Stock closes at or above $1.00 per share for a minimum of ten (10) consecutive business days, Nasdaq will provide the Company with written confirmation of compliance with the Minimum Bid Price Requirement and the matter will be closed.

In the event the Company does not regain compliance with the Minimum Bid Price Requirement by January 3, 2023, the Company may be eligible for an additional 180-calendar day grace period. To qualify, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and will need to provide written notice to Nasdaq of its intent to regain compliance with such requirement during such second compliance period.

If the Company does not regain compliance within the allotted compliance period(s), including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that the Common Stock will be subject to delisting from the Nasdaq Capital Market.

F-68

NOTE 13. STOCK-BASED COMPENSATION

The Company recorded pre-tax compensation expense related to the grant of stock options and restricted stock issued of $251,733 and $491,950 for the three months ended September 30, 2022 and 2021, and $1,028,084 and $1,186,771 for the nine months ended September 30, 2022 and 2021, respectively.

As of September 30, 2022, the Company had adopted nine separate stock option and restricted stock plans: (i) the 2005 Stock Option and Restricted Stock Plan (the “2005 Plan”), (ii) the 2006 Stock Option and Restricted Stock Plan (the “2006 Plan”), (iii) the 2007 Stock Option and Restricted Stock Plan (the “2007 Plan”), (iv) the 2008 Stock Option and Restricted Stock Plan (the “2008 Plan”), (v) the 2011 Stock Option and Restricted Stock Plan (the “2011 Plan”), (vi) the 2013 Stock Option and Restricted Stock Plan (the “2013 Plan”), (vii) the 2015 Stock Option and Restricted Stock Plan (the “2015 Plan”), (viii) the 2018 Stock Option and Restricted Stock Plan (the “2018 Plan”) and (ix) the 2020 Stock Option and Restricted Stock Plan (the “2020 Plan”). The 2005 Plan, 2006 Plan, 2007 Plan, 2008 Plan, 2011 Plan, 2013 Plan, 2015 Plan, 2018 Plan and 2020 Plan are referred to as the “Plans.”

These Plans permit the grant of stock options or restricted stock to the Company’s employees, non-employee directors and others for up to a total of 6,675,000 shares of common stock. The 2005 Plan terminated during 2015 with 21,553 shares not awarded or underlying options, which shares are now unavailable for issuance. Stock options granted under the 2005 Plan that remain unexercised and outstanding as of September 30, 2022 total 5,689. The 2006 Plan terminated during 2016 with 54,787 shares not awarded or underlying options, which shares are now unavailable for issuance. Stock options granted under the 2006 Plan that remain unexercised and outstanding as of September 30, 2022 total 10,625. The 2007 Plan terminated during 2017 with 94,651 shares not awarded or underlying options, which shares are now unavailable for issuance. There are no stock options granted under the 2007 Plan that remain unexercised and outstanding as of September 30, 2022. The 2008 Plan terminated during 2018 with 40,499 shares not awarded or underlying options, which shares are now unavailable for issuance. There were no stock options granted under the 2008 Plan that remain unexercised and outstanding as of September 30, 2022.

The Company believes that such awards better align the interests of our employees with those of its stockholders.

Stock option grants. The Board of Directors has granted stock options under the Plans. These option awards have been granted with an exercise price equal to the market price of the Company’s stock at the date of grant with such option awards generally vesting based on the completion of continuous service and having ten-year contractual terms. These option awards typically provide for accelerated vesting if there is a change in control (as defined in the Plans). The Company has registered all shares of common stock that are issuable under its Plans with the SEC. A total of 190,845 shares remained available for awards under the various Plans as of September 30, 2022.

The fair value of each option award is estimated on the date of grant using a Black-Scholes option valuation model.

A summary of all stock option activity under the Plans for the nine months ended September 30, 2022 is as follows:

Options	Number of Shares	Weighted Average Exercise Price
Outstanding at December 31, 2021	1,086,063	$2.37
Granted	25,000	0.98
Exercised	—	—
Forfeited	(32,063)	(4.04)
Outstanding at September 30, 2022	1,079,000	$2.29
Exercisable at September 30, 2022	1,079,000	$2.29

F-69

The fair value of each option award is estimated on the date of grant using a Black-Scholes option valuation model. The total estimated grant date fair value stock options issued during the nine months ended September 30, 2022 was $22,768. Following are certain estimates and assumptions utilized as of the issuance date to determine the grant-date fair value of the stock options issued during 2022:

Volatility – range	111.67%
Risk-free rate	1.8%
Contractual term	10.0 years
Exercise price	$0.98

The Plans allow for the cashless exercise of stock options. This provision allows the option holder to surrender/cancel options with an intrinsic value equivalent to the purchase/exercise price of other options exercised. There were no shares surrendered pursuant to cashless exercises during the nine months ended September 30, 2022 and 2021.

The aggregate intrinsic value of options outstanding was $-0- and $-0-, at September 30, 2022 and December 31, 2021, respectively. The aggregate intrinsic value of options exercisable was $-0- and $-0-, at September 30, 2022 and December 31, 2021, respectively.

As of September 30, 2022, the unrecognized portion of stock compensation expense on all existing stock options was $-0-.

The following table summarizes the range of exercise prices and weighted average remaining contractual life for outstanding and exercisable options under the Company’s option plans as of September 30, 2022:

	Outstanding options		Exercisable options
Exercise price range	Number of options	Weighted average remaining contractual life	Number of options	Weighted average remaining contractual life

$0.01 to $2.49	740,000	7.9 years	740,000	7.9 years
$2.50 to $3.49	302,000	5.7 years	302,000	5.7 years
$3.50 to $4.49	37,000	3.0 years	37,000	3.0 years

	1,079,000	7.1 years	1,079,000	7.1 years

Restricted stock grants. The Board of Directors has granted restricted stock awards under the Plans. Restricted stock awards are valued on the date of grant and have no purchase price for the recipient. Restricted stock awards typically vest over one to five years corresponding to anniversaries of the grant date. Under the Plans, unvested shares of restricted stock awards may be forfeited upon the termination of service to or employment with the Company, depending upon the circumstances of termination. Except for restrictions placed on the transferability of restricted stock, holders of unvested restricted stock have full stockholder’s rights, including voting rights and the right to receive cash dividends.

A summary of all restricted stock activity under the Plans for the nine months ended September 30, 2022 is as follows:

	Number of Restricted shares	Weighted average grant date fair value
Nonvested balance, December 31, 2021	1,057,375	$1.87
Granted	715,000	1.07
Vested	(570,875)	(1.77)
Forfeited	(65,000)	(1.06)
Nonvested balance, September 30, 2022	1,136,500	$1.46

The Company estimated the fair market value of these restricted stock grants based on the closing market price on the date of grant. As of September 30, 2022, there were $627,217 of total unrecognized compensation costs related to all remaining non-vested restricted stock grants, which will be amortized over the next fifty-two months in accordance with their respective vesting scale.

F-70

The nonvested balance of restricted stock vests as follows:

Years ended	Number of shares

2022 (October 1, 2022 through December 31, 2022)	12,000
2023	663,000
2024	279,000
2025	80,000
2026	72,500
2027	30,000

NOTE 14. COMMON STOCK PURCHASE WARRANTS

The Company has issued common stock purchase warrants in conjunction with various debt and equity issuances. The warrants are either immediately exercisable or have a delayed initial exercise date, no more than six months from their respective issue date and allow the holders to purchase up to 1,349,178 shares of common stock at $2.60 to $3.36 per share as of September 30, 2022. The warrants expire from February 23, 2023 through July 31, 2023 and under certain circumstances allow for cashless exercise.

On January 14, 2021 and February 1, 2021, the Company issued warrants to purchase a total of 42,550,000 shares of common stock. The warrants issued on January 14, 2021 consist of (i) pre-funded warrants to purchase up to 7,200,000 shares of common stock and (ii) common stock purchase warrants (“January Warrants”) to purchase up to an aggregate of 10,000,000 shares of common stock. The warrants issued on February 1, 2021 consist of (i) pre-funded warrants to purchase up to 11,050,000 shares of common stock and (ii) common stock purchase warrants (“February Warrants”) to purchase up to an aggregate of 14,300,000 shares of common stock. The warrant terms provide for net cash settlement outside the control of the Company under certain circumstances in the event of tender offers. As such, the Company is required to treat these warrants as derivative liabilities which are valued at their estimated fair value at their issuance date and at each reporting date with any subsequent changes reported in the consolidated statements of operations as the change in fair value of warrant derivative liabilities. Furthermore, the Company re-values the fair value of warrant derivative liability as of the date the warrant is exercised with the resulting warrant derivative liability transitioned to change in fair value of warrant derivative liabilities through the consolidated statement of operations.

On August 19, 2021, the Company entered into a Warrant Exchange Agreement (the “Exchange Agreement”) with certain investors cancelling February Warrants exercisable for an aggregate of 7,681,540 shares of common stock in consideration for its issuance of new warrants (the “Exchange Warrants”) to such investors, exercisable for an aggregate of up to 7,681,540 shares of common stock. The Company also issued warrants (the “Replacement Original Warrants”) replacing the February Warrants for the remaining shares of common stock exercisable thereunder, representing an aggregate of 6,618,460 shares of common stock, and extended the expiration date of the February Warrants to September 18, 2026. The Exchange Warrants provide for an initial exercise price of $3.25 per share, subject to customary adjustments thereunder, and are immediately exercisable upon issuance for cash and on a cashless basis. On the date of the exchange, the Company calculated the fair value, using the Black-Scholes method, of the cancelled February Warrants and the newly issued Exchange Warrants, the difference in fair value measurement of the respective warrants was attributed to warrant modification expense in the consolidated statement of operations.

F-71

On the date of the exchange, the cancelled February Warrants and Exchange Warrants were valued at $11,818,644 and $12,114,424 using the original and modified expiry date of the warrants, respectively, using the Black-Scholes method. The difference of $295,780 was accordingly recorded as a warrant modification expense in the consolidated statement of operations during 2021.

	Original terms at August 19, 2021	Modified terms at August 19, 2021
Volatility - range	109.3%	104.7%
Risk-free rate	0.78%	0.78%
Dividend	0%	0%
Remaining contractual term	4.5 years	5.1 years
Exercise price	$3.25	$3.25
Common stock issuable under the warrants	14,300,000	14,300,000

On August 23, 2022, the Company entered into a Warrant Exchange Agreement (the “Warrant Exchange Agreements”) with certain investors (the “Investors”), pursuant to which the Company agreed to issue to the Investors an aggregate of 6,075,000 shares of Common Stock in exchange for the cancellation by the Investors of the January Warrants, the Exchange Warrants and the Replacement Originals Warrants. On the date of the exchange, the Company calculated the fair value of the issuance of common shares pursuant to the Warrant Exchange Agreements, attributing that value to common stock and additional paid in capital. The remaining value of the warrant derivative liability was attributed to an income from change in fair market value of warrant derivative liabilities and gain on extinguishment of warrant derivative liabilities in the consolidated statement of operations. On the date of the Warrant Exchange Agreement, using the Black-Scholes method, the fair value of the warrant derivative liability was $8.1 million, compared to $9.3 million at June 30, 2022, resulting in income from change in fair market value of warrant derivative liabilities of $1.2 million during the three months ended September 30, 2022. Further, the value of the issued shares of Common Stock was $4.5 million, applied to additional paid in capital, resulting in a gain on the extinguishment of warrant derivative liabilities of $3.6 million during the three months ended September 30, 2022.

Terms at August 23, 2022
Volatility - range	103.7%
Risk-free rate	3.17 - 3.36%
Dividend	0%
Remaining contractual term	3.4 - 4.1 years
Exercise price	$3.25
Common stock issuable under the warrants	24,300,000

Fluctuations in the Company’s stock price is a primary driver for the changes in the derivative valuations during each reporting period. As the stock price increases for each of the related derivative instruments, the value to the holder of the instrument generally increases, therefore increasing the liability on the Company’s balance sheet. Additionally, stock price volatility is one of the significant unobservable inputs used in the fair value measurement of each of the Company’s derivative instruments. The simulated fair value of these liabilities is sensitive to changes in the Company’s expected volatility. Increases in expected volatility would generally result in higher fair value measurement. A 10% change in pricing inputs and changes in volatilities and correlation factors would not result in a material change in our Level 3 fair value.

The following table summarizes information about shares issuable under warrants outstanding during the nine months ended September 30, 2022:

	Warrants	Weighted average exercise price
Vested Balance, January 1, 2022	26,008,598	$3.24
Granted	—	—
Exercised	—	—
Forfeited/cancelled	(24,659,420)	3.25
Vested Balance, September 30, 2022	1,349,178	$3.01

The total intrinsic value of all outstanding warrants aggregated $-0- as of September 30, 2022, and the weighted average remaining term is 7 months.

The following table summarizes the range of exercise prices and weighted average remaining contractual life for outstanding and exercisable warrants to purchase shares of common stock as of September 30, 2022:

	Outstanding and exercisable warrants
Exercise price	Number of warrants	Weighted average remaining contractual life
$2.60	465,712	0.8 years
$3.00	316,800	0.5 years
$3.36	566,666	0.4 years

	1,349,178	0.6 years

F-72

NOTE 15. STOCKHOLDERS’ EQUITY

Cancellation of Restricted Stock

During the nine months ended September 30, 2022, the Company cancelled 65,000 restricted shares of common stock due to forfeiture reasons.

Stock Repurchase Program

On December 6, 2021, the board of directors of the Company authorized the repurchase of up to $10.0 million of the Company’s outstanding common stock under the specified terms of a share repurchase program (the “Program”). During the nine months ended September 30, 2022, the Company repurchased 3,725,986 shares of its common stock for $4,026,523, in accordance with the Program.

Period	Total Number of Shares Purchased	Average Price Paid per Shares	Total Number of Shares Purchased as Part of Publicly Announced Program	Maximum Approximate Dollar Value of Shares that May Yet Be Purchased Under the Program
December 2021	1,734,838	$1.14	1,734,838	—
January 2022	697,093	1.11	697,093	—
February 2022	692,984	1.12	692,984	—
March 2022	485,957	1.06	485,957	—
April 2022	595,476	1.14	595,476	—
May 2022	716,911	1.08	716,911	—
June 2022	537,565	0.96	537,565	—
Total all plans	5,460,824	$1.10	5,460,824	$3,998,398

On June 30, 2022, the board of directors of the Company elected to terminate the Program, effective immediately. The Program began in December 2021, with the Company purchasing a total of 5,460,824 shares at a cost of $6,001,602 through June 30, 2022.

Noncontrolling Interests

The Company owns a 51% equity interest in its consolidated subsidiary, Nobility Healthcare. As a result, the noncontrolling shareholders or minority interest is allocated 49% of the income/loss of Nobility Healthcare which is reflected in the statement of (income) loss as “net (income) loss attributable to noncontrolling interests of consolidated subsidiary”. We reported net loss attributable to noncontrolling interests of consolidated subsidiary of $16,596 and a net loss of $19,863 for the three months ended September 30, 2022 and 2021, and a net income of $268,636 and a net loss of $19,863 for the nine months ended September 30, 2022 and 2021, respectively.

F-73

NOTE 16. NET EARNINGS (LOSS) PER SHARE

The calculation of the weighted average number of shares outstanding and loss per share outstanding for the three and nine months ended September 30, 2022 and 2021 are as follows:

	Three Months Ended September 30,		Nine months Ended September 30,
	2022	2021	2022	2021
Numerator for basic and diluted income per share – Net income (loss) attributable to common stockholders	$(1,902,475)	$8,068,799	$(9,568,134)	$24,408,170

Denominator for basic loss per share – weighted average shares outstanding	50,365,218	51,809,435	49,973,619	49,404,794
Dilutive effect of shares issuable under stock options and warrants outstanding	—	—	—	—

Denominator for diluted loss per share – adjusted weighted average shares outstanding	50,365,218	51,809,435	49,973,619	49,404,794

Net loss per share:
Basic	$(0.04)	$0.16	$(0.19)	$0.49
Diluted	$(0.04)	$0.16	$(0.19)	$0.49

Basic income (loss) per share is based upon the weighted average number of common shares outstanding during the period. For the three and nine months ended September 30, 2022 and 2021, all shares issuable upon the exercise of outstanding stock options and warrants were antidilutive, and, therefore, not included in the computation of diluted income (loss) per share.

NOTE 17. DIGITAL ALLY HEALTHCARE VENTURE

On June 4, 2021, Digital Ally Healthcare, a wholly-owned subsidiary of the Company, entered into a venture with Nobility LLC (“Nobility”), an eight-year-old revenue cycle management (“RCM”) company servicing the medical industry, to form Nobility Healthcare, LLC (“Nobility Healthcare”). Digital Ally Healthcare is capitalizing the venture with $13.5 million to support the venture’s business strategy to make acquisitions of RCM companies. Digital Ally Healthcare owns 51% of the venture that entitles it to 51% of the distributable cash as defined in the venture’s operating agreement plus a cumulative preferred return of 10% per annum on its invested capital. Nobility will receive a management fee and 49% of the distributable cash, subordinated to Digital Ally Healthcare’s preferred return. The venture comprises the Company’s revenue cycle management segment.

On June 30, 2021, the Company’s revenue cycle management segment completed the acquisition of a private medical billing company (the “Healthcare Acquisition”). In accordance with the stock purchase agreement, the Company’s revenue cycle management segment agreed to a non-refundable initial payment (the “Initial Payment Amount”) of $850,000. In addition to the Initial Payment Amount, the Company’s revenue cycle management segment agreed to issue a promissory note to the stockholders of the Healthcare Acquisition in the principal amount of $350,000 that is subject to an earn-out adjustment. Management’s estimate of the fair value of this contingent promissory note at December 31, 2021 is $317,212. The gain associated with the adjustment in the estimated fair value of this contingent promissory note is recorded as a gain in the Consolidated Statements of Operations for the year ended December 31, 2021. Lastly, the Company’s revenue cycle management segment agreed to pay $162,552 representing the principal and accrued interest balance due under a promissory note issued to the selling shareholders prior to the acquisition closing date. The Company’s revenue cycle management segment anticipates the estimated fair value of the contingent promissory note to be paid in full and, therefore, the total aggregate purchase price was determined to be approximately $1,376,509. Total acquisition related costs aggregated $164,630, which was expensed as incurred. Subsequent to the acquisition date, the Company received further information regarding the purchased assets and assumed liabilities. As a result, the initial allocation of the purchase price was adjusted by increasing accounts receivable by $75,000 with a corresponding reduction of goodwill during the year ended December 31, 2021.

F-74

The Company accounts for business combinations using the acquisition method and that the Company has early adopted the amendments of Regulation S-X dated May 21, 2020 and has concluded that this acquisition was not significant. Accordingly, the presentation of the assets acquired, historical financial statements under Rule 3-05 and related pro forma information under Article 8 of Regulation S-X, respectively, are not required to be presented. Under the acquisition method, the purchase price of the Healthcare Acquisition has been allocated to the acquired tangible and identifiable intangible assets and assumed liabilities based on their estimated fair values at the time of the Healthcare Acquisition. This allocation involves a number of assumptions, estimates, and judgments that could materially affect the timing or amounts recognized in our financial statements. Our assumptions and estimates are based upon information obtained from the management of the Company’s revenue cycle management segment. The acquisition was structured as stock purchase, therefore the excess purchase price over the fair value of net tangible assets acquired was recorded as goodwill, which will not be amortized for income tax filing purposes. The results of operations of acquired businesses are included in the consolidated financial statements from the acquisition date.

The purchase price of the Healthcare Acquisition was allocated to the tangible assets, and assumed liabilities based on their preliminary estimated fair values at the time of the Healthcare Acquisition. The Company retained the services of an independent valuation firm to determine the fair value of these identifiable intangible assets. The Company will continue to evaluate the fair value of the identified intangible assets. The preliminary and final estimated fair value of assets acquired, and liabilities assumed in the Healthcare Acquisition were as follows:

	Purchase price allocation
Description	Preliminary as allocated June 30, 2021	Final as allocated June 30, 2022
Assets acquired:
Tangible assets acquired, consisting of acquired cash, accounts receivable and right of use asset	$174,351	$174,351
Intangible assets acquired – client agreements	—	457,079
Goodwill	1,125,000	667,921
Liabilities assumed consisting of a promissory note issued by the selling shareholders which was paid off at closing, net of lease liability assumed	77,158	77,158
Net assets acquired and liabilities assumed	$1,376,509	$1,376,509
Consideration:
Cash paid at Healthcare Acquisition date	$1,026,509	$1,026,509
Contingent consideration earn-out agreement	350,000	350,000

Total Healthcare Acquisition purchase price	$1,376,509	$1,376,509

The following table sets forth the components of identifiable intangible assets acquired and their estimated useful lives in years as of the date of acquisition:

	Cost	Amortization through September 30, 2022	Estimated useful life
Identifiable intangible assets:
Client agreements	$457,079	$57,135	10 years

For the period from the date of the Healthcare Acquisition to June 30, 2022, the Company adjusted its preliminary fair value estimates and estimated useful lives based upon information obtained through June 30, 2022, which resulted in adjustments to the preliminary allocation of the purchase price. These adjustments primarily related to estimated identifiable intangible asset fair values of client agreements and goodwill.

During the measurement period (which is the period required to obtain all necessary information that existed at the acquisition date, or to conclude that such information is unavailable, not to exceed one year), additional assets or liabilities may be recognized, or there could be changes to the amounts of assets or liabilities previously recognized on a preliminary basis, if new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have resulted in the recognition of these assets or liabilities as of that date. The change in fair value of the contingent consideration is more fully described in Note 3, “Debt Obligations”.

On August 31, 2021, the Company’s revenue cycle management segment completed the acquisition of another private medical billing company (the “Medical Billing Acquisition”). In accordance with the stock purchase agreement, Nobility Healthcare agreed to a non-refundable initial payment (the “Initial Payment Amount”) of $2,270,000. In addition to the Initial Payment Amount, the Company’s revenue cycle management segment agreed to issue a contingent promissory note to the stockholders of the Medical Billing Acquisition in the principal amount of $650,000 that is subject to an earn-out adjustment. The Company’s revenue cycle management segment anticipates the estimated fair value of the contingent promissory note to be paid in full, therefore, the total aggregate purchase price was determined to be approximately $2,920,000. Total acquisition related costs aggregated $5,602, which was expensed as incurred.

F-75

The Company accounts for business combinations using the acquisition method and that the Company has early adopted the amendments of Regulation S-X dated May 21, 2020 and has concluded that this acquisition was not significant. Accordingly, the presentation of the assets acquired, historical financial statements under Rule 3-05 and related pro forma information under Article 11 of Regulation S-X, respectively, are not required to be presented. Under the acquisition method, the purchase price of the Medical Billing Acquisition has been allocated to the acquired tangible and identifiable intangible assets and assumed liabilities based on their estimated fair values at the time of the Medical Billing Acquisition. This allocation involves a number of assumptions, estimates, and judgments that could materially affect the timing or amounts recognized in our financial statements. The acquisition was structured as stock purchase, therefore the excess purchase price over the fair value of net tangible assets acquired was recorded as goodwill, which will not be amortized for income tax filing purposes. The results of operations of acquired businesses are included in the consolidated financial statements from the acquisition date.

The purchase price of the Medical Billing Acquisition was allocated to the tangible assets, and assumed liabilities based on their preliminary estimated fair values at the time of the Medical Billing Acquisition. The Company retained the services of an independent valuation firm to determine the fair value of these identifiable intangible assets. The Company will continue to evaluate the fair value of the identified intangible assets. The preliminary and final estimated fair value of assets acquired, and liabilities assumed in the Healthcare Acquisition were as follows:

	Purchase price allocation
	Preliminary As allocated	Final As allocated
Description	September 30, 2021	September 30, 2022
Assets acquired:
Tangible assets acquired	$401,547	$401,547
Identifiable intangible assets acquired – client agreements	—	206,955
Goodwill	2,920,000	2,713,045
Liabilities assumed pursuant to stock purchase agreement	(401,547)	(401,547)
Net assets acquired and liabilities assumed	$2,920,000	$2,920,000
Consideration:
Cash paid at Healthcare Acquisition date	$2,270,000	$2,270,000
Contingent consideration earn-out agreement	650,000	650,000

Total Healthcare Acquisition purchase price	$2,920,000	$2,920,000

The following table sets forth the components of identifiable intangible assets acquired and their estimated useful lives in years as of the date of acquisition:

	Cost	Amortization through September 30, 2022	Estimated useful life
Identifiable intangible assets:
Client agreements	$206,955	$22,420	10 years

For the period from the date of the Healthcare Acquisition to August 31, 2022, the Company adjusted its preliminary fair value estimates and estimated useful lives based upon information obtained through August 31, 2022, which resulted in adjustments to the preliminary allocation of the purchase price. These adjustments primarily related to estimated identifiable intangible asset fair values of client agreements and goodwill.

During the measurement period (which is the period required to obtain all necessary information that existed at the acquisition date, or to conclude that such information is unavailable, not to exceed one year), additional assets or liabilities may be recognized, or there could be changes to the amounts of assets or liabilities previously recognized on a preliminary basis, if new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have resulted in the recognition of these assets or liabilities as of that date. The change in fair value of the contingent consideration is more fully described in Note 3, “Debt Obligations”.

On January 1, 2022, the Company’s revenue cycle management segment completed the acquisition of another private medical billing company (the “Medical Billing Acquisition”). In accordance with the stock purchase agreement, Nobility Healthcare agreed to a non-refundable initial payment (the “Initial Payment Amount”) of $1,153,626. In addition to the Initial Payment Amount, the Company’s revenue cycle management segment agreed to issue a contingent promissory note to the stockholders of the Medical Billing Acquisition in the principal amount of $750,000 that is subject to an earn-out adjustment. The Company’s revenue cycle management segment anticipates the estimated fair value of the contingent promissory note to be paid in full, therefore, the total aggregate purchase price was determined to be approximately $1,903,626. Total acquisition related costs aggregated $7,996, which was expensed as incurred.

F-76

The Company accounts for business combinations using the acquisition method and that the Company has early adopted the amendments of Regulation S-X dated May 21, 2020 and has concluded that this acquisition was not significant. Accordingly, the presentation of the assets acquired, historical financial statements under Rule 3-05 and related pro forma information under Article 11 of Regulation S-X, respectively, are not required to be presented. Under the acquisition method, the purchase price of the Medical Billing Acquisition has been allocated to the acquired tangible and identifiable intangible assets and assumed liabilities based on their estimated fair values at the time of the Medical Billing Acquisition. This allocation involves a number of assumptions, estimates, and judgments that could materially affect the timing or amounts recognized in our financial statements. The acquisition was structured as stock purchase, therefore the excess purchase price over the fair value of net tangible assets acquired was recorded as goodwill, which will not be amortized for income tax filing purposes. The results of operations of acquired businesses are included in the consolidated financial statements from the acquisition date.

The purchase price of the Medical Billing Acquisition was allocated to the tangible assets, and assumed liabilities based on their preliminary estimated fair values at the time of the Medical Billing Acquisition. The Company retained the services of an independent valuation firm to determine the fair value of these identifiable intangible assets. The Company will continue to evaluate the fair value of the identified intangible assets. There was no change from the preliminary estimated fair value to the final estimated fair value of assets acquired, and liabilities assumed in the Healthcare Acquisition, those value were as follows:

Description	Amount
Assets acquired:
Tangible assets acquired	$190,631
Goodwill	2,100,000
Liabilities assumed pursuant to stock purchase agreement	(387,005)
Total assets acquired and liabilities assumed	$1,903,626
Consideration:
Cash paid at acquisition date	$1,153,626
Contingent consideration promissory note	750,000

Total acquisition purchase price	$1,903,626

During the measurement period (which is the period required to obtain all necessary information that existed at the acquisition date, or to conclude that such information is unavailable, not to exceed one year), additional assets or liabilities may be recognized, or there could be changes to the amounts of assets or liabilities previously recognized on a preliminary basis, if new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have resulted in the recognition of these assets or liabilities as of that date. The change in fair value of the contingent consideration is more fully described in Note 3, “Debt Obligations”.

On February 1, 2022, the Company’s revenue cycle management segment completed an asset acquisition from another private medical billing company (the “Medical Billing Asset Acquisition”). In accordance with the asset purchase agreement, Nobility Healthcare agreed to a non-refundable initial payment (the “Initial Payment Amount”) of $230,000. In addition to the Initial Payment Amount, the Company’s revenue cycle management segment agreed to issue a contingent promissory note to the stockholders of the Medical Billing Asset Acquisition in the principal amount of $105,000 that is subject to an earn-out adjustment. The Company’s revenue cycle management segment anticipates the estimated fair value of the contingent promissory note to be paid in full, therefore, the total aggregate purchase price was determined to be approximately $335,000. Total acquisition related costs aggregated $10,322, which was expensed as incurred.

F-77

In accordance with ASC 805, “Business Combinations”, the acquisition method of accounting is used, and recognition of the assets acquired is at fair value as of the acquisition dates. All acquisition costs were expensed as incurred. The consideration paid has been allocated to the assets acquired based on their estimated fair values at the acquisition date. The estimate of fair values for the intangible assets acquired were agreed to by both buyer and seller. The estimated fair value of intangible assets acquired in the Medical Billing Asset Acquisition were as follows:

Description	Amount
Assets acquired:
Intangible assets acquired – client agreements	$335,000
Total assets acquired and liabilities assumed	$335,000
Consideration:
Cash paid at acquisition date	$230,000
Contingent consideration promissory note	105,000

Total acquisition purchase price	$335,000

The following table sets forth the components of identifiable intangible assets acquired and their estimated useful lives in years as of the date of acquisition:

	Cost	Amortization through September 30, 2022	Estimated useful life
Identifiable intangible assets:
Client agreements	$335,000	$22,333	10 years

The change in fair value of the contingent consideration is more fully described in Note 3, “Debt Obligations” and will be estimated on a quarterly basis.

NOTE 18. TICKETSMARTER ACQUISITION

On September 1, 2021, Digital Ally, Inc. formed TicketSmarter, Inc. (“TicketSmarter”), through which the Company completed the acquisition of Goody Tickets, LLC, a Kansas limited liability company (“Goody Tickets”) and TicketSmarter, LLC, a Kansas limited liability company (“TicketSmarter LLC”) (such acquisitions, collectively, the “TicketSmarter Acquisition”). TicketSmarter, Inc. comprises the Company’s ticketing business segment. In accordance with the stock purchase agreement, the Company agreed to an initial payment (the “Initial Payment Amount”) of $9,403,600 through a combination of cash and common stock. In addition to the Initial Payment Amount, the Company agreed to issue an earn-out agreement to the stockholders of Goody Tickets and TicketSmarter LLC in the contingent amount of $4,244,400 that is subject to an earn-out adjustment based on actual EBITDA achieved in 2021, of which the Company gave a fair value of $3,700,000 on the date of acquisition. However, following the completion of 2021, it was determined that the actual EBITDA threshold for any earn-out adjustment to be paid was not met. Thus, in accordance with U.S. GAAP, the fair value of the contingent earn-out is reduced to zero, and the associated gain related to this revaluation is recorded in our Consolidated Statements of Operations for the year ended December 31, 2021. Lastly, included in the agreement, the Company agreed to place $500,000 in escrow, subject to a working capital adjustment based on actual working capital amounts on the acquisition date as defined in the agreement. This amount was subject to disbursement 45 days following the close of the acquisition. The parties completed the working capital adjustment resulting in the Company retaining $297,726 of the escrow amount with the $202,274 released to the sellers. The total acquisition related costs aggregated $40,625, which was expensed as incurred.

The Company accounts for business combinations using the acquisition method and that the Company has early adopted the amendments of Regulation S-X dated May 21, 2020 and has concluded that this acquisition was not significant. Accordingly, the presentation of the assets acquired, historical financial statements under Rule 3-05 and related pro forma information under Article 11 of Regulation S-X, respectively, are not required to be presented. Under the acquisition method, the purchase price of the TicketSmarter Acquisition has been allocated to Goody Tickets’ and TicketSmarter LLC’s acquired tangible and identifiable intangible assets and assumed liabilities based on their estimated fair values at the time of the TicketSmarter Acquisition. This allocation involves a number of assumptions, estimates, and judgments that could materially affect the timing or amounts recognized in our financial statements. The TicketSmarter Acquisition was structured as a stock purchase; however the parties agreed to coordinate the election to invoke IRS Section 338(h)(10) relative to this transaction for tax purposes. Therefore, the excess purchase price over the fair value of net tangible assets acquired was recorded as goodwill, which will be amortized over 15 years for income tax filing purposes. Likewise, the other acquired assets were stepped up to fair value and is deductible for income tax purposes. The results of operations of acquired businesses are included in the consolidated financial statements from the acquisition date.

F-78

The purchase price of the TicketSmarter Acquisition was allocated to Goody Tickets’ and TicketSmarter LLC’s tangible assets, goodwill, identifiable intangible assets, and assumed liabilities based on their preliminary estimated fair values at the time of the TicketSmarter Acquisition. The Company retained the services of an independent valuation firm to determine the fair value of these identifiable intangible assets. The Company will continue to evaluate the fair value of the identified intangible assets. The preliminary and final estimated fair value of assets acquired, and liabilities assumed in the TicketSmarter Acquisition were as follows:

	Purchase price allocation
	As allocated	Final as allocated
Description	September 30, 2021	December 31, 2021
Assets acquired:
Tangible assets acquired, including $51,432 of cash acquired	$7,139,930	$5,748,291
Identifiable intangible assets acquired	—	6,800,000
Goodwill	11,839,308	5,886,547
Liabilities assumed	(5,128,964)	(5,128,964)
Net assets acquired and liabilities assumed	$13,850,274	$13,305,874
Consideration:
Cash paid at TicketSmarter Acquisition date	$8,413,240	$8,413,240
Common stock issued as consideration for TicketSmarter Acquisition at date of acquisition	990,360	990,360
Contingent consideration earn-out agreement	4,244,400	3,700,000
Cash paid at closing to escrow amount	500,000	500,000
Cash retained from escrow amount pursuant to settlement of working capital target	(297,726)	(297,726)

Total TicketSmarter Acquisition purchase price	$13,850,274	$13,305,874

The following table sets forth the components of identifiable intangible assets acquired and their estimated useful lives in years as of the date of acquisition:

	Cost	Amortization through September 30, 2022	Estimated useful life
Identifiable intangible assets:
Trademarks	$600,000	$—	indefinite
Sponsorship agreement network	5,600,000	1,213,333	5 years
Search engine optimization/content	600,000	162,500	4 years

	$6,800,000	$1,375,833

For the period from the date of the TicketSmarter Acquisition to December 31, 2021, the Company adjusted its preliminary fair value estimates and estimated useful lives based upon information obtained through December 31, 2021, which resulted in adjustments to the preliminary allocation of the purchase price. These adjustments primarily related to estimated identifiable intangible asset fair values (primarily related to the sponsorship agreement network), the estimated fair value of the contingent earn-out agreement liability and goodwill. There were no adjustments to the allocation of the purchase price during the three and nine months ended September 30, 2022.

F-79

During the measurement period (which is the period required to obtain all necessary information that existed at the acquisition date, or to conclude that such information is unavailable, not to exceed one year), additional assets or liabilities may be recognized, or there could be changes to the amounts of assets or liabilities previously recognized on a preliminary basis, if new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have resulted in the recognition of these assets or liabilities as of that date. The change in fair value of the contingent consideration is more fully described in Note 3, “Debt Obligations”.

NOTE 19. SEGMENT DATA

The accounting guidance on Segment Reporting establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information of those segments to be presented in financial statements. Operating segments are identified as components of an enterprise for which separate discrete financial information is available for evaluation by the chief operating decision maker (the Company’s Chief Executive Officer or “CODM”) in making decisions on how to allocate resources and assess performance. The Company’s three operating segments are Video Solutions, Revenue Cycle Management, and Ticketing, each of which has specific personnel responsible for that business and reports to the CODM. Corporate expenses capture the Company’s corporate administrative activities, and are also to be reported in the segment information. The Company’s captive insurance subsidiary provides services to the Company’s other business segments and not to outside customers. Therefore, its operations are eliminated in consolidation and it is not considered a separate business segment for financial reporting purposes.

The Video Solutions Segment encompasses our law, commercial, and shield divisions. This segment includes both service and product revenues through our subscription models offering cloud and warranty solutions, and hardware sales for video and health safety solutions. The Revenue Cycle Management Segment provides working capital and back-office services to a variety of healthcare organizations throughout the country, as a monthly service fee. The Ticketing Segment acts as an intermediary between ticket buyers and sellers within our secondary ticketing platform, ticketsmarter.com, and we also acquire tickets from primary sellers to then sell through various platforms.

The Company’s corporate administration activities are reported in the corporate line item. These activities primarily include expense related to certain corporate officers and support staff, certain accounting staff, expense related to the Company’s Board of Directors, stock option expense for options granted to corporate administration employees, certain consulting expenses, investor relations activities, and a portion of the Company’s legal, auditing and professional fee expenses. Corporate identifiable assets primarily consist of cash, invested cash (if any), refundable income taxes (if any), and deferred income taxes.

Summarized financial information for the Company’s reportable business segments is provided for the indicated periods and as of September 30, 2022, and September 30, 2021:

	Three months ended September 30,		Nine months ended September 30,
	2022	2021 (as amended)	2022	2021 (as amended)
Net Revenues:
Video Solutions	$2,092,927	$2,028,660	$6,152,733	$7,058,161
Revenue Cycle Management	2,015,112	560,483	6,039,807	560,483
Ticketing	4,376,114	2,050,679	15,937,852	2,050,679
Total Net Revenues	$8,484,153	$4,639,822	$28,130,392	$9,669,323

Gross Profit (Loss):
Video Solutions	$515,615	$590,447	$1,543,057	$2,663,131
Revenue Cycle Management	866,277	197,682	2,520,709	197,682
Ticketing	(786,392)	612,441	190,432	612,441
Total Gross Profit	$595,500	$1,400,570	$4,254,198	$3,473,254

Operating Income (loss):
Video Solutions	$(1,481,048)	$(940,039)	$(4,327,049)	$(1,919,559)
Revenue Cycle Management	117,844	(40,537)	236,628	(40,537)
Ticketing	(2,149,412)	44,026	(5,915,953)	44,026
Corporate	(3,054,407)	(2,662,423)	(10,025,236)	(7,165,483)
Total Operating Income (Loss)	$(6,567,023)	$(3,598,973)	$(20,031,610)	$(9,081,553)

Depreciation and Amortization:
Video Solutions	$213,446	$119,560	$584,266	$236,131
Revenue Cycle Management	320,004	2,890	959,366	2,890
Ticketing	102,211	609	102,575	609
Total Depreciation and Amortization	$635,661	$123,059	$1,646,207	$239,630

	September 30, 2022	December 31, 2021
Assets (net of eliminations):
Video Solutions	$33,656,285	$25,983,348
Revenue Cycle Management	2,446,740	934,095
Ticketing	15,072,548	12,260,780
Corporate	17,221,891	43,810,974
Total Identifiable Assets	$68,397,464	$82,989,197

The segments recorded noncash items affecting the gross profit and operating income (loss) through the established inventory reserves based on estimates of excess and/or obsolete current and non-current inventory. The Company recorded a reserve for excess and obsolete inventory in the video solutions segment of $3,227,488 and a reserve for the ticketing segment of $543,936.

The segment net revenues reported above represent sales to external customers. Segment gross profit represents net revenues less cost of revenues. Segment operating income, which is used in management’s evaluation of segment performance, represents net revenues, less cost of revenues, less all operating expenses. Identifiable assets are those assets used by each segment in its operations. Corporate assets primarily consist of cash, property, plant and equipment, accounts receivable, inventories, and other assets.

F-80

NOTE 20. RELATED PARTY TRANSACTIONS

Transactions with Managing Member of Nobility Healthcare

On January 27, 2022, the Board of Directors appointed Christian J. Hoffmann, III as a member of the Board, effective immediately. Mr. Hoffmann is a principal owner and manager of Nobility, LLC which is currently the managing member of our consolidated subsidiary Nobility Healthcare, LLC.

Nobility, LLC is currently the managing member of Nobility Healthcare, LLC. The Company has advanced a total of $158,384 in the form of a working capital loan to Nobility, LLC in order to fund capital expenditures necessary for the initial growth of the joint venture during 2021. The outstanding balance of the working capital loan was $138,384 as of September 30, 2022 and the Company anticipates full repayment of this advance during the year ended December 31, 2022. During the nine months ended September 30, 2022, the Company paid distributions to the noncontrolling in consolidated subsidiary totaling $15,692.

On August 1, 2022, Mr. Hoffmann resigned as a member of the Board, effective immediately. He remains as a principal owner and manager of Nobility, LLC which is currently the managing member of our consolidated subsidiary Nobility Healthcare, LLC.

NOTE 21. SUBSEQUENT EVENTS

Preferred Stock Transaction

On October 13, 2022, the Company, entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Preferred Stock Investors”), pursuant to which the Company agreed to issue and sell, in a private placement (the “Offering”), 1,400,000 shares of the Company’s Series A Convertible Redeemable Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), and 100,000 shares of the Company’s Series B Convertible Redeemable Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”, and together with the Series A Preferred Stock, the “Preferred Stock”), at an offering price of $9.50 per share, representing a 5% original issue discount to the stated value of $10.00 per share, for gross aggregate proceeds of $15 million in the Offering, before the deduction of discounts, fees and offering expenses. The shares of Preferred Stock will, under certain circumstances, be convertible into shares of the Company’s common stock, at the option of the holders of the Preferred Stock and, in certain circumstances, by the Company. In connection with the Offering, the Company agreed to pay A.G.P./Alliance Global Partners (the “Financial Advisor”) an aggregate cash fee equal to $750,000 and to reimburse the Financial Advisor for certain of its expenses in an amount not to exceed $135,000.

The Company has called an annual meeting of stockholders to consider amendments (the “Amendments”) to the Company’s Articles of Incorporation (the “Charter”), (i) to authorize an increase in the number of shares of Common Stock that the Company is authorized to issue under the Charter (the “Authorized Share Increase Amendment”) and (ii) to authorize the Company, in the sole and absolute discretion of the Board of Directors, to effect a reverse stock split of the outstanding shares of Common Stock by a ratio to be determined by the Board of Directors (the “Reverse Stock Split Amendment” and, together with the Authorized Share Increase Amendment, the “Amendments”).

The holders of the Series A Preferred Stock and Series B Preferred Stock have the right to require the Company to redeem their shares of the relevant series at a price per share equal to 105% of the stated value of such shares commencing (i) after the earlier of (1) the receipt of stockholder approval of the Amendments and (2) sixty (60) days after the closing of the Offering and (ii) before the date that is ninety (90) days after such closing. The Company has the option to redeem the Series A Preferred Stock and Series B Preferred Stock at a price per share equal to 105% of the stated value of such shares commencing after the 90th day following the closing of the Offering, subject to the holders’ rights to convert the shares prior to such redemption.

The proceeds of the Offering are being held in an escrow account, along with the additional amount that would be necessary to fund the 105% redemption price until the expiration of the redemption period for the Preferred Stock, as applicable, subject to the earlier payment to redeeming holders. Upon expiration of the redemption period, any proceeds remaining in the escrow account will be disbursed to the Company.

The Offering closed on October 19, 2022.

*************************************

F-81

DIGITAL ALLY, INC.

Up to 1,342,281 Units

(Each Unit Consisting of One Share of Common Stock

and a Warrant to

Purchase One Share of Common Stock)

Up to 1,342,281 Pre-Funded Units

(Each Pre-Funded Unit Consisting of a Pre-Funded Warrant to Purchase One Share of Common Stock and a Warrant to Purchase One Share of Common Stock)

Shares of Common Stock Underlying the Pre-Funded Warrants and Common Warrants

Prospectus

Sole Placement Agent

A.G.P.

                     , 2023

82

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than the placement agent fees and expenses, payable by the registrant in connection with the sale of common stock being registered. All amounts are estimates except for the SEC registration fee and the Financial Industry Regulatory Authority, or FINRA, filing fee.

Amount to be paid
SEC registration fee	$882
FINRA filing fee	1,700
Legal fees and expenses	150,000
Accounting fees and expenses	95,000
Printing and engraving expenses	5,000
Transfer agent and registrar fees	2,500
Miscellaneous fees and expenses	127,418
Total	$382,500

Item 14. Indemnification of Directors and Officers.

Under Nevada law, a corporation may include in its articles of incorporation a provision that eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, but no such provision may eliminate or limit the liability of a director (a) for any breach of his or her fiduciary duty as a director, (b) for acts or omissions not in good faith or that involve intentional misconduct, fraud or a knowing violation of law, (c) for conduct violating the NRS, or (d) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

Section 78.7502 of the NRS provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

NRS Section 78.4502 also provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Any indemnification pursuant to the above provisions may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) by the stockholders; (b) by the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Our articles of incorporation, as amended, and bylaws provide, among other things, that a director or officer of the corporation may be indemnified against expenses, liability, and loss (including attorneys’ fees inclusive of any appeal), judgments, fines and amounts paid in settlement reasonably incurred by such person in connection with any claim, action, suit or proceeding, whether civil, criminal, or investigative, to the fullest extent permitted under the NGCL, unless it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Directors and officers of the corporation cannot be personally liable for damages for breach of fiduciary duty, except (a) for acts of omissions involving intentional misconduct, fraud, or knowing violation of law, or (b) the payment of dividends in violation of Section 78.300 of the NRS.

Insofar as indemnification for liabilities arising under the Securities Act may be provided for directors, officers, employees, agents or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the Securities and Exchange Commission (the “SEC”) is that such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

The Placement Agent Agreement filed as Exhibit 1.1 to this registration statement provides for indemnification of us and our directors and officers by the Placement Agent against certain liabilities under the Securities Act of 1934 and the Exchange Act of 1934.

Item 15. Recent Sales of Unregistered Securities.

During the last three completed fiscal years and to date in the current fiscal year, we sold the following unregistered securities:

On April 17, 2020, the Company entered into a securities purchase agreement (the “April 2020 Purchase Agreement”) with two accredited investors (the “April 2020 Investors”) providing for the issuance of (i) the Company’s 8% Senior Secured Convertible Promissory Notes due April 16, 2021 (the “April 2020 Notes”) with an aggregate principal face amount of $1,666,666, which Notes are, subject to certain conditions, convertible into shares of common stock, par value $0.001 per share (“Common Stock”), at a price per share of $20.20 and (ii) five-year warrants (the “April 2020 Warrants”) to purchase an aggregate of up to 61,881 shares of Common Stock (the “April 2020 Warrant Shares”) at an exercise price of $26.20 per share, subject to customary adjustments, which April 2020 Warrants are immediately exercisable upon issuance and on a cashless basis if the April 2020 Warrant Shares have not been registered 180 days after the date of issuance. Pursuant to the April 2020 Purchase Agreement, an aggregate of $500,000 of principal amount of the April 2020 Notes and the underlying shares of Common Stock issuable upon conversion of such April 2020 Notes were registered in a registered direct offering. April 2020 Notes in an additional aggregate principal amount of $1,166,666 and the April 2020 Warrants were issued to the April 2020 Investors in a concurrent private placement.

On July 1, 2020, the Company entered into a commission agreement with an individual who provides services for our Shield and ThermoVU product lines. Pursuant to such agreement, we issued a total of 500 shares of Common Stock valued at $30,700 based on the closing market price. The issuance was made pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, including pursuant to Rule 506 thereunder. The individual is an “accredited investor” under Rule 506 and was made without any form of general solicitation and with full access to any information requested by the individual regarding the Company or the securities issued to such individual.

On September 9, 2020, the Company’s board of directors approved the grant of options to purchase 12,750 shares of Common Stock at an exercise price of $41.80 per of which (i) options to purchase 1,500 shares of Common Stock were fully vested at the time of grant and (ii) options to purchase 11,250 shares of Common Stock are subject to vesting ratably on a quarterly basis through May 1, 2021. In addition, on September 9, 2020, the Company’s board of directors approved the grant of 9,167 restricted shares of Common Stock, which were fully vested at the time of grant. These grants were made to members of the Company’s board of directors and employees pursuant to the Digital Ally, Inc. 2020 Stock Option and Restricted Stock Plan and were made pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, including pursuant to Rule 506 thereunder. Such grant recipients were “accredited investors” under Rule 506 of the Securities Act and such grants were made without any form of general solicitation and with full access to any information requested by each recipient regarding the Company or such securities issued.

On January 14, 2021, the Company issued to two accredited investors (the “January 2021 Investors”) Common Stock purchase warrants (collectively, the “January 2021 Warrants”) to purchase up to an aggregate of 500,000 shares of Common Stock of the Company, par value $0.001 per share (the “Common Stock”), exercisable for at an initial exercise price of $65.00 per share, subject to certain adjustments as provided in the January 2021 Warrants (the “January 2021 Issuance”).

In addition, on January 27, 2021, the Company issued to the January 2021 Investors Common Stock purchase warrants dated February 1, 2021 (collectively, the “February 2021 Warrants”) to purchase up to an aggregate of 715,000 shares of Common Stock. Thereafter, and also as previously disclosed, on August 19, 2021, the Company entered into a Warrant Exchange Agreement with the January 2021 Investors cancelling February 2021 Warrants exercisable for an aggregate of 384,077 shares of Common Stock in consideration for the issuance by the Company to the January 2021 Investors of new Common Stock purchase warrants (collectively, the “August 2021 Exchange Warrants”) exercisable for an aggregate of up to 384,077 shares of Common Stock, an initial exercise price of $65.00 per share, subject to certain adjustments as provided in the August 2021 Exchange Warrants. The Company also issued to the January 2021 Investors Common Stock purchase warrants (collectively, the “August 2021 Replacement Warrants”) replacing the February 2021 Warrants for the remaining shares of Common Stock exercisable thereunder, representing an aggregate of 330,923 shares of Common Stock, exercisable for at an initial exercise price of $65.00 per share, subject to certain adjustments as provided in the August 2021 Replacement Warrants (the issuance of the August 2021 Exchange Warrants and the August 2021 Replacement Warrants, collectively, the “August 2021 Issuance”).

On September 2, 2021, the Company, and TicketSmarter, LLC (“TicketSmarter”) on behalf of itself and its wholly owned subsidiary Goody Tickets, LLC, and members of TicketSmarter (“Sellers”), entered into a Unit Purchase Agreement (the “UPA”), pursuant to which, the Company purchased all of the issued and outstanding membership interests of TicketSmarter, for aggregate consideration of approximately $14.1 million,(subject to adjustment) including cash of approximately $8.9 million and 35,987 shares of Company Common Stock with a value of approximately $990,360, which consideration was paid at closing. Such consideration includes up to approximately $4.2 million structured as contingent payment (the “Contingent Payment”) in additional cash and shares of Common Stock if TicketSmarter achieves certain EBITDA milestones prior to March 31, 2022, as set forth in the UPA.

The UPA contains customary representations and warranties and covenants. The closing of the UPA and the acquisition also occurred on September 2, 2021. Mr. Jeffrey Goodman and Mr. Michael Goodman, will be employed by Digital TicketSmarter as Chief Executive Officer and Chief Operations Officer, respectively, and they each executed certain restricted stock grant agreements with the Company (collectively, the “Restricted Stock Grant Agreements”), whereby the Company issued 5,000 restricted shares of Common Stock and 2,500 shares of Common Stock to Mr. Jeffrey Goodman and Mr. Michael Goodman, respectively, subject to the terms and provisions of the Company’s 2020 Stock Option and Restricted Stock Plan. The restricted shares of Common Stock were valued based on the closing price of the Common Stock on the Nasdaq Stock Market on the day of grant. The restricted shares of Common Stock will vest in equal installments over a five-year period beginning on the first anniversary date each recipient began employment.

The issuance of the 35,987 restricted common shares and the total issuance of the 7,500 shares of restricted common stock to Jefferey Goodman and Michael Goodman were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) because Jefferey Goodman and Michael Goodman had a pre-existing relationship with the Company, there was no general solicitation made, and the investors represented their sophistication. Furthermore, the creditor made representations that the securities issued to extinguish the obligations were taken for investment purposes and not with a view to resale.

On August 23, 2022, the Company entered into an Exchange Agreement (collectively, the “New Warrant Exchange Agreements”) with each of the January 2021 Investors, pursuant to which the Company agreed to issue to the Investors an aggregate of 303,750 shares of Common Stock in exchange for the cancellation by the January 2021 Investors of the January 2021 Warrants, the August 2021 Exchange Warrants and the August 2021 Replacement Warrants. Each of the New Warrant Exchange Agreements provides that, for a period of 60 days, the Company will not issue shares of Common Stock or securities convertible into shares of Common Stock, or otherwise file any registration statement with respect to the issuance of such securities, subject in each case to certain exceptions described more fully in the New Warrant Exchange Agreements.

On October 13, 2022 the Company, entered into a Securities Purchase Agreement (the “October 2022 Purchase Agreement”) with certain institutional investors (the “October 2022 Investors”), pursuant to which the Company agreed to issue and sell, in a private placement (the “October 2022 Offering”), 70,000 shares of the Company’s Series A Convertible Redeemable Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), and 5,000 shares of the Company’s Series B Convertible Redeemable Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”, and together with the Series A Preferred Stock, the “Preferred Stock”), at an offering price of $190.00 per share, representing a 5% original issue discount to the stated value of $200.00 per share, for gross aggregate proceeds of $15 million in the October 2022 Offering, before the deduction of discounts, fees and offering expenses. The shares of Preferred Stock will, under certain circumstances, be convertible into shares of Common Stock, at the option of the holders of the Preferred Stock and, in certain circumstances, by the Company. The Purchase Agreement contains customary representations, warranties and agreements by the Company and the October 2022 Investors, and customary conditions to closing. The October 2022 Offering closed on October 19, 2022.

In connection with the October 2022 Offering, the Company agreed to pay A.G.P./Alliance Global Partners (the “Financial Advisor”) an aggregate cash fee equal to $750,000 and to reimburse the Financial Advisor for certain of its expenses in an amount not to exceed $135,000.

On January 10, 2023, the Company awarded an aggregate of 35,000 shares of restricted common stock to its employees which will vest pursuant to their respective vesting schedules provided that they remain employees on each such date.

Except as stated above, no underwriters were involved in the foregoing sales of securities. The issuances of the securities described above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act. The recipients of securities in such transactions represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the stock certificates and option agreements issued in such transactions. All recipients had adequate access, through their relationships with us, to information about us.

Item 16. Exhibits and Financial Statement Schedules.

The following documents are filed as exhibits to this registration statement.

Exhibit No.	Description
1.1*	From of Placement Agent Agreement.
2.1	Agreement and Plan of Merger (13).
3.1(i)	Articles of Incorporation (13).
3.1(ii)	Articles of Merger (13).
3.1(iii)	Certificate of Amendment to Digital Ally, Inc.’s Articles of Incorporation (16).
3.1(iv)	Form of Certificate of Designation of Series A Convertible Redeemable Preferred Stock (14).
3.1(v)	Form of Certificate of Designation of Series B Convertible Redeemable Preferred Stock (14).
3.1 (vi)	Certificate of Amendment to Articles of Incorporation of Digital Ally, Inc. (17).
3.2(i)	Bylaws (13).
4.1*	Form of Warrant.
4.2*	Form of Pre-Funded Warrant.
5.1*	Opinion of Sullivan & Worcester LLP.
10.1	Amended and Restated 2015 Stock Option and Restricted Stock Plan (1).
10.2	Form of Series A-1 Warrant (2).
10.3	Form of Common Stock Purchase Warrant (3).
10.4	Common Stock Purchase Warrant of Digital Ally, Inc (4).
10.5	Proceeds Investment Agreement, dated as July 31, 2018, by and between Digital Ally, Inc. and Brickell Key Investments LP (4).
10.6	Letter Agreement, dated as July 31, 2018, by and between Digital Ally, Inc. and Brickell Key Investments LP (4).
10.7	Digital Ally, Inc. 2018 Stock Option and Restricted Stock Plan (5).
10.8	Form of Common Stock Purchase Warrant (6).
10.9	Form of Securities Purchase Agreement, dated as of January 11, 2021, by and between the Company and the Investors (7).
10.10	Form of Placement Agency Agreement, dated January 27, 2021, by and between the Company and Kingswood Capital Markets, division of Benchmark Investments, Inc (8).
10.11	Form of Securities Purchase Agreement, dated as of January 27, 2021, by and between the Company and the Investors (8).
10.12	Commercial Real Estate Sales Contract, dated February 24, 2021, between the Company and DDG Holding, LLC (9).
10.13	Form of Operating Agreement of Nobility Healthcare, LLC, dated June 1, 2021 (10).
10.14	Warrant Exchange Agreement, dated August 19, 2021, by and among the Company and the warrant holders who are signatories thereto (11).
10.15	Unit Purchase Agreement, dated September 2, 2021 (12).
10.16	Form of Exchange Agreement (13).
10.17	Form of Securities Purchase Agreement between Digital Ally, Inc. and the investors thereto (14).
10.18	Form of Registration Rights Agreement by and among Digital Ally, Inc. and the investors named therein (14).
10.19	2022 Digital Ally, Inc. Stock Option and Restricted Stock Plan (15).
10.20*	Form of Securities Purchase Agreement
23.1*	Consent of RBSM LLP.
23.2*	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1).
24.1**	Power of Attorney (included on signature page to previously filed registration statement).
107*	Filing fee table

*	Filed herewith.
**	Previously filed.

(1)	Filed as an exhibit to the Company’s Form S-8 filed May 23, 2016.
(2)	Filed as an exhibit to the Company’s Form 8-K filed August 25, 2017.
(3)	Filed as an exhibit to the Company’s Form 8-K filed April 4, 2018.
(4)	Filed as an exhibit to the Company’s Form 8-K filed August 2, 2018.
(5)	Filed as an exhibit to the Company’s Registration Statement on Form S-8 filed August 20, 2018.
(6)	Filed as an exhibit to the Company’s Form 8-K filed August 5, 2019.
(7)	Filed as an exhibit to the Company’s Form 8-K filed January 12, 2021.
(8)	Filed as an exhibit to the Company’s Form 8-K filed January 28, 2021.
(9)	Filed as an exhibit to the Company’s Form 8-K filed May 3, 2021.
(10)	Filed as an exhibit to the Company’s Form 8-K filed June 9, 2021.
(11)	Filed as an exhibit to the Company’s Form 8-K filed August 19, 2021.
(12)	Filed as an exhibit to the Company’s Form 8-K filed September 9, 2021.
(13)	Filed as an exhibit to the Company’s Form 8-K filed August 23, 2022.
(14)	Filed as an exhibit to the Company’s Form 8-K filed October 19, 2022.
(15)	Filed as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed October 28, 2022.
(16)	Filed as an exhibit to the Company’s Form 8-K filed 8-K filed December 8, 2022.
(17)	Filed as an exhibit to the Company’s Form 8-K filed 8-K filed February 7, 2023.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser each prospectus filed pursuant to Rule 424(b) as part of a registration statement registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lenexa, State of Kansas, on February 9, 2023.

DIGITAL ALLY, INC.

By:	/s/ Stanton E. Ross
Stanton E. Ross
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stanton E. Ross	Director and Chief	February 9, 2023
Stanton E. Ross	Executive Officer (principal executive officer)

*	Chief Financial Officer, Secretary	February 9, 2023
Thomas J. Heckman	and Treasurer (principal financial officer)

*	Director	February 9, 2023
Leroy C. Richie

*	Director	February 9, 2023
Daniel F. Hutchins

*	Director	February 9, 2023
Michael J. Caulfield

* By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Attorney-in-fact